Exhibit 10.3

SECOND LIEN CREDIT AGREEMENT

Dated as of May 14, 2014

among

CONNOLLY PARENT, INC.

(to be merged with and into Connolly Corporation),

as the Top Borrower,

THE OTHER BORROWERS PARTY HERETO,

CONNOLLY INTERMEDIATE, INC.
as Holdings,

THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,

ROYAL BANK OF CANADA,
as Administrative Agent

and

RBC CAPITAL MARKETS(1)

GOLDMAN SACHS BANK USA,

CREDIT SUISSE SECURITIES (USA) LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Lead Arrangers
and Joint Bookrunners

GOLDMAN SACHS BANK USA
and
CREDIT SUISSE SECURITIES (USA) LLC,
as Co-Syndication Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Co-Documentation Agents

(1)  RBC Capital Markets is a marketing name for the capital markets activities of Royal Bank of Canada and its affiliates.

i

(Cont.)

(Cont.)

(Cont.)

SCHEDULES:

Schedule 1.01(a)	—	Commitment Schedule
Schedule 1.01(b)		Dutch Auction
Schedule 1.01(c)	—	Mortgages
Schedule 3.05	—	Fee Owned Real Estate Assets
Schedule 3.13	—	Subsidiaries
Schedule 5.10	—	Unrestricted Subsidiaries
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.06	—	Existing Investments
Schedule 6.07	—	Certain Dispositions
Schedule 9.01	—	Borrower’s Website Address for Electronic Delivery

EXHIBITS:

Exhibit A-1	—	Form of Assignment and Assumption
Exhibit A-2	—	Form of Affiliated Lender Assignment and Assumption
Exhibit B	—	Form of Borrowing Request
Exhibit C	—	Form of Compliance Certificate
Exhibit D	—	Form of Interest Election Request
Exhibit E	—	Form of Perfection Certificate
Exhibit F	—	Form of Perfection Certificate Supplement
Exhibit G	—	Form of Promissory Note
Exhibit H	—	Form of Second Lien Pledge and Security Agreement
Exhibit I	—	Form of Guaranty Agreement
Exhibit J	—	Form of Intellectual Property Security Agreement
Exhibit K	—	Reserved
Exhibit L-1	—	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-2	—	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-3		Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-4	—	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit M	—	Form of Solvency Certificate
Exhibit N	—	Form of Intercreditor Agreement

v

SECOND LIEN CREDIT AGREEMENT

SECOND LIEN CREDIT AGREEMENT, dated as of May 14, 2014 (this “Agreement”), by and among Connolly Parent, Inc., a Delaware corporation (“NewCo2”), which upon the effectiveness of the Parent Merger (as defined below) will be merged with and into Connolly Corporation, a Delaware corporation (“Connolly Corp.”), Bluefin Tuna Merger Sub, Inc., a Delaware corporation (“Merger Sub”), which upon the effectiveness of the Target Merger (as defined below), will be merged with and into iHealth Technologies, Inc., a Georgia corporation (the “Target”), which will be converted to a corporation organized under the laws of Delaware on the Closing Date, Bluefin Tuna Finance Sub 1, Inc., a Delaware corporation (“Finance Sub 1”), which upon the effectiveness of the Finance Sub 1 Merger (as defined below), will be merged with and into Connolly International Holdings, Inc., a Delaware corporation (“Connolly International”), and Bluefin Tuna Finance Sub 2, Inc., a Delaware corporation (“Finance Sub 2”), which upon the effectiveness of the Finance Sub 2 Merger (as defined below), will be merged with and into Connolly, LLC, a Delaware limited liability company (“Connolly LLC”), as borrowers, Connolly Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party hereto, Royal Bank of Canada (“RBC”), in its capacities as administrative agent and collateral agent for the Lenders (in its capacities as administrative agent and collateral agent, the “Administrative Agent”), and RBC Capital Markets(2) (“RBCCM”), Goldman Sachs Bank USA (“GS”), Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners (in such capacity, the “Arrangers”).

RECITALS

A.                                    Pursuant to the terms of the Acquisition Agreement, Merger Sub will merge (the “Target Merger”) with and into the Target, with the Target as the survivor of the Target Merger.

B.                                    Concurrently with the consummation of the Acquisition and to facilitate the refinancing (the “Connolly Refinancing”) of all indebtedness outstanding under that certain Credit Agreement, dated as of January 29, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Existing Connolly Credit Agreement”), by and among, inter alios, Connolly International and Connolly LLC, as borrowers, Connolly Corp., as a guarantor, the lenders from time to time party thereto, and RBC, as administrative agent (other than obligations with respect to any Existing Letters of Credit (as defined in the First Lien Credit Agreement)), (a) Finance Sub 1 will merge (the “Finance Sub 1 Merger”) with and into Connolly International and (b) Finance Sub 2 will merge (the “Finance Sub 2 Merger” and, together with the Finance Sub 1 Merger and the Target Merger, collectively, the “Initial Mergers”) with and into Connolly LLC.

C.                                    To fund the Connolly Refinancing and a portion of the consideration for the Acquisition, the Borrowers (i) have requested that the Lenders extend credit under this Agreement in the form of Initial Term Loans in an original aggregate principal amount equal to $265,000,000 and (ii) intend to (A) borrow term loans in an aggregate principal amount equal to $810,000,000 and (B) establish a revolving facility with an available amount of $75,000,000, in each case, under the First Lien Credit Agreement.

D.                                    Following the consummation of the Acquisition and the Connolly Refinancing, (i) the Target will be converted (the “Conversion”) to a corporation organized under the laws of Delaware and (ii) NewCo2 will merge (the “Parent Merger”) with and into Connolly Corp., with Connolly Corp. as the survivor of the Parent Merger.

(2)  RBC Capital Markets is a marketing name for the capital markets activities of Royal Bank of Canada.

E.                                     The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE 1                              DEFINITIONS

Section 1.01.                          Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“ACH” means automated clearing house transfers.

“Acquisition” means the Target Merger and the other transactions contemplated by the Acquisition Agreement.

“Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of March 31, 2014, by and among, inter alios, NewCo2, Merger Sub and iHealth.

“Additional Agreement” has the meaning assigned to such term in Article 8.

“Additional Lender” has the meaning assigned to such term in Section 2.22(b).

“Additional Term Lender” means any Lender with an Additional Term Loan Commitment or an outstanding Additional Term Loan.

“Additional Term Loan Commitment” means any term commitment added pursuant to Sections 2.22, 2.23 or 9.02(c).

“Additional Term Loans” means any term loan added pursuant to Section 2.22, 2.23 or 9.02(c).

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Questionnaire” has the meaning assigned to such term in Section 2.22(d).

“Advent” means Advent International Corporation.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings, the Top Borrower or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of Holdings, the Top Borrower or any of their respective Restricted Subsidiaries, threatened in writing, against or affecting Holdings, the Top Borrower or any of its respective Restricted Subsidiaries or any property of Holdings, the Top Borrower or any of its respective Restricted Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person.  No Person shall be an “Affiliate” solely because it is an unrelated portfolio company of the Sponsor and none of the Administrative Agent, the

Arrangers, any Lender (other than any Affiliated Lender or any Debt Fund Affiliate) or any of their respective Affiliates shall be considered an Affiliate of Holdings or any subsidiary thereof.

“Affiliated Lender” means any Non-Debt Fund Affiliate, Holdings, the Top Borrower and/or any subsidiary of the Top Borrower.

“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 9.05) and accepted by the Administrative Agent in the form of Exhibit A-2 or any other form approved by the Administrative Agent and the Top Borrower.

“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.05(g)(iv).

“After Acquired Disregarded Domestic Person” means any direct or indirect Domestic Subsidiary that (a) did not become a subsidiary of Holdings or the Top Borrower until after the Closing Date, (b) is treated as a disregarded entity or partnership for U.S. federal income tax purposes and (c) owns (directly or through another After Acquired Disregarded Domestic Person) one or more Foreign Subsidiaries that are CFCs.

“Agreement” has the meaning assigned to such term in the preamble to this Second Lien Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 0.50%, (b) to the extent ascertainable, the Published LIBO Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus 1.00%, (c) the Prime Rate and (d) solely with respect to Initial Term Loans, 2.00%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Published LIBO Rate, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Published LIBO Rate, as the case may be.

“Applicable Percentage” means, with respect to any Lender of any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Loans and unused Additional Term Loan Commitments of such Lender under the applicable Class and the denominator of which is the aggregate outstanding principal amount of the Loans and unused Term Commitments of all Lenders under the applicable Class.

“Applicable Rate” means, for any day, with respect to any Initial Term Loan, 6.00% for ABR Loans and 7.00% for LIBO Rate Loans.  Following a Qualified IPO, the Applicable Rate with respect to any Initial Term Loan shall be a percentage per annum equal to 5.75% for ABR Loans and 6.75% for LIBO Rate Loans, in each case, effective as of the beginning of the Fiscal Quarter in which the Qualified IPO is consummated.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.

“Arrangers” has the meaning assigned to such term in the preamble to this Agreement.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in the form of Exhibit A-1 or any other form approved by the Administrative Agent and the Top Borrower.

“Available Amount” means, at any time, an amount equal to, without duplication:

(a)                                 the sum of:

(i)                                     the greater of $49,000,000 and 29% of Consolidated Adjusted EBITDA as of the end of the most recently ended Test Period; plus

(ii)                                  the Retained Excess Cash Flow Amount (provided that the Retained Excess Cash Flow Amount shall not be available for (A) any Restricted Payment pursuant to Section 6.04(a)(iii)(A) or (B) any Restricted Debt Payment pursuant to Section 6.04(b)(vi) unless no Event of Default under Sections 7.01(a), (f) or (g) then exists); plus

(iii)                               the amount of any capital contribution or the proceeds of any issuance of Qualified Capital Stock after the Closing Date (other than any amounts (x) constituting a Cure Amount or an Available Excluded Contribution Amount or proceeds of an issuance of Disqualified Capital Stock, (y) received from the Top Borrower or any Restricted Subsidiary or (z) incurred from the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)) received as Cash equity by the Top Borrower or any of its Restricted Subsidiaries, plus the fair market value, as reasonably determined by the Top Borrower, of Cash Equivalents, marketable securities or other property received by the Top Borrower or any Restricted Subsidiary as a capital contribution or in return for any issuance of Capital Stock (other than any amounts (x) constituting a Cure Amount or an Available Excluded Contribution Amount or proceeds of any issuance of Disqualified Capital Stock or (y) received from the Top Borrower or any Restricted Subsidiary), in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(iv)                              the aggregate principal amount of any Indebtedness or Disqualified Capital Stock, in each case, of the Top Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Capital Stock issued to the Top Borrower or any Restricted Subsidiary), which has been converted into or exchanged for Capital Stock of the Top Borrower, any Restricted Subsidiary or any Parent Company that does not constitute Disqualified Capital Stock, together with the fair market value of any Cash Equivalents and the fair market value (as reasonably determined by the Top Borrower) of any assets received by the Top Borrower or such Restricted Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(v)                                 the net proceeds received by the Top Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to any Person (other than the Top Borrower or any Restricted Subsidiary) of any Investment made pursuant to Section 6.06(r)(i); plus

(vi)                              to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Top Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments of loans, in each case received in respect of any Investment made after the Closing Date pursuant to Section 6.06(r)(i) (in an amount not to exceed the original amount of such Investment); plus

(vii)                           an amount equal to the sum of (A) the amount of any Investments by the Top Borrower or any Restricted Subsidiary pursuant to Section 6.06(r)(i) in any Unrestricted Subsidiary (in an amount not to exceed the original amount of such Investment) that has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Top Borrower or any Restricted Subsidiary and (B) the fair market value (as reasonably determined by the Top Borrower) of the assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of the Investment in such Unrestricted Subsidiary) to the Top Borrower or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(viii)                        the amount of any Declined Proceeds; minus

(b)                                 an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii)(A), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi)(A), plus (iii) Investments made pursuant to Section 6.06(r)(i), in each case, after the Closing Date and prior to such time or contemporaneously therewith.

“Available Excluded Contribution Amount” means the aggregate amount of Cash or Cash Equivalents or the fair market value of other assets (as reasonably determined by the Top Borrower, but excluding any Cure Amount) received by the Top Borrower or any of its Restricted Subsidiaries after the Closing Date from:

(a)                                 contributions in respect of Qualified Capital Stock (other than any amounts received from the Top Borrower or any of its Restricted Subsidiaries), and

(b)                                 the sale of Qualified Capital Stock of the Top Borrower or any of its Restricted Subsidiaries (other than (x) to the Top Borrower or any Restricted Subsidiary of the Top Borrower, (y) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or (z) with the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)), in each case, designated as an Available Excluded Contribution Amount pursuant to a certificate of a Responsible Officer on or promptly after the date the relevant capital contribution is made or the relevant proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.

“Banking Services” means each and any of the following bank services provided to any Loan Party (a) under any arrangement that is in effect on the Closing Date between any Loan Party and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or any Arranger as of the

Closing Date or (b) under any arrangement that is entered into after the Closing Date by any Loan Party with any counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or any Arranger at the time such arrangement is entered into: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts.

“Banking Services Obligations” means any and all obligations of any Loan Party, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services, in each case, that have been designated to the Administrative Agent in writing by the Top Borrower as being Banking Services Obligations for the purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 and the Intercreditor Agreement as if it were a Lender.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Bona Fide Debt Fund” means any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any competitor of the Top Borrower and/or any of its subsidiaries or (b) any Affiliate of such competitor, but with respect to which no personnel involved with any investment in such Person (i) directly or indirectly makes, has the right to make or participates with others in making any investment decisions with respect to such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (ii) has access to any information (other than information that is publicly available) relating to Holdings, the Top Borrower or its subsidiaries or any entity that forms a part of any of their respective businesses; it being understood and agreed that the term “Bona Fide Debt Fund” shall not include any Person that is separately identified to the Arrangers or the Administrative Agent, as applicable, in accordance with clause (a) of the definition of “Disqualified Institution” or any reasonably identifiable Affiliate of any such Person.

“Borrowers” means (a) initially, (i) NewCo2, (ii) Merger Sub, (iii) Finance Sub 1 and (iv) Finance Sub 2, (b) after giving effect to the Initial Mergers, (i) NewCo2, (ii) the Target, as the survivor of the Target Merger, (iii) Connolly International, as the survivor of the Finance Sub 1 Merger, and (iv) Connolly LLC, as the survivor of the Finance Sub 2 Merger and (c) following the consummation of the Parent Merger, (i) Connolly Corp., as the survivor of the Parent Merger, (ii) the Target, (iii) Connolly International and (iv) Connolly LLC.

“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of LIBO Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B or such other form that is reasonably acceptable to the Administrative Agent and such Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a LIBO Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Calculation Period” means an Excess Cash Flow Period or an Excess Cash Flow Interim Period, as applicable.

“Capital Expenditures” means, with respect to the Top Borrower and its Restricted Subsidiaries for any period, the aggregate amount, without duplication, of (x) all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) that would, in accordance with GAAP, be included as additions to property, plant and equipment, (y) other capital expenditures of such Person for such period (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) that are reported in the Top Borrower’s consolidated statement of cash flows for such period and (z) other capital expenditures of such Person for such period (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases).

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Top Borrower that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).

“Cash” means money, currency or a credit balance in any Deposit Account, in each case determined in accordance with GAAP.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or (ii) issued by any agency or instrumentality of the U.S. the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof or by any foreign government, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the U.S., any state thereof or the District of Columbia or any political subdivision thereof and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank having capital and surplus of not less than $100,000,000; (f) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (e) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s; and (g) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.

“Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments analogous to the Investments described in clauses (a) through (g) and in this paragraph.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any direct or indirect Domestic Subsidiary that has no material assets other than the Capital Stock or Indebtedness of one or more CFCs or CFC Holdcos.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Closing Date).  For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S. regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the earliest to occur of:

(a)                                 at any time prior to a Qualifying IPO, the Permitted Holders ceasing to beneficially own, either directly or indirectly (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act), Capital Stock representing more than 50% of the total voting power of all of the outstanding voting stock of Holdings;

(b)                                 at any time on or after a Qualifying IPO, the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor), other than one or more Permitted Holders, of Capital Stock representing more than the greater of (x) 35% of the total voting power of all of the outstanding voting stock of Holdings and (y) the percentage of the total voting power of all of the outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders; and

(c)                                  the Top Borrower ceasing to be a direct or indirect Wholly-Owned Subsidiary of Holdings.

“Charge” means any loss (as defined under GAAP), charge, expense, cost, accrual or reserve of any kind.

“Charged Amounts” has the meaning assigned to such term in Section 9.19.

“Class”, when used with respect to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Additional Term Loans of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c), (b) any Commitment, refers to whether such Commitment is an Initial Term Commitment, an Additional Term Loan Commitment of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c) and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Closing Date Material Adverse Effect” means any event, change, development, effect, condition, circumstance, matter, occurrence, or statement of fact (any “Circumstance”) that, individually or in the aggregate, (a) has a materially adverse effect on the financial condition, business, assets, liabilities, or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) would prevent or materially impair or delay the consummation of the transactions contemplated by the Agreement, but shall exclude any prospects and shall also exclude any Circumstance resulting or arising from: (i) any change in any Law, (ii) any change in interest rates or general economic conditions, (iii) any change that is generally applicable to the industries in which the Company and/or any of its Subsidiaries operates, (iv) the negotiation, execution, public announcement, pendency or performance of the transactions contemplated by the Agreement (provided that the provisions of this clause (iv) shall not apply to the representations and warranties set forth in Section 4.03(c) of the Agreement), or (v) any natural disaster, or national or international political event or occurrence, including acts of war or terrorism, so long as in the case of clauses (i), (ii), (iii), and (v), such Circumstances do not materially and adversely affect the Company and its Subsidiaries in a materially disproportionate manner relative to other comparable participants in the industry in which the Company and its Subsidiaries operate.  Capitalized terms used in this definition of “Closing Date Material Adverse Effect” shall have the meanings assigned to such terms in the Acquisition Agreement.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means any and all property of any Loan Party subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document to secure the Secured Obligations.

“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document, (y) the time periods (and extensions thereof) set forth in Section 5.12 and (z) the terms of the Intercreditor Agreement, the requirement that:

(a)                                 the Administrative Agent shall have received in the case of any Restricted Subsidiary that is required to become a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary):

(i)                                     (A) a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto, (B) a supplement to the Security Agreement in substantially the form attached as an exhibit thereto, (C) if the respective Restricted Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 5.12 owns registrations of or applications for U.S. Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement in substantially the form attached as Exhibit J hereto, (D) a completed Perfection Certificate, (E) Uniform Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request and (F) an executed joinder to the Intercreditor Agreement in substantially the form attached as an exhibit thereto;

(ii)                                  each item of Collateral that such Restricted Subsidiary is required to deliver under Section 4.02 of the Security Agreement (which, for the avoidance of doubt, shall be delivered within the time periods set forth in Section 5.12(a));

(b)                                 the Administrative Agent shall have received with respect to any Material Real Estate Assets acquired after the Closing Date, a Mortgage and any necessary UCC fixture filing in respect thereof, in each case together with, to the extent customary and appropriate (as reasonably determined by the Administrative Agent and the Top Borrower)):

(i)                                     evidence that (A) counterparts of such Mortgage have been duly executed, acknowledged and delivered and such Mortgage and any corresponding UCC or equivalent fixture filing are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary in order to create a valid and subsisting Lien on such Material Real Estate Asset in favor of the Administrative Agent for the benefit of the Secured Parties, (B) such Mortgage and any corresponding UCC or equivalent fixture filings have been duly recorded or filed, as applicable, and (C) all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii)                                  one or more fully paid policies of title insurance (the “Mortgage Policies”) in an amount reasonably acceptable to the Administrative Agent (not to exceed the fair market value of the Material Real Estate Asset covered thereby (as reasonably determined by the Top Borrower)) issued by a nationally recognized title insurance company in the applicable jurisdiction that is reasonably acceptable to the Administrative Agent, insuring the relevant Mortgage as having created a valid subsisting Lien on the real property described therein with the ranking or the priority which it is expressed to have in such Mortgage, subject only to Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request to the extent the same are available in the applicable jurisdiction;

(iii)                               customary legal opinions of local counsel for the relevant Loan Party in the jurisdiction in which such Material Real Estate Asset is located, and if applicable, in the jurisdiction of formation of the relevant Loan Party, in each case as the Administrative Agent may reasonably request; and

(iv)                              surveys and appraisals (if required under the Financial Institutions Reform Recovery and Enforcement Act of 1989, as amended) and “Life-of-Loan” flood certifications and any required borrower notices under Regulation H (together with evidence of federal flood insurance for any such Flood Hazard Property located in a flood hazard area); provided that the Administrative Agent may in its reasonable discretion accept any such existing certificate, appraisal or survey so long as such existing certificate or appraisal satisfies any applicable local law requirements.

“Collateral Documents” means, collectively, (i) the Security Agreement, (ii) each Mortgage, (iii) each Intellectual Property Security Agreement, (iv) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement”, (v) the Perfection Certificate (including any Perfection Certificate delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement”) and any Perfection Certificate Supplement and (vi) each of the other instruments and documents pursuant to which any Loan Party grants (or purports to grant) a Lien on any Collateral as security for payment of the Secured Obligations.

“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.

“Commitment” means, with respect to each Lender, such Lender’s Initial Term Loan Commitment and Additional Term Loan Commitment, as applicable, in effect as of such time.

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company Competitor” means (a) any competitor of the Top Borrower and/or any of its subsidiaries and (b) any Affiliate of any such competitor (other than any such Affiliate that is a Bona Fide Debt Fund).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Connolly Corp.” has the meaning assigned to such term in the preamble to this Agreement.

“Connolly International” has the meaning assigned to such term in the preamble to this Agreement.

“Connolly LLC” has the meaning assigned to such term in the preamble to this Agreement.

“Connolly Refinancing” has the meaning assigned to such term in the Recitals of this Agreement.

“Consolidated Adjusted EBITDA” means, with respect to any Person on a consolidated basis for any period, the sum of:

(a)                                 Consolidated Net Income for such period; plus

(b)                                 to the extent not otherwise included in the determination of Consolidated Net Income for such period, the amount of any proceeds of any business interruption insurance policy received during such period in an amount representing the earnings for the applicable period that such proceeds are intended to replace; plus

(c)                                  without duplication, those amounts which, in the determination of Consolidated Net Income for such period, have been deducted for:

(i)                                     Consolidated Interest Expense;

(ii)                                  reserved;

(iii)                               Taxes paid and any provision for Taxes, including income, capital, state, franchise and similar Taxes, property Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (including penalties and interest related to any such Tax or arising from any Tax examination, and including pursuant to any Tax sharing arrangement or as a result of any Tax distribution) of such Person paid or accrued during such period;

(iv)                              (A) depreciation, amortization (including, without limitation, amortization of goodwill, software and other intangible assets), (B) impairment of goodwill and other assets and (C) any asset write-off and/or write-down;

(v)                                 any earn-out obligation incurred in connection with any acquisition and/or other Investment permitted under Section 6.06 which is paid or accrued during such period and in connection with any similar acquisition or other Investment completed prior to the Closing Date;

(vi)                              any non-cash Charge, including the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes (provided that to the extent that any such non-cash Charge represents an accrual or reserve for any potential cash item in any future period, (A) such Person may elect not to add back such non-cash Charge in the current period and (B) to the extent such Person elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent);

(vii)                           any non-cash compensation Charge and/or any other non-cash Charge arising from the granting of any stock option or similar arrangement (including any profits interest), the granting of any stock appreciation right and/or similar arrangement (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation right, profits interest or similar arrangement);

(viii)                        (A) Transaction Costs, (B) Charges incurred (1) in connection with the consummation of any transaction (or any transaction proposed and not consummated), whether or not permitted under this Agreement, including any issuance or offering of Capital Stock, any Investment, any Disposition, any recapitalization, any merger, consolidation or amalgamation, any option buyout or any incurrence, repayment, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or any similar transaction, and/or (2) in connection with any Qualifying IPO, (C) the amount of any Charge that is actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided that in respect of any Charge that is added back in reliance on clause

(C) above, the relevant Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four Fiscal Quarters (it being understood that to the extent any reimbursement amount is not actually received within such Fiscal Quarters, such reimbursement amount shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters) and/or (D) after a Qualifying IPO, Public Company Costs;

(ix)                              the amount of any Charge or deduction that is associated with any Restricted Subsidiary and attributable to any non-controlling interest and/or minority interest of any third party;

(x)                                 without duplication of any amount referred to in clause (b) above, the amount of (A) any expense to the extent that a corresponding amount is received in cash by such Person from a Person other than such Person or any Restricted Subsidiary of such Person under any agreement providing for reimbursement of such expense or (B) any expense with respect to any liability or casualty event, business interruption or any product recall, (i) so long as such Person has submitted in good faith, and reasonably expects to receive payment in connection with, a claim for reimbursement of such amounts under its relevant insurance policy (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within the next four Fiscal Quarters) or (ii) without duplication of amounts included in a prior period under clause (B)(i) above, to the extent such expense is covered by insurance proceeds received in cash during such period (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of expense paid during such period such excess amounts received may be carried forward and applied against any expense in any future period);

(xi)                              the amount of management, monitoring, consulting, transaction and advisory fees and related expenses actually paid by or on behalf of, or accrued by, such Person or any of its subsidiaries (A) to any Investor (and/or its Affiliates or management companies) to the extent permitted under this Agreement or (B) as permitted by Section 6.09(f);

(xii)                           any Charge attributable to the undertaking and/or implementation of cost savings, operating expense reductions and/or synergies (including, without limitation, in connection with any integration or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any facility opening and/or pre-opening, any inventory optimization program and/or any curtailment), any business optimization Charge, any restructuring Charge (including any Charge relating to any Tax restructuring), any Charge relating to the closure or consolidation of any facility (including but not limited to severance, rent termination costs, moving costs and legal costs), any systems implementation Charge, any Charge relating to entry into a new market, any Charge relating to any strategic initiative, any consulting Charge, any signing Charge, any retention or completion bonus, any expansion and/or relocation Charge, any Charge associated with any modification to any pension and post-retirement employee benefit plan, any Charge associated with new systems design, any implementation Charge and/or any project startup Charge; plus

(xiii)                        the amount of any Charge incurred or accrued in connection with any single or one-time event, including, without limitation, in connection with (A) any acquisition consummated after the Closing Date and/or (B) the closing, consolidation or reconfiguration of any facility during such period; plus

(d)                                 to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period so long as the non-cash gain relating to the relevant cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (f) below for any previous period and not added back; plus

(e)                                  the amount of any expected cost savings, operating expense reductions and synergies (net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of such Person, as certified by a Responsible Officer of such Person in the Compliance Certificate required by Section 5.01(c) to be delivered in connection with the financial statements for such period) related to (A) the Transactions and (B) after the Closing Date, any permitted Investment, Disposition, operating improvement, restructuring, cost savings initiative, any similar initiative and/or specified transaction; provided that, with respect to the items described in clause (B), the relevant cost savings, operating expense reductions and synergies must be reasonably expected to be realized within 24 months of the event giving rise thereto; minus

(f)                                   any amount which, in the determination of Consolidated Net Income for such period, has been added for any non-cash income or non-cash gain, all as determined in accordance with GAAP (provided that if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period); minus

(g)                                  the amount of any cash payment made during such period in respect of any noncash accrual, reserve or other non-cash Charge that is accounted for in a prior period which was added to Consolidated Net Income to determine Consolidated Adjusted EBITDA for such prior period and which does not otherwise reduce Consolidated Net Income for the current period.

Notwithstanding anything to the contrary herein, it is agreed that for the purpose of calculating the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio and the Interest Coverage Ratio for any period that includes the Fiscal Quarters ended December 31, 2013, September 30, 2013, June 30, 2013 or March 31, 2013, (i) Consolidated Adjusted EBITDA for the Fiscal Quarter ended December 31, 2013 shall be deemed to be $69,267,552, (ii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended September 30, 2013 shall be deemed to be $63,059,568, (iii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended June 30, 2013 shall be deemed to be $36,692,223 and (iv) Consolidated Adjusted EBITDA for the Fiscal Quarter ended March 31, 2013 shall be deemed to be $28,726,946 in each case, as adjusted on a Pro Forma Basis, as applicable.

“Consolidated First Lien Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a first priority Lien on the Collateral.

“Consolidated Interest Expense” means, with respect to any Person for any Period, the sum of (a) consolidated total interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, (including, without limitation (and without duplication), amortization of any debt issuance cost and/or original issue discount, any premium paid to obtain payment, financial assurance or similar bonds, any interest capitalized during construction, any non-cash interest payment, the interest component of any deferred payment obligation, the interest component of any payment under any Capital Lease (regardless of whether accounted for as interest expense under GAAP), any commission, discount and/or other fee or charge owed with respect to any letter of credit and/or bankers’ acceptance, any fee and/or expense paid to the Administrative Agent in connection with its services hereunder, any other bank, administrative agency (or trustee) and/or financing fee and any cost associated with any surety bond in connection with financing activities (whether amortized or immediately expensed)) plus (b) any cash dividend paid or payable in respect of Disqualified Capital Stock during such period other than to such Person or any Loan Party, plus (c) any net losses or obligations arising from any Hedge Agreement and/or other derivative financial instrument issued by such Person for the benefit of such Person or its subsidiaries, in each case determined on a consolidated basis for such period.  For purposes of this definition, interest in respect of any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with GAAP.

“Consolidated Net Income” means, in respect of any period and as determined for any Person (the “Subject Person”) on a consolidated basis, an amount equal to the sum of net income, determined in accordance with GAAP, but excluding:

(a)                                 (i) the income of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of its Restricted Subsidiaries by such Person during such period or (ii) the loss of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, other than to the extent that the Subject Person or any of its Restricted Subsidiaries has contributed cash or Cash Equivalents to such Person in respect of such loss during such period,

(b)                                 any gain or loss (less all fees and expenses chargeable thereto) attributable to any asset Disposition (including asset retirement costs) or of returned surplus assets outside the ordinary course of business,

(c)                                  (i) any gain or loss from (A) any extraordinary item and/or (B) any nonrecurring or unusual item and/or (ii) any Charge associated with and/or payment of any actual or prospective legal settlement, fine, judgment or order,

(d)                                 any net gain, Charge or loss with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than, at the option of the Top Borrower, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation and/or (iii) any facility that has been closed during such period,

(e)                                  any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreement),

(f)                                   (i) any Charge incurred pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement and/or any distributor equity plan or agreement and (ii) any Charge incurred in connection with the rollover, acceleration or payout of Capital Stock held by management of Holdings (or any other Parent Company), the Top Borrower and/or any Restricted Subsidiary, in each case, to the extent that any cash Charge is funded with net cash proceeds contributed to relevant Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock,

(g)                                  any Charge that is established, adjusted and/or incurred, as applicable, (i) within 12 months after the Closing Date that is required to be established, adjusted or incurred, as applicable, as a result of the Transactions in accordance with GAAP or (ii) as a result of the adoption or modification of accounting principles and/or policies in accordance with GAAP,

(h)                                 (A) the effects of purchase accounting adjustments (including the effects of such adjustments pushed down to the relevant Person and its subsidiaries) in component amounts required or permitted by GAAP (including in the inventory, property and equipment, software, goodwill, intangible asset, in-process research and development, deferred revenue, advanced billing and debt line items thereof), resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or recapitalization accounting or the amortization or write-off of any amounts thereof, net of Taxes, and (B) the cumulative effect of changes in accounting principles or policies made in such period in accordance with GAAP which affect Consolidated Net Income,

(i)                                     any write-off or amortization made in such period of any deferred financing cost and/or premium paid or other Charge incurred directly in connection with any early extinguishment of Indebtedness,

(j)                                    solely for purposes of calculating Excess Cash Flow, the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any Restricted Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person,

(k)                                 (i) any realized or unrealized gain or loss in respect of (x) any obligation under any Hedge Agreement as determined in accordance with GAAP and/or (y) any other derivative instrument pursuant to, in the case of this clause (y), Financial Accounting Standards Board’s Accounting Standards Codification No. 815-Derivatives and Hedging and (ii) any unrealized foreign currency exchange gain or loss (including any currency re-measurement of Indebtedness, any net gain or loss resulting from Hedge Agreements for currency exchange risk associated with the above or any other currency related risk and any gain or loss resulting from intercompany Indebtedness) and

(l)                                     any deferred Tax expense associated with any tax deduction or net operating loss arising as a result of the Transactions, or the release of any valuation allowance related to any such item.

“Consolidated Secured Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on the Collateral.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.

“Consolidated Total Debt” means, as to any Person at any date of determination, the aggregate principal amount of all third party debt for borrowed money (including LC Disbursements (as defined in the First Lien Credit Agreement) that have not been reimbursed within three Business Days and the outstanding principal balance of all Indebtedness of such Person represented by notes, bonds and similar instruments), Capital Leases and purchase money Indebtedness (but excluding, for the avoidance of doubt, undrawn letters of credit); provided that “Consolidated Total Debt” shall be calculated (i) net of the Unrestricted Cash Amount and (ii) excluding any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of Unrestricted Cash.

“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion” has the meaning assigned to such term in the Recitals of this Agreement.

“Copyright” means the following:  (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Cure Amount” has the meaning assigned to such term in the First Lien Credit Agreement.

“Current Assets” means, at any date, all assets of the Top Borrower and its Restricted Subsidiaries which under GAAP would be classified as current assets (excluding any (i) cash or Cash Equivalents (including cash and Cash Equivalents held on deposit for third parties by the Top Borrower and/or any Restricted Subsidiary), (ii) permitted loans to third parties, (iii) deferred bank fees and derivative financial instruments related to Indebtedness, (iv) the current portion of current and deferred Taxes and (v) management fees receivables).

“Current Liabilities” means, at any date, all liabilities of the Top Borrower and its Restricted Subsidiaries which under GAAP would be classified as current liabilities, other than (i) current maturities of long term debt, (ii) outstanding revolving loans and letter of credit exposure, (iii) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (iv) obligations in respect of derivative financial instruments related to Indebtedness, (v) the current portion of current and deferred Taxes, (vi) liabilities in respect of unpaid earnouts, (vii) accruals relating to restructuring reserves, (viii) liabilities in respect of funds of third parties on deposit with the Top

Borrower and/or any Restricted Subsidiary, (ix) management fees payables, (x) the current portion of any Capital Lease Obligation and (xi) the current portion of any other long term liability for borrowed money.

“Debt Fund Affiliate” means any Affiliate of Advent (other than a natural Person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and for which no personnel making investment decisions in respect of any equity fund which has a direct or indirect equity investment in Holdings, the Top Borrower or its Restricted Subsidiaries has the right to make investment decisions.

“Debtor Relief Laws” means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.11(b)(v).

“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.

“Defaulting Lender” means any Lender that has (a) defaulted in its obligations under this Agreement, including without limitation, to make a Loan within two Business Days of the date required to be made by it hereunder, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified the Administrative Agent or the Top Borrower in writing that it does not intend to satisfy any such obligation or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally (unless such writing indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied), (c) failed, within two Business Days after the request of the Administrative Agent or the Top Borrower, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, (d) become (or any parent company thereof has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Lender subject to this clause (e), the Top Borrower and the Administrative Agent have each determined that such Lender intends, and has all approvals required to enable it (in form and substance satisfactory to the Top Borrower and the Administrative Agent), to continue to perform its obligations as a Lender hereunder; provided that no Lender shall be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Lender or its parent by any Governmental Authority; provided that such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Lender is a party.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Top Borrower or its subsidiaries shall be a Derivative Transaction.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Top Borrower in good faith) of non-Cash consideration received by the Top Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) and/or Section 6.08 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Top Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).

“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change of control, Qualifying IPO or any Disposition occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of Holdings, the Top Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Top Borrower (or any Parent Company or any subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means:

(a)                                 (i) any Person identified in writing to the Arrangers prior to March 31, 2014, (ii) any Person identified in writing (and reasonably satisfactory) to RBC after March 31, 2014 and prior to the Closing Date, (iii) any Person identified in writing (and reasonably satisfactory) to the Administrative Agent on or after the Closing Date (excluding, in each case, any Company Competitor) (the Persons described in clauses (a)(i) through (a)(iii) above, the “Identified Disqualified Lenders”) and (iv) any Affiliate of any Identified Disqualified Lender that is identified in writing to the Administrative Agent as such,

(b)                                 any Affiliate of any Arranger (or any director (or equivalent manager), officer or employee of any Arranger or any Affiliate thereof) that is engaged as a principal primarily in private equity, mezzanine financing or venture capital,

(c)                                  (i) any Person that is or becomes a Company Competitor and is identified as such in writing to (A) prior to March 31, 2014, the Arrangers, (B) after March 31, 2014 and prior to the Closing Date, RBC or (C) on or after the Closing Date, the Administrative Agent and (ii) any Affiliate of any Person described in clause (i) above (other than a Bona Fide Debt Fund) that is identified in writing to the Administrative Agent as such, and

(d)                                 any reasonably identifiable Affiliate of any Person described in clauses (a) or (c) above other than, in the case of clause (c) above, a Bona Fide Debt Fund;

it being understood and agreed that the identification of any Person as a Disqualified Institution after the Closing Date shall not apply to retroactively disqualify any Person that has previously acquired an assignment or participation interest in any Loan, subject to the provisions of Section 9.05(f).

“Disqualified Person” has the meaning assigned to such term in Section 9.05(f)(ii).

“Dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means any Restricted Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.

“Dutch Auction” has the meaning assigned to such term on Schedule 1.01(b) hereto.

“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Top Borrower in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding (i) any arrangement, commitment, structuring, underwriting and/or amendment fees (regardless of whether any such fees are paid to or shared in whole or in part with any lender) and (ii) any other fee that is not payable to all relevant lenders generally; provided, however, that (A) to the extent that the Published LIBO Rate (with an Interest Period of three months) or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is less than any floor applicable to the Loans in respect of which the Effective Yield is being calculated on the date on which the Effective Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the Effective Yield and (B) to the extent that the Published LIBOR Rate (for a period of three months) or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is greater than any applicable floor on the date on which the Effective Yield is determined, the floor will be disregarded in calculating the Effective Yield.

“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender, (d) any Approved Fund of any Lender and (e) to the extent permitted under Section 9.05(g), any Affiliated Lender or any Debt Fund Affiliate; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 9.05(g), the Top Borrower or any of its Affiliates.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to the Environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of Governmental Authorities and the common law relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; or (b) the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials, in any manner applicable to the Top Borrower or any of its Restricted Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Contribution” means the cash equity contributions made in respect of Qualified Capital Stock by the Sponsor and certain other investors (including the Management Investors) directly or indirectly to Merger Sub in connection with the consummation of the Acquisition.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with the Top Borrower or any Restricted Subsidiary and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Top Borrower or any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations at any facility of the Top Borrower or any Restricted Subsidiary or any ERISA Affiliate as described in Section 4062(e) of ERISA, in each case, resulting in liability pursuant to Section 4063 of ERISA; (c) a complete or partial withdrawal by the Top Borrower or any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan resulting in the imposition of Withdrawal Liability on the Top Borrower or any Restricted Subsidiary, notification of the Top Borrower or any Restricted Subsidiary or any ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA or is in “reorganization” within the meaning of Section 4241 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, the commencement of proceedings by the PBGC to terminate a Pension Plan or the receipt by the Top Borrower or any Restricted Subsidiary or any ERISA Affiliate of notice of the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA or of notice of the commencement of proceedings by the PBGC to terminate a Multiemployer Plan; (e) the occurrence of an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Top Borrower or any Restricted Subsidiary or ERISA Affiliates, with respect to the termination of any Pension Plan; or (g) the conditions for imposition of a Lien under Section 303(k) of ERISA have been met with respect to any Pension Plan.

“Event of Default” has the meaning assigned to such term in Article 7.

“Excess Cash Flow” means, for any Calculation Period, any amount (if positive) equal to:

(a)                                 Consolidated Adjusted EBITDA for such Calculation Period (without giving effect to clause (e) thereof); plus

(b)                                 (i) any extraordinary, unusual or non-recurring cash gain during such Calculation Period (whether or not accrued in such Calculation Period), and (ii) without duplication, any cash income or cash gain attributable to any Disposition outside of the ordinary course of business that is permitted under Section 7.05 (other than Section 7.05(h)) during such Calculation Period to the extent not otherwise included in Consolidated Adjusted EBITDA; plus

(c)                                  foreign currency translation gains received in cash related to currency remeasurements of Indebtedness (including any net cash gain resulting from any Hedge Agreement for currency exchange risk), to the extent not otherwise included in calculating Consolidated Adjusted EBITDA; plus

(d)                                 the decrease, if any, in Consolidated Working Capital from the first day to the last day of such Calculation Period or, in the case of any Excess Cash Flow Interim Period, from the first day to the last day of the most recently ended Test Period, but excluding any such decrease in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by the Top Borrower or any Restricted Subsidiary, (ii) the reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, (iii) the application of purchase and/or recapitalization accounting and/or (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Hedge Agreement; minus

(e)                                  the amount, if any, which, in the determination of Consolidated Adjusted EBITDA for such Calculation Period, has been included in respect of income or gain from any Disposition of the Top Borrower and/or any Restricted Subsidiary to the extent the same is utilized to repay or prepay Loans pursuant to Section 2.11(b) hereof; minus

(f)                                   cash payments actually made in respect of the following (without duplication):

(i)                                     any Investment permitted by Section 6.06 and/or any Restricted Payment permitted by Section 6.04(a) and actually made in cash during such Calculation Period or, at the option of the Top Borrower, made prior to the date the Top Borrower is required to make a payment of Excess Cash Flow in respect of such Excess Cash Flow Period, (A) except to the extent the relevant Investment and/or Restricted Payment is financed with long term Indebtedness (other than revolving Indebtedness) and (B) without duplication of any amounts deducted from Excess Cash Flow for a prior Calculation Period;

(ii)                                  foreign currency translation losses payable in cash related to currency remeasurements of Indebtedness (including any net cash loss resulting from Hedge Agreements for currency risk), to the extent included in calculating Consolidated Adjusted EBITDA pursuant to clause (c) of the definition thereof;

(iii)                               the aggregate amount of any extraordinary, unusual or non-recurring cash Charge excluded in calculating Consolidated Net Income pursuant to clause (c) of the definition thereof;

(iv)                              consolidated Capital Expenditures actually made in cash during such Calculation Period or, at the option of the Top Borrower, made prior to the date the Top Borrower is required to make a payment of Excess Cash Flow in respect of such Excess Cash Flow Period, (A) except to the extent financed with long term Indebtedness (other than revolving Indebtedness) and (B) without duplication of any amounts deducted from Excess Cash Flow for a prior Calculation Period;

(v)                                 any long-term liability, excluding the current portion of any such liability (other than Indebtedness) of the Top Borrower and/or any Restricted Subsidiary;

(vi)                              any cash Charge added back in calculating Consolidated Adjusted EBITDA pursuant to clause (c) of the definition thereof or excluded from the calculation of Consolidated Net Income in accordance with the definition thereof;

(vii)                           the aggregate amount of expenditures actually made by the Top Borrower and/or any Restricted Subsidiary during such Fiscal Year (including any expenditure for the payment of financing fees) to the extent that such expenditures are not expensed; minus

(g)                                  the aggregate principal amount of (i) all optional prepayments of Indebtedness (other than any optional prepayment of (A) Indebtedness under the Loan Documents and/or under the First Lien Credit Agreement that is deducted from the amount of any Excess Cash Flow payment in accordance with Section 2.11(b)(i) or (B) revolving Indebtedness except to the extent any related commitment is permanently reduced in connection with such repayment) and (ii) all mandatory prepayments and scheduled repayments of Indebtedness during such Calculation Period; minus

(h)                                 Consolidated Interest Expense actually paid or payable in cash by the Top Borrower and/or any Restricted Subsidiary during such Calculation Period; minus

(i)                                     Taxes (inclusive of Taxes paid or payable under tax sharing agreements or arrangements and/or in connection with any Tax distribution) paid or payable by Top Borrower and/or any Restricted Subsidiary with respect to such Calculation Period; minus

(j)                                    the increase, if any, in Consolidated Working Capital from the first day to the last day of such Calculation Period, or, in the case of any Excess Cash Flow Interim Period, from the first day to the last day of the most recently ended Test Period, but excluding any such increase in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by the Top Borrower or any Restricted Subsidiary, (ii) the reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, (iii) the application of purchase and/or recapitalization accounting and/or (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Hedge Agreement; minus

(k)                                 the amount of any Tax obligation of the Top Borrower and/or any Restricted Subsidiary that is estimated in good faith by the Top Borrower as due and payable (but is not currently due and payable) by the Top Borrower and/or any Restricted Subsidiary as a result of the repatriation of any dividend or similar distribution of net income of any Foreign Subsidiary to the Top Borrower or any Restricted Subsidiary; minus

(l)                                     without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Top Borrower, the aggregate consideration (i) required to be paid in Cash by the Top Borrower or its Restricted Subsidiaries pursuant to binding contracts entered into prior to or during such period relating to Capital Expenditures, acquisitions or Investments permitted by Section 6.06 and/or Restricted Payments described in clause (f)(i) above and/or (ii) otherwise committed or budgeted to be made in connection with Capital Expenditures, acquisitions or Investments and/or Restricted Payments described in clause (f)(i) above (clauses (i) and (ii), the “Scheduled Consideration”) (other than Investments in (A) Cash and Cash Equivalents and (B) the Top Borrower or any of its Restricted Subsidiaries) to be consummated or made during the period of four consecutive Fiscal Quarters of the Top Borrower following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount actually utilized to finance such Capital Expenditures, acquisitions or Investments or Restricted Payments during such subsequent period of four consecutive Fiscal Quarters is less than the Scheduled Consideration, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive Fiscal Quarters; minus

(m)                             amounts added back under clauses (b), (c)(viii)(C) and (c)(x) of the definition of “Consolidated Adjusted EBITDA”; minus

(n)                                 cash payments (other than in respect of Taxes, which are governed by clause (i) above) made during such Calculation Period for any liability the accrual of which in a prior Calculation Period resulted in an increase in Excess Cash Flow in such prior period (provided that there was no other deduction to Consolidated Adjusted EBITDA or Excess Cash Flow related to such payment), except to the extent financed with long-term Indebtedness (other than revolving Indebtedness); minus

(o)                                 cash expenditures made in respect of any Hedge Agreement during such period to the extent (i) not otherwise deducted in the calculation of Consolidated Net Income or Consolidated Adjusted EBITDA and (ii) not financed with long-term Indebtedness (other than revolving Indebtedness); minus

(p)                                 amounts paid in Cash (except to the extent financed with long-term Indebtedness (other than revolving Indebtedness)) during such period on account of (i) items that were accounted for as non-Cash reductions of Consolidated Net Income or Consolidated Adjusted EBITDA in a prior period and (ii) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, Consolidated Net Income.

“Excess Cash Flow Interim Period” means, (a) during any Excess Cash Flow Period, any one, two or three Fiscal Quarter period (i) commencing at the end of the immediately preceding Excess Cash Flow Period and (ii) ending on the last day of the most recently ended Fiscal Quarter (other than the last day of the Fiscal Year) during such Excess Cash Flow Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, and (b) during the period from the Closing Date until the beginning of the first Excess Cash Flow Period, any period commencing on the Closing Date and ending on the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable.

“Excess Cash Flow Period” means each Fiscal Year of the Top Borrower, commencing with the Fiscal Year of the Top Borrower ending on December 31, 2015.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means each of the following:

(a)                                 any asset the grant or perfection of a security interest in which would (i) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Agreement, (ii) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement or (iii) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement pursuant to any “change of control” or similar provision; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right,

(b)                                 the Capital Stock of any (i) Captive Insurance Subsidiary, (ii) Unrestricted Subsidiary, (iii) not-for-profit subsidiary and/or (iv) special purpose entity used for any securitization facility,

(c)                                  any intent-to-use (or similar) Trademark application prior to the filing and acceptance of a “Statement of Use”, “Amendment to Allege Use” or similar filing with respect thereto, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use Trademark application under applicable federal Law,

(d)                                 any asset, the grant or perfection of a security interest in which would (i) require any governmental consent, approval, license or authorization that has not been obtained, (ii) be prohibited by enforceable anti-assignment provisions of applicable Requirements of Law, except, in the case of this clause (ii), to the extent such requirement or prohibition would be rendered ineffective under the UCC or other applicable Requirements of Law notwithstanding such requirement or prohibition; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in clause (d)(i) or clause (d)(ii) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant requirement or prohibition or (iii) result in material adverse tax consequences to any Loan Party as reasonably determined by the Top Borrower and specified in a written notice to the Administrative Agent,

(e)                                  (i) any leasehold Real Estate Asset and (ii) any owned Real Estate Asset that is not a Material Real Estate Asset,

(f)                                   any interest in any partnership, joint venture or non-Wholly-Owned Subsidiary which cannot be pledged without (i) the consent of one or more third parties other than Holdings, the Top Borrower or any of its Restricted Subsidiaries (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Requirement of Law) or (ii) giving rise to a “right of first refusal”, a “right of first offer” or a similar right permitted or otherwise not prohibited by the terms of this Agreement that may be exercised by any third party other than Holdings, the Top Borrower or any of its Restricted Subsidiaries in accordance with the Organizational Documents (and/or shareholders’ or similar agreement) of such partnership, joint venture or non-Wholly-Owned Subsidiary,

(g)                                  any Margin Stock,

(h)                                 the Capital Stock of (i) any Foreign Subsidiary, (ii) any CFC Holdco and, (iii) any After Acquired Disregarded Domestic Person in excess of 65% of the issued and outstanding voting Capital Stock and 100% of the issued and outstanding non-voting Capital Stock of any such Person,

(i)                                     Commercial Tort Claims with a value (as reasonably estimated by the Top Borrower) of less than $5,000,000,

(j)                                    any Cash or Cash Equivalents maintained in or credited to any Deposit Account or Securities Account that are comprised of (a) funds specifically and exclusively used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of any Loan Party’s employees, (b) funds specifically and exclusively used or to be used to pay all Taxes required to be collected, remitted or withheld (including U.S. federal and state withholding Taxes (including the employer’s share thereof)) and (c) any other funds which any Loan Party is permitted or otherwise not prohibited by the terms of this Agreement to hold as an escrow or fiduciary for the benefit of another Person,

(k)                                 any Capital Stock of iPS in excess of 65% of its issued and outstanding voting Capital Stock and 100% of its issued and outstanding non-voting Capital Stock, and

(l)                                     any asset with respect to which the Administrative Agent and the relevant Loan Party have reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Secured Parties afforded thereby, which determination is evidenced in writing.

“Excluded Subsidiary” means:

(a)                                 any Restricted Subsidiary that is not a Wholly-Owned Subsidiary,

(b)                                 any Immaterial Subsidiary,

(c)                                  any Restricted Subsidiary that (i) is prohibited by (A) any Requirement of Law or (B) any Contractual Obligation that, in the case of this clause (B), exists on the Closing Date or at the time such Restricted Subsidiary becomes a subsidiary (which Contractual Obligation was not entered into in contemplation of such Restricted Subsidiary becoming a subsidiary) from providing a Loan Guaranty or (ii) would require a governmental consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) to provide a Loan Guaranty,

(d)                                 any not-for-profit subsidiary,

(e)                                  any Captive Insurance Subsidiary,

(f)                                   any special purpose entity used for any permitted securitization or receivables facility or financing,

(g)                                  any Foreign Subsidiary,

(h)                                 (i) any CFC Holdco and/or (ii) any Domestic Subsidiary that is a direct or indirect subsidiary of any Foreign Subsidiary that is a CFC,

(i)                                     any Unrestricted Subsidiary,

(j)                                    any Restricted Subsidiary acquired by the Top Borrower that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness permitted by Section 6.01 to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such subsidiary from providing a Loan Guaranty, and

(k)                                 any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Top Borrower, the burden or cost of providing a Loan Guaranty outweighs the benefits afforded thereby.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.20 of the Loan Guaranty and any other “keepwell”, support or other agreement for the benefit of such Loan Guarantor) at the time the Loan Guaranty of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) Taxes imposed on (or measured by) its net or overall gross income or franchise Taxes (i) imposed as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in, the taxing jurisdiction or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed under Section 884(a) of the Code or any similar Tax imposed by any jurisdiction described in clause (a), (c) any U.S. federal withholding tax that is imposed on amounts payable to the relevant recipient pursuant to a Requirement of Law in effect at the time the relevant recipient becomes a party to this Agreement (or designates a new lending office), except (i) in the case of a recipient that became a recipient pursuant to an assignment under Section 2.19 or a recipient that designates a new lending office under Section 2.19 and (ii) to the extent that the relevant recipient (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to Section 2.17, (d) any tax imposed as a result of a failure by such Lender to comply with Section 2.17(f) and (f) any U.S. federal withholding tax under FATCA.

“Existing Connolly Credit Agreement” has the meaning assigned to such term in the Recitals of this Agreement.

“Extended Term Loans” has the meaning assigned to such term in Section 2.23(a).

“Extension” has the meaning assigned to such term in Section 2.23(a).

“Extension Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (for purposes of giving effect to Section 2.23) and the Top Borrower executed by each of (a) Holdings, the Top Borrower and the Subsidiary Guarantors, (b) the Administrative Agent and (c) each Lender that has accepted the applicable Extension Offer pursuant hereto and in accordance with Section 2.23.

“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles 5 and 6, hereof owned, leased, operated or used by the Top Borrower or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements implementing any of the foregoing.

“FCPA” has the meaning assigned to such term in Section 3.17(c).

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain Fee Letter, dated as of March 31, 2014, by and among, inter alios, the Top Borrower, the Arrangers and the Administrative Agent.

“Finance Sub 1” has the meaning assigned to such term in the preamble to this Agreement.

“Finance Sub 1 Merger” has the meaning assigned to such term in the Recitals of this Agreement.

“Finance Sub 2” has the meaning assigned to such term in the preamble to this Agreement.

“Finance Sub 2 Merger” has the meaning assigned to such term in the Recitals of this Agreement.

“First Lien Claimholders” has the meaning set forth in the Intercreditor Agreement.

“First Lien Collateral Agent” has the meaning set forth in the Intercreditor Agreement.

“First Lien Credit Agreement” means the First Lien Credit Agreement, dated as of the Closing Date, among, inter alios, Holdings, the Borrowers, GS, as administrative agent and collateral agent and the lenders from time to time party thereto.

“First Lien Facility” means the credit facility governed by the First Lien Credit Agreement and one or more debt facilities or other financing arrangements (including indentures) providing for loans or other long-term indebtedness that replace or refinance such credit facility, including any such replacement or refinancing facility or indenture that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance such credit facility (or any subsequent replacement thereof), in each case to the extent permitted or not restricted by this Agreement.

“First Lien Incremental Equivalent Debt” means “Incremental Equivalent Debt” as defined in the First Lien Credit Agreement (or any equivalent term under any First Lien Facility).

“First Lien Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated First Lien Debt as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case of the Top Borrower and its Restricted Subsidiaries on a consolidated basis.

“First Lien Obligations” means (i) the “Secured Obligations” as defined in the First Lien Credit Agreement and with respect to any other First Lien Facility, any equivalent term under such First Lien Facility, (ii) all unpaid principal and accrued and unpaid interest and fees owing respect to any First Lien Incremental Equivalent Debt and (iii) all unpaid principal and accrued and unpaid interest and fees owing with respect to any refinancing Indebtedness in respect of any or all of the foregoing.

“First Lien Obligations Payment Date” means the “Termination Date” as defined in the First Lien Credit Agreement (or equivalent term under any document governing any other First Lien Facility).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Top Borrower ending December 31 of each calendar year.

“Fixed Amounts” has the meaning assigned to such term in Section 1.10(c).

“Flood Hazard Property” means any parcel of any Material Real Estate Asset subject to a Mortgage located in the U.S. in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the U.S., a foreign government or any political subdivision thereof.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“GS” has the meaning assigned to such term in the preamble to this Agreement.

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, which is prohibited, limited or regulated under any Environmental Law or by any Governmental Authority or which poses a hazard to the Environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Restricted Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement and shall, for the avoidance of doubt, include any Successor Holdings.

“Identified Disqualified Lender” has the meaning assigned to such term in the definition of “Disqualified Lender”.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of the Top Borrower (a) the assets of which do not exceed 2.50% of Consolidated Total Assets of the Top Borrower and its Restricted Subsidiaries and (b) the contribution to Consolidated Adjusted EBITDA of which does not exceed 2.50% of the Consolidated Adjusted EBITDA of the Top Borrower and its Restricted Subsidiaries, in each case, as of the last day of the most recently ended Test Period; provided that, the Consolidated Total Assets and Consolidated Adjusted EBITDA (as so determined) of all Immaterial Subsidiaries shall not exceed 5.00% of Consolidated Total Assets and 5.00% of Consolidated Adjusted EBITDA, in each case, of the Top Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period; provided further that, at all times prior to the first delivery of financial statements pursuant to Section 5.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements of the Top Borrower delivered pursuant to Section 4.01 hereof.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Cap” means:

(a)                                 the Shared Incremental Amount, plus

(b)                                 in the case of any Incremental Facility that effectively extends the Maturity Date with respect to any Class of Loans and/or Commitments hereunder, an amount equal to the portion of the relevant Class of Loans or Commitments that will be replaced by such Incremental Facility, plus

(c)                                  (i) the amount of any optional prepayment of any Loan in accordance with Section 2.11(a) and (ii) the amount paid in Cash in respect of any reduction in the outstanding amount of any Loan resulting from any assignment of such Loan to (and/or assignment and/or purchase of such Loan by) Holdings, the Top Borrower and/or any Restricted Subsidiary so long as, the relevant prepayment or assignment and/or purchase was not funded (A) with the proceeds of any long-term Indebtedness or (B) with the proceeds of any Incremental Facility incurred in reliance on the Shared Incremental Amount, plus

(d)                                 an unlimited amount so long as, in the case of this clause (d), after giving effect to the relevant Incremental Facility, (1) if such Incremental Facility is secured by a lien on the Collateral that is pari passu with the Lien securing the Secured Obligations, the Secured Leverage Ratio does not exceed 6.00:1.00 or (2) if such Incremental Facility is unsecured, either (A) the Total Leverage Ratio does not exceed 6.25:1.00 or (B) the Interest Coverage Ratio is not less than 2.00:1.00, in each case described in this clause (d), calculated on a Pro Forma Basis, including the application of the proceeds thereof (without “netting” the cash proceeds of the applicable Incremental Facility on the consolidated balance sheet of the Top Borrower).

“Incremental Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Facility or Incremental Loan.

“Incremental Equivalent Debt” means Indebtedness in the form of secured or unsecured notes or loans or junior secured or unsecured notes or loans and/or commitments in respect of any of the foregoing issued, incurred or implemented in lieu of loans under an Incremental Facility; provided, that:

(a)                                 the aggregate outstanding amount thereof shall not exceed the Incremental Cap,

(b)                                 except as otherwise agreed by the lenders or holders providing such notes or loans, no Event of Default exists immediately prior to or after giving effect to such notes or loans,

(c)                                  the Weighted Average Life to Maturity applicable to such notes or loans (other than customary bridge loans with a maturity date of not longer than one year; provided, that any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans shall be subject to the requirements of this clause (c)) is no shorter than the Weighted Average Life to Maturity of the then-existing Loans,

(d)                                 the final maturity date with respect to such notes or loans (other than customary bridge loans with a maturity date of not longer than one year; provided, that any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans shall be subject to the requirements of this clause (d)) is no earlier than the Latest Maturity Date on the date of the issuance or incurrence, as applicable, thereof,

(e)                                  in the case of any such Indebtedness in the form of term loans that are pari passu with the Initial Term Loans in right of payment and with respect to security (other than customary bridge loans), the Effective Yield applicable thereto will not be more than 0.50% per annum higher than the Effective Yield in respect of the Initial Term Loans unless the Effective Yield with respect to the Initial Term Loans is adjusted to be equal to the Effective Yield applicable to such Indebtedness, minus, 0.50% per annum, and

(f)                                   no such Indebtedness may be (x) guaranteed by any Person which is not a Loan Party or (y) secured by any assets other than the Collateral.

“Incremental Facilities” has the meaning assigned to such term in Section 2.22(a).

“Incremental Facility Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.22) and the Top Borrower executed by each of (a) Holdings and each Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Incremental Facility being incurred pursuant thereto and in accordance with Section 2.22.

“Incremental Loans” has the meaning assigned to such term in Section 2.22(a).

“Incurrence-Based Amounts” has the meaning assigned to such term in Section 1.10(c).

“Indebtedness” as applied to any Person means, without duplication:

(a)                                 all indebtedness for borrowed money;

(b)                                 that portion of obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(c)                                  all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(d)                                 any obligation owed for all or any part of the deferred purchase price of property or services (excluding (i) any earn out obligation or purchase price adjustment until such obligation (A) becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) in accordance with GAAP and (B) has not been paid within 30 days after becoming due and payable, (ii) any such obligations incurred under ERISA, (iii) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis) and (iv) liabilities associated with customer prepayments and deposits), which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument);

(e)                                  all Indebtedness of others secured by any Lien on any asset owned or held by such Person regardless of whether the Indebtedness secured thereby have been assumed by such Person or is non-recourse to the credit of such Person;

(f)                                   the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings;

(g)                                  the Guarantee by such Person of the Indebtedness of another;

(h)                                 all obligations of such Person in respect of any Disqualified Capital Stock and

(i)                                     all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes;

provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio or any other financial ratio under this Agreement and (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any third person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venture) to the extent such Person would be liable therefor under applicable Requirements of Law or any agreement or instrument by virtue of such Person’s ownership interest in such Person, (A) except to the extent the terms of such Indebtedness provided that such Person is not liable therefor and (B) only to the extent the relevant Indebtedness is of the type that would be included in the calculation of Consolidated Total Debt; provided that notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, (x) the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder) and (y) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement).

“Indemnified Taxes” means all Taxes, other than Excluded Taxes or Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information Memorandum” means the Confidential Information Memorandum dated April 2014, relating to the Top Borrower and its subsidiaries and the Transactions.

“Initial Lenders” means the Arrangers and the affiliates of the Arrangers who are party to this Agreement as Lenders on the Closing Date.

“Initial Mergers” has the meaning assigned to such term in the Recitals of this Agreement.

“Initial Term Lender” means any Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan.

“Initial Term Loan Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Initial Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Term Lender’s name on the Commitment Schedule, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to Section 9.05 or (ii) increased from time to time pursuant to Section 2.22.  The aggregate amount of the Term Lenders’ Initial Term Loan Commitments on the Closing Date is $265,000,000.

“Initial Term Loan Maturity Date” means the date that is eight years after the Closing Date.

“Initial Term Loans” means the term loans made by the Initial Term Lenders to the Borrowers pursuant to Section 2.01(a)(i).

“Intellectual Property Security Agreement” means any agreement executed on or after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Security Agreement, including an Intellectual Property Security Agreement substantially in the form of Exhibit J hereto.

“Intercreditor Agreement” means the Intercreditor Agreement substantially in the form of Exhibit N hereto, dated as of the Closing Date, among, inter alios, the First Lien Collateral Agent, as agent for the First Lien Claimholders referred to therein, the Administrative Agent, as agent for the Second Lien Claimholders referred to therein, and the Loan Parties from time to time party thereto.

“Interest Election Request” means a request by the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) in the form of Exhibit D hereto or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the most recently ended Test Period to (b) Ratio Interest Expense for such Test Period, in each case of the Top Borrower and its Restricted Subsidiaries on a consolidated basis.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December (commencing September 30, 2014) or the maturity date applicable to such Loan and (b) with respect to any LIBO Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBO Rate Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” means with respect to any LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent available to all relevant affected Lenders, twelve months or a shorter period) thereafter, as the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means (a) any purchase or other acquisition by the Top Borrower or any of its Restricted Subsidiaries of any of the Securities of any other Person (other than any Loan Party), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Top Borrower, any Restricted Subsidiary, or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Top Borrower or any of its Restricted Subsidiaries to any other Person.  Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment).

“Investors” means (a) the Sponsor, (b) the Management Investors and (c) certain other investors on the Closing Date.

“IP Rights” has the meaning assigned to such term in Section 3.05(c).

“iPS” means iHT Professional Services, LLC, a Delaware limited liability company.

“IRS” means the U.S. Internal Revenue Service.

“Junior Indebtedness” means any Indebtedness (other than Indebtedness among Holdings, Top Borrower and/or its subsidiaries) of the Top Borrower or any of its Restricted Subsidiaries that is expressly subordinated in right of payment to the Obligations with an individual outstanding principal amount in excess of the Threshold Amount.

“Junior Lien Indebtedness” means any Indebtedness that is secured by a security interest on the Collateral (other than Indebtedness among Holdings, the Top Borrower and/or its subsidiaries) that is expressly junior or subordinated to the Lien securing the Term Facility on the Closing Date with an individual outstanding principal amount in excess of the Threshold Amount.

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any loan or commitment hereunder at such time, including the latest maturity or expiration date of any Loan or any Commitment.

“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.

“Lenders” means the Term Lenders, any lender with an Additional Term Loan Commitment or an outstanding Additional Term Loan and any other Person that becomes a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter-of-Credit Right” has the meaning set forth in Article 9 of the UCC.

“LIBO Rate” means, the Published LIBO Rate, as adjusted to reflect applicable reserves prescribed by governmental authorities; provided that, solely with respect to the Initial Term Loans, in no event shall the LIBO Rate be less than 1.00% per annum.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.

“Loan Documents” means this Agreement, any Promissory Note, each Loan Guaranty, the Collateral Documents, the Intercreditor Agreement, each Refinancing Amendment, each Incremental Facility Amendment, each Extension Amendment and any other document or instrument designated by the Top Borrower and the Administrative Agent as a “Loan Document.”  Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.

“Loan Guaranty” means the Guaranty Agreement, substantially in the form of Exhibit I hereto, executed by each Loan Party thereto and the Administrative Agent for the benefit of the Secured Parties, as supplemented in accordance with the terms of Section 5.12 hereof.

“Loan Parties” means Holdings, each Borrower and each Subsidiary Guarantor.

“Loan Guarantor” means Holdings and any Subsidiary Guarantor.

“Loans” means any Initial Term Loan or any Additional Term Loans.

“Management Investors” means the officers, directors, managers, employees and members of management of the Top Borrower, any Parent Company and/or any subsidiary of the Top Borrower (including, on the Closing Date, those of the Target and its subsidiaries).

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Market Intercreditor Agreement” means an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto.

“Material Adverse Effect” means (a) on the Closing Date, a Closing Date Material Adverse Effect and (b) after the Closing Date, a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of Holdings, the Top Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent under the applicable Loan Documents or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the applicable Loan Documents.

“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money which is required to be pledged and delivered to the Administrative Agent (or its bailee) pursuant to the Security Agreement.

“Material Real Estate Asset” means (a) on the Closing Date, each Real Estate Asset listed on Schedule 1.01(c) and (b) any “fee-owned” Real Estate Asset acquired by any Loan Party after the Closing Date having a fair market value (as reasonably determined by the Top Borrower after taking into account any liabilities with respect thereto that impact such fair market value) in excess of $10,000,000 as of the date of acquisition thereof.

“Maturity Date” means (a) with respect to the Initial Term Loans, the Initial Term Loan Maturity Date, (b) with respect to any Replacement Term Loans, the final maturity date for such Replacement Term Loans, as the case may be, as set forth in the applicable Refinancing Amendment, (c) with respect to any Incremental Facility, the final maturity date set forth in the applicable Incremental Facility Amendment, and (e) with respect to any Extended Term Loans, the final maturity date set forth in the applicable Extension Amendment.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“Mergers” means the Initial Mergers and the Parent Merger.

“Merger Sub” has the meaning assigned to such term in the preamble to this Agreement.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Policies” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the relevant Secured Parties, on any Material Real Estate Asset constituting Collateral.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA that is subject to the provisions of Title IV of ERISA, and in respect of which the Top Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds (including Cash Equivalents) received by the Top Borrower or any of its Restricted Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Top Borrower or any of its Restricted Subsidiaries or (ii) as a result of the taking of any assets of the Top Borrower or any of its Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual out-of-pocket costs incurred by the Top Borrower or any of its Restricted Subsidiaries in connection with the adjustment, settlement or collection of any claims of the Top Borrower or the relevant Restricted Subsidiary in respect thereof, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest and other amounts on any Indebtedness (including any First Lien Obligation, but excluding the Loans and any Indebtedness secured by a Lien on the Collateral that is pari passu with or expressly subordinated to the Lien on the Collateral securing any Secured Obligation) that is secured by a Lien on the assets in question and that is required to be repaid or otherwise comes due or would be in default under the terms thereof as a result of such loss, taking or sale, (iii) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (iv) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar Taxes and the Top Borrower’s good faith estimate of income Taxes paid or payable (including pursuant to Tax sharing arrangements or any Tax distribution)) in connection with any sale or taking of such assets as described in clause (a) of this definition and (v) any amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustments associated with any sale or taking of such assets as referred to in clause (a) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Insurance/Condemnation Proceeds).

“Net Proceeds” means (a) with respect to any Disposition (including any Prepayment Asset Sale), the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar Taxes and the Top Borrower’s good faith estimate of income Taxes paid or payable (including pursuant to Tax sharing arrangements or any Tax distributions) in connection with such Disposition), (ii) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (including any First Lien Obligation, but excluding the Loans and any Indebtedness secured by a Lien on the Collateral that is pari passu with or expressly subordinated to the Lien on the Collateral securing any Secured Obligation) which is secured by the asset sold in such Disposition and which is required to be repaid or otherwise comes due or would be in default and is repaid (other than any such Indebtedness that is assumed by the purchaser of such asset) and (iv) Cash escrows (until released from escrow to the Top Borrower or any of its Restricted Subsidiaries) from the sale price for such Disposition; and (b) with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.

“NewCo2” has the meaning assigned to such term in the preamble to this Agreement.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b).

“Non-Debt Fund Affiliate” means any Investor (which is an Affiliate of the Top Borrower) and any Affiliate of any such Investor, other than any Debt Fund Affiliate.

“Non-Loan Party Cap” means the greater of $92,000,000 and 54% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period.

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of any Loan Party to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents in respect of any Loan, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” has the meaning assigned to such term in Section 3.17.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local Requirements of Law or customary under such jurisdiction to document the formation and governance principles of such type of entity.  In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(b)(ii).

“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary Taxes or any intangible, recording, filing or other excise or property Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, but excluding, for the avoidance of doubt, any Excluded Taxes.

“Parent Company” means (a) Holdings and (b) any other Person of which the Top Borrower is an indirect Wholly-Owned Subsidiary.

“Parent Merger” has the meaning assigned to such term in the Recitals of this Agreement.

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Patent” means the following: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which the Top Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or otherwise has any liability, contingent or otherwise.

“Perfection Certificate” means a certificate substantially in the form of Exhibit E.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate substantially in the form of Exhibit F.

“Perfection Requirements” means the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each Loan Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, the proper recording or filing, as applicable, of Mortgages and fixture filings with respect to any Material Real Estate Asset constituting Collateral, in each case in favor of the Administrative Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent (or the First Lien Agent as bailee for the Administrative Agent) of any stock certificate or promissory note required to be delivered pursuant to the applicable Loan Documents, together with instruments of transfer executed in blank.

“Permitted Acquisition” means any acquisition made by the Top Borrower or any of its Restricted Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person who is engaged in a Similar Business (and, in any event, including any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Top Borrower’s or any Restricted Subsidiary’s equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the Top Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture); provided that the total consideration paid by Persons that are Loan Parties (a) for the Capital Stock of any Person that does not become a Loan Party or is not a Loan Party, (b) with respect to Investments of the type referred to in clauses (x) and (y) above after giving effect to which the relevant joint venture is not, or does not become, a Loan Party, or (c) in the case of an asset acquisition, for assets that are not acquired by any Loan Party, when taken together with the total consideration for all such Persons and assets so acquired after the Closing Date, shall not exceed the sum of (i) the greater of $92,000,000 and 54% of Consolidated Adjusted EBITDA as of the end of the most recently ended Test Period and (ii) amounts otherwise available under Section 6.06; provided that the limitation described in this proviso shall not apply to any acquisition to the extent (A) any such consideration is financed with the proceeds of sales of the Qualified Capital Stock of, or common equity capital contributions to, the Top Borrower or any Restricted Subsidiary or (B) the Person so acquired (or the Person owning the assets so acquired) becomes a Subsidiary Guarantor even though such Person owns Capital Stock in Persons that are not otherwise required to become Subsidiary Guarantors, if, in the case of this clause (B), at least 70.0% of the Consolidated Adjusted EBITDA of the Person(s) acquired in such acquisition (or the Persons owning the assets so acquired) (for this purpose and for the component definitions used in the definition of “Consolidated Adjusted EBITDA”, determined on a consolidated basis for such Person(s) and their respective Restricted Subsidiaries) is generated by Person(s) that will become Subsidiary Guarantors (i.e., disregarding any Consolidated Adjusted EBITDA generated by Restricted Subsidiaries of such Persons that are not (or will not become) Subsidiary Guarantors).

“Permitted Holders” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investors beneficially own more than 50% of the relevant voting stock beneficially owned by the group.

“Permitted Liens” means Liens permitted pursuant to Section 6.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) maintained by the Top Borrower and/or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of its ERISA Affiliates, other than any Multiemployer Plan.

“Prepayment Asset Sale” means any Disposition by the Top Borrower or its Restricted Subsidiaries made pursuant to Section 6.07(g)(z), Section 6.07(h) and Section 6.07(s).

“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.

“Prime Rate” means (a) the rate of interest publicly announced, from time to time, by the Administrative Agent at its principal office in New York City as its “prime rate,” with the understanding that the “prime rate” is one of the Administrative Agent’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as the Administrative Agent may designate or (b) if the Administrative Agent has no “prime rate,” the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent).

“Pro Forma Basis” or “pro forma effect” means, with respect to any determination of the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets (including component definitions thereof), that each Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) with respect to any test or covenant for which such calculation is being made and that:

(a)                                 (i) in the case of (A) any Disposition of all or substantially all of the Capital Stock of any Restricted Subsidiary or any division and/or product line of the Top Borrower, any Restricted Subsidiary or (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction, shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Permitted Acquisition, Investment and/or designation of an Unrestricted Subsidiary as a Restricted Subsidiary described in the definition of the term “Subject Transaction”, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that any pro forma adjustment described in this clause (a) may be applied to any such test or covenant solely to the extent that such adjustment is consistent with the definition of “Consolidated Adjusted EBITDA”,

(b)                                 any retirement or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made,

(c)                                  any Indebtedness incurred by the Top Borrower or any of its Restricted Subsidiaries in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that, (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligation with respect to any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Top Borrower to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Top Borrower and

(d)                                 the acquisition of any assets included in calculating Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Top Borrower or any of its subsidiaries, or the Disposition of any assets included in calculating Consolidated Total Assets described in the definition of “Subject Transaction” shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which such calculation is being made.

“Projections” means the financial projections and pro forma financial statements of the Top Borrower and its subsidiaries included in the Information Memorandum (or a supplement thereto).

“Promissory Note” means a promissory note of the Borrowers payable to any Lender or its registered assigns, in substantially the form of Exhibit G hereto, evidencing the aggregate outstanding principal amount of Loans of the Borrowers to such Lender resulting from the Loans made by such Lender.

“Public Company Costs” means Charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar Requirements of Law under other jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, Charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees.

“Published LIBO Rate” means, with respect to any Interest Period when used in reference to any Loan or Borrowing, (a) the rate of interest (rounded upwards, if necessary, to the nearest 1/100th) appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to such service as determined by Administrative Agent) as the London interbank offered rate for deposits in Dollars for a term comparable to such Interest Period, at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates) and (b) if such rate is not available at such time for any reason, then the “Published LIBO Rate” for such Interest Period shall be the interest rate per annum reasonably determined by the Administrative Agent in good faith to be the rate per annum at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered to the Administrative Agent by major banks in the London or other offshore interbank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualifying IPO” means the issuance and sale by the Top Borrower or any Parent Company of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Ratio Interest Expense” means, with respect to any Person for any period, (a) the sum of consolidated total interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, (i) including (A) the interest component of any payment under any Capital Lease (regardless of whether accounted for as interest expense under GAAP), (B) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (C) any commission, discount and/or other fee or charge owed with respect to any letter of credit and/or bankers’ acceptance and (D) net payments arising under any interest rate Hedge Agreement with respect to Indebtedness and (ii) excluding (A) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (B) any expense arising from any bridge, commitment and/or other financing fee, (C) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, acquisition accounting, (D) penalties and interest relating to Taxes and (E) for the avoidance of doubt, any non-cash interest expense attributable to any movement in the mark to market valuation of any obligation under any Hedge Agreement or any other derivative instrument and/or any payment obligation arising under any Hedge Agreement or derivative instrument other than any interest rate Hedge Agreement or interest rate derivative instrument with respect to Indebtedness minus (b) interest income for such period.  For purposes of this definition, interest in respect of any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with GAAP.

“RBC” has the meaning assigned to such term in the preamble to this Agreement.

“RBCCM” has the meaning assigned to such term in the preamble to this Agreement.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Loan Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Refinancing Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent and the Top Borrower executed by (a) Holdings and each Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement Term Loans being incurred pursuant thereto and in accordance with Section 9.02(c).

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).

“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Register” has the meaning assigned to such term in Section 9.05(b).

“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation H” means Regulation H of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Funds” shall mean with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replaced Term Loans” has the meaning assigned to such term in Section 9.02(c).

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(c).

“Reportable Event” means, with respect to any Pension Plan or Multiemployer Plan, any of the events described in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period is waived under PBGC Reg. Section 4043.

“Representative” has the meaning assigned to such term in Section 9.13.

“Required Excess Cash Flow Percentage” means, as of any date of determination, (a) if the First Lien Leverage Ratio is greater than 4.00:1.00, 50%, (b) if the First Lien Leverage Ratio is less than 4.00:1.00 and greater than 3.50:1.00, 25% and (c) if the First Lien Leverage Ratio is less than or equal to 3.50:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Excess Cash Flow that is required to be applied to prepay the Loans under Section 2.11(b)(i) for any Excess Cash Flow Period, the First Lien Leverage Ratio shall be determined on the scheduled date of prepayment.

“Required Lenders” means, at any time, Lenders having Loans or unused Commitments representing more than 50% of the sum of the total Loans and such unused commitments at such time.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” of any Person means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Top Borrower that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Top Borrower as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Restricted Amount” has the meaning set forth in Section 2.11(b)(iv).

“Restricted Debt” has the meaning set forth in Section 6.04(b).

“Restricted Debt Payment” has the meaning set forth in Section 6.04(b).

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Top Borrower, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Top Borrower and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Top Borrower now or hereafter outstanding.

“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary.  Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Top Borrower.

“Retained Excess Cash Flow Amount” means, at any date of determination, an amount, not less than zero and determined on a cumulative basis, that is equal to (a) the aggregate cumulative sum of the Excess Cash Flow that is not required to be applied as a mandatory prepayment under Section 2.11(b)(i) (without giving effect to Section 2.11(b)(vii) hereof) for all Excess Cash Flow Periods ending after the Closing Date and prior to such date, plus (b) for each Excess Cash Flow Interim Period ended prior to such date but as to which the corresponding Excess Cash Flow Period has not ended (or no Excess Cash Flow Period has then ended), an amount equal to the Retained Excess Cash Flow Percentage of Excess Cash Flow of the Top Borrower and its Restricted Subsidiaries for such Excess Cash Flow Interim Period.

“Retained Excess Cash Flow Percentage” means, with respect to any Excess Cash Flow Interim Period, (a) 100% minus (b) the Required Excess Cash Flow Percentage with respect to such Excess Cash Flow Interim Period.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of the McGraw-Hill Companies, Inc.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.08.

“Scheduled Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Second Lien Claimholders” has the meaning set forth in the Intercreditor Agreement.

“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) under each Hedge Agreement that (a) is in effect on the Closing Date between any Loan Party and a counterparty that is the Administrative Agent, a Lender, an Arranger or any Affiliate of the Administrative Agent, a Lender or an Arranger as of the Closing Date or (b) is entered into after the Closing Date between any Loan Party and any counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or any Arranger at the time such Hedge Agreement is entered into, for which such Loan Party agrees to provide security and in each case that has been designated to the Administrative Agent in writing by the Top Borrower as being a Secured Hedging Obligation for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Sections 9.03 and Section 9.10 and the Intercreditor Agreement as if it were a Lender.

“Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Secured Debt as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case of the Top Borrower and its Restricted Subsidiaries on a consolidated basis.

“Secured Obligations” means all Obligations, together with (a) all Banking Services Obligations and (b) all Secured Hedging Obligations.

“Secured Parties” means (i) the Lenders, (ii) the Administrative Agent, (iii) each counterparty to Hedge Agreement with a Loan Party the obligations under which constitute Secured Hedging Obligations, (iv) each provider of Banking Services to any Loan Party the obligations under which constitute Banking Services Obligations, (v) the Arrangers and (vi) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Second Lien Pledge and Security Agreement, substantially in the form of Exhibit H, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

“Shared Incremental Amount” means (a) $175,000,000 minus (b) (i) the aggregate outstanding principal amount of all Incremental Facilities and/or Incremental Equivalent Debt incurred or issued in reliance on the Shared Incremental Amount and (ii) the aggregate principal amount of “Incremental Facilities” and “Incremental Equivalent Debt” (each as defined in the First Lien Credit Agreement or any equivalent term under any documentation governing any First Lien Facility) incurred or issued in reliance on the Shared Incremental Amount.

“Similar Business” means any Person the majority of the revenues of which are derived from a business that would be permitted by Section 6.10 if the references to “Restricted Subsidiaries” in Section 6.10 were read to refer to such Person.

“SPC” has the meaning assigned to such term in Section 9.05(e).

“Specified Acquisition Agreement Representations” means the representations and warranties made by or on behalf of the Target, its subsidiaries or their respective businesses in the Acquisition Agreement which are material to the interests of the Lenders, but only to the extent that NewCo2 (or its applicable affiliate) has the right to terminate its obligations under the Acquisition Agreement or to decline to consummate the Acquisition as a result of a breach of such representations and warranties.

“Specified Representations” means the representations and warranties set forth in Section 3.01(a)(i), Section 3.02 (as it relates to the due authorization, execution, delivery and performance of the Loan Documents and the enforceability thereof), Section 3.03(b)(i), Section 3.08, Section 3.12, Section 3.14 (as it relates to the creation, validity and perfection of the security interests in the Collateral), Section 3.16 and Section 3.17(b).

“Sponsor” means, collectively, Advent, its controlled Affiliates and funds managed or advised by any of them or any of their respective controlled Affiliates.

“Subject Loans” has the meaning assigned to such term in Section 2.11(b)(ii).

“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.

“Subject Proceeds” has the meaning assigned to such term in Section 2.11(b)(ii).

“Subject Transaction” means, with respect to any Test Period, (a) the Transactions, (b) any Permitted Acquisition or any other acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person (and, in any event, including any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Top Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the Top Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture), in each case that is permitted by this Agreement, (c) any Disposition of all or substantially all of the assets or Capital Stock of any subsidiary (or any business unit, line of business or division of the Top Borrower or a Restricted Subsidiary) not prohibited by this Agreement, (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.10 hereof, (e) any incurrence or repayment of Indebtedness and/or (f) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof; provided that (a) in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding and (b) notwithstanding the foregoing, for purposes of the Loan Documents, all references to “subsidiaries” of the Top Borrower will be deemed to exclude (i) DV Historic Tax Credit Fund II, LLC, a Delaware limited liability company and (ii) JJ Innovative Enterprises, Inc., a Delaware corporation.  Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Top Borrower.

“Subsidiary Guarantor” means (x) on the Closing Date, each subsidiary of the Top Borrower that is not a Borrower (other than any such subsidiary that is an Excluded Subsidiary on the Closing Date) and (y) thereafter, each subsidiary of the Top Borrower that becomes a guarantor of the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the relevant subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.

“Successor Holdings” has the meaning assigned to such term in Section 6.14(c).

“Successor Top Borrower” has the meaning assigned to such term in Section 6.07(a).

“Swap Obligations” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Target” has the meaning assigned to such term in the preamble to this Agreement.

“Target Merger” has the meaning assigned to such term in the Recitals of this Agreement.

“Target Refinancing” has the meaning assigned to such term in Section 4.01(h).

“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.

“Term Commitment” means any Initial Term Commitment and any Additional Term Loan Commitment.

“Term Facility” means the Loans provided to or for the benefit of the Borrowers pursuant to the terms of this Agreement.

“Term Lender” means any Initial Term Lender and any Additional Term Lender.

“Test Period” means, as of any date, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements under Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered); it being understood and agreed that prior to the first delivery of financial statements of Section 5.01(a), “Test Period” means the period of four consecutive Fiscal Quarters in respect of which financial statements for Connolly Corp. and the Target are available.

“Threshold Amount” means $49,000,000.

“Top Borrower” means (a) prior to giving effect to the Parent Merger, NewCo2 and (b) after giving effect to the Parent Merger, Connolly Corp.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt outstanding as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case of the Top Borrower and its Restricted Subsidiaries on a consolidated basis.

“Trademark” means the following:  (a) all trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin under the Requirements of Law of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all domestic rights corresponding to any of the foregoing.

“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by Holdings and/or its subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Loans hereunder on the Closing Date, (b) the Mergers and the other transactions contemplated by the Acquisition Agreement, (c) the Equity Contribution, (d) the Connolly Refinancing and the Target Refinancing, (e) the execution, delivery and performance by the Loan Parties of the Loan Documents (as defined in the First Lien Credit Agreement) to which they are a party and the incurrence of Indebtedness under the First Lien Credit Agreement on the Closing Date and (f) the payment of the Transaction Costs.

“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“Unrestricted Cash Amount” means, as to any Person on any date of determination, the amount of (a) unrestricted Cash and Cash Equivalents of such Person whether or not held in a Deposit Account pledged to secure the Secured Obligations and (b) Cash and Cash Equivalents of such Person that are restricted in favor of the Term Facility and/or the First Lien Facility (which may also include Cash and Cash Equivalents securing other Indebtedness that is secured by a Collateral along with the Term Facility and/or the First Lien Facility).

“Unrestricted Subsidiary” means any subsidiary of the Top Borrower that is listed on Schedule 5.10 hereto or designated by the Top Borrower as an Unrestricted Subsidiary after the Closing Date pursuant to Section 5.10.

“U.S.” means the United States of America.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to any Multiemployer Plan as the result of a “complete” or “partial” withdrawal by the Top Borrower or any Restricted Subsidiary (or any ERISA Affiliate of any Borrower) from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02.                          Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Term Loan”) or by Type (e.g., a “LIBO Rate Loan”) or by Class and Type (e.g., a “LIBO Rate Initial Term Loan”).  Borrowings also may be classified and referred to by Class (e.g., an “Initial Term Loan Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Initial Term Loan Borrowing”).

Section 1.03.                          Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document (including any Loan Document and the First Lien Credit Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (b) any reference to any Requirement of Law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law, (c) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (e) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (f) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights.  For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.09, in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01 (other than Sections 6.01(a), (x) and (z)), 6.02 (other than Sections 6.02(a) and (t)), 6.04, 6.05, 6.06, 6.07 and 6.09, the Top Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category.  It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction under Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 or 6.09, respectively, but may instead be permitted in part under any combination thereof.

Section 1.04.                          Accounting Terms; GAAP.

(a)                                 All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that if the Top Borrower notifies the Administrative Agent that the Top Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Administrative Agent notifies the Top Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice have been withdrawn or such provision amended in accordance herewith; provided, further, that if such an amendment is requested by the Top Borrower or the Required Lenders, then the Top Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof; provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Top Borrower or any subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.  If the Top Borrower notifies the Administrative Agent that the Top Borrower (or its applicable Parent Company) is required to report under IFRS or has elected to do so through an early adoption policy, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Top Borrower cannot elect to report under GAAP).

(b)                                 Notwithstanding anything to the contrary herein, but subject to Section 1.10 hereof, all financial ratios and tests (including the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio and the amount of Consolidated Total Assets and Consolidated Adjusted EBITDA) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis.  Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Top Borrower or any of its Restricted Subsidiaries or any joint venture since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period.

(c)                                  Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capital Lease,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases in conformity with GAAP on the date hereof shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.05.                          Effectuation of Transactions.  Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.06.                          Timing of Payment of Performance.  When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.07.                          Times of Day.  Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.08.                          Currency Equivalents Generally.

(a)                                 For purposes of any determination under Article 5, Article 6 (other than the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article 7 with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition, Sale and Lease-Back Transaction, affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement, (any of the foregoing, a “specified transaction”), in a currency other than Dollars, (i) the Dollar equivalent amount of a specified transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Top Borrower) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such specified transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i).  For purposes of the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Sections 5.01(a) or (b) (or, prior to the first such delivery, the financial statements referred to in Section 3.04), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness.

(b)                                 Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Top Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

Section 1.09.                          Cashless Rollovers.  Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Replacement Term Loans, Extended Term Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

Section 1.10.                          Certain Calculations and Tests.

(a)                                 Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including, without limitation, any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test, any Interest Coverage Ratio test) and/or any cap expressed as a percentage of Consolidated Adjusted EBITDA or (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) as a condition to (A) the consummation of any transaction in connection with any acquisition or similar Investment (including the assumption or incurrence of Indebtedness), (B) the making of any Restricted Payment and/or (C) the making of any Restricted Debt Payment, the determination of whether the relevant condition is satisfied may be made, at the election of the Top Borrower, (1) in the case of any acquisition or similar Investment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or Investment or (y) the consummation of such acquisition or Investment, (2) in the case of any Restricted Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment and (3) in the case of any Restricted Debt Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such Restricted Debt Payment or (y) the making of such Restricted Debt Payment, in each case, after giving effect to the relevant acquisition, Restricted Payment and/or Restricted Debt Payment on a Pro Forma Basis.

(b)                                 For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total

Assets), such financial ratio or test shall be calculated at the time such action is taken (subject to clause (a) above), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(c)                                  Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, without limitation, any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts.

Section 1.11.                          Guarantees and Collateral.  Notwithstanding any provision of any Loan Document to the contrary, until the First Lien Obligations Payment Date, for purposes of any determination relating to the Collateral (including any determination with respect to any waiver or extension or any opportunity to request that is permitted or required under the definition of “Collateral and Guarantee Requirement,” under this Agreement or under any other Loan Document) as to which the Administrative Agent is granted discretion hereunder or under any other Loan Document, the determination of the First Lien Administrative Agent (or the agent for the holders of any applicable First Lien Obligations) under the analogous provision of the corresponding Loan Document (as defined in the First Lien Credit Agreement (or any equivalent term under any First Lien Facility) (or the documentation governing the other applicable First Lien Obligations) shall be deemed to be the determination of the Administrative Agent with respect thereto.

ARTICLE 2                              THE CREDITS

Section 2.01.                          Commitments.

(a)                                 Subject to the terms and conditions set forth herein, each Initial Term Lender severally, and not jointly, agrees to make Initial Term Loans to the Borrowers on the Closing Date in Dollars in a principal amount not to exceed its Initial Term Loan Commitment.  Amounts paid or prepaid in respect of the Initial Term Loans may not be reborrowed.

(b)                                 Subject to the terms and conditions of this Agreement and any applicable Refinancing Amendment or Incremental Facility Amendment, each Lender with an Additional Term Loan Commitment of a given Class, severally and not jointly, agrees to make Additional Term Loans of such Class to the Borrowers (or the relevant Borrower), which Loans shall not exceed for any such Lender at the time of any incurrence thereof the Additional Term Loan Commitment of such Class of such Lender as set forth in the applicable Refinancing Amendment or Incremental Facility Amendment.

Section 2.02.                          Loans and Borrowings.

(a)                                 Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.

(b)                                 Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or LIBO Rate Loans as any Borrower (or the Top Borrower on behalf of any Borrower) may request in accordance herewith.  Each Lender at its option may make any LIBO Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement, (ii) such LIBO Rate Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrowers resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that no such domestic or foreign branch or Affiliate of such Lender shall be entitled to any greater indemnification under Section 2.17 in respect of any U.S. federal withholding tax with respect to such LIBO Rate Loan than that to which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of any Change in Law after the date on which such Loan was made).

(c)                                  At the commencement of each Interest Period for any LIBO Rate Borrowing, such LIBO Rate Borrowing shall comprise an aggregate principal amount that is an integral multiple of $100,000 and not less than $500,000.  Each ABR Borrowing when made shall be in a minimum principal amount of $100,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 8 different Interest Periods in effect for LIBO Rate Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).

(d)                                 Notwithstanding any other provision of this Agreement, no Borrower shall, nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the relevant Loans.

Section 2.03.                          Requests for Borrowings.  Each Borrowing, each conversion of Loans or from one Type to the other, and each continuation of LIBO Rate Loans shall be made upon irrevocable notice by the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) to the Administrative Agent.  Each such notice must be in in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) or by telephone (and promptly confirmed by delivery of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) 1:00 p.m. three Business Days prior to the requested day of any Borrowing, conversion or continuation of LIBO Rate Loans (or one Business Day in the case of any Borrowing of LIBO Rate Loans to be made on the Closing Date) and (ii) 11:00 a.m. on the requested date of any Borrowing of ABR Loans (or, in each case, such later time as is acceptable to the Administrative Agent); provided, however, that if the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) wishes to request LIBO Rate Loans having an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) must be received by the Administrative Agent not later than 1:00 p.m. four Business Days prior to the requested date of the relevant Borrowing (or such later time as is acceptable to the Administrative Agent), conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest

Period is available to them and (B) not later than 12:00 p.m. three Business Days before the requested date of the relevant Borrowing, conversion or continuation, the Administrative Agent shall notify the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) whether or not the requested Interest Period is available to the appropriate Lenders.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested LIBO Rate Borrowing, then the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) shall be deemed to have selected an Interest Period of one month’s duration.  The Administrative Agent shall advise each Lender of the details and amount of any Loan to be made as part of the relevant requested Borrowing.

Section 2.04.                          [Reserved].

Section 2.05.                          [Reserved].

Section 2.06.                          [Reserved].

Section 2.07.                          Funding of Borrowings.

(a)                                 Each Lender shall make each Loan to be made by it hereunder not later than (i) 1:00 p.m., in the case of LIBO Rate Loans, and (ii) 2:00 p.m., in the case of ABR Loans, in each case on the Business Day specified in the applicable Borrowing Request by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage;.  The Administrative Agent will make such Loans available to the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) by promptly crediting the amounts so received, in like funds, to the account designated in the relevant Borrowing Request or as otherwise directed by the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower).

(b)                                 Unless the Administrative Agent has received notice from any Lender that such Lender will not make available to the Administrative Agent such Lender’s share of any Borrowing prior to the proposed date of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) a corresponding amount.  In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of any Borrower, the interest rate applicable to Loans comprising such Borrowing at such time.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the obligation of the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease.  If the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08.                          Type; Interest Elections.

(a)                                 Each Borrowing shall initially be of the Type specified in the applicable Borrowing Request and, in the case of any LIBO Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders based upon their Applicable Percentages and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)                                 To make an election pursuant to this Section, the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) shall (i) deliver an Interest Election Request, appropriately completed and signed by a Responsible Officer of the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) or (ii) provide telephonic notice (promptly confirmed in writing by delivery of a written Interest Election Request, appropriately completed and signed by a Responsible Officer of the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) of the applicable election to the Administrative Agent.

If any such Interest Election Request requests a LIBO Rate Borrowing but does not specify an Interest Period, then the Top Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c)                                  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d)                                 If the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to a LIBO Rate Borrowing with an Interest Period of one month.  Notwithstanding anything to the contrary herein, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Top Borrower, then, so long as such Event of Default exists (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing and (ii) unless repaid, each LIBO Rate Borrowing shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto.

Section 2.09.                          Termination and Reduction of Commitments.  Unless previously terminated, the Initial Term Commitments on the Closing Date shall automatically terminate upon the making of the Initial Term Loans on the Closing Date.

Section 2.10.                          Repayment of Loans; Evidence of Debt.

(a)                                 The Borrowers hereby jointly and severally unconditionally promise to repay on the Initial Term Loan Maturity Date the principal amount of the Initial Term Loans outstanding on such date together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)                                 [Reserved].

(c)                                  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)                                 The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from any Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)                                  The entries made in the accounts maintained pursuant to paragraphs (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (d) of this Section and any Lender’s records, the accounts of the Administrative Agent shall govern.

(f)                                   Any Lender may request that any Loan made by it be evidenced by a Promissory Note.  In such event, the relevant Borrower shall prepare, execute and deliver a Promissory Note to such Lender payable to such Lender and its registered assigns; it being understood and agreed that such Lender (and/or its applicable assign) shall be required to return such Promissory Note to the Top Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable).  If any Lender loses the original copy of its Promissory Note, it shall execute an affidavit of loss containing an indemnification provision reasonably satisfactory to the Top Borrower.

Section 2.11.                          Prepayment of Loans.

(a)                                 Optional Prepayments.

(i)                                     Upon prior notice in accordance with paragraph (a)(iii) of this Section, any Borrower (or the Top Borrower on behalf of any Borrower) shall have the right at any time and from time to time to prepay any Borrowing of Loans of any Class in whole or in part without premium or penalty (but subject (A) in the case of Borrowings of Initial Term Loans only, to Section 2.12(c) and (B) if applicable, to Section 2.16).  Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the relevant Class.

(ii)                                  [Reserved].

(iii)                               The relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) shall notify the Administrative Agent in writing of any prepayment under this Section 2.11(a) (i) in the case of any prepayment of a LIBO Rate Borrowing, not later than 1:00 p.m. three Business Days before the date of prepayment or (ii) in the case of any prepayment of any ABR Borrowing, not later than 11:00 a.m. on the day of prepayment (or, such later time as to which the Administrative Agent may agree).  Each such notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that any notice of prepayment delivered by any Borrower (or the Top Borrower on behalf of any Borrower) may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of a Borrowing of the same Type and Class as provided in Section 2.02(c), or such lesser amount that is then outstanding with respect to such Borrowing being repaid (and in increments of $100,000 in excess thereof or such lesser incremental amount that is then outstanding with respect to such Borrowing being repaid).  Each prepayment of Term Loans shall be applied to the Class of Loans specified in the applicable prepayment notice.

(b)                                 Mandatory Prepayments.

(i)                                     Subject to Section 2.11(b)(vii), no later than the fifth Business Day after the date on which the financial statements with respect to each Fiscal Year of the Top Borrower are required to be delivered pursuant to Section 5.01(b), commencing with the Fiscal Year ending December 31, 2015, the Top Borrower shall prepay the outstanding principal amount of Initial Term Loans and Additional Term Loans then subject to ratable prepayment requirements in accordance with clause (vi) of this Section 2.11(b) below in an aggregate principal amount equal to (A) the Required Excess Cash Flow Percentage of Excess Cash Flow of the Top Borrower and its Restricted Subsidiaries for the Excess Cash Flow Period then ended, minus (B) at the option of the Top Borrower, (x) the aggregate principal amount of any Loans prepaid pursuant to Section 2.11(a) prior to such date, (y) the aggregate principal amount of any loans under the First Lien Facility (including any Additional Loans (as defined in the First Lien Credit Agreement or any other document governing any First Lien Facility)) prepaid pursuant to Section 2.11(a) of the First Lien Credit Agreement (or equivalent provision under any other document governing any First Lien Facility) prior to such date and (z) (1) the amount of any reduction in the outstanding amount of any Loans resulting from any assignment made in accordance with Section 9.05(g) of this Agreement (including in connection with any Dutch Auction) and/or (2) the amount of any reduction in the outstanding amount of any loans under any First Lien Facility resulting from any assignment made in accordance with Section 9.05(g) of the First Lien Credit Agreement (or equivalent provision under any other document governing any First Lien Facility) (including in connection with any Dutch Auction (as defined in the First Lien Credit Agreement)) prior to such date and, in each case under this clause (z), based upon the actual amount of cash paid in connection with the relevant assignment, in each case, excluding any such optional prepayments made during such Fiscal Year that reduced the amount required to be prepaid pursuant to this Section 2.11(b)(i) in the prior Fiscal Year (in the case of any prepayment of “Revolving Loans” (as defined in the First Lien Credit Agreement (or any equivalent term under any First Lien Facility)), to the extent accompanied by a permanent reduction in the relevant commitment, and in the case of all such prepayments, to the extent that such prepayments were not financed with the proceeds of other Indebtedness (other than revolving Indebtedness) of the Top Borrower or its Restricted Subsidiaries); provided that no prepayment under this Section 2.11(b) shall be required unless and to the extent that the amount thereof exceeds $5,000,000.

(ii)                                  Subject to Section 2.11(b)(vii), no later than the fifth Business Day following the receipt of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds, in each case, in excess of $20,000,000 in any Fiscal Year, the Top Borrower shall apply an amount equal to 100% of the Net Proceeds or Net Insurance/Condemnation Proceeds received with respect thereto in excess of such threshold (collectively, the “Subject Proceeds”) to prepay the outstanding principal amount of Initial Term Loans and Additional Term Loans then subject to ratable prepayment requirements (the “Subject Loans”) in accordance with clause (vi) below; provided that (A) if prior to the date any such prepayment is required to be made, the Top Borrower notifies the Administrative Agent of its intention to reinvest the Subject Proceeds in assets used or useful in the business (other than Cash or Cash Equivalents) of the Top Borrower or any of its subsidiaries, then so long as no Event of Default then exists, the Top Borrower shall not be required to make a mandatory prepayment under this clause (ii) in respect of the Subject Proceeds to the extent (x) the Subject Proceeds are so reinvested within 365 days following receipt thereof, or (y) the Top Borrower or any of its subsidiaries has committed to so reinvest the Subject Proceeds during such 365-day period and the Subject Proceeds are so reinvested within 180 days after the expiration of such 365-day period; it being understood that if the Subject Proceeds have not been so reinvested prior to the expiration of the applicable period, the Top Borrower shall promptly prepay the Subject Loans with the amount of Subject Proceeds not so reinvested as set forth above (without regard to the immediately preceding proviso) and (B) if, at the time that any such prepayment would be required hereunder, the Top Borrower or any of its Restricted Subsidiaries is required to repay or repurchase any other Indebtedness (or offer to repay or repurchase such Indebtedness) that is secured on a pari passu basis with any Secured Obligation pursuant to the terms of the documentation governing such Indebtedness with the Subject Proceeds (such Indebtedness required to be so repaid or repurchased (or offered to be repaid or repurchased), the “Other Applicable Indebtedness”), then the relevant Person may apply the Subject Proceeds on a pro rata basis to the prepayment of the Subject Loans and to the repurchase or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Subject Loans and the Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time; it being understood that (1) the portion of the Subject Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of the Subject Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of the Subject Proceeds shall be allocated to the Subject Loans in accordance with the terms hereof), and the amount of the prepayment of the Subject Loans that would have otherwise been required pursuant to this Section 2.11(b)(ii) shall be reduced accordingly and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Subject Loans in accordance with the terms hereof.

(iii)                               Subject to Section 2.11(b)(vii) and Section 2.12(c), in the event that the Top Borrower or any of its Restricted Subsidiaries receives Net Proceeds from the issuance or incurrence of Indebtedness by the Top Borrower or any of its Restricted Subsidiaries (other than Indebtedness that is permitted to be incurred under Section 6.01, except to the extent the relevant Indebtedness constitutes (A) Refinancing Indebtedness incurred to refinance all or a portion of the Loans pursuant to Section 6.01(p), (B) Incremental Loans incurred to refinance all or a portion of the Loans pursuant to Section 2.22, (C) Replacement Term Loans incurred to refinance all or any portion of the Loans in accordance with the requirements of Section 9.02(c) and/or (D) Incremental Equivalent Debt incurred to finance all or a portion of the Loans in accordance with the requirements of Section 6.01(z)), the Top Borrower shall, substantially simultaneously with (and in any event not later than the next succeeding Business Day) the receipt of such Net Proceeds by the Top Borrower or its applicable Restricted Subsidiary, apply an amount equal to 100% of such Net Proceeds to prepay the outstanding principal amount of the relevant Loans in accordance with clause (vi) below.

(iv)                              Notwithstanding anything in this Section 2.11(b) to the contrary:

(A)                               the Top Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Sections 2.11(b)(i) or (ii) above to the extent that the relevant Excess Cash Flow is generated by any Foreign Subsidiary, the relevant Prepayment Asset Sale is consummated by any Foreign Subsidiary or the relevant Net Insurance/Condemnation Proceeds are received by any Foreign Subsidiary, as the case may be, for so long as the repatriation to the Top Borrower of any such amount would be prohibited under any Requirement of Law or conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Foreign Subsidiary (the Top Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions required by applicable Requirements of Law to permit such repatriation); it being understood that if the repatriation of the relevant affected Excess Cash Flow or Subject Proceeds, as the case may be, is permitted under the applicable Requirement of Law and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or be reasonably expected to result in, a material risk of personal or criminal liability for the Persons described above, in either case, within 365 days following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, the relevant Foreign Subsidiary will promptly repatriate the relevant Excess Cash Flow or Subject Proceeds, as the case may be, and the repatriated Excess Cash Flow or Subject Proceeds, as the case may be, will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional Taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (iv)),

(B)                               the Top Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Sections 2.11(b)(i) or (ii) to the extent that the relevant Excess Cash Flow is generated by any joint venture or the relevant Subject Proceeds are received by any joint venture, in each case, for so long as the distribution to the Top Borrower of such Excess Cash Flow or Subject Proceeds would be prohibited under the Organizational Documents governing such joint venture; it being understood that if the relevant prohibition ceases to exist within the 365-day period following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, the relevant joint venture will promptly distribute the relevant Excess Cash Flow or the relevant Subject Proceeds, as the case may be, and the distributed Excess Cash Flow or Subject Proceeds, as the case may be, will be promptly (and in any event not later than two Business Days after such distribution) applied to the repayment of the Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (iv)), and

(C)                               if the Top Borrower determines in good faith that the repatriation to the Top Borrower as a distribution or dividend of any amounts required to mandatorily prepay the Loans pursuant to Sections 2.11(b)(i) or (ii) above that are attributable to Foreign Subsidiaries would result in a material and adverse Tax liability (including any withholding Tax) (such amount, a “Restricted Amount”), the amount that the Top Borrower shall be required to mandatorily prepay pursuant to Sections 2.11(b)(i) or (ii) above, as applicable, shall be reduced by the Restricted Amount; provided that to the extent that the repatriation of the relevant Subject Proceeds or Excess Cash Flow from the relevant Foreign Subsidiary would no longer have an adverse tax consequence within the 365-day period following the event giving rise to the relevant Subject Proceeds or the end of the applicable Excess Cash Flow Period, as the case may be, an amount equal to the Subject Proceeds or Excess Cash Flow, as applicable and to the extent available, not previously applied pursuant to this clause (C), shall be promptly applied to the repayment of the Loans pursuant to Section 2.11(b) as otherwise required above;

(v)                                 (A) Any Term Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Loans required to be made by the Top Borrower pursuant to this Section 2.11(b), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”), in which case such Declined Proceeds may be retained by the Top Borrower and (B) for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.11(b)(iii) above to the extent that such prepayment is made with the Net Proceeds of (w) Refinancing Indebtedness incurred to refinance all or a portion of the Loans pursuant to Section 6.01(p), (x) Incremental Loans incurred to refinance all or a portion of the Loans pursuant to Section 2.22, (y) Replacement Term Loans incurred to refinance all or any portion of the Loans in accordance with the requirements of Section 9.02(c) and/or (z) Incremental Equivalent Debt incurred to finance all or a portion of the Loans in accordance with the requirements of Section 6.01(z).  If any Lender fails to deliver a notice to the Administrative Agent of its election to decline receipt of its Applicable Percentage of any mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Loans.

(vi)                              Except as otherwise provided in any Refinancing Amendment, any Incremental Facility Amendment or any Extension Amendment, each prepayment of Loans pursuant to this Section 2.11(b) shall be applied ratably to each Class of Loans then outstanding (provided that any prepayment of Loans with the Net Proceeds of any Refinancing Indebtedness, Incremental Facility or Replacement Term Loans shall be applied to the applicable Class of Loans being refinanced or replaced).  Each such prepayment shall be paid to the Term Lenders in accordance with their respective Applicable Percentage of the applicable Class.  The amount of such mandatory prepayments shall be applied first to the then outstanding Loans that are ABR Loans and then to the then outstanding Loans that are LIBO Rate Loans in a manner that minimizes the amount of any payments required to be made by the Top Borrower pursuant to Section 2.16.

(vii)                           Notwithstanding anything in this Section 2.11(b) to the contrary, until the First Lien Obligations Payment Date, no mandatory prepayment of outstanding Loans that would otherwise be required to be made under this Section 2.11(b) shall be required to be made, except with respect to the portion (if any) of the proceeds of any event giving rise to any mandatory prepayment under Section 2.11(b) of the First Lien Credit Agreement (or equivalent provision under any other document governing any First Lien Facility) that has been declined by the applicable lenders thereunder in accordance with Section 2.11(b)(v) of the First Lien Credit Agreement (or equivalent provision under any other document governing any First Lien Facility).

(viii)                        Prepayments made under this Section 2.11(b) shall be (A) accompanied by accrued interest as required by Section 2.13, (B) subject to Section 2.16 and (C) other than with respect to payments made pursuant to clause (iii), which are subject to Section 2.12(c), shall otherwise be without premium or penalty.

Section 2.12.                          Fees.

(a)                                 The Top Borrower agrees to pay to the Administrative Agent, for its own account, the annual administration fee described in the Fee Letter.

(b)                                 All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent.  Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter.

(c)                                  In the event that, on or prior to the second anniversary of the Closing Date, the Top Borrower prepays pursuant to Section 2.11(a)(i) or prepays or refinances any Initial Term Loans pursuant to Section 2.11(b)(iii) (it being understood and agreed for the avoidance of doubt that prepayments as a result of assignments made pursuant to Section 9.05(g) hereof shall not be subject to this Section 2.12(c)), the Top Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Initial Term Lenders (including any Non-Consenting Lender whose Term Loans are repaid or replaced pursuant to Section 2.19(b)(iv)), a premium of (i) 2.00% of the aggregate principal amount of the Initial Term Loans so prepaid, repaid or refinanced prior to the first anniversary of the Closing Date and (ii) 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, repaid or refinanced on or after the first anniversary of the Closing Date, but prior to the second anniversary of the Closing Date.  All such amounts shall be due and payable on the date of the relevant prepayment pursuant to Sections 2.11(a)(i) or 2.11(b)(iii).  For the avoidance of doubt, no prepayment premium shall be payable hereunder in connection with any prepayment or refinancing of Initial Term Loans on or after the second anniversary of the Closing Date.

(d)                                 Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day).  Each determination by the Administrative Agent of a fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13.                          Interest.

(a)                                 The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                                 The Loans comprising each LIBO Rate Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)                                  [Reserved].

(d)                                 Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by the Top Borrower hereunder is not, in each case, paid when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by applicable Requirements of Law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to Loans that are ABR Loans as provided in paragraph (a) of this Section; provided that no amount shall accrue pursuant to this Section 2.13(d) on any overdue amount or other amount payable to a Defaulting Lender so long as such Lender is a Defaulting Lender.

(e)                                  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date applicable to such Loan; provided that (A) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any LIBO Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)                                   All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.  Interest shall accrue on each Loan for the day on which the Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

Section 2.14.                          Alternate Rate of Interest.  If at least two Business Days prior to the commencement of any Interest Period for a LIBO Rate Borrowing:

(a)                                 the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

(b)                                 the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall promptly give notice thereof to the Top Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Top Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto, and (ii) if any Borrowing Request requests a LIBO Rate Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.15.                          Increased Costs.

(a)                                 If any Change in Law:

(i)                                     imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate);

(ii)                                  subject any Lender to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on or with respect to its loans, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               imposes on any Lender or the London interbank market any other condition (other than Taxes) affecting this Agreement or LIBO Rate Loans made by any Lender;

and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect of any LIBO Rate Loan in an amount deemed by such Lender to be material, then, within 30 days after the Top Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section, the Top Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that the Top Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) such Lender invokes Section 2.20 or (z) in the case of requests for reimbursement under clause (iii) above resulting from a market disruption, (A) the relevant circumstances are not generally affecting the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders.

(b)                                 If any Lender determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law other than due to Taxes (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then within 30 days of receipt by the Top Borrower of the certificate contemplated by paragraph (c) of this Section the Top Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  Any Lender requesting compensation under this Section 2.15 shall be required to deliver a certificate to the Top Borrower that (i) sets forth the amount or amounts necessary to compensate such Lender or the holding company thereof, as applicable, as specified in paragraph (a) or (b) of this Section, (ii) sets forth, in reasonable detail, the manner in which such amount or amounts were determined and (iii) certifies that such Lender is generally charging such amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error.

(d)                                 Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided, however that the Top Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Top Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16.                          Break Funding Payments.  In the event of (a) the conversion or prepayment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any LIBO Rate Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any LIBO Rate Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Top Borrower pursuant to Section 2.19, then, in any such event, the Top Borrower shall compensate each Lender for the loss, cost and expense incurred by such Lender that is attributable to such event (other than loss of profit).  In the case of a LIBO Rate Loan, the loss, cost or expense of any Lender shall be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurodollar market; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees.  Any Lender requesting compensation under this Section 2.16 shall be required to deliver a certificate to the Top Borrower that (A) sets forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (B) certifies that such Lender is generally charging the relevant amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error.  The Top Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.17.                          Taxes.

(a)                                 Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Requirements of Law.  If any applicable Requirement of Law requires the deduction or withholding of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax and/or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) each Lender (or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.  If at any time any applicable withholding agent is required by any applicable Requirement of Law to make any deduction or withholding from any amount payable under any Loan Document, the Top Borrower shall promptly notify the relevant Lender and the Administrative Agent upon any Responsible Officer becoming aware of the same.

(b)                                 In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c)                                  The Borrowers shall jointly and severally indemnify the Administrative Agent and each Lender within 30 days after receipt of the certificate described in the succeeding sentence, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent or such Lender, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), other than any penalties determined by a final and non-appealable judgment of a court of competent jurisdiction (or documented in any settlement agreement) to have resulted from the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Lender, and, in each case, any reasonable expenses arising therefrom or with respect thereto, whether or not correctly or legally imposed or asserted); provided that if the Top Borrower reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as applicable, will use reasonable efforts to cooperate with the Top Borrower to obtain a refund of such Taxes (which shall be repaid to the Top Borrower in accordance with Section 2.17(g)) so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, result in any additional out-of-pocket costs or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to the Administrative Agent or such Lender, as applicable.  In connection with any request for reimbursement under this Section 2.17(c), the relevant Lender or the Administrative Agent, as applicable, shall deliver a certificate to the Top Borrower setting forth, in reasonable detail, the basis and calculation of the amount of the relevant payment or liability.  Notwithstanding anything to the contrary contained in this Section 2.17(c), no Borrower shall be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.17(c) for any amount to the extent the Administrative Agent or such Lender fails to notify the Top Borrower of such possible indemnification claim within 180 days after the

Administrative Agent or such Lender receives written notice from the applicable taxing authority of the specific tax assessment giving rise to such indemnification claim.

(d)                                 Each Lender shall severally indemnify the Administrative Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes imposed on or with respect to any payment under any Loan Document that is attributable to such Lender (but only to the extent that no Loan Party has already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (iii) any Taxes not described in clauses (i) or (ii) that are attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender under any Loan Document or otherwise payable by the Administrative Agent to any Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(e)                                  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, the Top Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.

(f)                                   Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Loan Document shall deliver to the Top Borrower and the Administrative Agent, at the time or times reasonably requested by the Top Borrower or the Administrative Agent, such properly completed and executed documentation as the Top Borrower or the Administrative Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Top Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Top Borrower or the Administrative Agent as will enable the Top Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)                                  Without limiting the generality of the foregoing,

(A)                               each Lender that is not a Foreign Lender shall deliver to the Top Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Top Borrower or the Administrative Agent), two executed original copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               each Foreign Lender shall deliver to the Top Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Top Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party, two executed original copies of IRS Form W-8BEN establishing any available exemption from, or reduction of, U.S. federal withholding Tax;

(2)                                 two executed original copies of IRS Form W-8ECI;

(3)                                 in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) two executed original copies of a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Top Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments payable to such Lender are effectively connected with the conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) two executed original copies of IRS Form W-8BEN; or

(4)                                 to the extent any Foreign Lender is not the beneficial owner (e.g., where the Foreign Lender is a partnership or participating Lender), two executed original copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2, Exhibit L-3 or Exhibit L-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 on behalf of each such direct or indirect partner;

(C)                               each Foreign Lender shall deliver to the Top Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Top Borrower or the Administrative Agent), two executed original copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Top Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Top Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Top Borrower or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by

Section 1471(b)(3)(C)(i) of the Code) and may be necessary for the Top Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.

Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Top Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Notwithstanding anything to the contrary in this Section 2.17(f), no Lender shall be required to provide any documentation that such Lender is not legally eligible to deliver.

(g)                                  If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Top Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the relevant Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Top Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or any Lender be required to pay any amount to the Top Borrower pursuant to this paragraph (g) to the extent that the payment thereof would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the position that the Administrative Agent or such Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Loan Party or any other Person.

(h)                                 Survival.  Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.18.                          Payments Generally; Allocation of Proceeds; Sharing of Payments.

(a)                                 Unless otherwise specified, the relevant Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 3:00 p.m. on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent to the applicable account designated by the Administrative Agent to the Top Borrower, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Person or Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  Except as provided in Sections 2.19(b) and 2.20, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans of a given Class and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages of the applicable Class.  Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.  All payments hereunder shall be made in Dollars.  Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)                                 Subject in all respects to the provisions of the Intercreditor Agreement, all proceeds of Collateral received by the Administrative Agent while an Event of Default exists and all or any portion of the Loans have been accelerated hereunder pursuant to Section 7.01 be applied, first, to the payment of all costs and expenses then due incurred by the Administrative Agent in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) from the Top Borrower constituting Secured Obligations, third, on a pro rata basis in accordance with the amounts of the Secured Obligations (other than contingent indemnification obligations for which no claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of the Secured Obligations, fourth, as provided in the Intercreditor Agreement, and fifth, to, or at the direction of, the Top Borrower or as a court of competent jurisdiction may otherwise direct.

(c)                                  If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Loans of any Class held by it resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon than the proportion received by any other Lender with Loans of such Class, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22, 2.23 and 9.02(c).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section 2.18(c)

shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

(d)                                 Unless the Administrative Agent has received notice from the Top Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Top Borrower will not make such payment, the Administrative Agent may assume that the Top Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender the amount due.  In such event, if the Top Borrower has not in fact made such payment, then each Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                                  If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19.                          Mitigation Obligations; Replacement of Lenders.

(a)                                 If any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.20, or any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect.  The Top Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 If (i) any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.20, (ii) any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which Required Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender (each such Lender described in this clause (iv), a “Non-Consenting Lender”), then the Top Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments of such Lender, and repay all Obligations of the relevant Borrowers owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender has received payment of an amount equal to the outstanding principal amount of its Loans of such Class and/or Commitments, accrued interest thereon, accrued fees and all other amounts payable to it under any Loan Document with respect to such Class of Loans and/or Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment would result in a reduction in such compensation or payments and (C) such assignment does not conflict with applicable Requirements of Law.  No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Top Borrower may not repay the Obligations of such Lender or terminate its Commitments, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Top Borrower to require such assignment and delegation cease to apply.  Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by one or more Promissory Notes) subject to such Assignment and Assumption (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register, any such Promissory Note shall be deemed cancelled.  Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b).

Section 2.20.                          Illegality.  If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the Published LIBO Rate, or to determine or charge interest rates based upon the Published LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Top Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue LIBO Rate Loans or to convert ABR Loans to LIBO Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Published LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Published LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Top Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly).  Upon receipt of such notice, (x) the Top Borrower shall, upon demand from the relevant Lender (with a copy to the Administrative Agent), prepay or convert all of such Lender’s LIBO Rate Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Published LIBO Rate component of the Alternate Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans (in which case the Top Borrower shall not be required to make payments pursuant to Section 2.16 in connection with such payment) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Published LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Published LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Published LIBO Rate.  Upon any such prepayment or conversion, the Top Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.

Section 2.21.                          Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                 [Reserved].

(b)                                 The Commitments of such Defaulting Lender shall not be included in determining whether all Lenders, each affected Lender, the Required Lenders or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c)                                  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article 7, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Top Borrower as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, so long as no Default or Event of Default exists, as the Top Borrower may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; third, as the Administrative Agent or the Top Borrower may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the non-Defaulting Lenders as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.  Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by any Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

Section 2.22.                          Incremental Credit Extensions.

(a)                                 Any Borrower may, at any time, on one or more occasions pursuant to an Incremental Facility Amendment add one or more new tranches of term facilities and/or increase the principal amount of the Loans of any existing Class by requesting new commitments to provide such Loans (any such new tranche or increase, an “Incremental Facility” and any loans made pursuant to an Incremental Facility, “Incremental Loans”) in an aggregate outstanding principal amount not to exceed the Incremental Cap; provided that:

(i)                                     no Incremental Commitment may be in an amount that is less than $5,000,000 (or such lesser amount to which the Administrative Agent may reasonably agree),

(ii)                                  except as the relevant Borrower and any Lender may separately agree, no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide such commitments shall be within the sole and absolute discretion of such Lender,

(iii)                               no Incremental Facility or Incremental Loan (nor the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a lender providing all or part of any Incremental Commitment or Incremental Loan,

(iv)                              except as otherwise permitted herein, the terms of any Incremental Term Facility (other than any terms which are applicable only after the Maturity Date of any then-existing tranche of Loans) must be substantially consistent with those applicable to any then-existing Loans or otherwise reasonably acceptable to the Administrative Agent,

(v)                                 the Effective Yield (and the components thereof) applicable to any Incremental Facility may be determined by the relevant Borrower and the lender or lenders providing such Incremental Facility; provided that, in the case of any Incremental Facility that is pari passu with the Initial Term Loans in right of payment and with respect to security, the Effective Yield applicable thereto may not be more than 0.50% higher than the Effective Yield applicable to the Initial Term Loans unless the Applicable Rate with respect to the Initial Term Loans is adjusted to be equal to the Effective Yield with respect to such Incremental Facility, minus, 0.50%,

(vi)                              the final maturity date with respect to any Incremental Loans shall be no earlier than the Latest Maturity Date,

(vii)                           the Weighted Average Life to Maturity of any Incremental Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the then-existing tranche of Loans (without giving effect to any prepayments thereof),

(viii)                        (A) any Incremental Facility may rank pari passu with or junior to any then-existing tranche of Loans in right of payment and/or security or may be unsecured (and to the extent the relevant Incremental Facility is pari passu with or subordinated to any then-existing tranche of Loans in right of payment or security and documented in a separate agreement, it shall be subject to the Intercreditor Agreement, a Market Intercreditor Agreement or another intercreditor agreement that is reasonably satisfactory to the Administrative Agent) and (B) no Incremental Facility may be (x) guaranteed by any Person which is not a Loan Party, (y) secured by any assets other than the Collateral or (z) rank senior to any then-existing tranche of Loans in right of payment or security,

(ix)                              any prepayment (other than any scheduled amortization payment) of Incremental Loans that are pari passu in right of payment and security with any then-existing Loans that require ratable prepayment shall be made on a pro rata basis with such existing Loans, except that the relevant Borrower and the lenders providing the relevant Incremental Loans shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any such prepayment on a less than pro rata basis (but not on a greater than pro rata basis),

(x)                                 except as otherwise agreed by the lenders providing the relevant Incremental Facility in connection with an acquisition or other Investment permitted under this Agreement, no Event of Default shall exist immediately prior to or after giving effect to such Incremental Facility,

(xi)                              the proceeds of any Incremental Facility may be used for working capital and other general corporate purposes (including acquisitions, Investments and Restricted Payments) and any other use not prohibited by this Agreement, and

(xii)                           on the date of the Borrowing of any Incremental Loans that will be of the same Class as any then-existing Class of Loans, and notwithstanding anything to the contrary set forth in Sections 2.08 or 2.13 above, such Incremental Loans shall be added to (and constitute a part of, be of the same Type as and, at the election of the Top Borrower, have the same Interest Period as) each Borrowing of outstanding Loans of such Class on a pro rata basis (based on the relative sizes of such Borrowings), so that each Lender providing such Incremental Loans will participate proportionately in each then-outstanding Borrowing of Loans of such Class; it being acknowledged that the application of this clause (a)(xii) may result in new Incremental Loans having Interest Periods (the duration of which may be less than one month) that begin during an Interest Period then applicable to outstanding LIBO Rate Loans of the relevant Class and which end on the last day of such Interest Period.

(b)                                 Incremental Commitments may be provided by any existing Lender, or by any other Eligible Assignee (any such other lender being called an “Additional Lender”); provided that the Administrative Agent shall have a right to consent (such consent not to be unreasonably withheld) to the relevant Additional Lender’s provision of Incremental Commitments if such consent would be required under Section 9.05(b) for an assignment of Loans to such Additional Lender; provided, further, that any Additional Lender that is an Affiliated Lender shall be subject to the provisions of Section 9.05(g), mutatis mutandis, to the same extent as if the relevant Incremental Commitments and related Obligations had been acquired by such Lender by way of assignment.

(c)                                  Each Lender or Additional Lender providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Top Borrower all such documentation (including the relevant Incremental Facility Amendment) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment.  On the effective date of such Incremental Commitment, each Additional Lender shall become a Lender for all purposes in connection with this Agreement.

(d)                                 As conditions precedent to the effectiveness of any Incremental Facility or the making of any Incremental Loans, (i) upon its request, the Administrative Agent shall be entitled to receive customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the Administrative Agent shall be entitled to receive, from each Additional Lender, an administrative questionnaire, in the form provided to such Additional Lender by the Administrative Agent (the “Administrative Questionnaire”) and such other documents as it shall reasonably require from such Additional Lender, (iii) the Administrative Agent and Lenders shall be entitled to receive all fees required to be paid in respect of such Incremental Facility or Incremental Loans, (iv) subject to Section 2.22(a)(x) and Section 2.22(h), the Administrative Agent shall have received a Borrowing Request as if the relevant Incremental Loans were subject to Section 2.03 or another written request the form of which is reasonably acceptable to the Administrative Agent and (v) the Administrative Agent shall be entitled to receive a certificate of the Top Borrower signed by a Responsible Officer thereof:

(A)                               certifying and attaching a copy of the resolutions adopted by the governing body of the relevant Borrower approving or consenting to such Incremental Facility or Incremental Loans, and

(B)                               to the extent applicable, certifying that the condition set forth in clause (a)(x) above has been satisfied.

(e)                                  [Reserved.]

(f)                                   [Reserved.]

(g)                                  The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Amendment and/or any amendment to any other Loan Document as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or commitments pursuant to this Section 2.22 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Top Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.22.

(h)                                 Notwithstanding anything to the contrary in this Section 2.22 or in any other provision of any Loan Document, if the proceeds of any Incremental Facility are intended to be applied to finance an acquisition or other Investment and the lenders providing such Incremental Facility so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality.

(i)                                     This Section 2.22 shall supersede any provision in Section 2.18 or 9.02 to the contrary.

Section 2.23.                          Extensions of Loans.

(a)                                 Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by such Borrower to all Lenders holding Loans of any Class or Commitments of any Class, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or Commitments of such Class) and on the same terms to each such Lender, any Borrower is hereby permitted to consummate transactions with any individual Lender who accepts the terms contained in the relevant Extension Offer to extend the Maturity Date of such Lender’s Loans and/or Commitments of such Class and otherwise modify the terms of such Loans and/or Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or Commitments (and related outstandings) and/or modifying the amortization schedule, if any, in respect of such Loans) (each, an “Extension”, and each group of Loans or Commitments, as applicable, in each case as so extended, and the original Loans and the original Commitments (in each case not so extended), being a “tranche”; it being understood that any Extended Term Loans shall constitute a separate tranche of Loans from the tranche of Loans from which they were converted, so long as the following terms are satisfied:

(i)                                     [Reserved];

(ii)                                  except as to (A) interest rates, fees, amortization, final maturity date, premiums, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the relevant Borrower and any Lender who agrees to an Extension of its Loans and set forth in the relevant Extension Offer) and (B) any covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of such Extension), the Loans of any Lender extended pursuant to any Extension (any such extended Loans, the “Extended Term Loans”) shall have the same terms (or terms not less favorable to existing Lenders) as the tranche of Loans subject to the relevant Extension Offer; provided, however, that any representations and warranties, affirmative and negative covenants (including financial covenants) and events of default applicable to such tranche of Extended Term Loans that also expressly apply to (and for the benefit of) the tranche of Loans subject to the Extension Offer and each other Class of Loans hereunder may be more favorable to the lenders of the applicable tranche of Extended Term Loans than those originally applicable to the tranche of Loans subject to the Extension Offer;

(iii)                               the final Maturity Date of any Extended Term Loans may be no earlier than the then applicable Latest Maturity Date at the time of Extension;

(iv)                              the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Loans;

(v)                                 any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments (but, for purposes of clarity, not scheduled amortization payments) in respect of the Loans, in each case as specified in the relevant Extension Offer;

(vi)                              if the aggregate principal amount of Loans or Commitments, as the case may be, in respect of which Lenders have accepted the relevant Extension Offer exceed the maximum aggregate principal amount of Loans or Commitments, as the case may be, offered to be extended by the relevant Borrower pursuant to such Extension Offer, then the Loans or Commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed the applicable Lender’s actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(vii)                           unless the Administrative Agent otherwise agrees, any Extension must be in a minimum amount of $5,000,000;

(viii)                        any applicable Minimum Extension Condition must be satisfied or waived by the relevant Borrower; and

(ix)                              any documentation in respect of any Extension shall be consistent with the foregoing.

(b)                                 (i) No Extension consummated in reliance on this Section 2.23 shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11 and (ii) except as set forth in clause (a)(vii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the relevant Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to the consummation of any Extension that a minimum amount (to be specified in the relevant Extension Offer in the relevant Borrower’s sole discretion) of Loans or Commitments (as applicable) of any or all applicable tranches be tendered; it being understood that the relevant Borrower may, in its sole discretion, waive any such Minimum Extension Condition.  The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, the payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.10, 2.11 and/or 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c)                                  No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or Commitments of any Class (or a portion thereof).  All Extended Term Loans and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents.  The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendment and any amendments to any of the other Loan Documents with the Loan Parties as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the relevant Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.23.

(d)                                 In connection with any Extension, the relevant Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.

ARTICLE 3                              REPRESENTATIONS AND WARRANTIES

On the Closing Date and to the extent required pursuant to Section 4.01 hereof, Holdings (solely with respect to Sections 3.01, 3.02, 3.03, 3.07, 3.08, 3.09, 3.13, 3.14, 3.16 and 3.17) and the Borrowers hereby represent and warrant to the Lenders that:

Section 3.01.                          Organization; Powers.  Holdings, the Top Borrower and each of its Restricted Subsidiaries (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the Requirements of Law of its jurisdiction of organization, (b) has all requisite organizational power and authority to own its assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where the ownership, lease or operation of its properties or conduct of its business requires such qualification, except, in each case referred to in this Section 3.01 (other than (i) clause (a)(i) with respect to any Borrower and (ii) clause (b) with respect to any Loan Party) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02.                          Authorization; Enforceability.  The execution, delivery and performance of each Loan Document are within each applicable Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party.  Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations.

Section 3.03.                          Governmental Approvals; No Conflicts.  The execution and delivery of each Loan Document by each Loan Party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) Requirement of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under (i) the First Lien Credit Agreement or (ii) any other material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (c), could reasonably be expected to result in a Material Adverse Effect.

Section 3.04.                          Financial Condition; No Material Adverse Effect.

(a)                                 The financial statements (i) of Connolly Corp. provided pursuant to Section 4.01(c)(i) and (ii) after the Closing Date, most recently provided pursuant to Section 5.01(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Top Borrower on a consolidated basis as of such dates and for such periods in accordance with GAAP, subject, in the case of financial statements provided pursuant to Section 5.01(a), to the absence of footnotes and normal year-end adjustments.

(b)                                 Since the Closing Date, there have been no events, developments or circumstances that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.05.                          Properties.

(a)                                 As of the Closing Date, Schedule 3.05 sets forth the address of each Real Estate Asset (or each set of such assets that collectively comprise one operating property) that is owned in fee simple by any Loan Party.

(b)                                 The Top Borrower and each of its Restricted Subsidiaries have good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect.

(c)                                  The Top Borrower and its Restricted Subsidiaries own or otherwise have a license or right to use all rights in Patents, Trademarks, Copyrights and other rights in works of authorship (including all copyrights embodied in software) and all other intellectual property rights (“IP Rights”) used to conduct their respective businesses as presently conducted without, to the knowledge of the Top Borrower, any infringement or misappropriation of the IP Rights of third parties, except to the extent the failure to own or license or have rights to use would not, or where such infringement or misappropriation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06.                          Litigation and Environmental Matters.

(a)                                 There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Top Borrower, threatened in writing against or affecting the Top Borrower or any of its Restricted Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)                                 Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) neither the Top Borrower nor any of its Restricted Subsidiaries is subject to or has received notice of any Environmental Claim or Environmental Liability or knows of any basis for any Environmental Liability of the Top Borrower or any of its Restricted Subsidiaries and (ii) neither the Top Borrower nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law.

(c)                                  Neither the Top Borrower nor any of its Restricted Subsidiaries has treated, stored, transported or Released any Hazardous Materials on, at, under or from any currently or formerly operated real estate or facility in a manner that would reasonably be expected to have a Material Adverse Effect.

Section 3.07.                          Compliance with Laws.  Each of Holdings, the Top Borrower and each of its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; it being understood and agreed that this Section 3.07 shall not apply to the Requirements of Law covered by Section 3.17 below.

Section 3.08.                          Investment Company Status.  No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09.                          Taxes.  Each of Holdings, the Top Borrower and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable (including in its capacity as a withholding agent), except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which the Top Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10.                          ERISA.

(a)                                 Each Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable Requirements of Law, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(b)                                 In the five-year period prior to the date on which this representation is made or deemed made, no ERISA Event has occurred and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

Section 3.11.                          Disclosure.

(a)                                 As of the Closing Date, and with respect to information relating to the Target and its subsidiaries, to the knowledge of the Top Borrower, all written information (other than the Projections, other forward-looking information and information of a general economic or industry-specific nature) concerning Holdings, the Top Borrower and its subsidiaries that was included in the Information Memorandum or otherwise prepared by or on behalf of Holdings, the Top Borrower or its subsidiaries or their respective representatives and made available to any Initial Lender or the Administrative Agent in connection with the Transactions on or before the Closing Date (the “Information”), when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).

(b)                                 The Projections have been prepared in good faith based upon assumptions believed by the Top Borrower to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Top Borrower’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).

Section 3.12.                          Solvency.  As of the Closing Date, immediately after the consummation of the Transactions to occur on the Closing Date and the incurrence of Indebtedness and obligations on the Closing Date in connection with this Agreement and the Transactions, (i) the sum of the debt (including contingent liabilities) of the Top Borrower and its Restricted Subsidiaries, on a consolidated basis, does not exceed the fair value of the assets of the Top Borrower and its Restricted Subsidiaries, on a consolidated basis; (ii) the present fair saleable value of the assets of the Top Borrower and its Restricted Subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Top Borrower and its Restricted Subsidiaries, on a consolidated basis, on their debts as they become absolute and matured; (iii) the capital of the Top Borrower and its Restricted Subsidiaries, on a consolidated basis, is not unreasonably small in relation to the business of the Top Borrower and its Restricted Subsidiaries, on a consolidated basis, contemplated as of the Closing Date; and (iv) the Top Borrower and its Restricted Subsidiaries, on a consolidated basis, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business.  For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 3.13.                          Capitalization and Subsidiaries.  Schedule 3.13 sets forth, in each case as of the Closing Date, (a) a correct and complete list of the name of each subsidiary of Holdings and the ownership interest therein held by Holdings or its applicable subsidiary, and (b) the type of entity of Holdings and each of its subsidiaries.

Section 3.14.                          Security Interest in Collateral.  Subject to the terms of the last paragraph of Section 4.01, the Legal Reservations, the Perfection Requirements, the provisions of this Agreement and the other relevant Loan Documents (including the Intercreditor Agreement) and/or the provisions of any applicable intercreditor agreement, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the applicable Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case as and to the extent set forth therein.

Section 3.15.                          Labor Disputes.  As of the Closing Date, except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against the Top Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Top Borrower or any of its Restricted Subsidiaries, threatened and (b) the hours worked by and payments made to employees of the Top Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law dealing with such matters.

Section 3.16.                          Federal Reserve Regulations.  No part of the proceeds of any Loan have been used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation T, U or X.

Section 3.17.                          OFAC; PATRIOT ACT and FCPA.

(a)                                 (i) None of Holdings, the Top Borrower nor any of its Restricted Subsidiaries nor, to the knowledge of the Top Borrower, any director, officer, agent, employee or Affiliate of any of the foregoing is subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and (ii) no Borrower will directly or, to its knowledge, indirectly, use the proceeds of the Loans or otherwise make available such proceeds to any Person for the purpose of financing the activities of any Person subject to any U.S. sanctions administered by OFAC, except to the extent licensed or otherwise approved by OFAC.

(b)                                 To the extent applicable, each Loan Party is in compliance, in all material respects, with the USA PATRIOT Act.

(c)                                  Except to the extent that the relevant violation could not reasonably be expected to have a Material Adverse Effect, neither the Top Borrower nor any of its Restricted Subsidiaries nor, to the knowledge of the Top Borrower, any director, officer, agent, employee or Affiliate of the Top Borrower or any Restricted Subsidiary, has taken any action, directly or indirectly, that would result in a material violation by any such Person of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), including, without limitation, making any offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in each case in contravention of the FCPA and any applicable anti-corruption Requirement of Law of any Governmental Authority.

The representations and warranties set forth in Section 3.17 above made by or on behalf of any Foreign Subsidiary are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary; it being understood and agreed that to the extent that any Foreign Subsidiary is unable to make any representation or warranty set forth in Section 3.17 as a result of the application of this sentence, such Foreign Subsidiary shall be deemed to have represented and warranted that it is in compliance, in all material respects, with any equivalent Requirement of Law relating to anti-terrorism, anti-corruption or anti-money laundering that is applicable to such Foreign Subsidiary in its relevant local jurisdiction of organization.

ARTICLE 4                              CONDITIONS

Section 4.01.                          Closing Date.  The obligations of each Lender to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)                                 Credit Agreement and Loan Documents.  The Administrative Agent (or its counsel) shall have received from each Loan Party party thereto (i) a counterpart signed by such Loan Party (or written evidence satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) this Agreement,

(B) the Security Agreement, (C) any Intellectual Property Security Agreement, (D) the Loan Guaranty, (E) the Intercreditor Agreement and (F) each Promissory Note requested by a Lender at least three Business Days prior to the Closing Date and (ii) a Borrowing Request as required by Section 2.03.

(b)                                 Legal Opinions.  The Administrative Agent shall have received, on behalf of itself, the Lenders on the Closing Date, a customary written opinion of Weil, Gotshal & Manges LLP, in its capacity as special counsel for Holdings, the Borrowers and the Subsidiary Guarantors, dated the Closing Date and addressed to the Administrative Agent and the Lenders.

(c)                                  Financial Statements and Pro Forma Financial Statements.  The Administrative Agent shall have received (i) an audited consolidated balance sheet and audited consolidated statements of income, stockholders’ equity and cash flows of each of Connolly Corp. and the Target as of and for the Fiscal Year ended December 31, 2013 and (ii) a pro forma consolidated balance sheet and related pro forma statement of income of the Top Borrower as of the last day of and for the Fiscal Year ended December 31, 2013, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income); provided, that (i) each such pro forma financial statement shall be prepared in good faith by the Top Borrower and (ii) no such pro forma financial statement shall be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(d)                                 Secretary’s Certificate and Good Standing Certificates.  The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that (w) attached thereto is a true and complete copy of the certificate or articles of incorporation, formation or organization of such Loan Party certified by the relevant authority of its jurisdiction of organization, (x) certificate or articles of incorporation, formation or organization of such Loan Party attached thereto have not been amended (except as attached thereto) since the date reflected thereon, (y) attached thereto is a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Closing Date and such by-laws or operating, management, partnership or similar agreement are in full force and effect and (z) attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of its board of directors, board of managers, sole member or other applicable governing body authorizing the execution and delivery of the Loan Documents, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party on the Closing Date and (ii) a good standing (or equivalent) certificate as of a recent date for such Loan Party from the relevant authority of its jurisdiction of organization.

(e)                                  Representations and Warranties.  The (i) Specified Acquisition Agreement Representations shall be true and correct to the extent required by the terms of the definition thereof and (ii) the Specified Representations shall be true and correct in all material respects on and as of the Closing Date; provided that (A) in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be and (B) if any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, (1) the definition thereof shall be the definition of “Closing Date Material Adverse Effect” for purposes of the making or deemed making of such Specified Representation on, or as of, the Closing

Date (or any date prior thereto) and (2) such Specified Representation shall be true and correct in all respects.

(f)                                   Fees.  Prior to or substantially concurrently with the funding of the Initial Term Loans hereunder, the Administrative Agent shall have received (i) all fees required to be paid by the Top Borrower on the Closing Date pursuant to the Fee Letter and (ii) all expenses required to be paid by the Top Borrower for which invoices have been presented at least three Business Days prior to the Closing Date or such later date to which the Top Borrower may agree (including the reasonable fees and expenses of legal counsel), in each case on or before the Closing Date, which amounts may be offset against the proceeds of the Loans.

(g)                                  Reserved.

(h)                                 Refinancing.  Prior to or substantially concurrently with the initial funding of the Loans hereunder, (i) all existing third party debt for borrowed money of the Target and its subsidiaries, other than (A) indebtedness permitted to remain outstanding under the Acquisition Agreement, (B) indebtedness permitted to be incurred under the Acquisition Agreement prior to, and to remain outstanding on, the Closing Date, (C) ordinary course capital leases, purchase money indebtedness, equipment financings, letters of credit, surety bonds and short-term working capital facilities and (D) other indebtedness described on Schedule 6.01 hereto, will be repaid, redeemed, defeased, discharged, refinanced or terminated (or irrevocable notice for the repayment or redemption thereof will be given to the extent accompanied by any prepayments or deposits required to defease, terminate and satisfy in full the obligations under any related indentures or notes) (the actions described in this Section 4.01(h)(i), the “Target Refinancing”) and (ii) the Connolly Refinancing and the refinancing of all other existing third party debt for borrowed money of Connolly Corp. and its subsidiaries other than (A) ordinary course capital leases, purchase money indebtedness, equipment financings, letters of credit, surety bonds and short-term working capital facilities and (B) other indebtedness described on Schedule 6.01 hereto will be consummated, and, in each case all related guaranties and security interests will be terminated and released to the reasonable satisfaction of the Administrative Agent.

(i)                                     Reserved.

(j)                                    Solvency.  The Administrative Agent shall have received a certificate in substantially the form of Exhibit M from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Top Borrower dated as of the Closing Date and certifying as to the matters set forth therein.

(k)                                 Perfection Certificate.  The Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby.

(l)                                     Pledged Stock and Pledged Notes.  Subject to the final paragraph of this Section 4.01 and the provisions of the Intercreditor Agreement, the Administrative Agent (or the First Lien Agent as its bailee) shall have received (i) the certificates representing the Capital Stock required to be pledged pursuant to the Security Agreement, together with an undated stock power or similar instrument of transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof, and (ii) each Material Debt Instrument (if any) endorsed (without recourse) in blank (or accompanied by an transfer form endorsed in blank) by the pledgor thereof.

(m)                             Filings Registrations and Recordings.  Subject to the last paragraph of this Section 4.01, each document (including any UCC (or similar) financing statement) required by any

Collateral Document or under applicable Requirements of Law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document, shall be in proper form for filing, registration or recordation.

(n)                                 Acquisition.  Substantially concurrently with the initial funding of the Loans hereunder, the Acquisition shall be consummated in accordance with the terms of the Acquisition Agreement, but without giving effect to any amendment, waiver or consent by NewCo2 that is materially adverse to the interests of the Arrangers or the Initial Lenders in their respective capacities as such without the consent of the Arrangers, such consent not to be unreasonably withheld, delayed or conditioned.

(o)                                 Closing Date Material Adverse Effect.  Since December 31, 2013, there has not occurred any Circumstance (as defined in the Acquisition Agreement) that, alone or together with any other Circumstance, has had or would reasonably be expected to have a Closing Date Material Adverse Effect.

(p)                                 USA PATRIOT Act.  No later than three Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information reasonably requested with respect to any Loan Party in writing by any Initial Lender at least ten days in advance of the Closing Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(q)                                 First Lien Credit Agreement.  The “Loan Documents” (as defined in the First Lien Credit Agreement) required by the terms of the First Lien Credit Agreement to be executed on the Closing Date shall have been, or substantially concurrently with the making of the Loans hereunder on the Closing Date shall be, duly executed and delivered by each Loan Party that is party thereto and the term loans under the First Lien Credit Agreement shall have been, or substantially concurrently with the making of the Loans hereunder on the Closing Date will be, funded.

For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied on the Closing Date, by funding the Loans hereunder, the Administrative Agent and each Lender shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.

Notwithstanding the foregoing, to the extent that the Lien on any Collateral is not or cannot be created or perfected on the Closing Date (other than (a) execution and delivery of the Security Agreement by the Loan Parties, (b) a Lien on Collateral that is of the type that may be perfected by the filing of a UCC-1 financing statement under the UCC and (c) a Lien on the Capital Stock of each Borrower and each Subsidiary Guarantor (other than any subsidiary of the Target the certificate evidencing the Capital Stock of which has not been delivered to NewCo2 at least two Business Days prior to the Closing Date, to the extent NewCo2 has used commercially reasonable efforts to procure delivery thereof) that may be perfected on the Closing Date by the delivery to the First Lien Agent of a stock or equivalent certificate (together with a stock power or similar instrument endorsed in blank for the relevant certificate)), in each case after NewCo2’s use of commercially reasonably efforts to do so without undue burden or expense, then the creation and/or perfection of such Lien shall not constitute a condition precedent to the availability or initial funding of the Term Facility on the Closing Date.

ARTICLE 5                              AFFIRMATIVE COVENANTS

From the Closing Date until the date on which all Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in Cash (such date, the “Termination Date”), Holdings (solely with respect to Sections 5.02, 5.03 and 5.12) and each Borrower hereby covenant and agree with the Lenders that:

Section 5.01.                          Financial Statements and Other Reports.  The Top Borrower will deliver to the Administrative Agent for delivery by the Administrative Agent to each Lender:

(a)                                 Quarterly Financial Statements.  As soon as available, and in any event within 60 days (or, in the case of (x) the Fiscal Quarter ending June 30, 2014 and (y) the first two full Fiscal Quarters ending after the Closing Date, 75 days) after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending June 30, 2014, the consolidated balance sheet of the Top Borrower as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of the Top Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Responsible Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto; provided, however, that (i) the portion of any such financial statements relating to the Target and its subsidiaries shall only be required to reflect the Top Borrower’s good faith estimate of any purchase accounting adjustments relating to the Acquisition for any Fiscal Quarter ending on or prior to December 31, 2014 and (ii) the Top Borrower shall not be required to provide (A) consolidated statements of income and cash flows for the period from the beginning of the then-current Fiscal Year to the end of any Fiscal Quarter until the financial statements delivered in respect of the Fiscal Quarter ending June 30, 2015 or (B) any comparison against the corresponding figures from the corresponding period in any prior Fiscal Year, until the financial statements delivered in respect of the Fiscal Quarter ending on September 30, 2015;

(b)                                 Annual Financial Statements.  As soon as available, and in any event within 120 days (or, in the case of the Fiscal Year ending on December 31, 2014, 150 days) after the end of each Fiscal Year ending after the Closing Date, (i) the consolidated balance sheet of the Top Borrower as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of the Top Borrower for such Fiscal Year and, commencing after the completion of the second full Fiscal Year ended after the Closing Date, setting forth, in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year and (ii) with respect to such consolidated financial statements, a report thereon of an independent certified public accountant of recognized national standing (which report shall be unqualified as to “going concern” and scope of audit (except for any such qualification pertaining to the maturity of any Indebtedness occurring within 12 months of the relevant audit or any breach or anticipated breach of any financial covenant), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Top Borrower as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP;

(c)                                  Compliance Certificate.  Together with each delivery of financial statements of the Top Borrower pursuant to Sections 5.01(a) and (b), (i) a duly executed and completed Compliance Certificate and (ii) (A) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (B) a list identifying each subsidiary of the Top Borrower as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list;

(d)                                 Reserved;

(e)                                  Notice of Default.  Promptly upon any Responsible Officer of the Top Borrower obtaining knowledge of (i) any Default or Event of Default or (ii) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause or evidence, either individually or in the aggregate, a Material Adverse Effect, a reasonably-detailed notice specifying the nature and period of existence of such condition, event or change and what action the Top Borrower has taken, is taking and proposes to take with respect thereto;

(f)                                   Notice of Litigation.  Promptly upon any Responsible Officer of the Top Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Top Borrower to the Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either of clauses (i) or (ii), could reasonably be expected to have a Material Adverse Effect, written notice thereof from the Top Borrower together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders to evaluate such matters;

(g)                                  ERISA.  Promptly upon any Responsible Officer of the Top Borrower becoming aware of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof;

(h)                                 Financial Plan.  As soon as available and in any event no later than 90 days after the beginning of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2015, an annual budget prepared by management of the Top Borrower, consisting of condensed income statements on an annual basis for such Fiscal Year;

(i)                                     Information Regarding Collateral.  Prompt (and, in any event, within 105 days of the relevant change) written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s type of organization, (iii) in any Loan Party’s jurisdiction of organization or (iv) in any Loan Party’s organizational identification number, in each case to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party, together with a certified copy of the applicable Organizational Document reflecting the relevant change;

(j)                                    Annual Collateral Verification.  Together with the delivery of each Compliance Certificate provided with the financial statements required to be delivered pursuant to Section 5.01(b), a Perfection Certificate Supplement;

(k)                                 Certain Reports.  Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of (i) following an initial public offering, all financial statements, reports, notices and proxy statements sent or made available generally by Holdings or its applicable Parent Company to its security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings or its applicable Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities; and

(l)                                     Other Information.  Such other certificates, reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time regarding the financial condition or business of the Top Borrower and its Restricted Subsidiaries; provided, however, that none of Holdings, the Top Borrower nor any Restricted Subsidiary shall be required to disclose or provide any information (a) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings, the Top Borrower or any of its subsidiaries or any of their respective customers and/or suppliers, (b) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable Requirements of Law, (c) that is subject to attorney-client or similar privilege or constitutes attorney work product or (d) in respect of which Holdings, the Top Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.01(l)).

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Top Borrower (or a representative thereof) (x) posts such documents or (y) provides a link thereto at the website address listed on Schedule 9.01; provided that, other than with respect to items required to be delivered pursuant to Section 5.01(k) above, the Top Borrower shall promptly notify (which notice may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents at the website address listed on Schedule 9.01 and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by the Top Borrower to the Administrative Agent for posting on behalf of the Top Borrower on IntraLinks/SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which such documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) in respect of the items required to be delivered pursuant to Section 5.01(k) above in respect of information filed by Holdings or its applicable Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q Reports and Form 10-K reports described in Sections 5.01(a) and (b), respectively), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange.

Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (h) of this Section 5.01 may be satisfied with respect to any financial statements of the Top Borrower by furnishing (A) the applicable financial statements of Holdings (or any other Parent Company) or (B) Holdings’ (or any other Parent Company’s), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs; provided that, with respect to each of clauses (A) and (B), (i) to the extent such financial statements relate to any Parent Company, such financial statements shall be accompanied by consolidating information that summarizes in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Top Borrower on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Top Borrower as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b).

Section 5.02.                          Existence.  Except as otherwise permitted under Section 6.07, Holdings and the Top Borrower will, and the Top Borrower will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business except, other than with respect to the preservation of the existence of any Borrower, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither Holdings nor the Top Borrower nor any of the Top Borrower’s Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of the Top Borrower), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.

Section 5.03.                          Payment of Taxes.  Holdings and the Top Borrower will, and the Top Borrower will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided, however, that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings, so long as (i) adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor and (ii) in the case of a Tax which has resulted or may result in the creation of a Lien on any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) failure to pay or discharge the same could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04.                          Maintenance of Properties.  The Top Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Top Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.

Section 5.05.                          Insurance.  Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Top Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Top Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons, including flood insurance with respect to each Flood Hazard Property, in each case in compliance with the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 (where applicable).  Each such policy of insurance shall, subject to Section 5.15 hereof, (i) name the Administrative Agent on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) to the extent available from the relevant insurance carrier, in the case of each casualty insurance policy (excluding any business interruption insurance policy), contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties as the loss payee thereunder and, to the extent available from the relevant insurance carrier after submission of a request by the applicable Loan Party to obtain the same, provide for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premiums thereunder).

Section 5.06.                          Inspections.  The Top Borrower will, and will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of the Top Borrower and any of its Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided that the Top Borrower (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at reasonable times during normal business hours; provided that (a) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06 and (b) except as expressly set forth in the proviso below during the continuance of an Event of Default, (i) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (ii) only one such time per calendar year shall be at the expense of the Top Borrower and its Restricted Subsidiaries; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Top Borrower at any time during normal business hours and upon reasonable advance notice; provided, further that notwithstanding anything to the contrary herein, neither the Top Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (A) that constitutes non-financial trade secrets or non-financial proprietary information of the Top Borrower and its subsidiaries and/or any of its customers and/or suppliers, (B) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Requirements of Law, (C) that is subject to attorney-client or similar privilege or constitutes attorney work product or (D) in respect of which Holdings, the Top Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.06).

Section 5.07.                          Maintenance of Book and Records.  The Top Borrower will, and will cause its Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Top Borrower and its Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.

Section 5.08.                          Compliance with Laws.  The Top Borrower will comply, and will cause each of its Restricted Subsidiaries to comply, with the requirements of all applicable Requirements of Law (including applicable ERISA and all Environmental Laws, OFAC, the USA PATRIOT Act and the FCPA), except to the extent the failure of the Top Borrower or the relevant Restricted Subsidiary to comply could not reasonably be expected to have a Material Adverse Effect; provided that the requirements set forth in this Section 5.08, as they pertain to compliance by any Foreign Subsidiary with OFAC, the USA PATRIOT ACT and the FCPA are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary in its relevant local jurisdiction.

Section 5.09.                          Environmental.

(a)                                 Environmental Disclosure.  The Top Borrower will deliver to the Administrative Agent as soon as practicable following the sending or receipt thereof by the Top Borrower or any of its Restricted Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claim that, individually or in the aggregate, has a reasonable possibility of giving rise to a Material Adverse Effect, (B) any Release required to be reported by the Top Borrower or any of its Restricted Subsidiaries to any federal, state or local governmental or regulatory agency that reasonably could be expected to have a Material Adverse Effect, (C) any request made to the Top Borrower or any of its Restricted Subsidiaries for information from any governmental agency that suggests such agency is investigating whether the Top Borrower or any of its Restricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity which is reasonably expected to have a Material Adverse

Effect and (D) such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a);

(b)                                 Hazardous Materials Activities, Etc.  The Top Borrower shall promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by the Top Borrower or its Restricted Subsidiaries, and address with appropriate corrective or remedial action any Release or threatened Release of Hazardous Materials at or from any Facility, in each case, that could reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against the Top Borrower or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10.                          Designation of Subsidiaries.  The board of directors (or equivalent governing body) of the Top Borrower may at any time after the Closing Date designate (or redesignate) any subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default exists (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (ii) no subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for purposes of the First Lien Credit Agreement and (iii) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Capital Stock in any Restricted Subsidiary of the Top Borrower or hold any Indebtedness of or any Lien on any property of the Top Borrower or its Restricted Subsidiaries.  The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Top Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Top Borrower’s (or its applicable Restricted Subsidiary’s) equity interest therein as reasonably estimated by the Top Borrower (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.06).  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the making, incurrence or granting, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable; provided that upon any re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Top Borrower shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the Top Borrower’s “Investment” in such Restricted Subsidiary at the time of such re-designation, less (b) the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Top Borrower’s equity therein at the time of such re-designation.  As of the Closing Date, the subsidiaries listed on Schedule 5.10 hereto have been designated as Unrestricted Subsidiaries.

Section 5.11.                          Use of Proceeds.  The Borrowers shall use the proceeds of the Initial Term Loans solely to finance a portion of the Transactions (including working capital and/or purchase price adjustments and the payment of Transaction Costs).

Section 5.12.                          Covenant to Guarantee Obligations and Give Security.

(a)                                 Upon (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary, (ii) the designation of any Unrestricted Subsidiary that is a Domestic Subsidiary as a Restricted Subsidiary, (iii) any Restricted Subsidiary that is a Domestic Subsidiary ceasing to be an Immaterial Subsidiary or (iv) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, (x) if the event giving rise to the obligation under this Section 5.12(a) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) for the Fiscal Quarter in which the relevant formation, acquisition, designation or cessation occurred or (y) if the event giving rise to the obligation under this Section 5.12(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in the cases of clauses (x) and (y), such longer period as the Administrative Agent may reasonably agree), the Top Borrower shall (A) cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the requirements set forth in clause (a) of the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause the relevant Restricted Subsidiary to deliver to the Administrative Agent a signed copy of a customary opinion of counsel for such Restricted Subsidiary, addressed to the Administrative Agent and the other relevant Secured Parties.

(b)                                 Within 90 days after the acquisition by any Loan Party of any Material Real Estate Asset other than any Excluded Asset (or such longer period as the Administrative Agent may reasonably agree), the Top Borrower shall cause such Loan Party to comply with the requirements set forth in clause (b) of the definition of “Collateral and Guarantee Requirement”; it being understood and agreed that, with respect to any Material Real Estate Asset owned by any Restricted Subsidiary at the time such Restricted Subsidiary is required to become a Loan Party under Section 5.12(a) above, such Material Real Estate Asset shall be deemed to have been acquired by such Restricted Subsidiary on the first day of the time period within which such Restricted Subsidiary is required to become a Loan Party under Section 5.12(a).

(c)                                  Notwithstanding anything to the contrary herein or in any other Loan Document:

(i)                                             it is understood and agreed that:

(A)                               the Administrative Agent may grant extensions of time for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any Loan Guaranty by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date), and each Lender hereby consents to any such extension of time,

(B)                               any Lien required to be granted from time to time pursuant to the definition of “Collateral and Guarantee Requirement” shall be subject to the exceptions and limitations set forth in the Collateral Documents,

(C)                               perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including deposit accounts, securities accounts and commodities accounts (other than control of pledged Capital Stock and/or Material Debt Instruments),

(D)                               no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement;

(E)                                no Loan Party will be required to (A) take any action outside of the U.S. in order to grant or perfect any security interest in any asset located outside of the U.S., (B) execute any foreign law security agreement, pledge agreement, mortgage, deed or charge or (C) make any foreign intellectual property filing, conduct any foreign intellectual property search or prepare any foreign intellectual property schedule;

(F)                                 in no event will the Collateral include any Excluded Asset,

(G)                               no action shall be required to perfect any Lien with respect to (1) any vehicle or other asset subject to a certificate of title, (2) Letter-of-Credit Rights, (3) the Capital Stock of any Immaterial Subsidiary and/or (4) the Capital Stock of any Person that is not a subsidiary, which Person, if a subsidiary, would constitute an Immaterial Subsidiary, in each case except to the extent that a security interest therein can be perfected by filing a Form UCC-1 (or similar) financing statement under the UCC,

(H)                              no action shall be required to perfect a Lien in any asset in respect of which the perfection of a security interest therein would (1) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Agreement, (2) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement or (3) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement pursuant to any “change of control” or similar provision,

(I)                                   no Loan Party shall be required to perfect a security interest in any asset to the extent the perfection of a security interest in such asset would be prohibited under any applicable Requirement of Law,

(J)                                   any joinder or supplement to any Loan Guaranty, any Collateral Document and/or any other Loan Document executed by any Restricted Subsidiary that is required to become a Loan Party pursuant to Section 5.12(a) above may, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document, and

(K)                               the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Top Borrower and the Administrative Agent.

(ii)                                  the Loan Guaranty provided by iPS and any After Acquired Disregarded Domestic Person will, in each case, be recourse to all of the assets of any such entity other than any Capital Stock or Indebtedness of any Foreign Subsidiary of such Person that is a CFC.

Section 5.13.                          Maintenance of Ratings.  The Top Borrower shall use commercially reasonable efforts to maintain public corporate credit facility and public corporate family ratings from each of S&P and Moody’s; provided that in no event shall the Top Borrower be required to maintain any specific rating with any such agency.

Section 5.14.                          Further Assurances.  Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.12:

(a)                                 Holdings and the Top Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements, fixture filings, Mortgages and/or amendments thereto and other documents), that may be required under any applicable Requirements of Law and which the Administrative Agent may request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties.

(b)                                 Holdings and the Top Borrower will, and will cause each other Loan Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

Section 5.15.                          Post-Closing Covenant.  Prior to the date that is 45 days after the Closing Date (or such longer period as the Administrative Agent may reasonably agree), the Top Borrower will use commercially reasonable efforts to deliver the loss payable and additional insured endorsements contemplated by the last sentence of Section 5.05 of this Agreement, which endorsements shall be reasonably satisfactory to the Administrative Agent.

ARTICLE 6                              NEGATIVE COVENANTS

From the Closing Date and until the Termination Date, Holdings (solely with respect to Section 6.14) and the Top Borrower covenant and agree with the Lenders that:

Section 6.01.                          Indebtedness.  The Top Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a)                                 the Secured Obligations (including any Additional Term Loans);

(b)                                 Indebtedness of the Top Borrower to Holdings and/or any Restricted Subsidiary and/or of any Restricted Subsidiary to Holdings, the Top Borrower and/or any other Restricted Subsidiary; provided that in the case of any Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to any Restricted Subsidiary that is a Loan Party, such Indebtedness shall be permitted as an Investment under Section 6.06; provided, further, that any Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party must be unsecured and expressly subordinated to the Obligations of such Loan Party on terms that are reasonably acceptable to the Administrative Agent;

(c)                                  [Reserved];

(d)                                 Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisition permitted hereunder or consummated prior to the Closing Date or any other purchase of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Top Borrower or any such Restricted Subsidiary pursuant to any such agreement;

(e)                                  Indebtedness of the Top Borrower and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(f)                                   Indebtedness of the Top Borrower and/or any Restricted Subsidiary in respect of commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts, including Banking Services Obligations and incentive, supplier finance or similar programs;

(g)                                  (i) guaranties by the Top Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Top Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(h)                                 Guarantees by the Top Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of the Top Borrower, any Restricted Subsidiary and/or any joint venture with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement; provided that in the case of any Guarantee by any Loan Party of the obligations of any non-Loan Party, the related Investment is permitted under Section 6.06;

(i)                                     Indebtedness of the Top Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Closing Date and described on Schedule 6.01;

(j)                                    Indebtedness of Restricted Subsidiaries that are not Loan Parties; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed the greater of $92,000,000 and 54% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;

(k)                                 Indebtedness of the Top Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;

(l)                                     Indebtedness of the Top Borrower and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(m)                             Indebtedness of the Top Borrower and/or any Restricted Subsidiary with respect to Capital Leases and purchase money Indebtedness in an aggregate outstanding principal amount not to exceed the greater of $37,000,000 and 22% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;

(n)                                 Indebtedness of any Person that becomes a Restricted Subsidiary or Indebtedness assumed in connection with an acquisition permitted hereunder after the Closing Date; provided that (i) such Indebtedness (A) existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in anticipation thereof, (ii) no Event of Default exists or would result from the consummation of such acquisition and (iii) the First Lien Leverage Ratio does not exceed 7.00:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period;

(o)                                 Indebtedness consisting of promissory notes issued by the Top Borrower or any Restricted Subsidiary to any stockholder of any Parent Company or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, the Top Borrower or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.04(a);

(p)                                 the Top Borrower and its Restricted Subsidiaries may become and remain liable for any Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (i), (j), (m), (n), (q), (r), (u), (w), (y), and (z) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that:

(i)                                     the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided that (1) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this definition (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 6.02),

(ii)                                  other than in the case of Refinancing Indebtedness with respect to clauses (i), (m), (n), (u) and/or (y), (A) such Indebtedness has a final maturity equal to or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced,

(iii)                               the terms of any Refinancing Indebtedness with an original principal amount in excess of the Threshold Amount (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms) and, with respect to Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) above, security), are not, taken as a whole (as reasonably determined by the Top Borrower), more favorable to the lenders providing such Indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than any covenants or any other provisions applicable only to periods after the Latest Maturity Date as of such date or any covenants or provisions which are then-current market terms for the applicable type of Indebtedness),

(iv)                              in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (j), (m), (r), (u), (w) (solely as it relates to the Non-Loan Party Cap), (y) and (z) (solely as it relates to the Shared Incremental Amount) of this Section 6.01, the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause,

(v)                                 except in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01, (A) such Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), (B) such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01 (it being understood that Holdings may not be the primary obligor in respect of the applicable Refinancing Indebtedness if Holdings was not the primary obligor in respect of the relevant refinanced Indebtedness), (C) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Secured Obligations that are secured on a second lien basis on the Closing Date), such Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness are subordinated to the Liens on the Collateral securing the Secured Obligations that are secured on a second lien basis on the Closing Date) on terms not materially less favorable (as reasonably determined by the Top Borrower), taken as a whole, to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole and (D) as of the date of the incurrence of such Indebtedness and after giving effect thereto, no Event of Default exists, and

(vi)                              in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01, (A) such Indebtedness is pari passu or junior in right of payment and secured by the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder, or is unsecured; provided that any such Indebtedness that is pari passu or junior with respect to the Collateral shall be subject to the Intercreditor Agreement, a Market Intercreditor Agreement or another intercreditor agreement that is reasonably satisfactory to the Administrative Agent and the Top Borrower, (B) if the Indebtedness being refinanced, refunded or replaced is secured, it is not secured by any assets other than the Collateral, (C) if the Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Person other than one or more Loan Parties and (D) such Indebtedness is incurred under (and pursuant to) documentation other than this Agreement; it being understood and agreed that any such Indebtedness that is pari passu with the Initial Term Loans hereunder in right of payment and secured by the Collateral on a pari passu basis with respect to the Secured Obligations hereunder that are secured on a second lien basis may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory prepayment in respect of the Initial Term Loans (and any Additional Term Loans then subject to ratable repayment requirements), in each case as the Top Borrower and the relevant lender may agree;

(q)                                 Indebtedness incurred to finance any acquisition permitted hereunder after the Closing Date; provided that (i) before and after giving effect to such acquisition on a Pro Forma Basis, no Event of Default exists, (ii) after giving effect to such acquisition on a Pro Forma Basis (A) (1) if such

Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Secured Obligations (as defined in the First Lien Credit Agreement) that are secured on a first lien basis, the First Lien Leverage Ratio does not exceed the greater of (x) 4.75:1.00 and (y) the First Lien Leverage Ratio as of the last day of the most recently ended Test Period, (2) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with or junior to the Lien on the Collateral securing the Secured Obligations the Secured Leverage Ratio does not exceed the greater of (x) 6.25:1.00 and (y) the Secured Leverage Ratio as of the last day of the most recently ended Test Period or (3) if such Indebtedness is secured by a Lien on any asset that does not constitute Collateral or is unsecured, at the election of the Top Borrower, either (x) the Total Leverage Ratio does not exceed the greater of (I) 6.50:1.00 and (II) the Total Leverage Ratio as of the last day of the most recently ended Test Period or (y) the Interest Coverage Ratio is not less than the lesser of (I) 1.50:1.00 and (II) the Interest Coverage Ratio as of the last day of the most recently ended Test Period and (iii) any such Indebtedness that is subordinated to the Obligations in right of payment shall be subject to a Market Intercreditor Agreement or other intercreditor arrangements that are reasonably satisfactory to the Administrative Agent;

(r)                                    Indebtedness of the Top Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 100% of the amount of Net Proceeds received by the Top Borrower from (i) the issuance or sale of Qualified Capital Stock or (ii) any cash contribution to its common equity with the Net Proceeds from the issuance and sale by any Parent Company of its Qualified Capital Stock or a contribution to the common equity of any Parent Company, in each case, (A) other than any Net Proceeds received from the sale of Capital Stock to, or contributions from, the Top Borrower or any of its Restricted Subsidiaries, (B) to the extent the relevant Net Proceeds have not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder and (C) other than Cure Amounts;

(s)                                   Indebtedness of the Top Borrower and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;

(t)                                    Indebtedness of the Top Borrower and/or any Restricted Subsidiary representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers, and consultants of any Parent Company, the Top Borrower and/or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby;

(u)                                 Indebtedness of the Top Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed the greater of $92,000,000 and 54% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;

(v)                                 to the extent constituting Indebtedness, obligations arising under the Acquisition Agreement;

(w)                               additional Indebtedness of the Top Borrower and/or any Restricted Subsidiary so long as, after giving effect thereto, including the application of the proceeds thereof, (i) (A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Secured Obligations (as defined in the First Lien Credit Agreement) that are secured on a first lien basis, the First Lien Leverage Ratio does not exceed 4.75:1.00, (B) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with or junior to the Lien on the Collateral securing the Secured Obligations, the Secured Leverage Ratio does not exceed 6.25:1.00 and (C) if such Indebtedness is secured by a Lien on any asset that does not constitute Collateral or is unsecured, at the election of the Top Borrower, either (x) the Total Leverage Ratio does not exceed 6.50:1.00 or (y) the Interest Coverage Ratio is not less than 1.75:1.00 and (ii) any such Indebtedness that is subordinated to the Obligations in right of payment shall be subject to a Market Intercreditor Agreement or another intercreditor agreement that is reasonably satisfactory to the Administrative Agent; provided, however, that the aggregate outstanding principal amount of Indebtedness incurred in reliance on this Section 7.01(w) by Restricted Subsidiaries that are not Loan Parties shall not, at any time, exceed the Non-Loan Party Cap;

(x)                                 Indebtedness of the Top Borrower and/or any Restricted Subsidiary incurred in respect of (i) any First Lien Facility and any “Incremental Loans” (as defined in the First Lien Credit Agreement or any equivalent term under any First Lien Facility) and any First Lien Incremental Equivalent Debt in an aggregate outstanding principal amount that does not exceed (A)(x) $885,000,000 plus (y) the aggregate outstanding principal amount of such “Incremental Loans” or First Lien Incremental Equivalent Debt, so long as the sum of the aggregate outstanding principal amount of such “Incremental Loans” or First Lien Incremental Equivalent Debt does not exceed the Incremental Cap (as defined in the First Lien Credit Agreement as in effect on the Closing Date) multiplied by (B) 115%, (ii) any refinancing of any First Lien Facility or any such “Incremental Loans” or First Lien Incremental Equivalent Debt after the Closing Date so long as (A) the aggregate principal amount of such Indebtedness does not exceed the amount permitted to be incurred under preceding clause (i), plus (1) an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon, (2) the amount of any underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, (3) an amount equal to any existing commitments unutilized thereunder and (4) any additional amounts permitted to be incurred pursuant to this Section 6.01 (with additional amounts incurred in reliance on this clause (4) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (B) such Indebtedness, if secured, is secured by Liens permitted under Section 6.02 (other than Section 6.02(t)) and (iii) “Banking Services Obligations” and “Secured Hedging Obligations” (each as defined in the First Lien Credit Agreement (or any equivalent term in any document governing any First Lien Facility));

(y)                                 Indebtedness of the Top Borrower and/or any Restricted Subsidiary incurred in connection with Sale and Lease-Back Transactions permitted pursuant to Section 6.08;

(z)                                  Incremental Equivalent Debt;

(aa)                          Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Top Borrower and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(bb)                          [Reserved];

(cc)                            Indebtedness of the Top Borrower and/or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any issuing bank or swingline lender to support any defaulting lender’s participation in letters of credit issued, or swingline loans made, under any First Lien Facility;

(dd)                          Indebtedness of the Top Borrower or any Restricted Subsidiary supported by any letter of credit issued under any First Lien Facility;

(ee)                            unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Top Borrower and/or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 7.01(i);

(ff)                              customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; and

(gg)                            without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Top Borrower and/or any Restricted Subsidiary hereunder.

Section 6.02.                          Liens.  The Top Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a)                                 Liens securing the Secured Obligations created pursuant to the Loan Documents;

(b)                                 Liens for Taxes which are (i) not then due, (ii) if due, not at such time required to be paid pursuant to Section 5.03 or (iii) being contested in accordance with Section 5.03;

(c)                                  statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by applicable Requirements of Law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days, (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d)                                 Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to Holdings, the Top Borrower and its subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e)                                  Liens consisting of easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Top Borrower and/or its Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;

(f)                                   Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g)                                  Liens solely on any Cash earnest money deposits made by the Top Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder;

(h)                                 purported Liens evidenced by the filing of UCC financing statements relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business;

(i)                                     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)                                    Liens in connection with any zoning, building or similar Requirement of Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;

(k)                                 Liens securing Indebtedness permitted pursuant to Section 6.01(p) (solely with respect to the permitted refinancing of (x) Indebtedness permitted pursuant to Sections 6.01(a), (i), (j), (m), (n), (q), (u), (w) and (z) and (y) Indebtedness that is secured in reliance on Section 6.02(u) (without duplication of any amount outstanding thereunder)); provided that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced and (ii) if the Lien securing the Indebtedness being refinanced was subject to intercreditor arrangements, then (A) the Lien securing any refinancing Indebtedness in respect thereof shall be subject to intercreditor arrangements that are not materially less favorable to the Secured Parties, taken as a whole, than the intercreditor arrangements governing the Lien securing the Indebtedness that is refinanced or (B) the intercreditor arrangements governing the Lien securing the relevant refinancing Indebtedness shall be set forth in a Market Intercreditor Agreement or another intercreditor agreement that is reasonably acceptable to the Administrative Agent;

(l)                                     Liens described on Schedule 6.02 and any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;

(m)                             Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.08;

(n)                                 Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o)                                 (i) Liens securing Indebtedness permitted pursuant to Section 6.01(n) on the relevant acquired assets or on the Capital Stock and assets of the relevant newly acquired Restricted Subsidiary; provided that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) or (y) was created in contemplation of the applicable acquisition of assets or Capital Stock, and (ii) Liens securing Indebtedness incurred pursuant to, and subject to the provisions set forth in, Section 6.01(q); provided, that any Lien on the Collateral that is granted in reliance on this clause (o)(ii) and is pari passu or junior to the Lien securing the Secured Obligations shall be subject to the Intercreditor Agreement, a Market Intercreditor Agreement or another intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;

(p)                                 (i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Top Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Top Borrower or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Top Borrower or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts and (iv) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction;

(q)                                 Liens on assets and Capital Stock of Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01;

(r)                                    Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Top Borrower and/or its Restricted Subsidiaries;

(s)                                   Liens securing Indebtedness incurred in reliance on, and subject to the provisions set forth in, Section 6.01(w); provided, that any Lien that is granted in reliance on this clause (s) on the Collateral and is senior to, pari passu with or junior to the Lien securing the Secured Obligations shall be subject to the Intercreditor Agreement, a Market Intercreditor Agreement or another intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;

(t)                                    Liens securing Indebtedness incurred pursuant to Sections 6.01(x) and (z), subject to the Intercreditor Agreement, a Market Intercreditor Agreement or another intercreditor agreement that is reasonably satisfactory to the Administrative Agent;

(u)                                 other Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $92,000,000 and 54% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; provided that any such Lien on the Collateral that is senior to, pari passu with or junior to the Lien securing the Secured Obligations shall be subject to the Intercreditor Agreement, a Market Intercreditor Agreement or another intercreditor agreement that is reasonably satisfactory to the Administrative Agent;

(v)                                 (i) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h) and (ii) any pledge and/or deposit securing any settlement of litigation;

(w)                               leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not secure any Indebtedness;

(x)                                 Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction;

(y)                                 Liens securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(d), (e), (g), (aa) and (cc);

(z)                                  Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar Requirement of Law under any jurisdiction);

(aa)                          Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 6.01;

(bb)                          Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc)                            Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd)                          Liens securing (i) obligations of the type described in Section 6.01(f) and/or (ii) obligations of the type described in Section 6.01(s);

(ee)                            (i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(ff)                              Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;

(gg)                            Liens consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business; and

(hh)                          Liens disclosed in any Mortgage Policy delivered pursuant to Section 5.12 with respect to any Material Real Estate Asset and any replacement, extension or renewal thereof; provided that no such replacement, extension or renewal Lien shall cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal (and additions thereto, improvements thereon and the proceeds thereof).

Section 6.03.                          Reserved.

Section 6.04.                          Restricted Payments; Restricted Debt Payments.

(a)                                 The Top Borrower shall not pay or make, directly or indirectly, any Restricted Payment, except that:

(i)                                     the Top Borrower may make Restricted Payments to the extent necessary to permit any Parent Company:

(A)                               to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to directors, officers, employees, members of management, managers and/or consultants of any Parent Company) and franchise Taxes, and similar fees and expenses, required to maintain the organizational existence of such Parent Company, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Top Borrower and/or its subsidiaries), and/or its subsidiaries;

(B)                               to discharge the consolidated, combined, unitary or similar Tax liabilities of such Parent Company and its subsidiaries when and as due, to the extent such liabilities are attributable to the income of the Top Borrower and/or any subsidiary; provided that the amount of such payments in respect of any taxable year do not exceed the amount of such Taxes that the Top Borrower and/or its applicable subsidiary would have paid had such Taxes been paid as stand alone companies or as a stand alone group;

(C)                               to pay audit and other accounting and reporting expenses of such Parent Company to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Top Borrower and/or its subsidiaries), the Top Borrower and its subsidiaries;

(D)                               for the payment of insurance premiums to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such premiums, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Top Borrower and/or its subsidiaries), the Top Borrower and its subsidiaries;

(E)                                to pay (x) fees and expenses related to debt or equity offerings, investments or acquisitions (whether or not consummated) and (y) after the consummation of an initial public offering, Public Company Costs;

(F)                                 to finance any Investment permitted under Section 6.06 (provided that (x) any Restricted Payment under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) the relevant Parent Company shall, promptly following the closing thereof, cause (I) all property acquired to be contributed to the Top Borrower or one or more of its Restricted Subsidiaries, or (II) the merger, consolidation or amalgamation of the Person formed or acquired into the Top

Borrower or one or more of its Restricted Subsidiaries, in order to consummate such Investment in compliance with the applicable requirements of Section 6.06 as if undertaken as a direct Investment by the Top Borrower or the relevant Restricted Subsidiary); and

(G)                               to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of any Parent Company (or any Immediate Family Member of any of the foregoing) to the extent such salary, bonuses and other benefits are attributable and reasonably allocated to the operations of the Top Borrower and/or its subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;

(ii)                                  the Top Borrower may pay (or make Restricted Payments to allow any Parent Company) to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Top Borrower or any subsidiary:

(A)                               with Cash and Cash Equivalents (and including, to the extent constituting a Restricted Payment, amounts paid in respect of promissory notes issued to evidence any obligation to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Top Borrower or any subsidiary) in an amount not to exceed $18,500,000 in any Fiscal Year, which, if not used in such Fiscal Year, may be carried forward to the next two succeeding Fiscal Years;

(B)                               with the proceeds of any sale or issuance of the Capital Stock of the Top Borrower or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Top Borrower or any Restricted Subsidiary); or

(C)                               with the net proceeds of any key-man life insurance policies;

(iii)                               the Top Borrower may make additional Restricted Payments in an amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Top Borrower elects to apply to this clause (iii)(A) and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Top Borrower elects to apply to this clause (iii)(B);

(iv)                              the Top Borrower may make Restricted Payments (i) to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Top Borrower, any Restricted Subsidiary or any Parent Company or any of their respective Immediate Family Members and/or (B) repurchases of Capital Stock in consideration of the payments described in sub-clause (A) above, including demand repurchases in connection with the exercise of stock options;

(v)                                 the Top Borrower may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise;

(vi)                              the Top Borrower may make Restricted Payments, the proceeds of which are applied (i) on the Closing Date, solely to effect the consummation of the Transactions and (ii) on and after the Closing Date, to satisfy any payment obligations owing under the Acquisition Agreement;

(vii)                           so long as no Event of Default then exists, following the consummation of the first Qualifying IPO, the Top Borrower may (or may make Restricted Payments to any Parent Company to enable it to) make Restricted Payments with respect to any Capital Stock in an amount of 6.00% per annum of the net Cash proceeds received by or contributed to the Top Borrower from any Qualifying IPO;

(viii)                        the Top Borrower may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Top Borrower and/or any Restricted Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Top Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Top Borrower or any Parent Company to the extent any such proceeds are contributed to the capital of the Top Borrower and/or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Top Borrower or a Restricted Subsidiary) of any Refunding Capital Stock;

(ix)                              to the extent constituting a Restricted Payment, the Top Borrower may consummate any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)), Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Section 6.09(d));

(x)                                 the Top Borrower may make additional Restricted Payments in an aggregate amount not to exceed the greater of $49,000,000 and 29% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, minus (A) the amount of Restricted Debt Payments made by the Top Borrower or any Restricted Subsidiary in reliance on Section 6.04(b)(iv)(B), minus (B) the outstanding amount of Investments made by the Top Borrower or any Restricted Subsidiary in reliance on Section 6.06(q)(ii); and

(xi)                              the Top Borrower may make additional Restricted Payments so long as the Total Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 5.05:1.00.

(b)                                 The Top Borrower shall not, nor shall it permit any Restricted Subsidiary to, make any payment in Cash on or in respect of principal of or interest on (x) any Junior Lien Indebtedness or (y) any Junior Indebtedness (the Indebtedness described in clauses (x) and (y), the “Restricted Debt”), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt more than one year prior to the scheduled maturity date thereof (collectively, “Restricted Debt Payments”), except:

(i)                                     with respect to any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement thereof made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01 and/or refinancing Indebtedness permitted by Section 6.01(x);

(ii)                                  as part of an applicable high yield discount obligation catch-up payment;

(iii)                               payments of regularly scheduled interest and payments of fees, expenses and indemnification obligations as and when due (other than payments with respect to Junior Indebtedness that are prohibited by the subordination provisions thereof);

(iv)                              so long as no Event of Default exists or would result therefrom, additional Restricted Debt Payments in an aggregate amount not to exceed:

(A)                               the greater of $49,000,000 and 29% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, minus the amount of Investments made in reliance on Section 6.06(q)(iii); plus

(B)                               the greater of: $49,000,000 and 29% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, minus (1) the amount of Restricted Payments made by the Top Borrower in reliance on Section 6.04(a)(x), minus (2) the outstanding amount of Investments made by the Top Borrower or any Restricted Subsidiary in reliance on Section 6.06(q)(ii);

(v)                                 (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Top Borrower and/or any Restricted Subsidiary and/or any capital contribution in respect of Qualified Capital Stock of the Top Borrower or any Restricted Subsidiary, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of the Top Borrower and/or any Restricted Subsidiary and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01;

(vi)                              Restricted Debt Payments in an aggregate amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Top Borrower elects to apply to this clause (vi)(A) and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Top Borrower elects to apply to this clause (vi)(B); and

(vii)                           additional Restricted Debt Payments; provided that the Total Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 6.25:1.00.

Section 6.05.                          Burdensome Agreements.  Except as provided herein or in any other Loan Document, the First Lien Credit Agreement, any document with respect to any Incremental Equivalent Debt and/or First Lien Incremental Equivalent Debt and/or in agreements with respect to refinancings, renewals or replacements of such Indebtedness that are permitted by Section 6.01, the Top Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (x) any Restricted Subsidiary of the Top Borrower to pay dividends or other distributions to the Top Borrower or any Loan Party, (y) any Restricted Subsidiary to make cash loans or advances to the Top Borrower or any Loan Party or (z) any Loan Party to create, permit or grant a Lien on any of its properties or assets to secure the Secured Obligations, except restrictions:

(a)                                 set forth in any agreement evidencing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such

Indebtedness and its Restricted Subsidiaries or the assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (m), (p) (as it relates to Indebtedness in respect of clauses (a), (m), (q), (r), (u), (w) and/or (y) of Section 6.01), (q), (r), (u), (w) and/or (y) of Section 6.01;

(b)                                 arising under customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and other agreements entered into in the ordinary course of business;

(c)                                  that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Capital Stock not otherwise prohibited under this Agreement;

(d)                                 that are assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;

(e)                                  set forth in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;

(f)                                   set forth in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(g)                                  imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements;

(h)                                 on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;

(i)                                     set forth in documents which exist on the Closing Date and were not created in contemplation thereof;

(j)                                    arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Top Borrower);

(k)                                 arising under or as a result of applicable Requirements of Law or the terms of any license, authorization, concession or permit;

(l)                                     arising in any Hedge Agreement and/or any agreement relating to any Banking Services Obligation and/or any Banking Services Obligation (as defined in the First Lien Credit Agreement);

(m)                             relating to any asset (or all of the assets) of and/or the Capital Stock of the Top Borrower and/or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) and/or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Agreement;

(n)                                 set forth in any agreement relating to any Permitted Lien that limit the right of the Top Borrower or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto; and/or

(o)                                 imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (n) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Top Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.06.                          Investments.  The Top Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except:

(a)                                 Cash or Investments that were Cash Equivalents at the time made;

(b)                                 (i) Investments existing on the Closing Date in any Borrower or in any subsidiary, (ii) Investments made after the Closing Date among the Top Borrower and/or one or more Restricted Subsidiaries that are Loan Parties, (iii) Investments made after the Closing Date by any Loan Party in Holdings and/or any Restricted Subsidiary that is not a Loan Party in an aggregate outstanding amount not to exceed the greater of $92,000,000 and 54% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, (iv) Investments made by any Restricted Subsidiary that is not a Loan Party in any Loan Party and/or any other Restricted Subsidiary that is not a Loan Party and (v) Investments made by any Loan Party and/or any Restricted Subsidiary that is not a Loan Party in the form of any contribution or Disposition of the Capital Stock of any Person that is not a Loan Party;

(c)                                  Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Top Borrower or any Restricted Subsidiary;

(d)                                 Investments in Similar Businesses in an aggregate outstanding amount not to exceed the greater of $61,000,000 and 36% of Consolidated Adjusted EBITDA as of the end of the most recently ended Test Period;

(e)                                  (i) Permitted Acquisitions and (ii) any Investment in any Restricted Subsidiary that is not a Loan Party in an amount required to permit such Restricted Subsidiary to consummate a Permitted Acquisition (in compliance, if applicable, with any cap on Investments in non-Loan Parties that is set forth in the relevant carve-out from this Section 6.06), which amount is actually applied by such Restricted Subsidiary to consummate such Permitted Acquisition;

(f)                                   Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date and described on Schedule 6.06 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06;

(g)                                  Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07;

(h)                                 loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of any Parent Company, the Top Borrower, its subsidiaries and/or any joint venture to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company, either (i) in an aggregate principal amount not to exceed $1,225,000 at any one time outstanding or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Top Borrower for the purchase of such Capital Stock;

(i)                                     Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j)                                    Investments consisting of (or resulting from) Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(ix)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on subclause (ii)(y) of the proviso thereto), Section 6.07(b) (if made in reliance on clause (ii) therein), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g));

(k)                                 Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l)                                     Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(m)                             loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Top Borrower and/or its subsidiaries)), the Top Borrower and/or any subsidiary in the ordinary course of business;

(n)                                 Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company or Qualified Capital Stock of the Top Borrower or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control;

(o)                                 (i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Top Borrower or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by this Section 6.06 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this Section 6.06;

(p)                                 Investments made in connection with the Transactions;

(q)                                 Investments made after the Closing Date by the Top Borrower and/or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed:

(i)                                     the greater of $92,000,000 and 54% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, plus

(ii)                                  the greater of $49,000,000 and 29% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, minus (A) the amount of Restricted Payments made by the Top Borrower or any Restricted Subsidiary in reliance on Section 6.04(a)(x), minus (B) the amount of Restricted Debt Payments made by the Top Borrower or any Restricted Subsidiary in reliance on Section 6.04(b)(iv)(B), plus

(iii)                               the greater of $49,000,000 and 29% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, minus the amount of Restricted Debt Payments made in reliance on Section 6.04(b)(iv)(A), plus

(iv)                              in the event that (A) the Top Borrower or any of its Restricted Subsidiaries makes any Investment after the Closing Date in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Restricted Subsidiary, an amount equal to 100.0% of the fair market value of such Investment as of the date on which such Person becomes a Restricted Subsidiary;

(r)                                    Investments made after the Closing Date by the Top Borrower and/or any of its Restricted Subsidiaries in an aggregate outstanding amount not to exceed (i) the portion, if any, of the Available Amount on such date that the Top Borrower elects to apply to this clause (r)(i) and/or (ii) the portion, if any, of the Available Excluded Contribution Amount on such date that the Top Borrower elects to apply to this clause (r)(ii);

(s)                                   (i) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Top Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business;

(t)                                    Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 6.04(a); provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);

(u)                                 Investments made by any Restricted Subsidiary that is not a Loan Party with the proceeds received by such Restricted Subsidiary from an Investment made by any Loan Party in such Restricted Subsidiary pursuant to this Section 6.06 (other than Investments made pursuant to Section 6.06(e)(ii));

(v)                                 Investments in subsidiaries in connection with internal reorganizations and/or restructurings and activities related to tax planning; provided that, after giving effect to any such reorganization, restructuring or activity, neither the Loan Guaranty, taken as a whole, nor the security interest of the Administrative Agent in the Collateral, taken as a whole, is materially impaired;

(w)                               Investments under any Derivative Transaction of the type permitted under Section 6.01(s);

(x)                                 [Reserved];

(y)                                 Investments made in joint ventures as required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements entered into in the ordinary course of business;

(z)                                  unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable Requirements of Law;

(aa)                          Investments in Holdings, the Top Borrower, any subsidiary and/or any joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;

(bb)                          additional Investments so long as, after giving effect thereto on a Pro Forma Basis, the Total Leverage Ratio does not exceed 6.50:1.00;

(cc)                            any Investment made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated as a Restricted Subsidiary so long as the relevant Investment was not made in contemplation of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary; and

(dd)                          Investments consisting of the licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons.

Section 6.07.                          Fundamental Changes; Disposition of Assets.  The Top Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition of any assets having a fair market value in excess of $12,250,000, in a single transaction or in a series of related transactions, except:

(a)                                 any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Top Borrower or any other Restricted Subsidiary; provided that (i) in the case of any such merger, consolidation or amalgamation with or into the Top Borrower, (A) the Top Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Top Borrower (any such Person, the “Successor Top Borrower”), (x) the Successor Top Borrower shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia, (y) the Successor Top Borrower shall expressly assume the Obligations of the Top Borrower in a manner reasonably satisfactory to the Administrative Agent and (z) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Top Borrower will succeed to, and be substituted for, the Top Borrower under this Agreement and the other Loan Documents, and (ii) in the case of any such merger, consolidation or amalgamation with or into any Borrower (other than the Top Borrower) or any Subsidiary Guarantor, either (x) a Borrower or a Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of the relevant Borrower or Subsidiary Guarantor in a manner reasonably satisfactory to the Administrative Agent or (y) the relevant transaction shall be treated as an Investment and shall comply with Section 6.06;

(b)                                 Dispositions (including of Capital Stock) among the Top Borrower and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided that any such Disposition made by any Loan Party to any Person that is not a Loan Party shall be (i) for fair market value (as reasonably determined by such Person) with at least 75% of the consideration for such Disposition consisting of Cash or Cash Equivalents at the time of such Disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.06 (other than in reliance on clause (j) thereof);

(c)                                  (i) the liquidation or dissolution of any Restricted Subsidiary if the Top Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Top Borrower, is not materially disadvantageous to the Lenders and the Top Borrower or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; provided that in the case of any liquidation or dissolution of any Loan Party that results in a distribution of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than in reliance on clause (j) thereof); (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under Section 6.06; and (iii) the conversion of the Top Borrower or any Restricted Subsidiary into another form of entity, so long as such conversion does not adversely affect the value of the Loan Guaranty or Collateral, if any;

(d)                                 (x) Dispositions of inventory or equipment in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;

(e)                                  Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Top Borrower, is (A) no longer useful in its business (or in the business of any Restricted Subsidiary of the Top Borrower) or (B) otherwise economically impracticable to maintain;

(f)                                   Dispositions of Cash and/or Cash Equivalents and/or other assets that were Cash Equivalents when the relevant original Investment was made;

(g)                                  Dispositions, mergers, amalgamations, consolidations or conveyances that constitute (w) Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), (x) Permitted Liens, (y) Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix)) and (z) Sale-Leaseback Transactions permitted by Section 6.08;

(h)                                 Dispositions for fair market value; provided that with respect to any such Disposition with a purchase price in excess of the greater of $25,000,000 and 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, at least 75% of the consideration for such Disposition shall consist of Cash or Cash Equivalents (provided that for purposes of the 75% Cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Top Borrower or any Restricted Subsidiary) of the Top Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets and for which the Top Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Top Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (z) any

Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) and Section 6.08(B)(1) that is at that time outstanding, not in excess of the greater of $61,000,000 and 36% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, in each case, shall be deemed to be Cash); provided, further, that (x) immediately prior to and after giving effect to such Disposition, as determined on the date on which the agreement governing such Disposition is executed, no Event of Default exists and (y) the Net Proceeds of such Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii);

(i)                                     to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;

(j)                                    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(k)                                 Dispositions of accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof) or in connection with the collection or compromise thereof;

(l)                                     Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition of termination of which will not materially interfere with the business of the Top Borrower and its Restricted Subsidiaries or (ii) which relate to closed facilities or the discontinuation of any product line;

(m)                             (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(n)                                 Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(o)                                 Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;

(p)                                 to the extent constituting a Disposition, the consummation of the Transaction;

(q)                                 Dispositions of non-core assets acquired in connection with any acquisition permitted hereunder and sales of Real Estate Assets acquired in any acquisition permitted hereunder which, within 90 days of the date of such acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Top Borrower or any of its Restricted Subsidiaries or any of their respective businesses; provided that no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed;

(r)                                    exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Top Borrower) for like assets; provided that upon the consummation of any such exchange or swap by any Loan Party, to the extent the assets received do not constitute an Excluded Asset, the Administrative Agent has a perfected Lien with the same priority as the Lien held on the Real Estate Assets so exchanged or swapped;

(s)                                   Dispositions of assets that do not constitute Collateral for fair market value;

(t)                                    (i) licensing and cross-licensing arrangements involving any technology, intellectual property or IP Rights of the Top Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuances or registrations, or applications for issuances or registrations, of IP Rights, which, in the reasonable good faith determination of the Top Borrower, are not material to the conduct of the business of the Top Borrower or its Restricted Subsidiaries, or are no longer economical to maintain in light of its use;

(u)                                 terminations or unwinds of Derivative Transactions;

(v)                                 Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries;

(w)                               Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Top Borrower and/or any Restricted Subsidiary;

(x)                                 Dispositions made to comply with any order of any Governmental Authority or any applicable Requirement of Law;

(y)                                 any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. and/or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction;

(z)                                  any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(aa)                          other Dispositions involving assets having a fair market value (as reasonably determined by the Top Borrower at the time of the relevant Disposition) of not more than $18,000,000 in any Fiscal Year; and

(bb)                          Dispositions contemplated on the Closing Date and described on Schedule 6.07 hereto.

To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing in accordance with Article 8 hereof.

Section 6.08.                          Sale and Lease-Back Transactions.  The Top Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Top Borrower or the relevant Restricted Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Top Borrower or any of its Restricted Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by the Top Borrower or such Restricted Subsidiary to any Person (other than the Top Borrower or any of its Restricted Subsidiaries) in connection with such lease (such a transaction, a “Sale and Lease-Back Transaction”); provided that any Sale and Lease-Back Transaction shall be permitted so long as the Net Proceeds of such Disposition are applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii) and either (A) the resulting Indebtedness is permitted by Section 6.01 or (B)(1) the relevant Sale and Leaseback Transaction is consummated in exchange for cash consideration (provided that for purposes of the foregoing cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Top Borrower or any Restricted Subsidiary) of the Top Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets and for which the Top Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Top Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of the relevant Sale and Leaseback Transaction having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) and Section 6.07(h)(z) that is at that time outstanding, not in excess of the greater of $25,000,000 and 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, in each case, shall be deemed to be Cash), (2) the Top Borrower or its applicable Restricted Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (3) the aggregate fair market value of the assets sold subject to all Sale and Lease-Back Transactions under this clause (B) shall not exceed the greater of $61,000,000 and 36% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period.

Section 6.09.                          Transactions with Affiliates.  The Top Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of $6,125,000 with any of their respective Affiliates on terms that are less favorable to the Top Borrower or such Restricted Subsidiary, as the case may be (as reasonably determined by the Top Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a)                                 any transaction between or among Holdings, the Top Borrower and/or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent permitted or not restricted by this Agreement;

(b)                                 any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company or of the Top Borrower or any Restricted Subsidiary;

(c)                                  (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Top Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

(d)                                 (i) transactions permitted by Sections 6.01(d), (o) and (ee), 6.04 and 6.06(h), (m), (o), (t), (v), (y), (z) and (aa) and (ii) issuances of Capital Stock and issuances and incurrences of Indebtedness not restricted by this Agreement;

(e)                                  transactions in existence on the Closing Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Closing Date;

(f)                                   (i) so long as no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) then exists or would result therefrom, the payment of management, monitoring, consulting, advisory and similar fees to any Investor in an amount not to exceed the greater of $1,225,000 and 2.5% of Consolidated Adjusted EBITDA per Fiscal Year and (ii) the payment of all indemnification obligations and expenses owed to any Investor and any of their respective directors, officers, members of management, managers, employees and consultants, in each case of clauses (i) and (ii) whether currently due or paid in respect of accruals from prior periods;

(g)                                  the Transactions, including the payment of Transaction Costs and payments required under the Acquisition Agreement;

(h)                                 customary compensation to Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Top Borrower in good faith;

(i)                                     Guarantees permitted by Section 6.01 or Section 6.06;

(j)                                    transactions among Holdings, the Top Borrower and its Restricted Subsidiaries that are otherwise permitted (or not restricted) under this Article 6;

(k)                                 the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Top Borrower and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Top Borrower or its subsidiaries;

(l)                                     transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Top Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Top Borrower or the senior management thereof or (ii) on terms at least as favorable as might reasonably be obtained from a Person other than an Affiliate;

(m)                             the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(n)                                 (i) any purchase by Holdings of the Capital Stock of (or contribution to the equity capital of) the Top Borrower and (ii) any intercompany loans made by Holdings to the Top Borrower or any Restricted Subsidiary; and

(o)                                 any transaction in respect of which the Top Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Top Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Top Borrower or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate.

Section 6.10.                          Conduct of Business.  From and after the Closing Date, the Top Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by the Top Borrower or any Restricted Subsidiary on the Closing Date and similar, incidental, complementary, ancillary or related businesses and (b) such other lines of business to which the Administrative Agent may consent.

Section 6.11.                          Amendments or Waivers of Organizational Documents.  The Top Borrower shall not, nor shall it permit any Subsidiary Guarantor to, amend or modify their respective Organizational Documents, in each case in a manner that is materially adverse to the Lenders (in their capacities as such) without obtaining the prior written consent of the Administrative Agent; provided that, for purposes of clarity, it is understood and agreed that the Top Borrower and/or any Subsidiary Guarantor may effect a change to its organizational form and/or consummate any other transaction that is permitted under Section 6.07.

Section 6.12.                          Amendments of or Waivers with Respect to Restricted Debt.  The Top Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify the terms of any Restricted Debt (or the documentation governing any Restricted Debt) (a) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the interests of the Lenders (in their capacities as such) or (b) in violation of the Intercreditor Agreement, any intercreditor agreement related to such debt entered into with the Administrative Agent or the subordination terms set forth in the definitive documentation governing any Restricted Debt; provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof.

Section 6.13.                          Fiscal Year.  The Top Borrower shall not change its Fiscal Year-end to a date other than December 31; provided, that, the Top Borrower may, upon written notice to the Administrative Agent, change the Fiscal Year-end of the Top Borrower to another date, in which case the Top Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

Section 6.14.                          Permitted Activities of Holdings.  Holdings shall not:

(a)                                 incur any Indebtedness for borrowed money other than (i) the Indebtedness permitted to be incurred by Holdings under the Loan Documents and any First Lien Facility or otherwise in connection with the Transactions and (ii) Guarantees of Indebtedness or other obligations of the Top Borrower and/or any Restricted Subsidiary that are otherwise permitted hereunder;

(b)                                 create or suffer to exist any Lien on any asset now owned or hereafter acquired by it other than (i) the Liens created under the Collateral Documents and, subject to the Intercreditor Agreement, the collateral documents relating to any First Lien Facility, in each case, to which it is a party, (ii) any other Lien created in connection with the Transactions, (iii) Permitted Liens on the Collateral that are secured on a pari passu or junior basis with the Secured Obligations or on a pari passu basis with any First Lien Facility, so long as such Permitted Liens secure Guarantees permitted under clause (a)(ii) above and the underlying Indebtedness subject to such Guarantee is permitted to be secured on the same basis pursuant to Section 6.02 and (iv) Liens of the type permitted under Section 6.02 (other than in respect of debt for borrowed money); or

(c)                                  consolidate or amalgamate with, or merge with or into, or convey, sell or otherwise transfer all or substantially all of its assets to, any Person; provided that, so long as no Default or Event of Default exists or would result therefrom, (A) Holdings may consolidate or amalgamate with, or merge with or into, any other Person (other than the Top Borrower and any of its subsidiaries) so long as (i) Holdings is the continuing or surviving Person or (ii) if the Person formed by or surviving any such consolidation, amalgamation or merger is not Holdings (x) the successor Person (such successor Person, “Successor Holdings”) expressly assumes all obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent and (y) the Top Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clause (x) of this clause (A) and (B) Holdings may otherwise convey, sell or otherwise transfer all or substantially all of its assets to any other Person (other than the Top Borrower and any of its subsidiaries) so long as (x) no Change of Control results therefrom, (y) the Person acquiring such assets expressly assumes all of the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent and (z) the Top Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions under clause (x) set forth in this clause (B); provided, further, that (1) if the conditions set forth in the preceding proviso are satisfied, Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and (2) it is understood and agreed that Holdings may convert into another form of entity so long as such conversion does not adversely affect the value of the Loan Guaranty or the Collateral.

ARTICLE 7                              EVENTS OF DEFAULT

Section 7.01.                          Events of Default.  If any of the following events (each, an “Event of Default”) shall occur:

(a)                                 Failure To Make Payments When Due.  Failure by the Top Borrower to pay (i) any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due; or

(b)                                 Default in Other Agreements.  (i) Failure by the Top Borrower or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by the Top Borrower or any of its Restricted Subsidiaries with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary), in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder; provided, further, that with respect to any default or event or condition referred to in clause (i) or (ii) above with respect to the obligations under the First Lien Credit Agreement or the documentation governing any First Lien Facility, such default, event or condition shall only constitute an Event of Default if such default, event or condition results in the acceleration of the obligations and the termination of commitments thereunder; provided, further, that any such failure described under clauses (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Article 7; or

(c)                                  Breach of Certain Covenants.  Failure of any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i), Section 5.02 (as it applies to the preservation of the existence of any Borrower), or Article 6; or

(d)                                 Breach of Representations, Etc.  Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate or any Perfection Certificate Supplement) being untrue in any material respect as of the date made or deemed made, subject, in the case of representations and warranties that are capable of being cured, to a grace period of 30 days following the Top Borrower’s receipt of written notice of the inaccuracy of the relevant representation, warranty or certification; or

(e)                                  Other Defaults Under Loan Documents.  Default by any Loan Party in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article 7, which default has not been remedied or waived within 30 days after receipt by the Top Borrower of written notice thereof from the Administrative Agent; or

(f)                                   Involuntary Bankruptcy; Appointment of Receiver, Etc.  (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of Holdings, the Top Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or local Requirements of Law; or (ii) the commencement of an involuntary case against Holdings, the Top Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, the Top Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or over all or a substantial part of its property; or the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, the Top Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) for all or a substantial part of its property, which remains undismissed, unvacated, unbounded or unstayed pending appeal for 60 consecutive days; or

(g)                                  Voluntary Bankruptcy; Appointment of Receiver, Etc.  (i) The entry against Holdings, the Top Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of an order for relief, the commencement by Holdings, the Top Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a voluntary case under any Debtor Relief Law, or the consent by Holdings, the Top Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by Holdings, the Top Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, receiver and manager, trustee or other custodian for all or a substantial part of its property; (ii) the making by Holdings, the Top Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or (iii) the admission by Holdings, the Top Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in writing of their inability to pay their respective debts as such debts become due; or

(h)                                 Judgments and Attachments.  The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against Holdings, the Top Borrower or any of its Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 days; or

(i)                                     Employee Benefit Plans.  The occurrence of one or more ERISA Events, which individually or in the aggregate result in liability of Holdings, the Top Borrower or any of its Restricted Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(j)                                    Change of Control.  The occurrence of a Change of Control; or

(k)                                 Guaranties, Collateral Documents and Other Loan Documents.  At any time after the execution and delivery thereof, (i) any material Loan Guaranty for any reason, other than the occurrence of the Termination Date, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Loan Guarantor shall repudiate in writing its obligations thereunder (other than as a result of the discharge of such Loan Guarantor in accordance with the terms thereof), (ii) this Agreement or any material Collateral Document ceases to be in full force and effect or shall be declared null and void or any Lien on Collateral created under any Collateral Document ceases to be perfected with respect to a material portion of the Collateral (other than solely by reason of (x) the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or the failure of the Administrative Agent to file Uniform Commercial Code continuation statements, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or (iii) any Loan Party shall contest in writing, the validity or enforceability of any material provision of any Loan Document (or any Lien purported to be created by the Collateral Documents or any Loan Guaranty) or deny in writing that it has any further liability (other than by reason of the occurrence of the Termination Date), including with respect to future advances by the Lenders, under any Loan Document to which it is a party; it being understood and agreed that the failure of the Administrative Agent to file any Uniform Commercial Code continuation statement shall not result in an Event of Default under this Section 7.01(k) or any other provision of any Loan Document; or

(l)                                     Subordination.  The Obligations ceasing or the assertion in writing by any Loan Party that the Obligations cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any Junior Indebtedness or Junior Lien Indebtedness in excess of the

Threshold Amount or any such subordination provision being invalidated or otherwise ceasing, for any reason, to be valid, binding and enforceable obligations of the parties thereto;

then, and in every such event (other than (x) an event with respect to any Borrower described in clause (f) or (g) of this Article or (y) any Event of Default arising under Section 6.15(a)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Top Borrower, take any of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon such Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that upon the occurrence of an event with respect to any Borrower described in clauses (f) or (g) of this Article, any such Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of such Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by such Borrower without further action of the Administrative Agent or any Lender.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE 8                              THE ADMINISTRATIVE AGENT

Each of the Lenders hereby irrevocably appoints RBC (or any successor appointed pursuant hereto) as Administrative Agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any subsidiary of any Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.  The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Loan Documents and which the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Top Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable to the Lenders or any other Secured Party for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein.  The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Top Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral or to assure that the Liens granted to the Administrative Agent pursuant to any Loan Document have been or will continue to be properly or sufficiently or lawfully created, perfected or enforced or are entitled to any particular priority, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) any property, book or record of any Loan Party or any Affiliate thereof.

Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable Requirements of Law or otherwise to credit bid at any foreclosure sale, UCC sale, any sale under Section 363 of the Bankruptcy Code or any other similar Disposition of Collateral.  Notwithstanding the foregoing, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of a proof of claim in a case under the Bankruptcy Code.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Borrowers, the Administrative Agent and each Secured Party agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof, and all powers, rights and remedies under the other Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply all or any portion of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of all or any portion of such Collateral at any such Disposition.

No holder of any Secured Hedging Obligation or Banking Services Obligation in its respective capacity as such shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement.

Each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to any Secured Hedging Obligation and/or by entering into documentation in connection with any Banking Services Obligation, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:

(a)                                 consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;

(b)                                 credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;

(c)                                  credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC;

(d)                                 credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with applicable Requirements of Law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; and/or

(e)                                  estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;

it being understood that no Lender shall be required to fund any amount in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clauses (b), (c) or (d) without its prior written consent.

Each Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase described under clauses (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by the Administrative Agent on a ratable basis.

With respect to any contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described in the second preceding paragraph so long as the estimation of the amount or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or purchase the Collateral in the relevant Disposition.  In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to consummate any credit bid or purchase in accordance with the second preceding paragraph, then any contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.

Each Secured Party whose Secured Obligations are credit bid under clauses (b), (c) or (d) of the third preceding paragraph is entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid or other Disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid or other Disposition.

In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent has made any demand on the Top Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)                                     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(ii)                                  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount due to the Administrative Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) that it believes to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it.  The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

The Administrative Agent may resign at any time by giving ten days’ written notice to the Lenders and the Top Borrower.  If the Administrative Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Top Borrower may, upon ten days’ notice, remove the Administrative Agent.  Upon receipt of any such notice of resignation or delivery of any such notice of removal, the Required Lenders shall have the right, with the consent of the Top Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank or trust company with offices in the U.S. having combined capital and surplus in excess of $1,000,000,000; provided that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to any Borrower, Sections 7.01(f) or (g), no consent of the Top Borrower shall be required.  If no successor has been appointed as provided above and accepted such appointment within ten days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, the consent of the Top Borrower) or (b) in the case of a removal, the Top Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if the Administrative Agent notifies the Top Borrower and the Lenders that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Top Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for purposes of maintaining the perfection of the Lien on the Collateral securing the Secured Obligations, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly (and each Lender will cooperate with the Borrowers to enable the Borrowers to take such actions), until such time as the Required Lenders or the Top Borrower, as applicable, appoint a successor Administrative

Agent, as provided above in this Article 8.  Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, the successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13 hereof).  The fees payable by the Borrowers to any successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Top Borrower and such successor Administrative Agent.  After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the Administrative Agent).  Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Notwithstanding anything to the contrary herein, the Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities as the Administrative Agent or a Lender hereunder, as applicable.

Each Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent shall:

(a)                                 release any Lien on any property granted to or held by Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any Disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Loan Guaranty otherwise in accordance with the Loan Documents, (v) as required under clause (d) below or (vi) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;

(b)                                 subject to Section 9.22, release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder);

(c)                                  subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(g), 6.02(l), 6.02(m), 6.02(n), 6.02(o), 6.02(q), 6.02(r), 6.02(s), 6.02(t), 6.02(u), 6.02(x), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(dd) (in the case of clause (ii), to the extent the relevant Lien covers cash collateral posted to secure the relevant obligation), 6.02(ee), 6.02(ff), 6.02(gg) and/or 6.02(hh) (and any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k)); provided, that the subordination of any Lien on any property granted to or held by the Administrative Agent shall only be required with respect to any Lien on such property that is permitted by Sections 6.02(l), 6.02(o), 6.02(q), 6.02(r), 6.02(u), 6.02(bb) and/or 6.02(hh) to the extent that the Lien of the Administrative Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with the documentation governing the Indebtedness that is secured by such Permitted Lien; and

(d)                                 enter into subordination, intercreditor and/or similar agreements with respect to Indebtedness (including any Market Intercreditor Agreement and/or any amendment to the Intercreditor Agreement) that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens, and with respect to which Indebtedness, this Agreement contemplates an intercreditor, subordination, collateral trust agreement or similar agreement.

Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Guaranty or its Lien on any Collateral pursuant to this Article 8.  In each case as specified in this Article 8, the Administrative Agent will (and each Lender hereby authorizes the Administrative Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, to subordinate its interest therein, or to release such Loan Party from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8; provided, that upon the request of the Administrative Agent, the Top Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement.

The Administrative Agent is authorized to enter into the Intercreditor Agreement and any other intercreditor, subordination, collateral trust or similar agreement contemplated hereby with respect to any (a) Indebtedness (i) that is (A) required or permitted to be subordinated hereunder and/or (B) secured by Liens and (ii) which contemplates an intercreditor, subordination or collateral trust agreement and/or (b) Secured Hedging Obligations and/or Secured Banking Services Obligations, whether or not constituting Indebtedness (any such other intercreditor agreement an “Additional Agreement”), and the Secured Parties party hereto acknowledge that the Intercreditor Agreement and any Additional Agreement is binding upon them.  Each Secured Party party hereto hereby (a) agrees that they will be bound by, and will not take any action contrary to, the provisions of the Intercreditor Agreement or any Additional Agreement and (b) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement and/or any Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof.  The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrowers, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the Intercreditor Agreement and/or any Additional Agreement.

To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Top Borrower in accordance with and to the extent required by Section 9.03(b) hereof, the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

ARTICLE 9                              MISCELLANEOUS

Section 9.01.                          Notices.

(a)                                 Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i)                                     if to any Loan Party, to such Loan Party in the care of the Top Borrower at:

Connolly Corporation
50 Danbury Road
Wilton, Connecticut 06897
Attention: General Counsel
Email: jonathan.olefson@connolly.com
Telephone: (203) 202-6286
Facsimile: (203) 202-6786

with a copy to (which shall not constitute notice to any Loan Party):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Allison Liff
Email: allison.liff@weil.com

Telephone: (212) 310-8118

Facsimile: (212) 310-8007

(ii)                                  if to the Administrative Agent, at:

RBC Agency Services Group
20 King Street West

4th Floor, South Tower
Toronto, Ontario
M5H 1C4

Attention: Manager, Agency Services
Email: susan.khokher@rbccm.com

Telephone: (416) 842-5196
Facsimile: (416) 842-4023

(iii)                               if to any Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent.  The Administrative Agent or the Top Borrower (on behalf of any Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications.  All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that any such notice or communication not given during the normal business hours of the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto; it being understood and agreed that the Top Borrower may provide any such notice to the Administrative Agent as recipient on behalf of itself and each Lender.

Section 9.02.                          Waivers; Amendments.

(a)                                 No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any party hereto therefrom shall in any event be effective unless the same is permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, to the extent permitted by applicable Requirements of Law, neither the making of any Loan shall be construed as a waiver of any

Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b)                                 Subject to clauses (A) and (B) of this Section 9.02(b) and Sections 9.02(c) and (d) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Top Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Document), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that, notwithstanding the foregoing:

(A)                               the consent of each Lender directly and adversely affected thereby (but not the consent of the Required Lenders) shall be required for any waiver, amendment or modification that:

(1)                                 increases the Commitment of such Lender (other than with respect to any Incremental Facility pursuant to Section 2.22 in respect of which such Lender has agreed to be an Additional Lender); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Lender;

(2)                                 reduces the principal amount of any Loan owed to such Lender;

(3)                                 (x) extends the scheduled final maturity of any Loan or (y) postpones any Interest Payment Date with respect to any Loan held by such Lender or the date of any scheduled payment of any fee payable to such Lender hereunder (in each case, other than any extension for administrative reasons agreed by the Administrative Agent);

(4)                                 reduces the rate of interest (other than to waive any Default or Event of Default or obligation of the Borrowers to pay interest to such Lender at the default rate of interest under Section 2.13(d), which shall only require the consent of the Required Lenders) or the amount of any fee owed to such Lender;

(5)                                 extends the expiry date of such Lender’s Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitment shall constitute an extension of any Commitment of any Lender; and

(6)                                 waives, amends or modifies the provisions of Sections 2.18(b) or 2.18(c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with any transaction permitted under Sections 2.22, 2.23, 9.02(c) and/or 9.05(g) or as otherwise provided in this Section 9.02);

(B)                               no such agreement shall:

(1)                                 change any of the provisions of Section 9.02(a) or Section 9.02(b) or the definition of “Required Lenders” to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each;

(2)                                 release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 9.22 hereof), without the prior written consent of each Lender; or

(3)                                 release all or substantially all of the value of the Guarantees under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 9.22 hereof), without the prior written consent of each Lender;

(C)                               shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

(c)                                  Notwithstanding the foregoing, this Agreement may be amended with the written consent of the Borrowers and the Lenders providing the relevant Replacement Term Loans to permit the refinancing or replacement of all or any portion of the outstanding Loans under the applicable Class (any such loans being refinanced or replaced, the “Replaced Term Loans”) with one or more replacement term loans hereunder (“Replacement Term Loans”) pursuant to a Refinancing Amendment; provided that

(i)                                     the aggregate principal amount of any Replacement Term Loans shall not exceed the aggregate principal amount of the Replaced Term Loans (plus (1) any additional amounts permitted to be incurred under Section 6.01 and, to the extent any such additional amounts are secured, the related Liens are permitted under Section 6.02 and plus (2) the amount of accrued interest and premium (including tender premium) thereon and underwriting discounts, fees (including upfront fees and original issue discount), commissions and expenses associated therewith),

(ii)                                  any Replacement Term Loans must have a final maturity date that is equal to or later than the final maturity date of, and have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Replaced Term Loans at the time of the relevant refinancing,

(iii)                               any Replacement Term Loans may be pari passu with or junior to any then-existing Loans in right of payment and pari passu with or junior to such Loans with respect to the Collateral (provided that any Replacement Term Loans that are pari passu with or junior to any then-existing Loans shall be subject to the Intercreditor Agreement, a Market Intercreditor Agreement or another intercreditor agreement (which may consist of a payment waterfall) on terms reasonably satisfactory to the Administrative Agent and the Top Borrower and may be, at

the option of the Administrative Agent and the Top Borrower, documented in a separate agreement or agreements), or be unsecured,

(iv)                              any Replacement Term Loans that are secured may not be secured by any assets other than the Collateral,

(v)                                 any Replacement Term Loans that are guaranteed may not be guaranteed by any Person other than one or more Loan Parties,

(vi)                              any Replacement Term Loans that are pari passu with the Initial Term Loans in right of payment and security may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayment or prepayment in respect of the Initial Term Loans (and any Additional Term Loans then subject to ratable repayment requirements), in each case as agreed by the Top Borrower and the Lenders providing the relevant Replacement Term Loans,

(vii)                           any Replacement Term Loans may have pricing (including interest, fees and premiums) and, subject to preceding clause (vi), optional prepayment and redemption terms as the Top Borrower and the lenders providing such Replacement Term Loans may agree,

(viii)                        either (i) the other terms and conditions of any Replacement Term Loans (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to preceding clauses (ii) through (vii)) are substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Top Borrower) to the lenders providing such Replacement Term Loans than those applicable to the Replaced Term Loans (other than covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of incurrence of such Replacement Term Loans)) or (ii) such Replacement Term Loans are provided on then-current market terms (as reasonably determined by the Top Borrower) for the applicable type of Indebtedness, and provided, further, that, in respect of this clause (c), any Non-Debt Fund Affiliate and Debt Fund Affiliate shall be permitted without the consent of the Administrative Agent to provide any Replacement Term Loans, it being understood that in connection therewith, the relevant Non-Debt Fund Affiliate or Debt Fund Affiliate, as applicable, shall be subject to the restrictions applicable to such Person under Section 9.05 as if such Replacement Term Loans were Loans.

Each party hereto hereby agrees that this Agreement may be amended by the Borrowers, the Administrative Agent and the lenders providing the relevant Replacement Term Loans to the extent (but only to the extent) necessary to reflect the existence and terms of such Replacement Term Loans incurred or implemented pursuant thereto (including any amendment necessary to treat the loans and commitments subject thereto as a separate “tranche” and “Class” of Loans and/or commitments hereunder).  It is understood that any Lender approached to provide all or a portion of any Replacement Term Loans may elect or decline, in its sole discretion, to provide such Replacement Term Loans.

(d)                                 Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document:

(i)                                     the Top Borrower and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (A) comply with any Requirement of Law or the advice of counsel or (B) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement and/or the relevant other Loan Documents,

(ii)                                  the Top Borrower and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Additional Lenders) providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Top Borrower and the Administrative Agent to (1) effect the provisions of Sections 2.22, 2.23, 5.12, 6.13 or 9.02(c), or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent and/or (2) to add terms (including representations and warranties, conditions, prepayments, covenants or events of default), in connection with the addition of any Loan or Commitment hereunder, that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent,

(iii)                               if the Administrative Agent and the Top Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Top Borrower shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly,

(iv)                              the Administrative Agent and the Top Borrower may amend, restate, amend and restate or otherwise modify the Intercreditor Agreement as provided therein,

(v)                                 the Administrative Agent may amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, Commitment reductions or terminations pursuant to Section 2.09, implementations of Additional Term Loan Commitments or incurrences of Additional Term Loans pursuant to Sections 2.22, 2.23 or 9.02(c) and reductions or terminations of any such Additional Term Loan Commitments or Additional Term Loans,

(vi)                              no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as permitted pursuant to Section 2.21(b) and except that the Commitment and any Additional Term Loan Commitment of any Defaulting Lender may not be increased without the consent of such Defaulting Lender (it being understood that any Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from any vote hereunder that requires the consent of any Lender, except as expressly provided in Section 2.21(b)), and

(vii)                           this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Top Borrower (i) to add one or more additional credit facilities to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion.

Section 9.03.                          Expenses; Indemnity.

(a)                                 The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Arranger, the Administrative Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the syndication and distribution (including via the Internet or through a service such as Intralinks) of the Term Facility, the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Top Borrower and except as otherwise provided in a separate writing between the Top Borrower, the relevant Arranger and/or the Administrative Agent) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers or the Lenders or any of their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section, or in connection with the Loans made hereunder.  Except to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by any Borrower within 30 days of receipt by the Top Borrower of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.

(b)                                 The Borrowers shall indemnify each Arranger, the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction to all Indemnitees, taken as a whole and solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby and/or the enforcement of the Loan Documents, (ii) the use of the proceeds of the Loans, (iii) any actual or alleged Release or presence of Hazardous Materials on, at, under or from any property currently or formerly owned by the Top Borrower, any of its Restricted Subsidiaries or any other Loan Party or any Environmental Liability related to the Top Borrower, any of its Restricted Subsidiaries or any other Loan Party and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Top Borrower, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) is determined by a final and non-appealable judgment of a court of competent jurisdiction (or documented in any settlement agreement referred to below) to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or, to the extent such judgment finds (or any such settlement agreement acknowledges) that any such loss, claim, damage, or liability has resulted from such Person’s material breach of the Loan Documents or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against the Administrative Agent or any Arranger, acting in its capacity as the Administrative Agent or as an Arranger) that does not involve any act or omission of Holdings, the Top Borrower or any of its subsidiaries.  Each Indemnitee shall be obligated to refund or return any and all amounts paid by any Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof.  All amounts due under this paragraph (b) shall be payable by any Borrower within 30 days (x) after receipt by the Top Borrower of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Top Borrower of an invoice setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.  This Section 9.03(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim.

(c)                                  No Borrower shall be liable for any settlement of any proceeding effected without the written consent of the Top Borrower (which consent shall not be unreasonably withheld, delayed or conditioned), but if any proceeding is settled with the written consent of the Top Borrower, or if there is a final judgment against any Indemnitee in any such proceeding, the Borrowers agree to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above.  No Borrower shall, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.

Section 9.04.                          Waiver of Claim.  To the extent permitted by applicable Requirements of Law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto, any Loan Party and/or any Related Party of any thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof, except, in the case of any claim by any Indemnitee against any Borrower, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.

Section 9.05.                          Successors and Assigns.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except as provided under Section 6.07, the Top Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Top Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section (any attempted assignment or transfer not complying with the terms of this Section shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, to the extent provided in paragraph (e) of this Section, Participants and, to the extent expressly contemplated hereby, the Related Parties of each of the Arrangers, the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Loan or Additional Term Loan Commitment added pursuant to Sections 2.22, 2.23 or 9.02(c) at the time owing to it) with the prior written consent of:

(A)                               the Top Borrower (such consent not to be unreasonably withheld); provided, that (x) the Top Borrower shall be deemed to have consented to any assignment of Loans unless it has objected thereto by written notice to the Administrative Agent within 15 Business Days after receipt of written notice thereof and (y) the consent of the Top Borrower shall not be required for any assignment of Loans or Term Commitments (1) to any Term Lender or any Affiliate of any Term Lender or an Approved Fund or (2) at any time when an Event of Default under Section 7.01(a) or Sections 7.01(f) or (g) (with respect to any Borrower) exists; and

(B)                               the Administrative Agent (not to be unreasonably withheld or delayed); provided, that no consent of the Administrative Agent shall be required for any assignment to another Lender, any Affiliate of a Lender or any Approved Fund.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or Commitments of any Class, the principal amount of Loans or Commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall not be less than $1,000,000, unless the Top Borrower and the Administrative Agent otherwise consent;

(B)                               any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations under this Agreement;

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(D)                               the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any Internal Revenue Service form required under Section 2.17.

(iii)                               Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in any Assignment and Assumption, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13).  If any assignment by any Lender holding any Promissory Note is made after the issuance of such

Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the Borrowers shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(iv)                              The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  Failure to make any such recordation, or any error in such recordation, shall not affect any Borrower’s obligations in respect of such Loans.  The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and each Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.

(v)                                 Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)                              By executing and delivering an Assignment and Assumption, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) the assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Loans, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in clause (A) above, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Top Borrower or any Restricted Subsidiary or the performance or observance by the Top Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) the assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (D) the assignee confirms that it has received a copy of this Agreement and the Intercreditor Agreement, together with copies of the financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (E) the assignee will independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) the assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) the assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c)                                  (i) Any Lender may, without the consent of any Borrower, the Administrative Agent or any other Lender, sell participations to any bank or other entity (other than to any Disqualified Institution, any natural Person or, other than with respect to any participation to any Debt Fund Affiliate (any such participations to a Debt Fund Affiliate being subject to the limitation set forth in the first proviso of the penultimate paragraph set forth in Section 9.05(g), as if the limitation applied to such participations), the Top Borrower or any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clauses (B)(1), (2) or (3) of the first proviso to Section 9.02(b).  Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of such Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(c), to the Top Borrower and the Administrative Agent).  To the extent permitted by applicable Requirements of Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(ii)                                  No Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Top Borrower’s prior written consent expressly acknowledging that such Participant’s entitlement to benefits under Sections 2.15, 2.16 and 2.17 is not limited to what the participating Lender would have been entitled to receive absent the participation.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and their respective successors and registered assigns, and the principal and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of any Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any Commitment, Loan or any other obligation under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)                                 (i) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(ii)                                  No Lender may at any time enter into a total return swap, total rate of return swap, credit default swap or other derivative instrument under which any Secured Obligation is a reference obligation with any counterparty that is a Disqualified Institution.

(e)                                  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Top Borrower, the option to provide to any Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of any Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of any Borrower under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.13, 2.14 or 2.15 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, unless the grant to such SPC is made with the prior written consent of the Top Borrower expressly acknowledging that such SPC’s entitlement to benefits under Sections 2.15, 2.16 and 2.17 is not limited to what the Granting Lender would have been entitled to receive absent the grant to the SPC, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the Requirements of Law of the U.S. or any State thereof; provided that (i) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrowers hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance.  In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, any Borrower or the

Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC.

(f)                                   (i)  Any assignment or participation by a Lender without the Top Borrower’s consent (A) to any Disqualified Institution or any Affiliate thereof or (B) to the extent the Top Borrower’s consent is required under this Section 9.05, to any other Person, shall be null and void, and any Borrower shall be entitled to seek specific performance to unwind any such assignment or participation in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedies available to the Borrowers at law or in equity; it being understood and agreed that Holdings, the Top Borrower and its subsidiaries will suffer irreparable harm if any Lender breaches any obligation under this Section 9.05 as it relates to any assignment, participation or pledge of any Loan or Commitment to any Disqualified Institution or any Affiliate thereof or any other Person to whom the Top Borrower’s consent is required but not obtained.  Upon the request of any Lender, the Top Borrower shall make available to such Lender the list of Disqualified Institutions at the relevant time and such Lender may provide the list to any potential assignee or participant on a confidential basis in accordance with Section 9.13 hereof for the purpose of verifying whether such Person is a Disqualified Institution.

(ii)                                  If any assignment or participation under this Section 9.05 is made to any Affiliate of any Disqualified Institution (other than any Bona Fide Debt Fund) without the Top Borrower’s prior written consent (any such person, a “Disqualified Person”), then any Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of each Borrower owing to such Disqualified Person, (B) in the case of any outstanding Loans, held by such Disqualified Person, purchase such Loans by paying the lesser of (x) par and (y) the amount that such Disqualified Person paid to acquire such Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder and/or (C) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B), the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from any Borrower, (II) in the case of clauses (A) and (B), the relevant Borrower shall be liable to the relevant Disqualified Person under Section 2.16 if any LIBO Rate Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto and (III) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.05 (except that (x) no registration and processing fee required under this Section 9.05 shall be required with any assignment pursuant to this paragraph and (y) any Loan acquired by any Affiliated Lender pursuant to this paragraph will not be included in calculating compliance with the Affiliated Lender Cap for a period of 90 days following such transfer; provided that, to the extent the aggregate principal amount of Loans held by Affiliated Lenders exceeds the Affiliated Lender Cap on the 91st day following such transfer, then such excess amount shall either be (x) contributed to Holdings, the Top Borrower or any of its subsidiaries and retired and cancelled immediately upon such contribution or (y) automatically cancelled)).  Nothing in this Section 9.05(f) shall be deemed to prejudice any right or remedy that Holdings or any Borrower may otherwise have at law or equity.

(g)                                  Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans to any Affiliated Lender on a non-pro rata basis (A) through Dutch Auctions open to all Lenders holding the relevant Loans on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:

(i)                                     any Loans acquired by Holdings, the Top Borrower or any of its Restricted Subsidiaries shall, to the extent permitted by applicable Requirements of Law, be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Loans so retired and cancelled;

(ii)                                  any Loans acquired by any Non-Debt Fund Affiliate may (but shall not be required to) be contributed to the Top Borrower or any of its subsidiaries (it being understood that any such Loans shall, to the extent permitted by applicable Requirements of Law, be retired and cancelled promptly upon such contribution); provided that upon any such cancellation, the aggregate outstanding principal amount of the Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Loans so contributed and cancelled;

(iii)                               the relevant Affiliated Lender and assigning Lender shall have executed an Affiliated Lender Assignment and Assumption;

(iv)                              after giving effect to the relevant assignment and to all other assignments to all Affiliated Lenders, the aggregate principal amount of all Loans then held by all Affiliated Lenders shall not exceed 25% of the aggregate principal amount of the Loans then outstanding (after giving effect to any substantially simultaneous cancellations thereof) (the “Affiliated Lender Cap”); provided that each party hereto acknowledges and agrees that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (g)(iv) or any purported assignment exceeding the Affiliated Lender Cap (it being understood and agreed that the Affiliated Lender Cap is intended to apply to any Loans made available to Affiliated Lenders by means other than formal assignment (e.g., as a result of an acquisition of another Lender (other than any Debt Fund Affiliate) by any Affiliated Lender or the provision of Additional Term Loans by any Affiliated Lender); provided, further, that to the extent that any assignment to any Affiliated Lender would result in the aggregate principal amount of Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof), the assignment of the relevant excess amount shall be null and void;

(v)                                 in connection with any assignment effected pursuant to a Dutch Auction and/or open market purchase conducted by Holdings, the Top Borrower or any of its Restricted Subsidiaries, (A) the relevant Person may not use the proceeds of any “Revolving Loans” (as defined in the First Lien Credit Agreement (or any equivalent term under any First Lien Facility)) to fund such assignment and (B) no Default or Event of Default exists at the time of acceptance of bids for the Dutch Auction or the confirmation of such open market purchase, as applicable; and

(vi)                              by its acquisition of Loans, each relevant Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A)                               the Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Required Lender or other Lender vote (and the Loans held by such Affiliated Lender shall be deemed to be voted pro rata along with the other Lenders that are not Affiliated Lenders); provided that (x) such Affiliated Lender shall have the right to vote (and the Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be, and (y) no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender; and

(B)                               such Affiliated Lender, solely in its capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussion (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article 2); and

(vii)                           no Affiliated Lender shall be required to represent or warrant that it is not in possession of material non-public information with respect to Holdings, the Top Borrower and/or any subsidiary thereof and/or their respective securities in connection with any assignment permitted by this Section 9.05(g).

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans and/or Commitments to any Debt Fund Affiliate, and any Debt Fund Affiliate may, from time to time, purchase Loans and/or Commitments (x) on a non-pro rata basis through Dutch Auctions open to all applicable Lenders or (y) on a non-pro rata basis through open market purchases without the consent of the Administrative Agent, in each case, notwithstanding the requirements set forth in subclauses (i) through (vii) of this clause (g); provided that the Loans and Commitments held by all Debt Fund Affiliates shall not account for more than 49.9% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document; it being understood and agreed that the portion of the Loan and/or Commitments that accounts for more than 49.9% of the relevant Required Lender action shall be deemed to be voted pro rata along with other Lenders that are not Debt Fund Affiliates.  Any Loans acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to the Top Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any Loans so contributed shall be retired and cancelled immediately upon thereof); provided that upon any such cancellation, the aggregate outstanding principal amount of the relevant Class of Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Loans so contributed and cancelled.

Section 9.06.                          Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loan regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date.  The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.

Section 9.07.                          Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents, the Intercreditor Agreement and the Fee Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it has been executed by Holdings, the Borrowers and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08.                          Severability.  To the extent permitted by applicable Requirements of Law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09.                          Right of Setoff.  At any time when an Event of Default exists, upon the written consent of the Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent or such Lender to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by the Administrative Agent or such Lender, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender different than the branch or office holding such deposit or obligation on such Indebtedness.  Any applicable Lender shall promptly notify the Top Borrower and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section.  The rights of each Lender and the Administrative Agent under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Administrative Agent may have.

Section 9.10.                          Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, THAT (I) THE INTERPRETATION OF THE DEFINITION OF “CLOSING DATE MATERIAL ADVERSE EFFECT” AND THE DETERMINATION OF WHETHER A CLOSING DATE MATERIAL ADVERSE EFFECT HAS OCCURRED, (II) THE DETERMINATION OF THE ACCURACY OF ANY SPECIFIED ACQUISITION AGREEMENT REPRESENTATION AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF NEWCO2 OR ITS APPLICABLE AFFILIATE HAS A RIGHT TO TERMINATE ITS OBLIGATIONS UNDER THE ACQUISITION AGREEMENT OR DECLINE TO CONSUMMATE THE ACQUISITION AND (III) THE DETERMINATION OF WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT AND, IN ANY CASE, ANY CLAIM OR DISPUTE ARISING OUT OF ANY SUCH INTERPRETATION OR DETERMINATION OR ANY ASPECT THEREOF, SHALL IN EACH CASE BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

(b)                                 EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT; PROVIDED THAT WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE ACQUISITION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY WHICH DOES NOT INVOLVE ANY CLAIMS AGAINST THE AGENT, THE ARRANGERS, THE LENDERS OR ANY INDEMNIFIED PERSON, THIS SENTENCE SHALL NOT OVERRIDE ANY JURISDICTION PROVISION IN THE ACQUISITION AGREEMENT.  EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT.  EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW.  EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c)                                  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(d)                                 TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01.  EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

Section 9.11.                          Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12.                          Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13.                          Confidentiality.  Each of the Administrative Agent, each Lender and each Arranger agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors, officers, managers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph; provided, further, that unless the Top Borrower otherwise consents, no such disclosure shall be made by the Administrative Agent, any Arranger, any Lender or any Affiliate or Representative thereof to any

Affiliate or Representative of the Administrative Agent, any Arranger, or any Lender that is a Disqualified Institution, (b) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall (i) to the extent permitted by applicable Requirements of Law, inform the Top Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) upon the demand or request of any regulatory or governmental authority (including any self-regulatory body) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent permitted by applicable Requirements of Law, (i) inform the Top Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Top Borrower and the Administrative Agent, including as set forth in the Information Memorandum) in accordance with the standard syndication process of the Arrangers or market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05, (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Loan Party is a party and (iv) subject to the Top Borrower’s prior approval of the information to be disclosed, to Moody’s or S&P on a confidential basis in connection with obtaining or maintaining ratings as required under Section 5.13, (f) with the prior written consent of the Top Borrower and (g) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section by such Person, its Affiliates or their respective Representatives.  For purposes of this Section, “Confidential Information” means all information relating to Holdings, the Top Borrower and/or any of its subsidiaries and their respective businesses or the Transactions (including any information obtained by the Administrative Agent, any Lender or any Arranger, or any of their respective Affiliates or Representatives, based on a review of any books and records relating to Holdings, the Top Borrower and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to the Administrative Agent or any Arranger or Lender on a non-confidential basis prior to disclosure by Holdings, the Top Borrower or any of its subsidiaries.  For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure.

Section 9.14.                          No Fiduciary Duty.  Each of the Administrative Agent, the Arrangers, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates.  Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other.  Each Loan Party acknowledges and agrees that:  (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender, in its capacity as such, has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender, in its capacity as such, is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person.  Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

Section 9.15.                          Several Obligations.  The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

Section 9.16.                          USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

Section 9.17.                          Disclosure of Agent Conflicts.  Each Loan Party and each Lender hereby acknowledge and agree that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.18.                          Appointment for Perfection.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Requirement of Law can be perfected only by possession.  If any Lender (other than the Administrative Agent) obtains possession of any Collateral, such Lender shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.19.                          Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charged Amounts payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, have been received by such Lender.

Section 9.20.                          Intercreditor Agreement.  REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT.  EACH LENDER HEREUNDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE

AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AS “SECOND LIEN AGENT” AND ON BEHALF OF SUCH LENDER.  THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT.  REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF.  EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT.  THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE FIRST LIEN CREDIT AGREEMENT TO EXTEND CREDIT THEREUNDER AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

Section 9.21.                          Conflicts.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between the Intercreditor Agreement and any Loan Document, the terms of the Intercreditor Agreement shall govern and control.

Section 9.22.                          Release of Guarantors.  Notwithstanding anything in Section 9.02(b) to the contrary, (a) any Subsidiary Guarantor shall automatically be released from its obligations hereunder (and its Loan Guaranty shall be automatically released) (i) upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder) and/or (ii) upon the occurrence of the Termination Date.  In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release; provided, that upon the request of the Administrative Agent, the Top Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement.  Any execution and delivery of any document pursuant to the preceding sentence of this Section 9.22 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

Section 9.23.                          Joint and Several Liability.  Each Borrower is jointly and severally liable for the Obligations as a primary obligor in respect thereof.  The Obligations of each Borrower are independent of the Obligations of each other Borrower, and a separate action or actions may be brought and prosecuted against any Borrower to enforce this Agreement, irrespective of whether any action has been brought against any other Borrower or whether any other Borrower is joined in any such action.

Section 9.24.                          Top Borrower.  Each Borrower hereby designates Connolly Corp., in its capacity as the Top Borrower, to act as its agent hereunder. The Top Borrower may act as agent on behalf of each Borrower for purposes of delivering Borrowing Requests and notices of conversion/continuation of to Section 2.08 or similar notices, giving instructions with respect to the disbursement of the proceeds of Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents.  Connolly Corp. hereby accepts such appointment.  Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Top Borrower shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CONNOLLY INTERMEDIATE, INC., as Holdings

BLUEFIN TUNA MERGER SUB, INC., as Merger Sub

BLUEFIN TUNA FINANCE SUB 1, INC., as Finance Sub 1

BLUEFIN TUNA FINANCE SUB 2, INC., as Finance Sub 2

After giving effect to the Finance Sub 1 Merger:
CONNOLLY INTERNATIONAL, INC.

After giving effect to the Finance Sub 2 Merger:
CONNOLLY, LLC

After giving effect to the Parent Merger:
CONNOLLY CORPORATION

By:	/s/ Jonathan Olefson
Name:	Jonathan Olefson
Title:	Senior Vice President, General Counsel and Secretary

Signature Page to Second Lien Credit Agreement

After giving effect to the Target Merger and the Conversion:
iHEALTH TECHNOLOGIES, INC.

By:	/s/Curtis Cain
Name:	Curtis Cain
Title:	Chief Financial Officer

Signature Page to Second Lien Credit Agreement

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Yvonne Brazier
Name:	Yvonne Brazier
Title:	Manager, Agency

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Diana Lee
Name:	Diana Lee
Title:	Authorized Signatory

Signature Page to Second Lien Credit Agreement

Schedule 1.01(a)

Commitment Schedule

Initial Term Commitments

Term Lender	Initial Loan Commitment
Royal Bank of Canada	$265,000,000
Total	$265,000,000

Schedule 1.01(b)

Dutch Auction

“Dutch Auction” means an auction (an “Auction”) conducted by any Affiliated Lender or any Debt Fund Affiliate (any such Person, the “Auction Party”) in order to purchase Loans, in accordance with the following procedures; provided that no Auction Party shall initiate any Auction unless (I) at least five Business Days have passed since the consummation of the most recent purchase of Loans pursuant to an Auction conducted hereunder; or (II) at least three Business Days have passed since the date of the last Failed Auction which was withdrawn pursuant to clause (c)(i) below:

(a)           Notice Procedures.  In connection with any Auction, the Auction Party will provide notification to the Auction Agent (as defined below) (for distribution to the relevant Lenders) of the Loans that will be the subject of the Auction (an “Auction Notice”).  Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and shall (i) specify the maximum aggregate principal amount of the Loans subject to the Auction, in a minimum amount of $10,000,000 and whole increments of $1,000,000 in excess thereof (or, in any case, such lesser amount of such Loans then outstanding or which is otherwise reasonably acceptable to the Auction Agent and the Administrative Agent (if different from the Auction Agent)) (the “Auction Amount”), (ii) specify the discount to par (which may be a range (the “Discount Range”) of percentages of the par principal amount of the Loans subject to such Auction), that represents the range of purchase prices that the Auction Party would be willing to accept in the Auction, (iii) be extended, at the sole discretion of the Auction Party, to (x) each Lender and/or (y) each Lender with respect to any Loan on an individual Class basis and (iv) remain outstanding through the Auction Response Date.  The Auction Agent will promptly provide each appropriate Lender with a copy of the Auction Notice and a form of the Return Bid to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the date specified in the Auction Notice (or such later date as the Auction Party may agree with the reasonable consent of the Auction Agent) (the “Auction Response Date”).

(b)           Reply Procedures.  In connection with any Auction, each Lender holding the relevant Loans subject to such Auction may, in its sole discretion, participate in such Auction and may provide the Auction Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Auction Agent, and shall specify (i) a discount to par (that must be expressed as a price at which it is willing to sell all or any portion of such Loans) (the “Reply Price”), which (when expressed as a percentage of the par principal amount of such Loans) must be within the Discount Range, and (ii) a principal amount of such Loans, which must be in whole increments of $1,000,000 (or, in any case, such lesser amount of such Loans of such Lender then outstanding or which is otherwise reasonably acceptable to the Auction Agent) (the “Reply Amount”).  Lenders may only submit one Return Bid per Auction, but each Return Bid may contain up to three bids only one of which may result in a Qualifying Bid.  In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Auction Agent, an Assignment and Assumption with the dollar amount of the Loans to be assigned to be left in blank, which amount shall be completed by the Auction Agent (but in no such event shall the amount be in excess of the principal amount of Loans such Lender has indicated it is willing to sell) in accordance with the final determination of such Lender’s Qualifying Bid pursuant to clause (c) below.  Any Lender whose Return Bid is not received by the Auction Agent by the Auction Response Date shall be deemed to have declined to participate in the relevant Auction with respect to all of its Loans.

(c)           Acceptance Procedures.  Based on the Reply Prices and Reply Amounts received by the Auction Agent prior to the applicable Auction Response Date, the Auction Agent, in consultation with the Auction Party, will determine the applicable price (the “Applicable Price”) for the Auction, which will be the lowest Reply Price for which the Auction Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Price equal to the highest Reply Price.  The Auction Party shall purchase the relevant Loans (or the respective portions thereof) from each Lender with a Reply Price that is equal to or lower than the Applicable Price (“Qualifying Bids”) at the Applicable Price; provided that if the aggregate proceeds required to purchase all Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Loans at the Applicable Price ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Agent in its discretion).  If a Lender has submitted a Return Bid containing multiple bids at different Reply Prices, only the bid with the lowest Reply Price that is equal to or less than the Applicable Price will be deemed to be the Qualifying Bid of such Lender (e.g., a Reply Price of $100 with a discount to par of 2%, when compared to an Applicable Price of $100 with a 1% discount to par, will not be deemed to be a Qualifying Bid, while, however, a Reply Price of $100 with a discount to par of 2.50% would be deemed to be a Qualifying Bid).  The Auction Agent shall promptly, and in any case within five Business Days following the Auction Response Date with respect to an Auction, notify (I) the Top Borrower of the respective Lenders’ responses to such solicitation, the effective date of the purchase of Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount of the Loans and the tranches thereof to be purchased pursuant to such Auction, (II) each participating Lender of the effective date of the purchase of Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount and the tranches of Loans to be purchased at the Applicable Price on such date, (III) each participating Lender of the aggregate principal amount and the tranches of the Loans of such Lender to be purchased at the Applicable Price on such date and (IV) if applicable, each participating Lender of any rounding and/or proration pursuant to the second preceding sentence.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Top Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.

(d)           Additional Procedures.

(i)            Once initiated by an Auction Notice, the Auction Party may not withdraw an Auction other than a Failed Auction.  Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Price.

(ii)           To the extent not expressly provided for herein, each purchase of Loans pursuant to an Auction shall be consummated pursuant to procedures consistent with the provisions in this definition, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Top Borrower.

(iii)          In connection with any Auction, the Top Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Auction, the payment of customary fees and expenses by the Auction Party in connection therewith as agreed between the Auction Party and the Auction Agent.

(iv)          Notwithstanding anything in any Loan Document to the contrary, for purposes of this definition, each notice or other communication required to be delivered

3

or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(v)           the Top Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this definition by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate.  The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any purchase of Loans provided for in this definition as well as activities of the Auction Agent.

“Auction Agent” means (a) the Administrative Agent or any of its Affiliates or (b) any other financial institution or advisor engaged by the Top Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Dutch Auction; provided, that the Top Borrower shall not designate the Administrative Agent as the Auction Agent without the prior written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither Holdings nor any of its subsidiaries may act as the Auction Agent.

4

Schedule 1.01(c)

Mortgages

None.

Schedule 3.05

Fee Owned Real Estate Assets

None.

Schedule 3.13

Subsidiaries

Prior to the Mergers:

Name of Subsidiary	Percent Ownership	Owner	Entity Type
Connolly Intermediate, Inc.	100%	N/A	Delaware corporation
Connolly Parent, Inc.	100%	Connolly Intermediate, Inc.	Delaware corporation
Connolly Corporation	100%	Connolly Parent, Inc.	Delaware corporation
Bluefin Tuna Merger Sub, Inc.	100%	Connolly Parent, Inc.	Delaware corporation
Bluefin Tuna Finance Sub 1, Inc.	100%	Connolly Parent, Inc.	Delaware corporation
Bluefin Tuna Finance Sub 2, Inc.	100%	Connolly Parent, Inc.	Delaware corporation
Connolly International Holdings, Inc.	100%	Connolly Corporation	Delaware corporation
Connolly Domestic Holdings, Inc.	100%	Connolly Corporation	Delaware corporation
Connolly, LLC	100%	Connolly Domestic Holdings, Inc.	Delaware limited liability company
Connolly Europe Ltd.	100%	Connolly International Holdings, Inc.	United Kingdom limited company
Connolly Canada Corp.	100%	Connolly International Holdings, Inc.	Canada corporation

After giving effect to the Mergers and the Conversion:

Name of Subsidiary	Percent Ownership	Owner	Entity Type
Connolly Intermediate, Inc.	N/A	N/A	Delaware corporation
Connolly Corporation	100%	Connolly Intermediate, Inc.	Delaware corporation
Connolly International Holdings, Inc.	100%	Connolly Corporation	Delaware corporation
Connolly Domestic Holdings, Inc.	100%	Connolly Corporation	Delaware corporation
Connolly, LLC	100%	Connolly Domestic Holdings, Inc.	Delaware limited liability company
Connolly Europe Ltd.	100%	Connolly International Holdings, Inc.	United Kingdom limited company
Connolly Canada Corp.	100%	Connolly International Holdings, Inc.	Canada corporation
iHealth Technologies, Inc.	100%	Connolly Corporation	Delaware corporation
iHT Holdings, LLC	100%	iHealth Technologies, Inc.	Delaware limited liability company
iHT IP, LLC	100%	iHT Holdings, LLC	Delaware limited liability company
iHT Clinical Services, LLC	100%	iHT Holdings, LLC	Delaware limited liability company
iHT Services, LLC	100%	iHT Holdings, LLC	Delaware limited liability company
Inpatient Claims Review Services, LLC	100%	iHT Holdings, LLC	Delaware limited liability company

8

Name of Subsidiary	Percent Ownership	Owner	Entity Type
iHT Professional Services, LLC	100%	iHT Holdings, LLC	Delaware limited liability company
ECOM PPO ADVISORS, LLC	100%	iHT Holdings, LLC	Delaware limited liability company
ATL Investments, LLC	100%	iHT Holdings, LLC	Delaware limited liability company
Care Management International, Inc.	100%	iHT Clinical Services, LLC	Delaware limited liability company
Care Management International	100%	Care Management International, Inc.	Mauritius category 1 business license company
Care Management International Private Limited	3,248,607 shares (of 3,248,608)	Care Management International	Company organized in the State of Maharashtra in the Republic of India
	1 share (of 3,248,608)	Care Management International, Inc.
iHT Government Services, LLC	100%	iHT Services, LLC	Delaware limited liability company
Texas Policy Management, LLC	100%	iHT Government Services, LLC	Delaware limited liability company
iHT Global (Mauritius) Limited	100%	iHT Professional Services, LLC	Mauritius limited company
iSpace Global Services (India) Private Limited	999,999 shares of (1,000,000)	iHT Global (Mauritius) Limited	Company organized in the State of Andhra Pradesh in Republic of India
	1 share (of 1,000,000)	iSpace Global Solutions Private Limited

9

Name of Subsidiary	Percent Ownership	Owner	Entity Type
iSpace Global Solutions Private Limited	99,999 share (of 100,000)	iHT Global (Mauritius) Limited	Company organized in the State of Tamil Nadu in the Republic of India
	1 share (of 100,000)	iSpace Global Services (India) Private
Ecom Claims Services, LLC	100%	ECOM PPO ADVISORS, LLC	Texas limited liability company

10

Schedule 5.10

Unrestricted Subsidiaries

1.              ATL Investments, LLC, a Delaware limited liability company.

Schedule 6.01

Existing Indebtedness

None.

Schedule 6.02

Existing Liens

None.

Schedule 6.06

Existing Investments

1.              The Investments listed on Schedule 3.13

2.              iHealth Technologies, Inc. owns a 1% interest in Greenway Air, LLC, which owns and operates a King Air airplane.

3.              82.63% membership interest in DV Historic Tax Credit Fund II, LLC owned by iHealth Technologies, Inc. in connection with an Investment in 88-98 Chestnut Street, LLC and Old Free State, LLC.

4.              Investments in connection with the Amended and Restated Profit-Sharing Plan for Employees of iHT Services, LLC and Affiliates.

Schedule 6.07

Existing Dispositions

None.

Schedule 9.01

Borrower’s Website for Electronic Delivery

www.connolly.com

EXHIBIT A-1

[FORM OF]
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Second Lien Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Second Lien Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Second Lien Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable Requirements of Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Second Lien Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  In the case where the Assigned Interest covers all of the Assignor’s rights and obligations under the Second Lien Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the Second Lien Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the Second Lien Credit Agreement.  Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(v) of the Second Lien Credit Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.                                      Assignor:                                              [•]

2.                                      Assignee:                                             [•]

[and is an Affiliate/Approved Fund of [identify Lender](1)]

3.                                      Borrowers:                                     (i) Connolly Corporation, (ii) iHealth Technologies, Inc., (iii) Connolly International Holdings, Inc., and (iv) Connolly, LLC.

(1)  Select as applicable.

A-1-1

4.                                      Administrative Agent:   Royal Bank of Canada, as administrative agent under the Second Lien Credit Agreement

5.                                      Second Lien Credit Agreement:   That certain Second Lien Credit Agreement dated as of May 14 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Connolly Intermediate, Inc., a Delaware Corporation, as Holdings, Connolly Corporation, a Delaware corporation, as the Top Borrower, and the other Borrowers party thereto, the Lenders from time to time party thereto and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Lenders.

6.                                      Assigned Interest:

Aggregate Amount of Commitment/Loans	Class of Loans Assigned	Amount of Commitment/Loans Assigned(2)	Percentage Assigned of Commitment/Loans under Relevant Class(3)		CUSIP Number
$		$		%
$		$		%
$		$		%

Effective Date:  [•] [•], 20[•] [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

7.                                      THE PARTIES HERETO ACKNOWLEDGE THAT ANY ASSIGNMENT TO ANY DISQUALIFIED INSTITUTION WITHOUT OBTAINING THE REQUIRED CONSENT OF THE TOP BORROWER OR, TO THE EXTENT THE TOP BORROWER’S CONSENT IS REQUIRED UNDER SECTION 9.05 OF THE SECOND LIEN CREDIT AGREEMENT, TO ANY OTHER PERSON, SHALL BE NULL AND VOID, AND, IN THE EVENT OF ANY SUCH ASSIGNMENT (AND ANY ASSIGNMENT TO ANY AFFILIATE OF ANY DISQUALIFIED INSTITUTION (OTHER THAN A BONA FIDE DEBT FUND)), ANY BORROWER SHALL BE ENTITLED TO PURSUE THE REMEDIES DESCRIBED IN SECTION 9.05 OF THE SECOND LIEN CREDIT AGREEMENT.

[Signature Page Follows]

(2)  Not to be less than $1,000,000 unless the Top Borrower and the Administrative Agent otherwise consent.

(3)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

A-1-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

A-1-3

•                  ASSIGNEE HAS EXAMINED THE LIST OF DISQUALIFIED INSTITUTIONS AND (I) REPRESENTS AND WARRANTS THAT (A) IT IS NOT IDENTIFIED ON SUCH LIST AND (B) IT IS NOT AN AFFILIATE OF ANY INSTITUTION IDENTIFIED ON SUCH LIST [(OTHER THAN, IN THE CASE OF THIS CLAUSE (B), A BONA FIDE DEBT FUND)](4) AND (II) ACKNOWLEDGES THAT ANY ASSIGNMENT MADE TO AN AFFILIATE OF A DISQUALIFIED INSTITUTION (OTHER THAN A BONA FIDE DEBT FUND) SHALL BE SUBJECT TO SECTION 9.05 OF THE SECOND LIEN CREDIT AGREEMENT.(5)

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

ROYAL BANK OF CANADA, as Administrative Agent(6)

By:
Name:
Title:

By:
Name:
Title:

(4)  Insert bracketed language if Assignee is a Bona Fide Debt Fund.

(5)  To be completed by Assignee.

(6)  To be added only if the consent of the Administrative Agent is required.

A-1-4

[Consented to:](7)

CONNOLLY CORPORATION,
as the Top Borrower

By:
Name:
Title:

(7)  To be added only if the consent of the Top Borrower is required by Section 9.05(b)(i)(A) of the Second Lien Credit Agreement.

A-1-5

Annex I

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Second Lien Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Top Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Top Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2                               Assignee.  The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Second Lien Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Second Lien Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Second Lien Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder and (iv) it has received a copy of the Second Lien Credit Agreement and the Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it has examined the list of Disqualified Institutions and it is not (A) a Disqualified Institution or (B) an Affiliate of a Disqualified Institution [(other than, in the case of this Clause (B), a Bona Fide Debt Fund)](8) and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17 of the Second Lien Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Second Lien Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(8)  Insert bracketed language if Assignee is a Bona Fide Debt Fund and not otherwise identified on the list of Disqualified Institutions.

Annex I to Exhibit A-1-1

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

A-1-2

EXHIBIT A-2

[FORM OF]
AFFILIATED LENDER
ASSIGNMENT AND ASSUMPTION

This Affiliated Lender Assignment and Assumption (the “Affiliated Lender Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Affiliated Lender] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Second Lien Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Affiliated Lender Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Second Lien Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Term Lender under the Second Lien Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable Requirements of Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Term Lender) against any Person, whether known or unknown, arising under or in connection with the Second Lien Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  In the case where the Assigned Interest covers all of the Assignor’s rights and obligations under the Second Lien Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the Second Lien Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the Second Lien Credit Agreement.  Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(v) of the Second Lien Credit Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Affiliated Lender Assignment and Assumption, without representation or warranty by the Assignor.

1.                                      Assignor:                                              [•]

2.                                      Assignee:                                             [•] and is an Affiliated Lender [that is a Non-Debt Fund Affiliate / Holdings, the Top Borrower or a subsidiary thereof].

3.                                      Borrowers:                                     (i) Connolly Corporation, (ii) iHealth Technologies, Inc., (iii) Connolly International Holdings, Inc., and (iv) Connolly, LLC.

4.                                      Administrative Agent:  Royal Bank of Canada, as administrative agent under the Second Lien Credit Agreement

A-2-1

5.                                      Second Lien Credit Agreement:  That certain Second Lien Credit Agreement dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Connolly Intermediate, Inc., a Delaware corporation, as Holdings, Connolly Corporation, a Delaware corporation, as the Top Borrower, and the other Borrowers party thereto, the Lenders from time to time party thereto, Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Lenders.

6.                                      Assigned Interest:

Aggregate Amount of Commitment/Loans	Class of Loans Assigned	Amount of Commitment/Loans Assigned(9)	Percentage Assigned of Commitment/Loans under Relevant Class(10)		CUSIP Number
$		$		%
$		$		%
$		$		%

7.                                      THE PARTIES HERETO ACKNOWLEDGE THAT ANY ASSIGNMENT TO AN AFFILIATED LENDER WHICH RESULTS IN THE AGGREGATE PRINCIPAL AMOUNT OF TERM LOANS THEN HELD BY ALL AFFILIATED LENDERS EXCEEDING THE AFFILIATED LENDER CAP (AFTER GIVING EFFECT TO ANY SUBSTANTIALLY SIMULTANEOUS CANCELLATION OF TERM LOANS) SHALL BE NULL AND VOID WITH RESPECT TO THE AMOUNT IN EXCESS OF THE AFFLIATED LENDER CAP (SUBJECT TO SECTION 9.05(F)(II) OF THE SECOND LIEN CREDIT AGREEMENT).

Effective Date:  [•] [•], 20[•] [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

[Signature Page Follows]

(9)  Not to be less than $1,000,000 unless the Top Borrower and the Administrative Agent otherwise consent.

(10)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

A-2-2

The terms set forth in this Affiliated Lender Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

A-2-3

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to:](11)

CONNOLLY CORPORATION, as the Top Borrower

By:
Name:
Title:

(11)  To be added only if the consent of the Top Borrower is required by Section 9.05(b)(i)(A) of the Second Lien Credit Agreement.

A-2-4

ANNEX I TO EXHIBIT A-2

STANDARD TERMS AND CONDITIONS FOR
AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Second Lien Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Affiliated Lender Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Top Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Top Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.  In connection with any Dutch Auction, the Assignor acknowledges and agrees that in connection with this Affiliated Lender Assignment and Assumption, (1) the applicable Affiliated Lender or its Affiliates may have, and later may come into possession of, material non-public information with respect to Holdings, the Top Borrower and/or any subsidiary thereof and/or their respective Securities “MNPI”), (2) the Assignor has independently, without reliance on the applicable Affiliated Lender, the Investors, Holdings, the Top Borrower, any of their respective subsidiaries, the Administrative Agent, the Arrangers or any of their respective Affiliates, made its own analysis and determination to participate in such assignment notwithstanding the Assignor’s lack of knowledge of the MNPI, (3) none of the applicable Affiliated Lenders, the Investors, Holdings, the Top Borrower, any of their respective subsidiaries, the Administrative Agent, the Arrangers or any of their respective Affiliates shall have any liability to the Assignor, and the Assignor hereby waives and releases, to the extent permitted by applicable Requirements of Law, any claims it may have against the applicable Affiliated Lender, the Investors, Holdings, the Top Borrower, each of its respective subsidiaries, the Administrative Agent, the Arrangers and their respective Affiliates, under applicable Requirements of Law or otherwise, with respect to the nondisclosure of the MNPI and (4) the MNPI may not be available to the Administrative Agent, the Arrangers or the other Lenders.

1.2                               Assignee.  The Assignee (a) represents and warrants that (i) it is an Affiliated Lender and has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Second Lien Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Second Lien Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Second Lien Credit Agreement and the other Loan Documents as a Lender (including as an Affiliated Lender) thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender (including as an Affiliated Lender) thereunder, (iv) it has received a copy of the Second Lien Credit Agreement and the Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 4.01(c) or delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Affiliated Lender Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Foreign Lender, attached to the

Annex I to Exhibit A-2-1

Affiliated Lender Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17 of the Second Lien Credit Agreement, duly completed and executed by the Assignee, (vi) after giving effect to this Affiliated Lender Assignment and Assumption and subject to the provisions of Section 9.05(g)(ii), the aggregate principal amount of all Loans then held by all Affiliated Lenders does not exceed the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof) and (vii) in the case of Holdings, the Top Borrower or any of its Restricted Subsidiaries, (1) no Indebtedness incurred under the Revolving Facility (as defined in the First Lien Credit Agreement) has been utilized to fund the purchase of the Assigned Interest, (2) no Default or Event of Default exists at the time of acceptance of bids for any Dutch Auction or the confirmation of any open market purchase and (3) the Loans in respect of such Assigned Interest shall, to the extent permitted by applicable Requirement of Law, be retired and cancelled immediately after the Effective Date; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Second Lien Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender The Assignee agrees that, solely in its capacity as an Affiliated Lender, it will not be entitled to (a) attend (including by telephone) or participate in any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (b) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article 2 of the Second Lien Credit Agreement).

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (other than Assigned Interests assigned to Holdings, the Top Borrower or any of its Restricted Subsidiaries) (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Affiliated Lender Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  This Affiliated Lender Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Affiliated Lender Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Affiliated Lender Assignment and Assumption.  This Affiliated Lender Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

Annex I to Exhibit A-2-2

EXHIBIT B

[FORM OF]
BORROWING REQUEST

Royal Bank of Canada,
as Administrative Agent for the Lenders referred to below
c/o RBC Agency Services Group
20 King Street West
4th Floor, South Tower
Toronto, Ontario
M5H 1C4
Attention: Manager, Agency Services
Fax: (416) 842-4023
Email: susan.khokher@rbccm.com
Telephone: (416) 842-5196

[•] [•], 20[•](12)

Ladies and Gentlemen:

Reference is hereby made to that certain Second Lien Credit Agreement dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Connolly Intermediate, Inc., a Delaware corporation, as Holdings, Connolly Corporation, a Delaware corporation, as the Top Borrower, and the other Borrowers party thereto, the Lenders from time to time party thereto and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Lenders.  Terms defined in the Second Lien Credit Agreement are used herein with the same meanings unless otherwise defined herein.

The undersigned hereby gives you notice pursuant to Section 2.03 of the Second Lien Credit Agreement that it requests the Borrowings under the Second Lien Credit Agreement to be made on [•] [•], 20[•], and in that connection sets forth below the terms on which the Borrowings are requested to be made:

(A)                               Borrower [Connolly Parent, Inc.](13) [Connolly Corporation](14) [Bluefin Tuna Merger Sub, Inc.](15) [iHealth Technologies, Inc.](16) [Bluefin Tuna Finance Sub 1, Inc.](17) [Connolly International Holdings, Inc.](18) [Bluefin Tuna Finance Sub 2, Inc.](19) [Connolly, LLC.](20)

(12)  The Administrative Agent must be notified in writing or by telephone (with such telephonic notification to be promptly confirmed in writing), which must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) 1:00 p.m. three Business Days prior to the requested day of any Borrowing of LIBO Rate Loans (or one Business Day in the case of any Borrowing of LIBO Rate Loans to be made on the Closing Date) and (ii) 11:00 a.m. on the requested date of any Borrowing of ABR Loans (or, in each case, such later time as is acceptable to the Administrative Agent); provided, however, that if the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) wishes to request LIBO Rate Loans having an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) must be received by the Administrative Agent not later than 1:00 p.m. four Business Days prior to the requested date of such Borrowing (or such later time as is acceptable to the Administrative Agent), whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to them and (B) not later than 12:00 p.m. three Business Days before the requested date of such Borrowing, the Administrative Agent shall notify the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) whether or not the requested Interest Period is available to the appropriate Lenders.

(13)  For Borrowings requested on the Closing Date.

(14)  For Borrowings requested after the Closing Date.

(B)	Date of Borrowing (which shall be a Business Day)	[•]

(C)	Aggregate Amount of Borrowing(21)	$[•]

(D)	Type of Borrowing(22)	[•]

(E)	Class of Borrowing	[•]

(F)	Interest Period(23) (in the case of a LIBO Rate Borrowing)	[•]

(G)	Amount, Account Number and Location

Wire Transfer Instructions:
Amount	$[•]
Bank:	[•]
ABA No.:	[•]
Account No.:	[•]
Account Name:	[•]

[The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Borrowing:

(A)                               The representations and warranties of the Loan Parties set forth in the Second Lien Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the Borrowing with the same effect as though such representations and warranties had been made on and as of the date of such Borrowing; provided that to the extent that any representation and warranty specifically refers to an earlier date, it is true and correct in all material respects as of such earlier date.

(B)                               At the time of and immediately after giving effect to the Borrowing, no Default or Event of Default exists.](24)

(15)  For Borrowings requested on the Closing Date.

(16)  For Borrowings requested after the Closing Date.

(17)  For Borrowings requested on the Closing Date.

(18)  For Borrowings requested after the Closing Date.

(19)  For Borrowings requested on the Closing Date.

(20)  For Borrowings requested after the Closing Date.

(21)  Subject to Section 2.02(c) of Second Lien Credit Agreement.

(22)  State whether a LIBO Rate Borrowing or ABR Borrowing.  If no Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.

(23)  Must be a period contemplated by the definition of “Interest Period”.  If no Interest Period is specified, then the Interest Period shall be of one-month’s duration.

[Signature Page Follows]

(24)  Include bracketed language only for Borrowings after Closing Date other than (A) Incremental Loans made in connection with any acquisition or similar investment and/or (B) any Credit Extension under any Refinancing Amendment and/or Extension Amendment unless the lenders in respect thereof have required satisfaction of such conditions in the applicable Incremental Amendment, Refinancing Amendment or Extension Amendment.

[CONNOLLY PARENT, INC.](25) [CONNOLLY

CORPORATION](26) [BLUEFIN TUNA MERGER

SUB, INC.] (27) [IHEALTH TECHNOLOGIES, INC.](28)

[BLUEFIN TUNA FINANCE SUB 1, INC.](29)

[CONNOLLY INTERNATIONAL HOLDINGS,

INC.](30) [BLUEFIN TUNA FINANCE SUB 2, INC.](31)

[CONNOLLY, LLC](32)

By:
Name:
Title:

(25)  For Borrowings made on the Closing Date.

(26)  For Borrowings made after the Closing Date.

(27)  For Borrowings requested on the Closing Date.

(28)  For Borrowings requested after the Closing Date.

(29)  For Borrowings requested on the Closing Date.

(30)  For Borrowings requested after the Closing Date.

(31)  For Borrowings requested on the Closing Date.

(32)  For Borrowings requested after the Closing Date.

EXHIBIT C

[FORM OF]
COMPLIANCE CERTIFICATE

[•] [•], 20[•]

To:	The Administrative Agent and each of the Lenders parties to the
Second Lien Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Second Lien Credit Agreement dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Connolly Intermediate, Inc., a Delaware corporation, as Holdings, Connolly Corporation, a Delaware corporation (the “Top Borrower”), as the Top Borrower, and the other Borrowers party thereto, the Lenders from time to time party thereto, and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Second Lien Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, AS A RESPONSIBLE OFFICER OF THE TOP BORROWER, IN SUCH CAPACITY AND NOT IN AN INDIVIDUAL CAPACITY, THAT:

1.                                      I am the duly elected [•] of the Top Borrower and a Responsible Officer of the Top Borrower;

2.                                      I have reviewed the terms of the Second Lien Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Top Borrower and its Restricted Subsidiaries, on a consolidated basis, during the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements;

3.                                      [The attached financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Top Borrower as at the dates indicated [and its income and cash flows for the periods indicated](33), subject to the absence of footnotes and changes resulting from audit and normal year-end adjustments[;provided that the portion of the attached financial statements relating to the Target and its subsidiaries only represents a good faith estimate of any purchase accounting adjustments relating to the Acquisition](34).](35)

4.                                      [Except as described in the disclosure set forth below, the][The] examinations described in paragraph 2 did not disclose, and I have no knowledge of the existence of any condition or event which constitutes a Default or Event of Default that exists as of the date of this Compliance Certificate [and the disclosure set forth below specifies, in reasonable detail, the nature of any such condition or event and any action taken or proposed to be taken with respect thereto.]

(33)  Note:  The Top Borrower is not required to provide (A) consolidated statements of income and cash flows for the period from the beginning of the then-current Fiscal Year to the end of any Fiscal Quarter until the financial statements delivered in respect of the Fiscal Quarter ending June 30, 2015 or (B) any comparison against the corresponding figures from the corresponding period in any prior Fiscal Year, until the financial statements delivered in respect of the Fiscal Quarter ending on September 30, 2015.

(34)  Include for any Fiscal Quarter ending on or prior to December 31, 2014.

(35)  Include to the extent the relevant Compliance Certificate is delivered in connection with unaudited quarterly financials.

5.                                      [Schedule 1 attached hereto sets forth reasonably detailed calculations of Excess Cash Flow for such Fiscal Year.](36)

6.                                      [Attached as Schedule 2 hereto is a list of the subsidiaries of the Top Borrower that identifies each subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date hereof.](37) [There is no change in the list of Restricted Subsidiaries and Unrestricted Subsidiaries since the later of the Closing Date and the date of the last Compliance Certificate.]

7.                                      [Attached as Schedule 3 hereto are a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from the attached financial statements.](38)

8.                                      [Attached as Schedule 5 hereto is consolidating financial information summarizing in reasonable detail the information regarding the Parent Company to which the attached financial statements relate, on the one hand, and the information relating to the Top Borrower, on the other hand.](39)

[Signature Page Follows]

(36)  Only required to the extent the relevant Compliance Certificate is delivered in connection with audited annual financial statements (commencing with the Fiscal Year ending December 31, 2015).

(37)  Only required if a subsidiary has been designated as an Unrestricted Subsidiary since delivery of the last Compliance Certificate.

(38)  Only required if a subsidiary of the Borrower is or has been designated as an Unrestricted Subsidiary at the time of delivery of the applicable Compliance Certificate.

(39)  Only required if the attached financial statements are prepared at the level of a Parent Company.

The foregoing certifications, together with the information set forth in the Schedules hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first written above. (40)

CONNOLLY CORPORATION

By:
Name:
Title:

(40)  Please note the deadlines for satisfaction of the following requirements correspond with the delivery of each Compliance Certificate (unless otherwise indicated):

1.              The delivery of documents and deliverables required under Section 4.02(a) of the Security Agreement relating to any (i) certificated Securities and/or (ii) Tangible Chattel Paper and/or Instruments having a face amount in excess of $5,000,000, in each case acquired during the Fiscal Quarter covered by the attached financial statements.  NOTE:  If any Loan Party acquires (i) certificated Securities and/or (ii) Tangible Chattel Paper and/or Instruments having a face amount in excess of $5,000,000 during the fourth Fiscal Quarter of any Fiscal Year, the documents and deliverables required under Section 4.02(a) of the Security Agreement must be delivered within 60 days after the end of such Fiscal Quarter.

2.              The delivery of documents and deliverables required under Section 4.03(c) of the Security Agreement relating to any registration (or any application for registration of) any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, filed or acquired during the Fiscal Quarter covered by the attached financial statements.  NOTE:  If any Loan Party acquires any registration (or files any application for registration) of any Parent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, during the fourth Fiscal Quarter of any Fiscal Year, the documents and deliverables required under Section 4.03(c) of the Security Agreement must be delivered within 60 days after the end of such Fiscal Quarter.

3.              The delivery of the documents required under Section 4.04 of the Security Agreement relating to any Commercial Tort Claim with an individual value (as reasonably estimated by the Borrower) in excess of $5,000,000 acquired after the Closing Date.  NOTE:  If any Loan Party acquires any Commercial Tort Claim with an individual value (as reasonably estimated by the Borrower) in excess of $5,000,000 during the fourth Fiscal Quarter of any Fiscal Year, the documents and deliverables required under Section 4.04 of the Security Agreement must be delivered within 60 days after the end of such Fiscal Quarter.

4.              To the extent the relevant Compliance Certificate is delivered in connection with audited annual financial statements, delivery of the Perfection Certificate Supplement required by Section 5.01(j) of the Second Lien Credit Agreement.

5.              The delivery of the documents required to be delivered under Section 5.12(a) of the Second Lien Credit Agreement as a result of (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary (other than an Excluded Subsidiary), (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary), (iii) any Restricted Subsidiary that is a Domestic Subsidiary ceasing to be an Immaterial Subsidiary and/or (iv) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, in each case during the Fiscal Quarter covered by the attached financial statements.  NOTE: upon the taking of any action or the occurrence of any event described in clauses (i) through (iv) during the fourth Fiscal Quarter of any Fiscal Year, the documents required to be delivered under Section 5.12(a) of the Second Lien Credit Agreement must be delivered within 60 days after the end of such Fiscal Quarter.

SCHEDULE 1

Calculation of Excess Cash Flow

Schedule 1 to Exhibit C

SCHEDULE 2

List of Restricted Subsidiaries and Unrestricted Subsidiaries

Schedule 2 to Exhibit C

SCHEDULE 3

Summary of Pro Forma Adjustments

Schedule 3 to Exhibit C

SCHEDULE 4

[Reserved]

Schedule 4 to Exhibit C

EXHIBIT D

[FORM OF]

INTEREST ELECTION REQUEST

Royal Bank of Canada,

as Administrative Agent for the Lenders referred to below
[•]

[•]

Attention: [•]

Fax: [•]

Email:	[•] and
[•]

[•] [•], 20[•](41)

Ladies and Gentlemen:

Reference is hereby made to that certain Second Lien Credit Agreement dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Connolly Intermediate, Inc., a Delaware corporation, as Holdings, Connolly Corporation, a Delaware corporation, as the Top Borrower, and the other Borrowers party thereto, the Lenders from time to time party thereto and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Lenders.  Terms defined in the Second Lien Credit Agreement are used herein with the same meanings unless otherwise defined herein.

The undersigned hereby gives you notice pursuant to Section 2.08 of the Second Lien Credit Agreement of an interest rate election, and in that connection sets forth below the terms thereof:

(A)          [on [insert applicable date] (which is a Business Day), the undersigned will convert $[•](42) of the aggregate outstanding principal amount of the Loans, bearing interest at the [ABR][LIBO] Rate, into a [LIBO Rate][ABR] Loan [and, in the case of a LIBO Rate Loan, having an Interest Period of [•] month(s)](43)[; and][•]]

(41)  The Administrative Agent must be notified in writing or by telephone (with such telephonic notification to be promptly confirmed in writing), which must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than 1:00 p.m. (i) three Business Days prior to the requested day of any conversion or continuation of LIBO Rate Loans (or one Business Day in the case of any conversion or continuation of LIBO Rate Loans on the Closing Date) and (ii) on the requested date of any conversion of any Borrowing to ABR Loans or any continuation of any Borrowing as ABR Loans (or, in each case, such later time as is acceptable to the Administrative Agent); provided, however, that if the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) wishes to request a conversion or continuation of LIBO Rate Loans with an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower (or the Top Borrower on behalf of the relevant Borrower) must be received by the Administrative Agent not later than 1:00 p.m. four Business Days prior to the requested date of such conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is available to them and (B) not later than 12:00 p.m. three Business Days before the requested date of such conversion or continuation, the Administrative Agent shall notify the relevant Borrower (or the Top Borrower on behalf of the relevant Borrower) whether or not the requested Interest Period is available to the appropriate Lenders.

(42)  Subject to Section 2.02(c) of the Second Lien Credit Agreement.

(43)  Must be a period contemplated by the definition of “Interest Period”.

(B)          [on [insert applicable date] (which is a Business Day), the undersigned will continue $[•] of the aggregate outstanding principal amount of the Loans bearing interest at the LIBO Rate, as LIBO Rate Loans having an Interest Period of [•] month(s)(44).]

[Signature Page Follows]

(44)  Must be a period contemplated by the definition of “Interest Period”.

[CONNOLLY CORPORATION] [IHEALTH
TECHNOLOGIES, INC.] [CONNOLY
INTERNATIONAL HOLDINGS, INC.]
[CONNOLLY, LLC]

By:
Name:
Title:

EXHIBIT E

[FORM OF]
PERFECTION CERTIFICATE

[•] [•], 20[•]

Reference is hereby made to (i) that certain First Lien Credit Agreement dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Credit Agreement”), by and among, inter alios, Connolly Intermediate, Inc., a Delaware corporation, as Holdings (“Holdings”), Connolly Parent, Inc., a Delaware corporation (“NewCo2”), which will be merged with and into Connolly Corporation, a Delaware corporation (“Connolly Corp.”), as the Top Borrower, and the other borrowers party thereto (collectively, the “Borrowers”), the lenders from time to time party thereto, Goldman Sachs Bank USA, in its capacities as the swingline lender and as administrative agent and collateral agent (in its capacities as administrative agent and collateral agent, the “First Lien Administrative Agent”) for the Lenders and Royal Bank of Canada (“RBC”), as the issuing bank, (ii) that certain First Lien Pledge and Security Agreement, dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Security Agreement”), by and among the Loan Parties from time to time party thereto and the First Lien Administrative Agent, (iii) that certain Second Lien Credit Agreement, dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified in effect on the date hereof, the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, each, a “Credit Agreement” and, collectively, the “Credit Agreements”), by and among, inter alios, Holdings, the Borrowers, the lenders from time to time party thereto and RBC, in its capacities as administrative agent and collateral agent for the lenders (in its capacities as administrative agent and collateral agent, the “Second Lien Administrative Agent” and, together with the First Lien Administrative Agent, each, an “Administrative Agent” and collectively, the “Administrative Agents”), and (iv) that certain Second Lien Pledge and Security Agreement, May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Security Agreement” and, together with the First Lien Security Agreement, each, a “Security Agreement” and collectively, the “Security Agreements”), by and among the Loan Parties from time to time party thereto and the Second Lien Administrative Agent.  Capitalized terms used but not defined herein have the meanings assigned to such terms in the relevant Security Agreement.

As used herein, the term “Company” means [•].

As of the date hereof, the undersigned hereby represents and warrants to each Administrative Agent as follows:

1.             Names.  (a) The exact legal name of [each][the] Company, as such name appears in its [respective] Organizational Documents filed with the Secretary of State of [such][the] Company’s jurisdiction of organization is set forth in Schedule 1(a).  [Each][The] Company is the type of entity disclosed next to its name in Schedule 1(a).  Also set forth in Schedule 1(a) is the organizational identification number, if any, of [each][the] Company, the Federal Taxpayer Identification Number of [each][the] Company and the jurisdiction of organization of [each][the] Company.

(b)           Except as otherwise disclosed in Schedule 1(c) or Schedule 1(d), set forth in Schedule 1(b) hereto is (i) any other legal name that [any][the], together with the date of the relevant change, and (ii) any other name used by any Company on any filing with the Internal Revenue Service at any time, in each case, in the past five years.

(c)           Set forth in Schedule 1(c) is a list of the information required by Section 1(a) of this certificate for any other Person (i) to which [any][the] Company became the successor by merger,

consolidation or acquisition or (ii) that has been liquidated into, or transferred all or substantially all of its assets to, [any][the] Company, at any time within the past five years.

(d)           Except as set forth in Schedule 1(d), or as otherwise disclosed in Schedule 1(c), [no Company has][the Company has not] changed its jurisdiction of organization or form of entity at any time during the past four months.

2.             Locations.  The chief executive office of [each][the] Company is currently located at the address set forth in Schedule 2 hereto.

3.             Stock Ownership and Other Equity Interests.  Attached hereto as Schedule 3 is a true and correct list of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests owned by [any][the] Company constituting Pledged Stock, the beneficial owners of such stock, partnership interests, membership interests or other equity interests and the percentage of the total issued and outstanding stock, partnership interests, membership interests or other equity interests of the relevant issuer represented thereby.

4.             Instruments and Tangible Chattel Paper.  Attached hereto as Schedule 4 is a true and correct list of all Instruments (other than checks to be deposited in the ordinary course of business) and Tangible Chattel Paper, in each case having a face amount exceeding $5,000,000, held by [any][the] Company as of the date hereof, including the names of the obligors, the amounts owing and the due dates.

5.             Intellectual Property.  (a) Attached hereto as Schedule 5(a) is a schedule setting forth all of [each][the] Company’s United States Patents and United States Trademarks registered with and published by (or applied for in) the United States Patent and Trademark Office (excluding, for the avoidance of doubt, any United States Patent or United States Trademark that has expired or been abandoned, but including United States Trademarks that would constitute Collateral upon the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto), including the name of the registered owner and the registration or publication number (or, if applicable, the applicant and the application number) of each such United States Patent and United States Trademark.

(b)           Attached hereto as Schedule 5(b) is a schedule setting forth all of [each][the] Company’s Copyrights registered with (or applied for in) the United States Copyright Office (excluding, for the avoidance of doubt, any Copyright that has expired or been abandoned), including the name of the registered owner and the registration number (or, if applicable, the applicant and the application number) of each such Copyright.

6.             Commercial Tort Claims.  Attached hereto as Schedule 6 is a true and correct list of all Commercial Tort Claims with an individual value of at least $5,000,000 (as reasonably determined by the Top Borrower), held by [any][the] Company, including a brief description thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has hereunto signed this Perfection Certificate as of the date first written of above.

[•]

By:
Name:	[•]
Title:	[•]

SCHEDULE 1(A)

LEGAL NAMES

Legal Name	Jurisdiction	Type	Organizational Number	Federal Taxpayer Identification Number

SCHEDULE 1(B)

PRIOR ORGANIZATIONAL NAMES

Company	Prior Legal Name	Date of Change

SCHEDULE 1(C)

PREDECESSOR ENTITIES

Company	Action	Legal Name of Predecessor Entity	Jurisdiction of Organization of Predecessor Entity	Date

SCHEDULE 1(D)

CHANGES IN JURISDICTION OR FORM; OTHER NAMES

A. Changes in Jurisdiction or Form

Company	Current Jurisdiction of Organization/Form	Prior Jurisdiction of Organization/Form	Date of Change

B.  Other Names on IRS Filings

Company	Prior Name on IRS Filing

SCHEDULE 2

CHIEF EXECUTIVE OFFICE ADDRESSES

Company	Address

SCHEDULE 3

PLEDGED STOCK

Issuer	Holder	Certificate No.	No. Shares/Interest	% of Issued and Outstanding Shares

SCHEDULE 4

INSTRUMENTS AND TANGIBLE CHATTEL PAPER

1.                                      Promissory Notes/Instruments:

Obligee	Obligor	Principal Amount	Maturity

2.                                      Tangible Chattel Paper:

SCHEDULE 5(A)

PATENTS AND TRADEMARKS

PATENTS

REGISTERED OWNER	SERIAL NUMBER	DESCRIPTION

PATENT APPLICATIONS

APPLICANT	APPLICATION NO.	DESCRIPTION

TRADEMARKS

REGISTERED OWNER	REGISTRATION NUMBER	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO.	TRADEMARK

SCHEDULE 5(B)

COPYRIGHTS

COPYRIGHTS

REGISTERED OWNER	REGISTRATION NUMBER	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION NUMBER	TITLE

SCHEDULE 6

COMMERCIAL TORT CLAIMS

EXHIBIT F

[FORM OF]

PERFECTION CERTIFICATE SUPPLEMENT

[•] [•], 20[•]

Reference is hereby made to (i) that certain First Lien Credit Agreement dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Credit Agreement”), by and among, inter alios, Connolly Intermediate, Inc., a Delaware corporation, as Holdings (“Holdings”), Connolly Corporation, a Delaware corporation (“Connolly Corp.”), as the Top Borrower, and the other borrowers party thereto (collectively, the “Borrowers”), the lenders from time to time party thereto, Goldman Sachs Bank USA, in its capacities as the swingline lender and as administrative agent and collateral agent (in its capacities as administrative agent and collateral agent, the “First Lien Administrative Agent”) for the Lenders and Royal Bank of Canada (“RBC”), as the issuing bank, (ii) that certain First Lien Pledge and Security Agreement, dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Security Agreement”), by and among the Loan Parties from time to time party thereto and the First Lien Administrative Agent, (iii) that certain Second Lien Credit Agreement, dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, each, a “Credit Agreement” and, collectively, the “Credit Agreements”), by and among, inter alios, Holdings, the Borrowers, the lenders from time to time party thereto and RBC, in its capacities as administrative agent and collateral agent for the lenders (in its capacities as administrative agent and collateral agent, the “Second Lien Administrative Agent” and, together with the First Lien Administrative Agent, each, an “Administrative Agent” and collectively, the “Administrative Agents”), (iv) that certain Second Lien Pledge and Security Agreement, May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on date hereof, the “Second Lien Security Agreement” and, together with the First Lien Security Agreement, each, a “Security Agreement” and collectively, the “Security Agreements”), by and among the Loan Parties from time to time party thereto and the Second Lien Administrative Agent, and (v) the Perfection Certificate, dated as of May 14, 2014 (as supplemented by any perfection certificate and/or perfection certificate supplement delivered prior to the date hereof, the “Prior Perfection Certificate”), executed by the Loan Parties signatory thereto.  Capitalized terms used but not defined herein have the meanings assigned to such terms in the relevant Security Agreement.

As used herein, the term “Company” means the Loan Parties party to the Security Agreement as of the date hereof.

As of the date hereof, the undersigned hereby represents and warrants to each Administrative Agent as follows:

1.                                      Names.  Except as set forth on Schedule 1 hereto, (a) the exact legal name of each Company, as such name appears in its respective Organizational Documents filed with the Secretary of State of such Company’s jurisdiction of organization is set forth in Schedule 1(a) to the Prior Perfection Certificate, (b) each Company is the type of entity disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate and (c) the organizational identification number, if any, of each Company, the Federal Taxpayer Identification Number of each Company and the jurisdiction of organization of each Company are set forth in Schedule 1(a) to the Prior Perfection Certificate.

2.                                      Locations.  Except as set forth on Schedule 2 hereto, the chief executive office of each Company is currently located at the addresses set forth in Schedule 2 to the Prior Perfection Certificate.

3.                                      Stock Ownership and Other Equity Interests.  Except as set forth on Schedule 3 hereto, Schedule 3 to the Prior Perfection Certificate sets forth a true and correct list of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests owned by any Company constituting Pledged Stock, the beneficial owners of such stock, partnership interests, membership interests or other equity interests and the percentage of the total issued and outstanding stock, partnership interests, membership interests or other equity interests of the relevant issuer represented thereby.

4.                                      Instruments and Tangible Chattel Paper.  Except as set forth on Schedule 4 hereto, Schedule 4 to the Prior Perfection Certificate sets forth a true and correct list of all Instruments (other than checks to be deposited in the ordinary course of business) and Tangible Chattel Paper, in each case having a face amount exceeding $5,000,000, held by any Company as of the date hereof, including the names of the obligors, the amounts owing and the due dates.

5.                                      Intellectual Property.  (a) Except as set forth on Schedule 5(a) hereto, Schedule 5(a) to the Prior Perfection Certificate sets forth all of each Company’s United States Patents and United States Trademarks registered with and published by (or applied for in) by the United States Patent and Trademark Office (excluding, for the avoidance of doubt, any United States Patent or United States Trademark that has expired or been abandoned, but including United States Trademarks that would constitute Collateral upon the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto), including the name of the registered owner and the registration or publication number (or, if applicable, the applicant and the application number) of each such United States Patent and United States Trademark.

(b)                                 Except as set forth on Schedule 5(b) hereto, Schedule 5(b) to the Prior Perfection Certificate sets forth all of each Company’s Copyrights registered with (or applied for in) the United States Copyright Office (excluding, for the avoidance of doubt, any Copyright that has expired or been abandoned), including the name of the registered owner and the registration number (or, if applicable, the applicant and the application number) of each such Copyright.

6.                                      Commercial Tort Claims.  Except as set forth on Schedule 6 hereto, Schedule 6 to the Prior Perfection Certificate sets forth all Commercial Tort Claims with an individual value of at least $5,000,000 (as reasonably determined by the Top Borrower), held by any Company, including a brief description thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have signed this Perfection Certificate as of the date first written of above.

[•]

By:
	Name:	[•]
	Title:	[•]

SCHEDULE 1

LEGAL NAMES

Legal Name	Jurisdiction	Type	Organizational Number	Federal Taxpayer Identification Number

SCHEDULE 2

CHIEF EXECUTIVE OFFICE ADDRESSES

Company	Address

SCHEDULE 3

PLEDGED STOCK

Issuer	Holder	Certificate No.	% of Issued and Outstanding

SCHEDULE 4

INSTRUMENTS AND TANGIBLE CHATTEL PAPER

1.                                      Promissory Notes/Instruments:

Obligee	Obligor	Principal Amount	Maturity

2.                                      Tangible Chattel Paper:

SCHEDULE 5(A)

PATENTS AND TRADEMARKS

PATENTS

REGISTERED OWNER	SERIAL NUMBER	DESCRIPTION

PATENT APPLICATIONS

APPLICANT	APPLICATION NO.	DESCRIPTION

TRADEMARKS

REGISTERED OWNER	REGISTRATION NUMBER	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO.	TRADEMARK

SCHEDULE 5(B)

COPYRIGHTS

COPYRIGHTS

REGISTERED OWNER	REGISTRATION NUMBER	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION NUMBER	TITLE

SCHEDULE 6

COMMERCIAL TORT CLAIMS

EXHIBIT G

[FORM OF]
PROMISSORY NOTE

$[•]	New York, New York
[•] [•], 20[•]

FOR VALUE RECEIVED, the each of the undersigned Connolly Corporation, a Delaware corporation (“Connolly Corp.”), iHealth Technologies, Inc., a Delaware corporation (the “Target”), Connolly International Holdings, Inc., a Delaware corporation (“Connolly International”), and Connolly, LLC, a Delaware limited liability company (“Connolly LLC, and together with Connolly Corp., the Target and Connolly International, the “Borrowers”), hereby jointly and severally promises to pay on demand to [•] (the “Lender”) or its registered permitted assign, at the office of Royal Bank of Canada (“RBC”) at [•], Loans in the principal amount of $[•] or such lesser amount as is outstanding from time to time, on the dates and in the amounts set forth in the Second Lien Credit Agreement dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Connolly Intermediate, Inc., a Delaware corporation, as Holdings, the Borrowers, and the other borrowers party thereto, the Lenders from time to time party thereto, and RBC, in its capacities as administrative agent and collateral agent (the “Administrative Agent”) for the Lenders.  Each Borrower also promises to pay interest from the date of such Loans on the principal amount thereof from time to time outstanding, in like Dollars, at such office, in each case, in the manner and at the rate or rates per annum and payable on the dates provided in the Second Lien Credit Agreement.  Terms used but not defined herein shall have the meanings assigned to such terms in the Second Lien Credit Agreement.

Each Borrower promises to pay interest on any overdue principal and, to the extent permitted by applicable Requirements of Law, overdue interest from the relevant due dates, in each case, in the manner, at the rate or rates and under the circumstances provided in the Second Lien Credit Agreement.

Each Borrower hereby waives diligence, presentment, demand, protest and notice of any kind to the extent possible under any applicable Requirements of Law.  The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All Borrowings evidenced by this promissory note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of any Borrower under this Note.

This promissory note is one of the promissory notes referred to in the Second Lien Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Second Lien Credit Agreement, all upon the terms and conditions therein specified.  This promissory note is entitled to the benefit of the Second Lien Credit Agreement, and the obligations hereunder are guaranteed and secured as provided therein and in the other Loan Documents referred to in the Second Lien Credit Agreement.

If any assignment by the Lender holding this promissory note occurs after the date of the issuance hereof, the Lender agrees that it shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender this promissory note to the Administrative Agent for cancellation.

THE ASSIGNMENT OF THIS PROMISSORY NOTE AND ANY RIGHTS WITH RESPECT THERETO ARE SUBJECT TO THE PROVISIONS OF THE SECOND LIEN CREDIT AGREEMENT, INCLUDING THE PROVISIONS GOVERNING THE REGISTER AND THE PARTICIPANT REGISTER.

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

CONNOLLY CORPORATION

By:
Name:
Title:

IHEALTH TECHNOLOGIES, INC.

By:
Name:
Title:

CONNOLLY INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:

CONNOLLY, LLC

By:
Name:
Title:

SCHEDULE A

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to LIBO Rate Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule A to Note

SCHEDULE B

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBO RATE LOANS

Date	Amount of LIBO Rate Loans	Amount Converted to LIBO Rate Loans	Interest Period and LIBO Rate with Respect Thereto	Amount of Principal of LIBO Rate Loans Repaid	Amount of LIBO Rate Loans Converted to ABR Loans	Unpaid Principal Balance of LIBO Rate Loans	Notation Made By

Schedule B to Note

EXHIBIT H

[FORM OF]
SECOND LIEN PLEDGE AND SECURITY AGREEMENT

H-1

SECOND LIEN PLEDGE AND SECURITY AGREEMENT

THIS SECOND LIEN PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of May 14, 2014 by and among Connolly Intermediate, Inc., a Delaware corporation (“Holdings”), Connolly Parent, Inc., a Delaware corporation, which will be merged with and into Connolly Corporation, a Delaware corporation (“Connolly Corp.”), and the other borrowers party hereto (collectively, the “Borrowers”), the Subsidiary Parties (as defined below) from time to time party hereto (the foregoing, collectively, the “Grantors”) and Royal Bank of Canada (“RBC”), in its capacity as administrative agent and collateral agent for the Secured Parties (as defined below) (in such capacities, the “Agent”).

PRELIMINARY STATEMENT

Holdings, the Borrowers, the Lenders, the Agent and others are entering into that certain Second Lien Credit Agreement dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  The Grantors are entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrowers under the Credit Agreement and to secure the Secured Obligations, including their obligations under the Loan Guaranty, each Hedge Agreement the obligations under which constitute Secured Hedging Obligations and each agreement relating to Banking Services the obligations under which constitute Banking Services Obligations.

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.                          Terms Defined in Credit Agreement.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Section 1.02.                          Terms Defined in UCC.  Terms defined in the UCC that are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in Articles 8 or 9 of the UCC, as the context may require (including without limitation, as if such terms were capitalized in Article 8 or 9 of the UCC, as the context may require, the following terms: “Account,” “Chattel Paper,” “Commercial Tort Claim,” “Commodities Account,” “Deposit Accounts,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Fixture,” “General Intangible,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Right,” “Securities Account,” “Securities Entitlement,” “Supporting Obligation” and “Tangible Chattel Paper”).

Section 1.03.                          Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms shall have the following meanings:

“Agent” has the meaning set forth in the preamble.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Borrowers” has the meaning specified in the preamble.

1

“Collateral” has the meaning set forth in Article 2.

“Contract Rights” means all rights of any Grantor under any Contract, including, without limitation, (i) any and all rights to receive and demand payments under such Contract, (ii) any and all rights to receive and compel performance under such Contract and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with such Contract.

“Contracts” means all contracts between any Grantor and one or more additional parties (including, without limitation, any Hedge Agreement, licensing agreement and any partnership agreement, joint venture agreement and/or limited liability company agreement).

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Credit Agreement” has the meaning set forth in the Preliminary Statement.

“Cumulative Perfection Certificate” means the Perfection Certificate delivered pursuant to Section 4.01(k) of the Credit Agreement and the Perfection Certificate delivered pursuant to Section 5.12(a) of the Credit Agreement, in each case, as supplemented from time to time as a result of the delivery of any Perfection Certificate Supplement pursuant to Section 5.01(j) of the Credit Agreement.

“Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Grantors” has the meaning set forth in the preamble.

“Holdings” has the meaning set forth in the preamble.

“Intellectual Property Collateral” means, collectively, all Copyrights, Patents, Trademarks, Trade Secrets, Domain Names, Licenses and Software.

“Intellectual Property Security Agreement Supplement” means an Intellectual Property Security Agreement Supplement substantially in the form of Exhibit A to the Intellectual Property Security Agreement.

“Licenses” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements, whether as licensor or licensee, in (1) Patents, (2) Copyrights, (3) Trademarks, (4) Trade Secrets or (5) Software, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Money” has the meaning set forth in Article 1 of the UCC.

“Permits” shall mean, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any Governmental Authority or agency.

2

“Pledged Collateral” means all Pledged Stock, including all stock certificates, options or rights of any nature whatsoever in respect of the Pledged Stock that may be issued or granted to, or held by, any Grantor, all Instruments, Securities and other Investment Property owned by any Grantor, whether or not physically delivered to the Agent pursuant to this Security Agreement, whether now owned or hereafter acquired by such Grantor and any and all Proceeds thereof.

“Pledged Stock” means, with respect to any Grantor, the shares of Capital Stock described in Schedule 3 to the Cumulative Perfection Certificate as held by such Grantor, together with any other shares of Capital Stock as are hereafter acquired by such Grantor.

“Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include but not be limited to (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (iii) any and all Stock Rights and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“RBC” has the meaning set forth in the preamble.

“Receivables” means any Account, Chattel Paper, Document, Investment Property, Instrument and/or any General Intangible, in each case, that is a right or claim to receive money (whether or not earned by performance).

“Second Priority” means, with respect to any Lien proposed to be created in any Collateral pursuant to the terms hereof, that, subject to the Intercreditor Agreement, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than the Lien securing the First Lien Obligations and any other Permitted Lien.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security Agreement” has the meaning set forth in the preamble.

“Software” means computer programs, source code, object code and supporting documentation including “software” as such term is defined in Article 9 of the UCC, as well as computer programs that may be construed as included in the definition of Goods.

“Stock Rights” means all dividends, cash, options, warrants, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive any Capital Stock constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock.

“Subsidiary Parties” means (a) the subsidiaries of the Top Borrower party hereto on the Closing Date (other than the other Borrowers) and (b) each Domestic Subsidiary that becomes a party to this Security Agreement after the date hereof in accordance with Section 7.10 hereof and Section 5.12 of the Credit Agreement.

3

“Trade Secrets” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to the following:  (a) confidential and proprietary information, including unpatented inventions, invention disclosures, engineering or other data, information, production procedures, know-how, financial data, customer lists, supplier lists, business and marketing plans, processes, schematics, algorithms, techniques, analyses, proposals, source code, data, databases and data collections; (b) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past and future misappropriations or infringements thereof; (c) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (d) all rights corresponding to any of the foregoing.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE 2
GRANT OF SECURITY INTEREST

Section 2.01.                          Grant of Security Interest.  (a) As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby pledges, collaterally assigns, mortgages, transfers and grants to the Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in, to all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”):

(i)                                     all Accounts;

(ii)                                  all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(iii)                               all Intellectual Property Collateral;

(iv)                              all Documents;

(v)                                 all Equipment;

(vi)                              all Fixtures;

(vii)                           all General Intangibles;

(viii)                        all Goods;

(ix)                              all Instruments;

(x)                                 all Inventory;

(xi)                              all Investment Property, Pledged Stock and other Pledged Collateral;

(xii)                           all Money, cash and cash equivalents;

(xiii)                        all letters of credit and Letter-of-Credit Rights;

4

(xiv)                       all Deposit Accounts, Securities Accounts, Commodities Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Grantor with any bank or other financial institution and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(xv)                          all Securities Entitlements in any or all of the foregoing;

(xvi)                       all Commercial Tort Claims described on Schedule 6 to the Cumulative Perfection Certificate (including any supplements to such Schedule 6 delivered pursuant to Section 4.04);

(xvii)                    all Permits;

(xviii)                 all Software and all recorded data of any kind or nature, regardless of the medium of recording;

(xix)                       all Contracts, together with all Contract Rights arising thereunder;

(xx)                          all other personal property not otherwise described in clauses (i) through (xix) above;

(xxi)                       all Supporting Obligations; and

(xxii)                    all accessions to, substitutions and replacements for and Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b)                                 Notwithstanding the foregoing, the term “Collateral” (and any component definition thereof) shall not include any Excluded Asset.  Notwithstanding anything to the contrary contained herein, immediately upon the ineffectiveness, lapse or termination of any restriction or condition set forth in the definition of “Excluded Assets” in the Credit Agreement, the Collateral shall include, and the relevant Grantor shall be deemed to have automatically granted a security interest in, all relevant previously restricted or conditioned rights, interests or other assets, as the case may be, as if such restriction or condition had never been in effect.  For the avoidance of doubt, “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

The Grantors, jointly and severally, represent and warrant to the Agent as and when required under the Credit Agreement, for the benefit of the Secured Parties, that:

Section 3.01.                          Title, Perfection and Priority; Filing Collateral.  Subject to the Legal Reservations, this Security Agreement is effective to create a legal, valid and enforceable Lien on and security interest in the Collateral in favor of the Agent for the benefit of the Secured Parties and, subject to the terms of the last paragraph of Section 4.01 of the Credit Agreement and the satisfaction of the Perfection Requirements, the Agent will have a fully perfected Second Priority Lien on such Collateral securing the Secured Obligation to the extent required hereby.

5

Section 3.02.                          Intellectual Property.

(a)                                 Upon filing of appropriate financing statements with the Secretary of State (or equivalent office) of the state of organization of such Grantor and the filing of the Intellectual Property Security Agreement with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, the Agent shall have a fully perfected Second Priority Lien on the Collateral constituting United States issued, registered or applied for Patents, Trademarks and Copyrights under the UCC and the laws of the United States for the ratable benefit of the Secured Parties, and such perfected security interests shall be enforceable as such as against any and all creditors of and purchasers from the Grantors, subject to the Legal Reservations.

(b)                                 No Grantor is aware of (i) any third-party claim (A) that any of its owned Patent, Trademark or Copyright registrations or applications is invalid or unenforceable, or (B) challenging such Grantor’s rights to such registrations and applications or (ii) any basis for such claims, other than, in each case, to the extent any such third-party claim would not reasonably be expected to have a Material Adverse Effect.

Section 3.03.                          Pledged Collateral.  (i) All Pledged Stock has been duly authorized and validly issued (to the extent such concepts are relevant with respect to such Pledged Collateral) by the issuer thereof and is fully paid and non-assessable, (ii) each Grantor is the direct owner, beneficially and of record, of the Pledged Stock described in Schedule 3 to the Cumulative Perfection Certificate as held by such Grantor and (iii) each Grantor holds the Pledged Stock described in Schedule 3 to the Cumulative Perfection Certificate as held by such Grantor free and clear of all Liens (other than Permitted Liens).

Section 3.04.                          Perfection Certificate.  The Cumulative Perfection Certificate has been duly prepared, completed and executed and the certifications set forth therein are true and correct in all material respects as of the date thereof.

ARTICLE 4
COVENANTS

From the date hereof, and thereafter until the Termination Date:

Section 4.01.                          General.

(a)                                 Authorization to File Financing Statements; Ratification.  Each Grantor hereby (i) authorizes the Agent to file (A) all financing statements (including fixture filings) and amendments thereto with respect to the Collateral naming such Grantor as debtor and the Agent as secured party, in form appropriate for filing under the UCC of the relevant jurisdiction, (B) filings with the United States Patent and Trademark Office and the United States Copyright Office (including any Intellectual Property Security Agreement) for the purpose of perfecting, enforcing, maintaining or protecting the Lien of the Agent in United States issued, registered and applied for Patents, Trademarks and Copyrights and naming such Grantor as debtor and the Agent as secured party, and (C) other documents and, (ii) subject to the terms of the Loan Documents agrees to take such other actions, in each case as may from time to time be necessary or otherwise reasonably requested by the Agent (and authorizes the Agent to take any such other actions, which it has no obligation to take) in order to establish and maintain a Second Priority, valid, enforceable (subject to the Legal Reservations) and perfected security interest in and subject, in the case of Pledged Collateral, to Section 4.02 hereof, Control of, the Collateral.  Each Grantor shall pay any applicable filing fees, recordation fees and related expenses relating to its Collateral in accordance with Section 9.03(a) of the Credit Agreement.  Any financing statement filed by the Agent may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate the Collateral (A) as all assets of the

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applicable Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) in each case to the extent applicable, whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the relevant real property to which the Collateral relates.  Each Grantor agrees to furnish any such information to the Agent promptly upon request.

(b)                                 Further Assurances.  Each Grantor agrees, at its own expense, to take any and all actions reasonably necessary to defend title to the Collateral against all Persons (other than Persons holding Permitted Liens on such Collateral that have priority over the Agent’s Lien) and to defend the security interest of the Agent in the Collateral and the priority thereof against any Lien that is not a Permitted Lien.

Section 4.02.                          Pledged Collateral.

(a)                                 Delivery of Certificated Securities, Tangible Chattel Paper, Instruments and Documents.  Each Grantor will, after the Closing Date, hold in trust for the Agent upon receipt and, (x) if the event giving rise to the obligation under this Section 4.02(a) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) of the Credit Agreement for the Fiscal Quarter in which the relevant event occurred or (y) if the event giving rise to the obligation under this Section 4.02(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in each of the cases of clauses (x) and (y), such longer period as the Agent may reasonably agree), deliver to the Agent for the benefit of the Secured Parties any (1) certificated Securities representing or evidencing Pledged Collateral and (2) Tangible Chattel Paper and Instruments (A) in each case under this clause (2), having an outstanding balance in excess of $5,000,000 and (B) in each case under clauses (1) and (2), constituting Collateral received after the date hereof, accompanied by undated instruments of transfer or assignment duly executed in blank.

(b)                                 Uncertificated Securities and Pledged Collateral.  With respect to any partnership interest or limited liability company interest owned by any Grantor which is required to be pledged to the Agent pursuant to the terms hereof (other than a partnership interest or limited liability company interest held by a Clearing Corporation, Securities Intermediary or other financial intermediary of any kind) which is not represented by a certificate and which is not a Security for purposes of the UCC, such Grantor shall not permit any issuer of such partnership interest or limited liability company interest to (i) enter into any agreement with any Person, other than the Agent or any holder of a Permitted Lien, whereby such issuer effectively delivers “control” of such partnership interest or limited liability company interest (as applicable) under the UCC to such Person, or (ii) allow such partnership interest or limited liability company interest (as applicable) to become a Security unless such Grantor complies with the procedures set forth in Section 4.02(a) within the time period prescribed therein.  Each Grantor which is an issuer of any uncertificated Pledged Collateral described in this Section 4.02(b) hereby agrees to comply with all instructions from the Agent without such Grantor’s further consent, in each case subject to the notice requirements set forth in Section 5.01(a)(iv) hereof.

(c)                                  Registration in Nominee Name; Denominations.  The Agent, on behalf of the Secured Parties, shall hold certificated Pledged Collateral required to be delivered to the Agent under clause (a) above in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Agent, but at any time when an Event of Default exists and upon at least three Business Days’ notice to the Top

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Borrower, the Agent shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent).  At any time when an Event of Default exists, the Agent shall have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.

(d)                                 Exercise of Rights in Pledged Collateral.  It is agreed that:

(i)                                     without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for any purpose that does not violate this Security Agreement, the Credit Agreement or any other Loan Document;

(ii)                                  each Grantor will permit the Agent or its nominee at any time when an Event of Default exists to exercise the rights and remedies provided under Section 5.01(a)(iv) (subject to the notice requirements set forth therein); and

(iii)                               subject to Section 5.01(a)(iv), each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral; provided that any non-cash dividends or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall, to the extent constituting Collateral, be and become part of the Pledged Collateral, and, if received by any Grantor, shall be delivered to the Agent as and to the extent required by clause (a) above.

(e)                                  Return of Pledged Collateral.  So long as no Event of Default then exists, the Agent shall promptly deliver to the applicable Grantor (without recourse and without any representation or warranty) any Pledged Collateral in its possession if requested to be delivered to the issuer or holder thereof in connection with any action or transaction that is permitted or not restricted by the Credit Agreement in accordance with Section 8 of the Credit Agreement.

Section 4.03.                          Intellectual Property.  (a) At any time when an Event of Default exists and upon the written request of the Agent, each Grantor will (i) use its commercially reasonable efforts to obtain all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Agent of any License held by such Grantor in the U.S. to enable the Agent to enforce the security interests granted hereunder and (ii) to the extent required pursuant to any material License in the U.S. under which such Grantor is the licensee, deliver to the licensor thereunder any notice of the grant of security interest hereunder or such other notices required to be delivered thereunder in order to permit the security interest created or permitted to be created hereunder pursuant to the terms of such License.

(b)                                 Each Grantor shall notify the Agent promptly if it knows or reasonably expects that any application for or registration of any Patent, Trademark, Domain Name, or Copyright (now or hereafter existing) may become abandoned or dedicated to the public, or of any determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) abandoning such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, except, in each case, to the extent the same is permitted or not restricted by the

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Credit Agreement or where the same, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)                                  In the event that any Grantor files an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, or acquires any such application or registration by purchase or assignment, in each case, after the Closing Date (and other than as a result of an application that is then subject to an Intellectual Property Security Agreement or Intellectual Property Security Agreement Supplement becoming registered), it shall, (i) if the event giving rise to the obligation under this Section 4.03(c) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) of the Credit Agreement for the Fiscal Quarter in which the relevant event occurred or (ii) if the event giving rise to the obligation under this Section 4.03(c) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in the case of each of clauses (i) and (ii), such longer period as the Agent may reasonably agree), notify the Agent and, promptly upon the Agent’s request, execute and deliver to the Agent, at such Grantor’s sole cost and expense, any Intellectual Property Security Agreement or Intellectual Property Security Agreement Supplement, as applicable, or other instrument as the Agent may reasonably request and require to evidence the Agent’s security interest in such registered Patent, Trademark or Copyright (or application therefor), and the General Intangibles of such Grantor relating thereto or represented thereby.

(d)                                 Each Grantor shall take all actions necessary or reasonably requested by the Agent to (i) maintain and pursue each application and to obtain and maintain the registration of each Patent, Trademark, Domain Name and Copyright included in the Collateral (now or hereafter existing), including by filing applications for renewal, affidavits of use, affidavits of noncontestability and, if consistent with good business judgment, by initiating opposition and interference and cancellation proceedings against third parties, (ii) maintain and protect the secrecy or confidentiality of its Trade Secrets and (iii) otherwise protect and preserve such Grantor’s rights in, and the validity or enforceability of, its Intellectual Property Collateral, in each case except where failure to do so (A) could not reasonably be expected to result in a Material Adverse Effect, or (B) is otherwise permitted under the Credit Agreement.

(e)                                  Each Grantor shall promptly notify the Agent of any material infringement or misappropriation of such Grantor’s Patents, Trademarks, Copyrights or Trade Secrets of which it becomes aware and shall take such actions as are reasonable and appropriate under the circumstances to protect such Patent, Trademark, Copyright or Trade Secret, except where such infringement, misappropriation or dilution could not reasonably be expected to cause a Material Adverse Effect.

Section 4.04.                          Commercial Tort Claims.  After the Closing Date, (i) if the event giving rise to the obligation under this Section 4.04 occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) of the Credit Agreement for the Fiscal Quarter in which the relevant event occurred or (ii) if the event giving rise to the obligation under this Section 4.04 occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in each of the cases of clauses (i) and (ii), such longer period as the Agent may reasonably agree), each relevant Grantor shall notify the Agent of any Commercial Tort Claim with an individual value (as reasonably estimated by the Top Borrower) in excess of $5,000,000 acquired by it, together with an update to Schedule 6 to the Cumulative Perfection Certificate containing a summary description thereof, and such Commercial Tort Claim (and the Proceeds thereof) shall automatically constitute Collateral, all upon the terms of this Security Agreement.

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Section 4.05.                          Insurance.  Except to the extent otherwise permitted to be retained by any Grantor or applied by any Grantor pursuant to the terms of the Loan Documents, the Agent shall, at the time any proceeds of any insurance are distributed to the Secured Parties, apply such proceeds in accordance with Section 5.04 hereof.

Section 4.06.                          Grantors Remain Liable.  (a) Each Grantor (rather than the Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under any Contract relating to the Collateral, all in accordance with the terms and conditions thereof.  Neither the Agent nor any other Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the receipt by the Agent or any other Secured Party of any payment relating to such Contract pursuant hereto, nor shall the Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or sufficiency of any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

(b)                                 Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of such Grantor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.

(c)                                  Notwithstanding anything herein to the contrary, each Grantor (rather than the Agent or any Secured Party) shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts.  Neither the Agent nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Agent or any other Secured Party of any payment relating to such Account pursuant hereto, nor shall the Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

ARTICLE 5
REMEDIES

Section 5.01.                          Remedies.  (a) Each Grantor agrees that, at any time when an Event of Default exists, the Agent may exercise any or all of the following rights and remedies (in addition to the rights and remedies existing under applicable Requirements of Law):

(i)                                     the rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that this Section 5.01(a) shall not limit any rights available to the Agent prior to an Event of Default;

(ii)                                  the rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable Requirements of Law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement;

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(iii)                               without notice (except as specifically provided in Section 7.01 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, personally, or by agents or attorneys, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at one or more public or private sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Agent may deem commercially reasonable;

(iv)                              upon at least three Business Days’ written notice to the Top Borrower, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise the voting and all other rights as a holder with respect thereto (whereupon the voting and other rights of such Grantor described in Section 4.02(d)(i) above shall immediately cease such that the Agent shall have the sole right to exercise such voting and other rights while the relevant Event of Default exists), to collect and receive all cash dividends, interest, principal and other distributions made thereon (it being understood that all Stock Rights received by any Grantor while the relevant Event of Default exists shall be received in trust for the benefit of the Agent and forthwith paid over to the Agent in the same form as so received (with any necessary endorsements) and to otherwise act with respect to the Pledged Collateral as though the Agent was the outright owner thereof; and

(v)                                 to take possession of the Collateral or any part thereof, by directing such Grantor in writing to deliver the same to the Agent at any reasonable place or places designated by the Agent, in which event such Grantor shall at its own expense:

(1)                                 forthwith cause the same to be moved to the place or places so designated by the Agent and there delivered to the Agent;

(2)                                 store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent; and

(3)                                 while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition.

(b)                                 Each Grantor acknowledges and agrees that compliance by the Agent, on behalf of the Secured Parties, with any applicable state or federal Requirements of Law in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)                                  The Agent shall have the right in any public sale and, to the extent permitted by applicable Requirements of Law, in any private sale, to purchase for the benefit of the Agent and the Secured Parties, all or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(d)                                 Until the Agent is able to effect a sale, lease, transfer or other disposition of any particular Collateral under this Section 5.01, the Agent shall have the right to hold or use such Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving such Collateral or the value of such Collateral, or for any other purpose deemed reasonably appropriate by the Agent.  At

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any time when an Event of Default exists, the Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)                                  Notwithstanding the foregoing, the Agent shall not be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f)                                   Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof.  Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.  The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of any Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities Requirements of Law, even if any Grantor and the issuer would agree to do so.

(g)                                  Notwithstanding the foregoing, any rights and remedies provided in this Section 5.01 shall be subject to the Intercreditor Agreement.

Section 5.02.                          Grantors’ Obligations Upon Default.  Upon the request of the Agent at any time when an Event of Default exists, each Grantor will:

(a)                                 at its own cost and expense (i) assemble and make available to the Agent, the Collateral and all books and records relating thereto at any place or places reasonably specified by the Agent, whether at such Grantor’s premises or elsewhere, (ii) deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor) and (iii) if the Agent so directs and in a form and in a manner reasonably satisfactory to the Agent, legend the Accounts and the Contracts, as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Agent and that the Agent has a security interest therein; and

(b)                                 permit the Agent and/or its representatives and/or agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.

Section 5.03.                          Intellectual Property Remedies.  (a)  For the purpose of enabling the Agent to exercise the rights and remedies under this Article 5 at any time when an Event of Default exists and at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent a power of attorney to sign any document which may be required by the United States Patent and Trademark Office, the United States Copyright Office, domain name registrar or

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similar registrar in order to effect an absolute assignment of all right, title and interest in each registered Patent, Trademark, Domain Name and Copyright and each application for any such registration, and record the same.  At any time when an Event of Default exists, the Agent may (i) declare the entire right, title and interest of such Grantor in and to each item of Intellectual Property Collateral to be vested in the Agent for the benefit of the Secured Parties, in which event such right, title and interest shall immediately vest in the Agent for the benefit of the Secured Parties, and the Agent shall be entitled to exercise the power of attorney referred to in this Section 5.03 to execute, cause to be acknowledged and notarized and record such absolute assignment with the applicable agency or registrar; (ii) sell any Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Agent’s rights under this Security Agreement and subject to any restrictions contained in applicable third party licenses entered into by such Grantor, sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Intellectual Property Collateral owned by or licensed to any Grantor, and the Agent may finish any work in process and affix any relevant Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein; (iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from using any Intellectual Property Collateral in any manner whatsoever, directly or indirectly; and (iv) assign or sell any Patent, Trademark, Copyright, Domain Name, and/or Trade Secret, as well as the goodwill of such Grantor’s business symbolized by any such Trademark and the right to carry on the business and use the assets of such Grantor in connection with which any such Trademark or Domain Name has been used.

(b)                                 Each Grantor hereby grants to the Agent an irrevocable (until the Termination Date), nonexclusive, royalty-free, worldwide license to its right to use, license or sublicense any Intellectual Property Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and (to the extent not prohibited by any applicable license) to all computer software and programs used for compilation or printout thereof.  The use of the license granted to the Agent pursuant to the preceding sentence may be exercised, at the option of the Agent, only when an Event of Default exists; provided that, any license, sublicense or other transaction entered into by the Agent in accordance with this clause (b) shall be binding upon each Grantor notwithstanding any subsequent cure of the relevant Event of Default.

Section 5.04.                          Application of Proceeds.  (a) Subject to the Intercreditor Agreement, the Agent shall apply the proceeds of any collection, sale, foreclosure or other realization of any Collateral, as well as any Collateral consisting of Cash, as set forth in Section 2.18(b) of the Credit Agreement.

(b)                                 Except as otherwise provided herein or in any other Loan Document, the Agent shall have absolute discretion as to the time of application of any such proceeds, money or balance in accordance with this Security Agreement.  Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), a receipt by the Agent or of the officer making the sale of such proceeds, moneys or balances shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.  It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

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ARTICLE 6
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

Section 6.01.                          Account Verification.  The Agent may at any time and from time to time when an Event of Default exists, in the Agent’s own name, in the name of a nominee of the Agent, or in the name of any Grantor, communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to Contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Contracts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that constitute Collateral.

Section 6.02.                          Authorization for the Agent to Take Certain Action.  (a) Each Grantor hereby irrevocably authorizes the Agent and appoints the Agent (and all officers, employees or agents designated by the Agent) as its true and lawful attorney in fact (i) at any time and from time to time in its sole discretion (A) to execute (to the extent necessary under the Requirements of Law of the applicable jurisdiction) on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, (B) to file a carbon, photographic or other reproduction of this Security Agreement as a financing statement and to file any amendment of a financing statement with respect to the Collateral (which would not add new collateral or add a debtor, except as otherwise provided for herein or in any other Loan Document) in such offices as the Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, and (C) with the consent of the Top Borrower (other than when an Event of Default exists), to contact and enter into one or more agreements with the issuers of uncertificated securities that constitute Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Agent Control over such Pledged Collateral in accordance with the terms hereof; (ii) at any time when an Event of Default exists in the sole discretion of the Agent (in the name of such Grantor or otherwise), (A) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Agent to the Secured Obligations as provided herein or in the Credit Agreement or any other Loan Document, subject to the terms of the Intercreditor Agreement, (B) to demand payment or enforce payment of any Receivable in the name of the Agent or such Grantor and to endorse any check, draft and/or any other instrument for the payment of money relating to any such Receivable, (C) to sign such Grantor’s name on any invoice or bill of lading relating to any Receivable, any draft against any Account Debtor of such Grantor, and/or any assignment and/or verification of any Receivable, (D) to exercise all of any Grantor’s rights and remedies with respect to the collection of any Receivable and any other Collateral, (E) to settle, adjust, compromise, extend or renew any Receivable, (F) to settle, adjust or compromise any legal proceedings brought to collect any Receivable, (G) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (H) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any Receivable, (I) to change the address for delivery of mail addressed to such Grantor to such address as the Agent may designate and to receive, open and dispose of all mail addressed to such Grantor (provided copies of such mail are provided to such Grantor), (J) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens), (K) to make, settle and adjust claims in respect of Collateral under policies of insurance and endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (L) to make all determinations and decisions with respect thereto and (M) to obtain or maintain the policies of insurance of the types referred to in Section 5.05 of the Credit Agreement or to pay any premium in whole or in part relating thereto; and (iii) to do all other acts and things or institute any proceedings which the Agent may reasonably deem to be necessary or advisable (pursuant to this Security Agreement and the other Loan Documents and in accordance with applicable law) to carry out the terms of this Security Agreement and

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to protect the interests of the Secured Parties; and, when and to the extent required pursuant to Section 9.03(a) of the Credit Agreement, such Grantor agrees to reimburse the Agent for any payment made in connection with this paragraph or any expense (including attorneys’ fees, court costs and expenses) and other changes related thereto incurred by the Agent in connection with any of the foregoing (it being understood that any such sums shall constitute additional Secured Obligations); provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b)                                 All acts of such attorney or designee are hereby ratified and approved by each Grantor.  The powers conferred on the Agent, for the benefit of the Agent and Secured Parties, under this Section 6.02 are solely to protect the Agent’s interests in the Collateral and shall not impose any duty upon the Agent or any Secured Party to exercise any such powers.

Section 6.03.                          PROXY.  EACH GRANTOR HEREBY IRREVOCABLY (UNTIL THE TERMINATION DATE) CONSTITUTES AND APPOINTS THE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.02 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO.  IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS).  SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), IN EACH CASE ONLY WHEN AN EVENT OF DEFAULT EXISTS AND UPON THREE BUSINESS DAYS’ PRIOR WRITTEN NOTICE TO THE TOP BORROWER.

Section 6.04.                          NATURE OF APPOINTMENT; LIMITATION OF DUTY.  THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE 6 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL TERMINATION DATE.  NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION SUBJECT TO SECTION 7.20 HEREOF; PROVIDED, THAT THE FOREGOING EXCEPTION SHALL NOT BE CONSTRUED TO OBLIGATE THE AGENT TO TAKE OR REFRAIN FROM TAKING ANY ACTION WITH RESPECT TO THE COLLATERAL.

ARTICLE 7
GENERAL PROVISIONS

Section 7.01.                          Waivers.  To the maximum extent permitted by applicable Requirements of Law, each Grantor hereby waives notice of the time and place of any judicial hearing in connection with the

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Agent’s taking possession of the Collateral or of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made, including without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies.  To the extent such notice may not be waived under applicable Requirements of Law, any notice made shall be deemed reasonable if sent to any Grantor, addressed as set forth in Article 8, at least 10 days prior to (a) the date of any such public sale or (b) the time after which any such private disposition may be made.  To the maximum extent permitted by applicable Requirements of Law, each Grantor waives all claims, damages, and demands against the Agent arising out of the repossession, retention or sale of the Collateral, except those arising out of the gross negligence or willful misconduct of the Agent as determined by a court of competent jurisdiction in a final and non-appealable judgment.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent, any valuation, stay (other than an automatic stay under any applicable Debtor Relief Law), appraisal, extension, moratorium, redemption or similar law and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.  Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest, any notice (to the maximum extent permitted by applicable Requirements of Law) of any kind or all other requirements as to the time, place and terms of sale in connection with this Security Agreement or any Collateral.

Section 7.02.                          Limitation on Agent’s Duty with Respect to the Collateral.  The Agent shall not have any obligation to clean or otherwise prepare the Collateral for sale.  The Agent shall use reasonable care with respect to the Collateral in its possession; provided that the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to which it accords its own property.  The Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.  To the extent that applicable Requirements of Law impose duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Agent (a) to elect not to incur expenses to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to elect not to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to elect not to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss in connection with any collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral.  Each

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Grantor acknowledges that the purpose of this Section 7.02 is to provide non-exhaustive indications of what actions or omissions by the Agent would be commercially reasonable in the Agent’s exercise of remedies with respect to the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.02.  Without limitation upon the foregoing, nothing contained in this Section 7.02 shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.02.

Section 7.03.                          Compromises and Collection of Collateral.  Each Grantor and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to any Receivable.  In view of the foregoing, each Grantor agrees that the Agent may at any time and from time to time, if an Event of Default exists, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

Section 7.04.                          Agent Performance of Debtor Obligations.  Without having any obligation to do so, the Agent may, at any time when an Event of Default exists and upon prior notice to the Top Borrower, perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and which obligation is due and unpaid and not being contested by such Grantor in good faith, and such Grantor shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 7.04 as a Secured Obligation payable in accordance with Section 9.03(a) of the Credit Agreement.

Section 7.05.                          No Waiver; Amendments; Cumulative Remedies.  No delay or omission of the Agent (subject to the provisions of Section 8.01 of the Credit Agreement) to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Grantors and the Agent with the concurrence or at the direction of the Lenders to the extent required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this Security Agreement or afforded by law shall be cumulative and all shall be available to the Agent until the Termination Date.

Section 7.06.                          Limitation by Law; Severability of Provisions.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable Requirements of Law, and all of the provisions of this Security Agreement are intended to be subject to all applicable mandatory Requirements of Law that may be controlling and to be limited to the extent necessary so that such provisions do not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part.  To the extent permitted by applicable Requirements of Law, any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Security Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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Section 7.07.                          Security Interest Absolute.  All rights of the Agent hereunder, the security interests granted hereunder and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or nonperfection of any Lien on any Collateral, or any release or amendment or waiver of or consent under or departure from any guaranty, securing or guaranteeing all or any of the Secured Obligations, (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, (e) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Security Agreement or any other Loan Document or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Security Agreement (other than a termination of any Lien contemplated by Section 7.12 or the occurrence of the Termination Date).

Section 7.08.                          Benefit of Security Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Agent and the Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement).  No sale of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Agent hereunder for the benefit of the Agent and the Secured Parties.

Section 7.09.                          Survival of Representations.  All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement until the Termination Date.

Section 7.10.                          Additional Subsidiaries.  Upon the execution and delivery by any Restricted Subsidiary of an instrument in the form of Exhibit A in accordance with Section 5.12(a) of the Credit Agreement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if such Restricted Subsidiary was originally named as a Subsidiary Party herein.  The execution and delivery of any such instrument shall not require the consent of any other Grantor or any other Person.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

Section 7.11.                          Headings.  The titles of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

Section 7.12.                          Termination or Release.  (a) This Security Agreement shall continue in effect until the Termination Date, and the Liens granted hereunder shall automatically be released in the circumstances described in Article 8 of the Credit Agreement.

(b)                                 In connection with any termination or release pursuant to paragraph (a) above, the Agent shall promptly execute (if applicable) and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence and/or effectuate such termination or release.  Any execution and delivery of documents pursuant to this Section 7.12 shall be without recourse to or representation or warranty by the Agent or any Secured Party.  The Borrowers shall reimburse the Agent for all costs and expenses, including any fees and expenses of

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counsel, incurred by it in connection with any action contemplated by this Section 7.12 pursuant to and to the extent required by Section 9.03(a) of the Credit Agreement.

(c)                                  The Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with (or which the Agent in good faith believes to be in accordance with) the terms of this Section 7.12.

Section 7.13.                          Entire Agreement.  This Security Agreement, together with the other Loan Documents and the Intercreditor Agreement, embodies the entire agreement and understanding between each Grantor and the Agent relating to the Collateral and supersedes all prior agreements and understandings between any Grantor and the Agent relating to the Collateral.

Section 7.14.                          CHOICE OF LAW.  THIS SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECURITY AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.15.                          CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)                                 EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND AGREES THAT ALL CLAIMS, CONTROVERSIES OR DISPUTES IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENTS BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT IN ANY SUCH COURT.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT THE AGENT AND LENDERS RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS IN RESPECT OF THE COLLATERAL UNDER THIS SECURITY AGREEMENT.

(b)                                 TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH

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SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01 OF THE CREDIT AGREEMENT.  EACH PARTY TO THIS SECURITY AGREEMENT HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE.  NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS SECURITY AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

Section 7.16.                          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.17.                          Indemnity.  Each Grantor hereby agrees to indemnify the Indemnitees, as, and to the extent, set forth in Section 9.03 of the Credit Agreement.

Section 7.18.                          Counterparts.  This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or by email as a “.pdf” or “.tif” attachment or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 7.19.                          INTERCREDITOR AGREEMENT GOVERNS.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE AGENT FOR THE BENEFIT OF THE SECURED PARTIES PURSUANT TO THIS SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE AGENT WITH RESPECT TO ANY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, PRIOR TO THE DISCHARGE OF FIRST LIEN OBLIGATIONS (AS SUCH TERM IS DEFINED IN THE INTERCREDITOR AGREEMENT), THE REQUIREMENTS OF THIS AGREEMENT TO DELIVER PLEDGED COLLATERAL AND ANY CERTIFICATES, INSTRUMENTS OR DOCUMENTS IN RELATION THERETO TO THE AGENT OR ANY OBLIGATION WITH RESPECT TO THE DELIVERY, TRANSFER, CONTROL, NOTATION OR PROVISION OF VOTING RIGHTS WITH RESPECT TO ANY COLLATERAL SHALL BE DEEMED SATISFIED BY THE DELIVERY, TRANSFER, CONTROL, NOTATION OR PROVISION IN FAVOR OF ANY FIRST LIEN COLLATERAL AGENT (AS SUCH TERM IS DEFINED IN THE INTERCREDITOR AGREEMENT) AS BAILEE FOR THE AGENT.  IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS SECURITY AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

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Section 7.20.         Waiver of Consequential Damages, Etc.  To the extent permitted by applicable law, none of the Grantors or Secured Parties shall assert, and each hereby waives, any claim against each other or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Security Agreement or any agreement or instrument contemplated hereby, except, in the case of any claim by any Indemnitee against any of the Grantors, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 7.17.

Section 7.21.         Mortgages.  In the case of a conflict between this Security Agreement and any Mortgage with respect to any Material Real Estate Asset that is also subject to a valid and enforceable Lien under the terms of such Mortgage (including Fixtures), the terms of such Mortgage shall govern.

Section 7.22.         Successors and Assigns.  Whenever in this Security Agreement any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Agent in this Security Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.  Except in a transaction expressly permitted under the Credit Agreement, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Agent.

Section 7.23.         Survival of Agreement.  Without limiting any provision of the Credit Agreement or Section 7.17 hereof, all covenants, agreements, indemnities, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Security Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Security Agreement in accordance with the terms hereof.

ARTICLE 8
NOTICES

Section 8.01.         Sending Notices.  Any notice required or permitted to be given under this Security Agreement shall be delivered in accordance with Section 9.01 of the Credit Agreement (it being understood and agreed that references in such Section to “herein”, “hereunder” and other similar terms shall be deemed to be references to this Security Agreement).

ARTICLE 9
THE AGENT

RBC has been appointed Agent for the Lenders hereunder pursuant to Article 8 of the Credit Agreement.  It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Agent pursuant to the Credit Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Article 8.  Any successor Agent appointed pursuant to Article 8 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

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By accepting the benefits of this Security Agreement and any other Loan Document, each Secured Party expressly acknowledges and agrees that this Security Agreement and each other Loan Document may be enforced only by the action of the Agent, and that such Secured Party shall not have any right individually to seek to enforce or to enforce this Security Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Secured Parties upon the terms of this Security Agreement and the other Loan Documents.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each Grantor and the Agent have executed this Security Agreement as of the date first above written.

CONNOLLY INTERMEDIATE, INC.

CONNOLLY PARENT, INC.

After giving effect to the Parent Merger:
CONNOLLY CORPORATION

BLUEFIN TUNA MERGER SUB, INC.

BLUEFIN TUNA FINANCE SUB 1, INC.

After giving effect to the Finance Sub 1 Merger:
CONNOLLY INTERNATIONAL HOLDINGS, INC.

BLUEFIN TUNA FINANCE SUB 2, INC.

After giving effect to the Finance Sub 2 Merger:
CONNOLLY, LLC

CONNOLLY DOMESTIC HOLDINGS, INC.

By:
Name:	Jonathan Olefson
Title:	Senior Vice President, General Counsel
and Secretary

Signature Page to Second Lien Pledge and Security Agreement

After giving effect to the Target Merger and the Conversion:
IHEALTH TECHNOLOGIES, INC.

By:
Name:	Curtis Cain
Title:	Chief Financial Officer

CARE MANAGEMENT INTERNATIONAL, INC.
ECOM CLAIMS SERVICES, LLC
ECOM PPO ADVISORS, LLC
IHT CLINICAL SERVICES, LLC
IHT GOVERNMENT SERVICES, LLC
IHT HOLDINGS, LLC
IHT IP, LLC
IHT PROFESSIONAL SERVICES, LLC
IHT SERVICES, LLC
INPATIENT CLAIMS REVIEW SERVICES, LLC
TEXAS POLICY MANAGEMENT, LLC

By:
Name:	Curtis Cain
Title:	Chief Financial Officer, Treasurer and Secretary

Signature Page to Second Lien Pledge and Security Agreement

ROYAL BANK OF CANADA,
as the Agent

By:
	Name:	Yvonne Brazier
	Title:	Manager, Agency.

Signature Page to Second Lien Pledge and Security Agreement

EXHIBIT A

[FORM OF] SECOND LIEN SECURITY AGREEMENT JOINDER

A.            SUPPLEMENT NO. [•] dated as of [•] (this “Supplement”), to the Second Lien Pledge and Security Agreement dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among Connolly Intermediate, Inc., a Delaware corporation (“Holdings”), Connolly Parent, Inc., a Delaware corporation, which will be merged with and into Connolly Corporation, a Delaware corporation, and the other borrowers party thereto (collectively, the “Borrowers”), the Subsidiary Parties from time to time party thereto (the foregoing, collectively, the “Grantors”) and Royal Bank of Canada, in its capacity as administrative agent and collateral agent for the Secured Parties (in such capacities, the “Agent”).

B.            Reference is made to the Credit Agreement dated as of May 14, 2014, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alios, Holdings, the Borrowers, the lenders from time to time party thereto and the Agent.

C.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Security Agreement, as applicable.

D.            The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans.  Section 7.10 of the Security Agreement and Section 5.12 of the Credit Agreement provide that additional Domestic Subsidiaries of the Top Borrower may become Subsidiary Parties under the Security Agreement by executing and delivering an instrument in the form of this Supplement.  [The] [Each] undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Security Agreement in order to induce the Lenders to make additional Loans, if applicable, and as consideration for Loans previously made and to secure the Secured Obligations, including [its] [their] obligations under the Loan Guaranty, each Hedge Agreement the obligations under which constitute Secured Hedging Obligations and agreements relating to Banking Services the obligations under which constitute Banking Services Obligations.

Accordingly, the Agent and [the] [each] New Subsidiary agree as follows:

SECTION 1.         In accordance with Section 7.10 of the Security Agreement, [the] [each] New Subsidiary by its signature below becomes a Subsidiary Party and a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party, and [the] [each] New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) makes the representations and warranties applicable to it as a Grantor under the Security Agreement[, subject to Schedule A hereto,] on and as of the date hereof; it being understood and agreed that any representation or warranty that expressly relates to an earlier date shall be deemed to refer to the date hereof.  In furtherance of the foregoing, [the] [each] New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, their successors and permitted assigns, a security interest in and Lien on all of [the] [each] New Subsidiary’s right, title and interest in and to the Collateral of [the] [each] New Subsidiary.  Each reference to a “Grantor” and “Subsidiary Party” in the Security Agreement shall be deemed to include [the] [each] New Subsidiary.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.         [The] [Each] New Subsidiary represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Legal Reservations.

SECTION 3.         This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Agent shall have received a counterpart of this Supplement that bears the signature of [the] [each] New Subsidiary and the Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.         Attached hereto is a duly prepared, completed and executed Perfection Certificate with respect to [the] [each] New Subsidiary, and [the] [each] New Subsidiary hereby represents and warrants that the information set forth therein is correct and complete in all material respects as of the date hereof.

SECTION 5.         Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.         THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.         In case any one or more of the provisions contained in this Supplement is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The Top Borrower and the Agent shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.         All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.

SECTION 9.         [The] [Each] New Subsidiary agrees to reimburse the Agent for its expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel in accordance with Section 9.03(a) of the Credit Agreement.

SECTION 10.       This Supplement shall constitute a Loan Document, under and as defined in, the Credit Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, [each] [the] New Subsidiary has duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

[SCHEDULE A
CERTAIN EXCEPTIONS]

EXHIBIT I

[FORM OF]
GUARANTY AGREEMENT

[CIRCULATED SEPARATELY]

I-1

EXHIBIT J

[FORM OF]
SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT

This SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT is entered into as of [•] [•], 20[•], (this “Agreement”), by [•] ([each, a][the] “Grantor”) in favor of Royal Bank of Canada (“RBC”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

Reference is made to that certain Second Lien Pledge and Security Agreement, dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Security Agreement”), among the Loan Parties party thereto and the Collateral Agent.  The Second Lien Lenders (as defined below) have extended credit to the Borrowers (as defined in Second Lien Credit Agreement (as defined below)) subject to the terms and conditions set forth in that certain Second Lien Credit Agreement, dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Connolly Intermediate, Inc., a Delaware corporation, as Holdings, Connolly Corporation, a Delaware corporation, as the Top Borrower, and the other Borrowers party thereto, the Lenders from time to time party thereto and RBC, in its capacities as administrative agent and collateral agent for the Lenders.  Consistent with the requirements set forth in Sections 4.01 and 5.12 of the Second Lien Credit Agreement and Section 4.03(c) of the Security Agreement, the parties hereto agree as follows:

SECTION 1.  Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2.  Grant of Security Interest.  As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Collateral Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all of its right, title or interest in, to or under all of the following assets, whether now owned or at any time hereafter acquired by or arising in favor of [such][the] Grantor and regardless of where located (collectively, the “IP Collateral”):

A.                                    all Trademarks, including the Trademark registrations and registration applications in the United States Patent and Trademark Office listed on Schedule I hereto;

B.                                    all Patents, including the Patent registrations and pending applications in the United States Patent and Trademark Office listed on Schedule II hereto

C.                                    all Copyrights, including the Copyright registrations and pending applications for registration in the United States Copyright Office listed on Schedule III; and

D.                                    all proceeds of the foregoing;

in each case to the extent the foregoing items constitute Collateral.

SECTION 3.  Security Agreement.  The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement.  [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[•]

By:
	Name:	[•]
	Title:	[•]

SCHEDULE I

TRADEMARKS

REGISTERED OWNER	REGISTRATION NUMBER	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO.	TRADEMARK

SCHEDULE II

PATENTS

REGISTERED OWNER	SERIAL NUMBER	DESCRIPTION

PATENT APPLICATIONS

APPLICANT	APPLICATION NO.	DESCRIPTION

SCHEDULE III

COPYRIGHTS

REGISTERED OWNER	REGISTRATION NUMBER	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION NUMBER	TITLE

EXHIBIT A

[FORM OF]
SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

This SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT is entered into as of [•] [•], 20[•] (this “IP Security Agreement Supplement”), by [•] ([each, a][the] “Grantor”) in favor of Royal Bank of Canada (“RBC”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

Reference is made to that certain Second Lien Pledge and Security Agreement, dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Security Agreement”), among the Loan Parties party thereto and the Collateral Agent.  The Second Lien Lenders (as defined below) have extended credit to the Borrowers (as defined in Second Lien Credit Agreement (as defined below)) subject to the terms and conditions set forth in that certain Second Lien Credit Agreement, dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Connolly Intermediate, Inc., a Delaware corporation, as Holdings, Connolly Parent, Inc., a Delaware corporation, which will be merged with and into Connolly Corporation, a Delaware corporation, and the other Borrowers party thereto, the Lenders from time to time party thereto, and RBC, in its capacities as administrative agent and collateral agent for the Lenders.  Consistent with the requirements set forth in Sections 4.01 and 5.12 of the Second Lien Credit Agreement, the [Grantor][Grantors] and the Collateral Agent have entered into that certain Second Lien Intellectual Property Security Agreement, dated as of [•] [•], 20[•] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “IP Security Agreement”).  Under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent for the benefit of the Secured Parties a security interest in the Additional Trademark Collateral (as defined below) and have agreed, consistent with the requirements of Section 4.03(c) of the Security Agreement, to execute this IP Security Agreement Supplement.  Now, therefore, the parties hereto agree as follows:

SECTION 1.  Terms.  Capitalized terms used in this IP Security Agreement Supplement and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2.  Grant of Security Interest.  As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Collateral Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all of its right, title or interest in, to or under all of the following assets, whether now owned or at any time hereafter acquired by or arising in favor of the [such][the] Grantor and regardless of where located (collectively, the “Additional IP Collateral”):

A.                                    the Trademark registrations and registration applications in the United States Patent and Trademark Office listed on Schedule I hereto;

B.                                    the Patent registrations and pending applications in the United States Patent and Trademark Office listed on Schedule II hereto

C.                                    the Copyright registrations and pending applications for registration in the United States Copyright Office listed on Schedule III; and

D.                                    all proceeds of the foregoing;

in each case to the extent the foregoing items constitute Collateral.

SECTION 3.  Security Agreement.  The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement.  [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Additional IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this IP Security Agreement Supplement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this IP Security Agreement Supplement as of the day and year first above written.

[•]

By:
	Name:	[•]
	Title:	[•]

SCHEDULE I

TRADEMARKS

REGISTERED OWNER	REGISTRATION NUMBER	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO.	TRADEMARK

SCHEDULE II

PATENTS

REGISTERED OWNER	SERIAL NUMBER	DESCRIPTION

PATENT APPLICATIONS

APPLICANT	APPLICATION NO.	DESCRIPTION

SCHEDULE III

COPYRIGHTS

REGISTERED OWNER	REGISTRATION NUMBER	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION NUMBER	TITLE

[RESERVED]

K-2

EXHIBIT L-1

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Lien Credit Agreement dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Connolly Intermediate, Inc., a Delaware corporation, as Holdings, Connolly Corporation, a Delaware corporation, as the Top Borrower, and the other Borrowers party thereto, the Lenders from time to time party thereto, and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Lenders. Unless otherwise defined herein, terms defined in the Second Lien Credit Agreement and used herein shall have the meanings given to them in the Second Lien Credit Agreement.

Pursuant to the provisions of Section 2.17(f)(ii)(B)(3) of the Second Lien Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Promissory Notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Top Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Top Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments on the Loan(s) are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Top Borrower with a duly executed certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform each of the Top Borrower and the Administrative Agent in writing and deliver promptly to the Top Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Top Borrower or the Administrative Agent) or promptly notify the Top Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished each of the Top Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: [•] [•], 20[•]

L-1-1

EXHIBIT L-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Lien Credit Agreement dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Connolly Intermediate, Inc., a Delaware corporation, as Holdings, Connolly Corporation, a Delaware corporation, as the Top Borrower, the other Borrowers party thereto, the Lenders from time to time party thereto, and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Lenders. Unless otherwise defined herein, terms defined in the Second Lien Credit Agreement and used herein shall have the meanings given to them in the Second Lien Credit Agreement.

Pursuant to the provisions of Section 2.17(f)(ii)(B)(4) of the Second Lien Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Top Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Top Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments with respect to such participation are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a duly executed certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [•] [•], 20[•]

L-2-1

EXHIBIT L-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Lien Credit Agreement dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Connolly Intermediate, Inc., a Delaware corporation, as Holdings, Connolly Corporation, a Delaware corporation, as the Top Borrower, and the other Borrowers party thereto, the Lenders from time to time party thereto and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Lenders. Unless otherwise defined herein, terms defined in the Second Lien Credit Agreement and used herein shall have the meanings given to them in the Second Lien Credit Agreement.

Pursuant to the provisions of Section 2.17(f)(ii)(B)(4) of the Second Lien Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Second Lien Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a “10 percent shareholder” of the Top Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a “controlled foreign corporation” related to the Top Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments on the Loan(s) are not effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its direct or indirect partners/members that is claiming the portfolio interest exemption.

The undersigned has furnished the Administrative Agent and the Top Borrower with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Top Borrower and the Administrative Agent in writing and deliver promptly to the Top Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Top Borrower or the Administrative Agent) or promptly notify the Top Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Top Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

L-3-1

EXHIBIT L-3

[NAME OF LENDER]

By:
Name:
Title:

Date: [•] [•], 20[•]

L-3-1

EXHIBIT L-4

EXHIBIT L-4 [FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Lien Credit Agreement dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Credit Agreement”), by and among, inter alios, Connolly Intermediate, Inc., a Delaware corporation, as Holdings, Connolly Corporation, a Delaware corporation, as the Top Borrower, and the other Borrowers party thereto, the Lenders from time to time party thereto, and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Lenders. Unless otherwise defined herein, terms defined in the Second Lien Credit Agreement and used herein shall have the meanings given to them in the Second Lien Credit Agreement.

Pursuant to the provisions of Section 2.17(f)(ii)(B)(4) of the Second Lien Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a “10 percent shareholder” of the Top Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a “controlled foreign corporation” related to the Top Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments on the Loan(s) are not effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its direct or indirect partners/members that is claiming the portfolio interest exemption.

The undersigned has furnished its participating Lender with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [•] [•], 20[•]

L-4-1

EXHIBIT M

[FORM OF]
SOLVENCY CERTIFICATE

[•] [•], 20[•]

This Solvency Certificate (this “Solvency Certificate”) is being executed and delivered pursuant to Section 4.01(j) of that certain Second Lien Credit Agreement dated as of May 14, 2014 (the “Second Lien Credit Agreement”), by and among, inter alios, Connolly Intermediate, Inc., a Delaware corporation, as Holdings, Connolly Corporation, a Delaware corporation (the “Top Borrower”), as the Top Borrower, and the other Borrowers party thereto, the Lenders from time to time party thereto, and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Lenders.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Credit Agreement.

I, [•], the Chief Financial Officer of the Top Borrower, in such capacity and not in an individual capacity, hereby certify as follows:

1.                                      I am generally familiar with the businesses, financial position and assets of the Top Borrower and its Restricted Subsidiaries, on a consolidated basis, and am duly authorized to execute this Solvency Certificate on behalf of the Top Borrower pursuant to the Second Lien Credit Agreement; and

2.                                      As of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Second Lien Credit Agreement and the Transactions, that, (i) the sum of the debt (including contingent liabilities) of the Top Borrower and its Restricted Subsidiaries, on a consolidated basis, does not exceed the fair value of the assets of the Top Borrower and its Restricted Subsidiaries, on a consolidated basis, (ii) the present fair saleable value of the assets of the Top Borrower and its Restricted Subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Top Borrower and its Restricted Subsidiaries, on a consolidated basis, on their debts as they become absolute and matured; (iii) the capital of the Top Borrower and its Restricted Subsidiaries, on a consolidated basis, is not unreasonably small in relation to the business of the Top Borrower or its Restricted Subsidiaries, on a consolidated basis, contemplated as of the date hereof; and (iv) the Top Borrower and its Restricted Subsidiaries, on a consolidated basis, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business.  For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[Signature Page Follows]

L-4-2

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first above written.

CONNOLLY CORPORATION

By:
Name:
Title:

[Signature Page To Second Lien Solvency Certificate]

EXHIBIT N

INTERCREDITOR AGREEMENT

N-1

INTERCREDITOR AGREEMENT

dated as of May 14, 2014,

among

CONNOLLY CORPORATION
as the Top Borrower,

THE OTHER BORROWERS PARTY HERETO,

CONNOLLY INTERMEDIATE INC.
as Holdings,

EACH OF THE OTHER OBLIGORS PARTY HERETO,

GOLDMAN SACHS BANK USA,

as First Lien Credit Agreement Collateral Agent;

ROYAL BANK OF CANADA

as Second Lien Credit Agreement Collateral Agent,

EACH OTHER FIRST LIEN COLLATERAL AGENT PARTY HERETO

and

EACH OTHER SECOND LIEN COLLATERAL AGENT PARTY HERETO

i

ii

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, this “Agreement”) is dated as May 14, 2014, and entered into by and among GOLDMAN SACHS BANK USA, in its capacity as collateral agent under the First Lien Credit Agreement and the First Lien Collateral Documents relating thereto (in each case, as defined below) (in such capacity and together with its successors and assigns in such capacity, the “First Lien Credit Agreement Collateral Agent”), ROYAL BANK OF CANADA, in its capacity as collateral agent under the Second Lien Credit Agreement and the Second Lien Collateral Documents relating thereto (in each case, as defined below) (in such capacity and together with its successors and assigns in such capacity, the “Second Lien Credit Agreement Collateral Agent”), each other FIRST LIEN COLLATERAL AGENT that is from time to time party hereto and each other SECOND LIEN COLLATERAL AGENT that is from time to time party hereto and acknowledged and agreed to by CONNOLLY CORPORATION, a Delaware corporation (the “Top Borrower”), and the other BORROWERS (as defined below) party hereto, CONNOLLY INTERMEDIATE INC., a Delaware corporation (“Holdings”), and the other OBLIGORS (as defined below) from time to time party hereto. Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

Holdings, the Top Borrower, the other Borrowers party thereto, the lenders party thereto from time to time, Goldman Sachs Bank USA (“Goldman Sachs”), as administrative agent (in such capacity and together with its successors and assigns in such capacity, the “First Lien Administrative Agent”) and the First Lien Credit Agreement Collateral Agent, have entered into that certain First Lien Credit Agreement, dated as of May 14, 2014 (as amended, amended and restated, supplemented, modified or Refinanced from time to time in accordance with the terms of this Agreement, the “First Lien Credit Agreement”);

Holdings, the Top Borrower, the other Borrowers party thereto, the financial institutions party thereto from time to time, Royal Bank of Canada (“Royal Bank”), as administrative agent (in such capacity, the “Second Lien Administrative Agent”) and Second Lien Credit Agreement Collateral Agent, have entered into that certain Second Lien Credit Agreement, dated as of May 14, 2014 (as amended, amended and restated, supplemented, modified or Refinanced from time to time in accordance with the terms of this Agreement, the “Second Lien Credit Agreement”);

Pursuant to (i) the First Lien Credit Agreement, (A) the Borrowers will incur loans and First Lien Letters of Credit may be issued for the account of any Borrower or any of its Subsidiaries (as defined therein) from time to time and (B) the relevant First Lien Obligors have agreed to guarantee the First Lien Obligations, and (ii) the Second Lien Credit Agreement, (A) the Borrowers will incur loans and (B) the relevant Second Lien Obligors have agreed to guarantee the Second Lien Obligations;

The obligations of each First Lien Obligor under (i) the First Lien Financing Documents, (ii) any First Lien Hedge Agreements and (iii) any First Lien Banking Services Agreements will be secured on a first priority basis by Liens on certain assets of each First Lien Obligor pursuant to the terms of the First Lien Collateral Documents;

The obligations of each Second Lien Obligor under (i) the Second Lien Financing Documents, (ii) any Second Lien Hedge Agreements and (iii) any Second Lien Banking Services Agreements will be secured on a second priority basis by Liens on certain assets of each Second Lien Obligor pursuant to the terms of the Second Lien Collateral Documents;

The First Lien Credit Agreement and the Second Lien Credit Agreement require, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral;

The Obligors may, from time to time, to the extent permitted by this Agreement, the First Lien Financing Documents and the Second Lien Financing Documents, incur additional secured debt which the Obligors and the debtholders thereunder may elect, subject to the terms and conditions hereof, of the First Lien Financing Documents and of the Second Lien Financing Documents, to be secured by the Collateral on a first priority basis or a second priority basis;

In order to induce each First Lien Collateral Agent and the other First Lien Claimholders to consent to the Obligors incurring the Second Lien Obligations and to induce the First Lien Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the First Lien Obligors, each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, and each Second Lien Claimholder by its acceptance of the benefits of the Second Lien Collateral Documents, has agreed to the intercreditor and other provisions set forth in this Agreement; and

In order to induce each Second Lien Collateral Agent and the other Second Lien Claimholders to consent to the Obligors incurring the First Lien Obligations and to induce the Second Lien Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the Second Lien Obligors, each First Lien Collateral Agent, on behalf of itself and its Related First Lien Claimholders, and each First Lien Claimholder by its acceptance of the benefits of the First Lien Collateral Documents, has agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.        Definitions.

1.1          Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Additional First Lien Obligations” means obligations with respect to Indebtedness of the Borrowers or any other Obligor (other than, for the avoidance of doubt, First Lien Obligations under the First Lien Credit Agreement) issued or guaranteed following the date of this Agreement and documented in an agreement other than any agreement governing any then existing First Lien Obligations; provided that (a) such Indebtedness is permitted by the terms of each of the First Lien Credit Agreement, the Second Lien Credit Agreement and each then existing Additional First Lien Obligations Agreement and Additional Second Lien Obligations Agreement to be secured by Liens on the Collateral ranking pari passu with the Liens securing the First Lien Obligations, (b) the Obligors have granted Liens on the Collateral to secure the obligations in respect of such Indebtedness, (c) the applicable Additional First Lien Obligations Agent, for itself and on behalf of the holders of such Indebtedness and obligations in respect of such Indebtedness, has entered into a joinder agreement pursuant to Section 8.21(b) acknowledging that such Indebtedness, obligations and Liens shall be subject to, and such Additional First Lien Obligations Agent and such holders shall be bound by, and shall have the rights and obligations provided under, the terms of this Agreement applicable to the First Lien Collateral Agent and the other First Lien Claimholders, respectively and (d) an amendment to or other modification of this Agreement shall have been entered into pursuant to Section 8.3 to the extent contemplated pursuant to Section 8.21(c).

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“Additional First Lien Obligations Agent” means any Person appointed to act as trustee, agent or similar representative for the holders of Additional First Lien Obligations pursuant to any Additional First Lien Obligations Agreement (including, in the case of any bilateral arrangement, the actual holder of the relevant Additional First Lien Obligations unless such holder has otherwise appointed a trustee, agent or similar representative acting on its behalf).

“Additional First Lien Obligations Agreements” means (i) the indenture, credit agreement, guarantee or other agreement evidencing or governing any Additional First Lien Obligations that are designated as Additional First Lien Obligations pursuant to Section 8.21 and (ii) any other “Loan Documents,” “Financing Documents” (or similar term as may be defined in the foregoing or referred to in the foregoing), in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Additional First Lien Obligations Claimholders” means, at any relevant time, the lenders, creditors and secured parties under any Additional First Lien Obligations Agreements, any Additional First Lien Obligations Agent and the other agents under such Additional First Lien Obligations Agreements, in each case, in their capacities as such.

“Additional Lien Obligations” means, collectively, the Additional First Lien Obligations and the Additional Second Lien Obligations.

“Additional Lien Obligations Agent” means the Additional First Lien Obligations Agent and/or the Additional Second Liens Obligations Agent, as applicable.

“Additional Lien Obligations Agreements” means, collectively, the Additional First Lien Obligations Agreements and the Additional Second Lien Obligations Agreements.

“Additional Second Lien Obligations” means obligations with respect to Indebtedness of the Borrowers or any other Obligor (other than, for the avoidance of doubt, Second Lien Obligations under the Second Lien Credit Agreement) issued or guaranteed following the date of this Agreement and documented in an agreement other than any agreement governing any then existing Second Lien Obligations, provided that (a) such Indebtedness is permitted by the terms of each of the First Lien Credit Agreement, the Second Lien Credit Agreement and any then existing Additional First Lien Obligations Agreement and Additional Second Lien Obligations Agreement to be secured by Liens on the Collateral ranking pari passu with the Liens securing the Second Lien Obligations, (b) the Obligors have granted Liens on the Collateral to secure the obligations in respect of such Indebtedness, (c) the applicable Additional Second Lien Obligations Agent, for itself and on behalf of the holders of such Indebtedness and obligations in respect of such Indebtedness, has entered into a joinder agreement pursuant to Section 8.21(b) acknowledging that such Indebtedness, obligations and Liens shall be subject to, and such Additional Second Lien Obligations Agent and such holders shall be bound by, and shall have rights and obligations provided under, the terms of this Agreement applicable to the Second Lien Collateral Agent and the other Second Lien Claimholders, respectively and (d) an amendment to or other modification of this Agreement shall have been entered into pursuant to Section 8.3 to the extent contemplated pursuant to Section 8.21(c).

“Additional Second Lien Obligations Agent” means any Person appointed to act as trustee, agent or similar representative for the holders of Additional Second Lien Obligations pursuant to any Additional Second Lien Obligations Agreement (including, in the case of any bilateral arrangement, the actual holder of the relevant Additional Second Lien Obligations unless such holder has otherwise appointed a trustee, agent or similar representative acting on its behalf).

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“Additional Second Lien Obligations Agreements” means (i) the indenture, credit agreement, guarantee or other agreement evidencing or governing any Additional Second Lien Obligations that are designated as Additional Second Lien Obligations pursuant to Section 8.21 and (ii) any other “Loan Documents” or “Financing Documents” (or similar term as may be defined in the foregoing or referred to in the foregoing), in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Additional Second Lien Obligations Claimholders” means, at any relevant time, the lenders, creditors and secured parties under any Additional Second Lien Obligations Agreements, any Additional Second Lien Obligations Agent and the other agents under such Additional Second Lien Obligations Agreements, in each case, in their capacities as such.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Banking Services” means the First Lien Banking Services and the Second Lien Banking Services.

“Banking Services Obligations” means the First Lien Banking Services Obligations and the Second Lien Banking Services Obligations.

“Bankruptcy Code” means Title 11 of the United States Code (11. U.S.C. § 101 et seq.).

“Borrowers” means (i) the Top Borrower, (ii) iHealth Technologies, Inc., a Georgia corporation (to be converted to a Delaware corporation on the Closing Date), (iii) Connolly International Holdings, Inc., a Delaware corporation and (iv) Connolly LLC, a Delaware limited liability company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Cap Amount” means, as of any date of determination, the sum of (a)(i) the maximum amount of all First Lien Obligations that are permitted to be incurred under the Second Lien Credit Agreement as of the applicable date of determination multiplied by (ii) 115% and (b) any accrued and unpaid interest (including interest accruing at the default rate specified in the applicable First Lien Financing Document) and any Post-Petition Interest) and premiums (including tender premiums and prepayment premiums) payable on account of any First Lien Obligations and any underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees or initial yield payments), attorneys’ fees, costs, expenses and indemnities paid or payable by any First Lien Obligor in connection with incurrence or issuance of any First Lien Obligation or any Refinancing of any First Lien Obligation in accordance with the terms of this Agreement.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or is required to be accounted for as a capital lease on the balance sheet of that Person.

“Cash Collateral” has the meaning set forth in Section 6.1(a).

“Claimholders” means each of the First Lien Claimholders and the Second Lien Claimholders.

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“Collateral” means all of the assets and property of any Obligor, whether real, personal or mixed, that constitute or are required to constitute (including pursuant to this Agreement) both First Lien Collateral and Second Lien Collateral, including any property subject to Liens granted pursuant to Section 6 to secure both First Lien Obligations and Second Lien Obligations.

“Collateral Agent” means the First Lien Collateral Agent and/or the Second Lien Collateral Agent, as applicable.

“Collateral Documents” means the First Lien Collateral Documents and the Second Lien Collateral Documents.

“Comparable Second Lien Collateral Document” means, in relation to any Collateral subject to any Lien created under any First Lien Collateral Document, the Second Lien Collateral Document that creates a Lien on the same Collateral, granted by the same Obligor.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative thereto.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or any state or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of Holdings or its subsidiaries shall be a Derivative Transaction.

“Designated Mandatory Prepayment Provisions” has the meaning set forth in Section 5.3(a)(3).

“DIP Financing” has the meaning set forth in Section 6.1.

“Directing First Lien Collateral Agent” means (a) the First Lien Credit Agreement Collateral Agent unless (and until) the Discharge of First Lien Obligations has occurred solely with respect to the First Lien Obligations under the First Lien Credit Agreement and the First Lien Financing Documents relating thereto and (b) thereafter, the First Lien Collateral Agent designated in writing by the Required First Lien Claimholders from time to time to act as Directing First Lien Collateral Agent hereunder. For purposes of this definition, no Discharge of First Lien Obligations with respect to the First Lien Obligations under the First Lien Credit Agreement and the First Lien Financing Documents relating thereto shall

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be deemed to have occurred if any Borrower or any other First Lien Obligor enters into any Refinancing of the First Lien Credit Agreement, and, in the case of any such Refinancing, the First Lien Credit Agreement Collateral Agent under such First Lien Credit Agreement shall continue as the Directing First Lien Collateral Agent for all purposes hereof.

“Directing Second Lien Collateral Agent” means (a) the Second Lien Credit Agreement Collateral Agent unless (and until) the Discharge of Second Lien Obligations has occurred solely with respect to the Second Lien Obligations under the Second Lien Credit Agreement and the Second Lien Financing Documents relating thereto and (b) thereafter, the Second Lien Collateral Agent designated in writing by the Required Second Lien Claimholders from time to time to act as Directing Second Lien Collateral Agent hereunder. For purposes of this definition, no Discharge of Second Lien Obligations with respect to the Second Lien Obligations under the Second Lien Credit Agreement and the Second Lien Financing Documents relating thereto shall be deemed to have occurred if any Borrower or any other Second Lien Obligor enters into any Refinancing of the Second Lien Credit Agreement, and, in the case of any such Refinancing, the Second Lien Credit Agreement Collateral Agent under such Second Lien Credit Agreement shall continue as the Directing Second Lien Collateral Agent for all purposes hereof.

“Discharge of First Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.6:

(a)           payment in full in cash of the principal of and interest (including Post-Petition Interest), and premium, if any, on all Indebtedness outstanding under the First Lien Documents and constituting First Lien Obligations (other than any First Lien Other Obligations);

(b)           termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations;

(c)           termination or cash collateralization or backstopping (in an amount and manner reasonably satisfactory to the applicable First Lien Issuing Banks, but in no event greater than 105 % of all First Lien Letters of Credit constituting First Lien Obligations;

(d)           payment in full in cash of all other First Lien Obligations (or, in the case of any First Lien Other Obligations, the cash collateralization or backstopping of such First Lien Other Obligations on terms reasonably satisfactory to the applicable lender or counterparty, as applicable) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including Post-Petition Interest, but other than any indemnification or expense reimbursement obligations or any other obligations that by the terms of any First Lien Document expressly survive termination of such First Lien Document, in each case, for which no claim or demand for payment, whether oral or written, has been made at such time); and

(e)           adequate provision has been made for any contingent or unliquidated First Lien Obligations related to claims, causes of action or liabilities that have been asserted against the First Lien Claimholders for which indemnification is required under the First Lien Documents.

Upon the satisfaction of the conditions set forth in clauses (a) through (e) with respect to any First Lien Obligations, the Directing First Lien Collateral Agent agrees to promptly deliver to the other First Lien Collateral Agents and the Second Lien Collateral Agents written notice of the same.

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“Discharge of Second Lien Obligations” means:

(a)                                 payment in full in cash of the principal of and interest (including Post-Petition Interest), and premium, if any, on all Indebtedness outstanding under the Second Lien Documents and constituting Second Lien Obligations (other than any Second Lien Other Obligations);

(b)                                 termination or expiration of all commitments, if any, to extend credit that would constitute Second Lien Obligations;

(c)                                  termination or cash collateralization or backstopping (in an amount and manner reasonably satisfactory to any second lien issuing banks, but in no event greater than 105%) of the aggregate undrawn face amount) of any letter of credit obligations which constitute Second Lien Obligations;

(d)                                 payment in full in cash of all other Second Lien Obligations (or, in the case of any Second Lien Other Obligations, the cash collateralization or backstopping of such Second Lien Other Obligations on terms reasonably satisfactory to the applicable lender or counterparty, as applicable) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including Post-Petition Interest, but other than any indemnification or expense reimbursement obligations or any other obligations that by the terms of any Second Lien Document expressly survive termination of such Second Lien Document, in each case, for which no claim or demand for payment, whether oral or written, has been made at such time); and

(e)                                  adequate provision has been made for any contingent or unliquidated Second Lien Obligations related to claims, causes of action or liabilities that have been asserted against the Second Lien Claimholders or for which indemnification is required under the Second Lien Documents; provided that the Discharge of Second Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Second Lien Obligations that constitute an exchange or replacement for or a Refinancing of such Second Lien Obligations.

Upon the satisfaction of the conditions set forth in clauses (a) through (e) with respect to any Second Lien Obligation, the Directing Second Lien Collateral Agent agrees to promptly deliver to the other Second Lien Collateral Agents and the First Lien Collateral Agents written notice of the same.

“Disposition” has the meaning set forth in Section 5.1(b). “Dispose” has a meaning correlative thereto.

“Dollars” or “$” refers to lawful money of the United States.

“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding (i) any arrangement, commitment, structuring, underwriting and/or amendment fees (regardless of whether any such fees are paid to or shared in whole or in part with any lender) and (ii) any other fee that is not payable to all relevant lenders generally; provided, however, that (A) to the extent that the relevant LIBOR rate (with an interest period of three months) or base rate (without giving effect to any floor specified in any definition thereof) is less than any floor applicable to the Indebtedness in respect of which the Effective Yield is being calculated on the date

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on which the Effective Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the Effective Yield and (B) to the extent that the relevant LIBOR rate (for a period of three months) or base rate (without giving effect to any floor specified in any definition thereof) is greater than any applicable floor on the date on which the Effective Yield is determined, the floor will be disregarded in calculating the Effective Yield.

“Enforcement Action” means:

(a)                                 any action to foreclose, execute, levy or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise Dispose of (whether publicly or privately), any Collateral or otherwise exercise or enforce remedial rights with respect to any of the Collateral under the First Lien Documents or the Second Lien Documents (including by way of setoff, recoupment, notification of a public or private sale or other Disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b)                                 any action to solicit bids from third Persons, or approve bid procedures for, any proposed Disposition of any of the Collateral or conduct any Disposition of any Collateral;

(c)                                  any action to receive a transfer of any portion of the Collateral in satisfaction of Indebtedness or any other Obligation secured thereby;

(d)                                 any action to otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to any Collateral, whether at law, in equity or pursuant to the First Lien Documents or the Second Lien Documents (including the commencement of applicable legal proceedings or other actions with respect to any Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising any Collateral); or

(e)                                  the Disposition of any Collateral by any Obligor after the occurrence and during the continuation of an “event of default” under the First Lien Documents or the Second Lien Documents with the consent of the First Lien Collateral Agents or the Second Lien Collateral Agents, as applicable (in either case, to the extent that such consent is required).

“Escrow Account” has the meaning set forth in Section 6.3(b)(ii).

“First Lien Administrative Agent” has the meaning set forth in the Recitals to this Agreement.

“First Lien Banking Services” means any of the following services provided to any First Lien Obligor or any of its “Subsidiaries” as defined in the First Lien Credit Agreement (or any similar term in any other First Lien Document): commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with cash management and deposit accounts.

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“First Lien Banking Services Agreement” means any documentation with a First Lien Claimholder governing any First Lien Banking Services Obligations.

“First Lien Banking Services Obligations” means any and all obligations of the First Lien Obligors, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with First Lien Banking Services, in each case, that constitute “Secured Obligations” as defined in the First Lien Credit Agreement (or any similar term in any other First Lien Financing Document).

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at that time, including the First Lien Lenders, the First Lien Administrative Agent, the First Lien Collateral Agent, the other agents under the First Lien Credit Agreement and any Additional First Lien Obligations Claimholders.

“First Lien Collateral” means (i) the “Collateral” as defined in the First Lien Credit Agreement and (ii) any other assets and property of any Obligor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any First Lien Obligations or that is otherwise subject to a Lien securing any First Lien Obligations.

“First Lien Collateral Agent” means the First Lien Credit Agreement Collateral Agent and any Additional First Lien Obligations Agent.

“First Lien Collateral Documents” means the “Collateral Documents” as defined in the First Lien Credit Agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Lien Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“First Lien Credit Agreement Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“First Lien Documents” means (i) the First Lien Financing Documents, (ii) the First Lien Hedge Agreements governing First Lien Secured Hedging Obligations and (iii) the First Lien Banking Services Agreements, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“First Lien Financing Documents” means the First Lien Credit Agreement, the First Lien Collateral Documents, the other “Loan Documents” as defined in the First Lien Credit Agreement, any Additional First Lien Obligations Agreement and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation (other than any First Lien Other Obligation), and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations (other than any First Lien Other Obligations), including any intercreditor or joinder agreement among any First Lien Claimholders, to the extent such are effective at the relevant time, as each may be Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“First Lien Hedge Agreement” means any agreement with respect to any Derivative Transaction between any First Lien Obligor or any “subsidiary” as defined in the First Lien Credit Agreement (or any similar term in any other First Lien Document) and any First Lien Claimholder.

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“First Lien Hedging Obligations” means, with respect to any First Lien Obligor or any “subsidiary” as defined in the First Lien Credit Agreement (or any similar term in any other First Lien Document), the obligations of such Person under any First Lien Hedge Agreement.

“First Lien Incremental Facility” means an “Incremental Facility” and any “Incremental Equivalent Debt” as defined in the First Lien Credit Agreement (or any similar terms in any other First Lien Financing Document).

“First Lien Issuing Bank” means (i) each “Issuing Bank” as defined in the First Lien Credit Agreement (or any similar term in any Additional First Lien Obligations Agreement) and (ii) each other issuing bank in respect of a First Lien Letter of Credit.

“First Lien Lenders” means the “Lenders” as defined in the First Lien Credit Agreement (or any similar term in any Additional First Lien Obligations Agreement) and also shall include all First Lien Issuing Banks.

“First Lien Letters of Credit” means any letters of credit issued (or deemed issued) from time to time under the First Lien Credit Agreement or any other First Lien Financing Document.

“First Lien Obligations” means all “Secured Obligations” as defined in the First Lien Credit Agreement (or any similar term in any other First Lien Financing Document). To the extent any payment with respect to any First Lien Obligation (whether by or on behalf of any First Lien Obligor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Lien Claimholder, receiver or other Person, then the obligation or part thereof originally intended to be satisfied shall, for all purposes of this Agreement and the rights and obligations of the First Lien Claimholders and the Second Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. In the event that any interest, fees, expenses or other amounts (including any interest accruing at the default rate or any Post-Petition Interest) to be paid by a First Lien Obligor pursuant to the First Lien Financing Documents, the First Lien Hedge Agreements governing First Lien Secured Hedging Obligations or the First Lien Banking Services Agreements are disallowed by order of any court of competent jurisdiction, including by order of a court of presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and other amounts (including default interest and Post-Petition Interest) shall, as between the First Lien Claimholders and the Second Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “First Lien Obligations.”

“First Lien Obligors” means, collectively, the “Loan Parties” as defined in the First Lien Credit Agreement or any similar term in any other First Lien Document.

“First Lien Other Obligations” means the First Lien Banking Services Obligations and the First Lien Secured Hedging Obligations.

“First Lien Replacement Revolving Facility” means a “Replacement Revolving Facility” under and as defined in the First Lien Credit Agreement as in effect on the date hereof (or any similar term in any other First Lien Financing Document).

“First Lien Replacement Term Loan” means a “Replacement Term Loan” under and as defined in the First Lien Credit Agreement as in effect on the date hereof (or any similar term in any other First Lien Financing Document).

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“First Lien Secured Hedging Obligations” means all First Lien Hedging Obligations of the First Lien Obligors, whether absolute, or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions or modifications thereof and substitutions therefor), in each case, that constitute “Secured Obligations” as defined in the First Lien Credit Agreement (or any similar term in any other First Lien Financing Document).

“GAAP” means generally accepted accounting principles in the United States in effect and applicable to the accounting period in respect of which reference to GAAP is being made.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the United States, the United States, or a foreign government.

“Hedge Agreements” means the First Lien Hedge Agreements and the Second Lien Hedge Agreements.

“Hedging Obligations” means the First Lien Hedging Obligations and the Second Lien Hedging Obligations.

“Holdings” has the meaning set forth in the Preamble to this Agreement.

“Indebtedness” means “Indebtedness” within the meaning of the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable. For the avoidance of doubt, “Indebtedness” shall not include Hedging Obligations or Banking Services Obligations.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Debtor Relief Laws with respect to any Obligor, (b) the appointment of or taking possession by a receiver, interim receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee or other custodian for all or a substantial part of the property of any Obligor, (c) except as would result in an “event of default” under the First Lien Credit Agreement or any Additional First Lien Obligations Agreement, any liquidation, administration (or appointment of an administrator), dissolution, reorganization or winding up of any Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any general assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Obligor.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case in the nature of security; provided that in no event shall an operating lease in and of itself be deemed a Lien.

“New First Lien Agent” has the meaning set forth in Section 5.6.

“Obligors” means each First Lien Obligor and each Second Lien Obligor and each other Person that has executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Collateral Document or a Second Lien Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof).

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“Other Obligations” means the First Lien Other Obligations and the Second Lien Other Obligations.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Pledged Collateral” has the meaning set forth in Section 5.5(a).

“Post-Petition Interest” means interest (including interest accruing at the default rate specified in the applicable First Lien Documents or the applicable Second Lien Documents, as the case may be), fees, expenses and other amounts that pursuant to the First Lien Documents or the Second Lien Documents, as the case may be, continue to accrue or become due after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other amounts are allowed or allowable, voided or subordinated under any Debtor Relief Law or other applicable law or in any such Insolvency or Liquidation Proceeding.

“Priority Lien” has the meaning set forth in Section 5.1(e).

“Purchase Price” has the meaning set forth in Section 5.7.

“Recovery” has the meaning set forth in Section 6.5.

“Refinance” means, in respect of any Indebtedness and any agreement governing any such Indebtedness, to refinance, extend, increase, renew, defease, amend, restate, amend and restate, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for or refinancing of, such Indebtedness in whole or in part, including by adding or replacing lenders, creditors, agents, obligors and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Claimholders” means, with respect to any Collateral Agent, its Related First Lien Claimholders or its Related Second Lien Claimholders, as applicable.

“Related First Lien Claimholders” means, with respect to any First Lien Collateral Agent, the First Lien Claimholders for which such First Lien Collateral Agent acts as the “collateral agent” (or other agent or similar representative) under the applicable First Lien Documents.

“Related Second Lien Claimholders” means, with respect to any Second Lien Collateral Agent, the Second Lien Claimholders for which such Second Lien Collateral Agent acts as the “collateral agent” (or other agent or similar representative) under the applicable Second Lien Documents.

“Responsible Officer” of any Person means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Required First Lien Claimholders” means (a) at all times prior to the occurrence of the Discharge of First Lien Obligations (other than the First Lien Other Obligations), the First Lien Claimholders holding more than 50% of the sum of (i) the aggregate outstanding principal amount of First Lien Obligations (including participations in the face amount of the First Lien Letters of Credit and

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any disbursements thereunder that have not been reimbursed, but excluding the First Lien Other Obligations) plus (ii) the aggregate unfunded commitments to extend credit which, when funded, would constitute First Lien Obligations (other than the First Lien Other Obligations), and (b) at all times following the occurrence of the Discharge of First Lien Obligations (other than the First Lien Other Obligations), the First Lien Claimholders holding more than 50% of the sum of (i) the then outstanding First Lien Secured Hedging Obligations plus (ii) the then outstanding First Lien Banking Services Obligations.

“Required Second Lien Claimholders” means (a) at all times prior to the occurrence of the Discharge of Second Lien Obligations (other than the Second Lien Other Obligations), the Second Lien Claimholders holding more than 50% of the sum of (i) the aggregate outstanding principal amount of Second Lien Obligations plus (ii) the aggregate unfunded commitments to extend credit which, when funded, would constitute Second Lien Obligations (other than the Second Lien Other Obligations), and (b) at all times following the occurrence of the Discharge of Second Lien Obligations (other than the Second Lien Other Obligations), the Second Lien Claimholders holding more than 50% of the sum of (i) the then outstanding Second Lien Secured Hedging Obligations plus (ii) the then outstanding Second Lien Banking Services Obligations.

“Second Lien Adequate Protection Payments” has the meaning set forth in Section 6.3.

“Second Lien Administrative Agent” has the meaning set forth in the Recitals to this Agreement.

“Second Lien Banking Services” means any of the following services provided to any Second Lien Obligor or any of its “Subsidiaries” as defined in the Second Lien Credit Agreement (or any similar term in any other Second Lien Financing Document) commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with cash management and deposit accounts.

“Second Lien Banking Services Agreement” means any documentation with a Second Lien Claimholder governing any Second Lien Banking Services Obligations.

“Second Lien Banking Services Obligations” means any and all obligations of the Second Lien Obligors, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Second Lien Banking Services, in each case, that constitute “Secured Obligations” as defined in the Second Lien Credit Agreement (or any similar term in any other Second Lien Financing Document).

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at that time, including the Second Lien Lenders, the Second Lien Administrative Agent, the Second Lien Collateral Agent, the other agents under the Second Lien Credit Agreement and any Additional Second Lien Obligations Claimholders.

“Second Lien Collateral” means (i) the “Collateral” as defined in the Second Lien Credit Agreement and (ii) any other assets and property of any Obligor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Second Lien Obligations or that is otherwise subject to a Lien securing any Second Lien Obligations.

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“Second Lien Collateral Agent” means the Second Lien Credit Agreement Collateral Agent and any Additional Second Lien Obligations Agent.

“Second Lien Collateral Documents” means the “Collateral Documents” as defined in the Second Lien Credit Agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“Second Lien Credit Agreement Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Second Lien Documents” means (i) the Second Lien Financing Documents, (ii) the Second Lien Hedge Agreements governing Second Lien Secured Hedging Obligations and (iii) the Second Lien Banking Services Agreements, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Second Lien Financing Documents” means the Second Lien Credit Agreement, the Second Lien Collateral Documents, the other “Loan Documents” as defined in the Second Lien Credit Agreement, any Additional Second Lien Obligations Agreement, and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation (other than any Second Lien Other Obligation), and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations (other than any Second Lien Other Obligations), including any intercreditor or joinder agreement among any Second Lien Claimholders, to the extent such are effective at the relevant time, as each may be Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Second Lien Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Second Lien Obligor or any “subsidiary” as defined in the Second Lien Credit Agreement (or any similar term in any other Second Lien Document) and any Second Lien Claimholder.

“Second Lien Hedging Obligations” means, with respect to any Second Lien Obligor or any “subsidiary” as defined in the Second Lien Credit Agreement (or any similar term in any other Second Lien Document), the obligations of such Person under any Second Lien Hedge Agreement.

“Second Lien Incremental Facility” means an “Incremental Facility” and any “Incremental Equivalent Debt” as defined in the Second Lien Credit Agreement or any similar terms in any other Second Lien Financing Document.

“Second Lien Lenders” means the “Lenders” under and as defined in the Second Lien Credit Agreement or any similar term in any Additional Second Lien Obligations Agreement.

“Second Lien Obligations” means all “Secured Obligations” as defined in the Second Lien Credit Agreement (or any similar term in any other Second Lien Financing Document). To the extent any payment by a Second Lien Obligor with respect to any Second Lien Obligation (whether by or on behalf of any Second Lien Obligor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any receiver or other Person, then the obligation or part thereof originally intended to be satisfied shall, for all purposes of this Agreement and the rights and obligations of the First

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Lien Claimholders and the Second Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. In the event that any interest, fees, expenses or other amounts (including any interest accruing at the default rate or any Post-Petition Interest) to be paid pursuant to the Second Lien Financing Documents, the Second Lien Hedge Agreements governing Second Lien Secured Hedging Obligations or the Second Lien Banking Services Agreements are disallowed by order of any court of competent jurisdiction, including by order of a court presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and other amounts (including default interest and Post-Petition Interest) shall, as between the First Lien Claimholders and the Second Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Second Lien Obligations.”

“Second Lien Obligors” means, collectively, the “Loan Parties” as defined in the Second Lien Credit Agreement (or any similar term in any other Second Lien Document).

“Second Lien Other Obligations” means the Second Lien Banking Services Obligations and the Second Lien Secured Hedging Obligations.

“Second Lien Replacement Term Loan” means a “Replacement Term Loan” as defined in the Second Lien Credit Agreement as in effect on the date hereof (or any similar term in any other Second Lien Financing Document).

“Second Lien Secured Hedging Obligations” means all Second Lien Hedging Obligations of the Second Lien Obligors, whether absolute, or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions or modifications thereof and substitutions therefor), in each case, that constitute “Secured Obligations” as defined in the Second Lien Credit Agreement (or any similar term in any other Second Lien Financing Document).

“Standstill Period” has the meaning set forth in Section 3.1(a)(1).

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof; provided that (a) in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding and (b) notwithstanding the foregoing, for purposes of the Loan Documents, all references to “subsidiaries” of the Top Borrower will be deemed to exclude (i) DV Historic Tax Credit Fund II, LLC, a Delaware limited liability company and (ii) JJ Innovative Enterprises, Inc., a Delaware corporation. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Top Borrower.

“UCC” means the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

1.2                               Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

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(a)                                 any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time permitted to be Refinanced or replaced in accordance with the terms hereof, in each case to the extent so Refinanced or replaced;

(b)                                 any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c)                                  the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)                                 all references herein to Sections, clauses or paragraphs shall be construed to refer to Sections, clauses or paragraphs of this Agreement, unless otherwise specified;

(e)                                  any reference to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing, interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; and

(f)                                   the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Notwithstanding anything to the contrary set forth in this Agreement, any reference herein to the First Lien Financing Documents, the First Lien Documents or any of the First Lien Credit Agreement or any other First Lien Document individually “as in effect on the date hereof,” “as in effect on the date entered into” or words of similar meaning shall include a reference to any amendment or other modification of any such document that has been made in accordance with, or with respect to any matters that are not prohibited by, Section 5.3(a); provided that any statement herein to the effect that a capitalized term shall have the meaning as defined in a First Lien Document “as in effect on the date hereof,” “as in effect on the date entered into” (or words of similar meaning) shall not include any changes to such term, if any, contained in any such amendment or modification. Notwithstanding anything to the contrary set forth in this Agreement, any reference herein to the Second Lien Documents or any of the Second Lien Financing Documents or the Second Lien Credit Agreement or any other Second Lien Document individually “as in effect on the date hereof,” “as in effect on the date entered into” or words of similar meaning shall include a reference to any amendment or other modification of any such document that has been made in accordance with, or with respect to any matters that are not prohibited by, Section 5.3(b); provided that any statement herein to the effect that a capitalized term shall have the meaning as defined in a Second Lien Document “as in effect on the date hereof,” “as in effect on the date entered into” (or words of similar meaning) shall not include any changes to such term, if any, contained in any such amendment or modification.

SECTION 2.                         Lien Priorities.

2.1                               Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment, recordation or perfection of any Liens on the Collateral securing the Second Lien Obligations or of any Liens on the Collateral securing the First Lien Obligations, and notwithstanding any provision of the UCC or any other applicable law, or the Second Lien Documents or the First Lien Documents, or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the First Lien Obligations or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or

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against any Obligor, each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, hereby agrees that:

(a)                                 any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of any First Lien Collateral Agent, any other First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute (including any judgment lien), operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations;

(b)                                 any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of any Second Lien Collateral Agent, any other Second Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute (including any judgment lien), operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any of the First Lien Obligations; and

(c)                                  all Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Obligors or any other Person.

2.2                               Prohibition on Contesting Liens. Each Second Lien Collateral Agent, for itself and on behalf of its Related Second Lien Claimholders, and each First Lien Collateral Agent, for itself and on behalf of its Related First Lien Claimholders, agrees that it and its Related Claimholders will not (and each hereby waives any right to) directly or indirectly contest or challenge, or support any other Person in contesting or challenging, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any First Lien Document or any Second Lien Document, or any First Lien Obligation or any Second Lien Obligation, (ii) the existence, validity, perfection, priority or enforceability of the Liens securing any First Lien Obligations or any Second Lien Obligations or (iii) the relative rights and duties of the First Lien Claimholders or the Second Lien Claimholders granted and/or established in this Agreement or any Collateral Document with respect to such Liens; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Collateral Agent or any other First Lien Claimholder to enforce this Agreement or to exercise any of its remedies or rights hereunder, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.

2.3                               No New Liens. Subject to Section 2.6 hereof, the parties hereto agree that, so long as the Discharge of First Lien Obligations has not occurred, (a) none of the Obligors shall grant or permit any additional Liens on any asset or property of any Obligor to secure any Second Lien Obligation unless it has granted, or concurrently therewith grants, through documentation in form and substance satisfactory to the Directing First Lien Collateral Agent, a Lien on such asset or property of such Obligor to secure the First Lien Obligations; and (b) none of the Obligors shall grant or permit any additional Liens on any asset or property of any Obligor to secure any First Lien Obligation unless it has granted, or concurrently therewith grants, through documentation in form and substance satisfactory to the Directing Second Lien Collateral Agent, a Lien on such asset or property of such Obligor to secure the Second Lien Obligations. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Obligors, the parties hereto agree that if any Second Lien Claimholder shall acquire or hold any Lien on any assets of any Obligor securing any Second Lien Obligation which assets are not also subject to the first priority Lien of the First Lien Claimholders under the First Lien Collateral Documents, then, without limiting any other rights and remedies available to any First Lien Collateral Agent or the other First Lien Claimholders, the applicable

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Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens so granted shall be subject to Section 4.2.

2.4                               Similar Liens and Agreements. In furtherance of Sections 2.3 and 8.9, each First Lien Collateral Agent, for itself and on behalf of its Related First Lien Claimholders, and each Second Lien Collateral Agent, for itself and on behalf of its Related Second Lien Claimholders, agrees, subject to the other provisions of this Agreement:

(a)                                 upon request by the Directing First Lien Collateral Agent or the Directing Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Documents and the Second Lien Documents; and

(b)                                 that the documents, agreements or instruments creating or evidencing the First Lien Collateral and the Second Lien Collateral and guaranties for the First Lien Obligations and the Second Lien Obligations, subject to Section 5.3(c), shall be in all material respects the same forms of documents, agreements or instruments, other than with respect to the “first priority” and the “second priority” nature of the Liens thereunder, the identity of the secured parties that are parties thereto or secured thereby and other matters contemplated by this Agreement.

2.5                               Nature of Obligations. The priorities of the Liens provided in Section 2.1 shall not be altered or otherwise affected by (a) any Refinancing of the First Lien Obligations or the Second Lien Obligations or (b) any action or inaction which any of the First Lien Claimholders or the Second Lien Claimholders may take or fail to take in respect of the Collateral. Each Second Lien Collateral Agent, for itself and on behalf of its Related Second Lien Claimholders, agrees and acknowledges that (i) a portion of the First Lien Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (ii) the terms of the First Lien Documents and the First Lien Obligations may be amended, supplemented or otherwise modified, and the First Lien Obligations, or a portion thereof, may be Refinanced from time to time and (iii) the aggregate amount of the First Lien Obligations may be increased, in each case, without notice to or consent by the Second Lien Collateral Agents or the Second Lien Claimholders and without affecting the provisions hereof, except as otherwise expressly set forth herein. As between the Borrowers and the other Obligors and the Second Lien Claimholders, the foregoing provisions will not limit or otherwise affect the obligations of the Borrowers and the Obligors contained in any Second Lien Document with respect to the incurrence of additional First Lien Obligations.

2.6                               Certain Cash Collateral. Notwithstanding anything in this Agreement or any other First Lien Document or Second Lien Document to the contrary, collateral consisting of cash and cash equivalents pledged to secure (i) First Lien Obligations under the First Lien Credit Agreement consisting of reimbursement obligations in respect of Letters of Credit issued thereunder or otherwise held by the First Lien Credit Agreement Collateral Agent or the First Lien Credit Agreement Administrative Agent, as applicable, pursuant to Section 2.05, 2.11(b)(vii), 2.18(b), 2.19 or Article 7 of the First Lien Credit Agreement (or any equivalent successor provision), (ii) First Lien Obligations under First Lien Hedge Agreements to the extent permitted by the First Lien Documents and the Second Lien Documents and/or (iii) Second Lien Obligations under Second Lien Hedge Agreements to the extent permitted by the First Lien Documents and the Second Lien Documents, shall be applied as specified in the First Lien Credit Agreement, the relevant First Lien Hedge Agreement and/or the relevant Second Lien Hedge Agreement, as applicable, and will not constitute Collateral hereunder.

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SECTION 3.                         Enforcement.

3.1                               Exercise of Remedies.

(a)                                 Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Obligors, each of the Second Lien Collateral Agents, for itself and on behalf of its Related Second Lien Claimholders, hereby agrees that it and its Related Second Lien Claimholders:

(1)                                 will not exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral or institute or commence, or join with any Person in instituting or commencing, any other Enforcement Action or any other action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency or Liquidation Proceeding); provided that the Directing Second Lien Collateral Agent may commence an Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of a period of at least 180 days since the Directing First Lien Collateral Agent shall have received notice from the Directing Second Lien Collateral Agent with respect to the acceleration by the relevant Second Lien Claimholders of the maturity of all then outstanding Second Lien Obligations (and requesting that Enforcement Action be taken with respect to the Collateral) so long as the applicable “event of default” shall not have been cured or waived (or the applicable acceleration rescinded)(the “Standstill Period”); provided further that notwithstanding anything herein to the contrary, in no event shall the Second Lien Collateral Agents or any other Second Lien Claimholders exercise any rights or remedies with respect to any Collateral or institute or commence, or join with any Person in instituting or commencing, any other Enforcement Action or any other action or proceeding with respect to such rights or remedies, if, notwithstanding the expiration of the Standstill Period, either (A) the Directing First Lien Collateral Agent or any other First Lien Claimholder shall have commenced and be diligently pursuing (or shall have sought or requested and be diligently pursuing relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and the pursuit of) an Enforcement Action or other exercise of their rights or remedies in each case with respect to all or any material portion of the Collateral (with any determination of which Collateral to proceed against, and in what order, to be made by the Directing First Lien Collateral Agent or such First Lien Claimholders in their reasonable judgment) or (B) any of the Obligors is then a debtor in any Insolvency or Liquidation Proceeding;

(2)                                 will not contest, protest or object to any Enforcement Action brought by the Directing First Lien Collateral Agent or any other First Lien Claimholder or any other exercise by the Directing First Lien Collateral Agent or any other First Lien Claimholder of any rights and remedies relating to the Collateral under the First Lien Documents or otherwise;

(3)                                 subject to their rights under clause (a)(1) above, will not object to the forbearance by the Directing First Lien Collateral Agent or the other First Lien Claimholders from bringing or pursuing any Enforcement Action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as any proceeds received by the Directing First Lien Collateral Agent in excess of those necessary to achieve a Discharge of First Lien Obligations are distributed in accordance with Section 4.1; and

(4)                                 will not take or receive any Collateral, or any proceeds of or payment with respect to any Collateral, in connection with any Enforcement Action or any other exercise of any right or remedy with respect to any Collateral in its capacity as a creditor or in connection with any insurance policy award or any award in a condemnation or similar proceeding (or deed in lieu

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of condemnation) with respect to any Collateral, in each case unless and until the Discharge of First Lien Obligations has occurred, except in connection with any foreclosure expressly permitted by Section 3.1(a)(1) to the extent such Second Lien Collateral Agent and its Related Second Lien Claimholders are permitted to retain the proceeds thereof in accordance with Section 4.1.

Without limiting the generality of the foregoing, until the Discharge of First Lien Obligations has occurred, except as expressly provided in Sections 3.1(a)(1), 3.1(c) and 6.3(b), the sole right of each Second Lien Collateral Agent and the other Second Lien Claimholders with respect to the Collateral (other than inspection, monitoring, reporting and similar rights provided for in the Second Lien Financing Documents) is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(b)                                 Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any First Lien Obligor, subject to Sections 3.1(a)(1), 3.1(c) and 6.3(b), the First Lien Collateral Agents and the other First Lien Claimholders shall have the exclusive right to commence and maintain an Enforcement Action or otherwise exercise any rights and remedies (including set-off, recoupment and the right to “credit bid” their debt, except that the Second Lien Collateral Agents shall have the “credit bid” rights set forth in Section 3.1(c)(6)), and make determinations regarding the release, Disposition, or restrictions with respect to the Collateral, in each case without any consultation with or the consent of any Second Lien Collateral Agent or any other Second Lien Claimholder; provided that any proceeds received by any First Lien Collateral Agent in excess of those necessary to achieve a Discharge of First Lien Obligations are distributed in accordance with Section 4.1. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agents and the other First Lien Claimholders may enforce the provisions of the First Lien Documents and exercise rights and remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with any Second Lien Collateral Agent or any other Second Lien Claimholder and regardless of whether any such exercise is adverse to the interest of any Second Lien Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise Dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or other Disposition, and to exercise all the rights and remedies of a secured creditor under the UCC or other applicable law and of a secured creditor under Debtor Relief Laws of any applicable jurisdiction.

(c)                                  Notwithstanding the foregoing, each Second Lien Collateral Agent and any other Second Lien Claimholder may:

(1)                                 file a claim, proof of claim or statement of interest with respect to the Second Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any of the Second Lien Obligors;

(2)                                 take any action in order to create, perfect, preserve or protect (but not enforce) its Lien on the Collateral to the extent (A) not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Collateral Agent or the other First Lien Claimholders to exercise rights and remedies in respect thereof, and (B) not otherwise inconsistent with the terms of this Agreement, including the automatic release of Liens provided in Section 5.1;

(3)                                 file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or

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otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including any claims or Liens secured by the Collateral, if any, in each case to the extent not inconsistent with the terms of this Agreement;

(4)                                 vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions with respect to the Second Lien Obligations and the Collateral that are, in each case, in accordance with the terms of this Agreement; provided that no filing of any claim or vote, or pleading relating to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by any Second Lien Collateral Agent or any other Second Lien Claimholder may be inconsistent with the terms of this Agreement;

(5)                                 exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1(a)(1); and

(6)                                 bid for or purchase any Collateral at any public, private or judicial foreclosure upon such Collateral initiated by the Directing First Lien Collateral Agent or any other First Lien Claimholder, or any sale of any Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of First Lien Obligations.

(d)                                 Subject to Sections 3.1(a)(1), 3.1(c) and 6.3(b) each Second Lien Collateral Agent, for itself and on behalf of its Related Second Lien Claimholders:

(1)                                 agrees that it and its Related Second Lien Claimholders will not take any action that would hinder, delay, limit or prohibit any exercise of rights or remedies under the First Lien Documents or is otherwise prohibited hereunder, including any collection or Disposition of any Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien securing any First Lien Obligations or any First Lien Collateral Document or subordinate the priority of the First Lien Obligations to the Second Lien Obligations or grant the Liens securing the Second Lien Obligations equal ranking to the Liens securing the First Lien Obligations;

(2)                                 hereby waives any and all rights it or its Related Second Lien Claimholders may have as a junior Lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which the First Lien Collateral Agents or the other First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations, regardless of whether any action or failure to act by or on behalf of any First Lien Collateral Agent or any other First Lien Claimholders is adverse to the interest of any Second Lien Claimholders; and

(3)                                 hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Document shall be deemed to restrict in any way the rights and remedies of any First Lien Collateral Agent or the other First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Documents.

(a)                                 The Second Lien Collateral Agents and the other Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Obligors that have guaranteed

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or granted Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to any Obligor, prior to the termination of the Standstill Period); provided that (i) any such exercise shall not be inconsistent with the terms of this Agreement (including Section 6) and (ii) in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Lien Collateral Agent or Second Lien Claimholder of the required payments of principal, premium, interest, fees and other amounts due under the Second Lien Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Lien Collateral Agent or other Second Lien Claimholder of rights or remedies as a secured creditor in respect of Collateral.

3.2                               Agreement among First Lien Claimholders; Agreement among Second Lien Claimholders.

(a)                                 Each First Lien Collateral Agent, on behalf of itself and its Related First Lien Claimholders, solely as among themselves in such capacity and solely for their mutual benefit, hereby agrees that the First Lien Collateral Agent designated as the Directing First Lien Collateral Agent shall have the sole right and power, as among the First Lien Collateral Agents and the other First Lien Claimholders, to take and direct any right or remedy with respect to Collateral in accordance with the terms of this Agreement, the relevant First Lien Collateral Documents and any other intercreditor agreement among the Designated First Lien Collateral Agent and each other First Lien Collateral Agent. The Directing First Lien Collateral Agent shall be entitled to the benefit of all the exculpatory, indemnity and reimbursement provisions set forth in any First Lien Document for the benefit of any “collateral agent” (or any other agent or similar representative) with respect to any exercise by the Directing First Lien Collateral Agent of any of the rights or remedies under this Agreement, including any such exercise of any right or remedy with respect to any Collateral, or any other action or inaction by it in its capacity as the Directing First Lien Collateral Agent.

(b)                                 Each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, solely as among themselves in such capacity and solely for their mutual benefit, hereby agrees that the Second Lien Collateral Agent designated as the Directing Second Lien Collateral Agent shall have the sole right and power, as among the Second Lien Collateral Agents and the other Second Lien Claimholders, to take and direct any right or remedy with respect to Collateral in accordance with the terms of this Agreement, the relevant Second Lien Collateral Documents and any other intercreditor agreement among the Designated Second Lien Collateral Agent and each other Second Lien Collateral Agent. The Directing Second Lien Collateral Agent shall be entitled to the benefit of all the exculpatory, indemnity and reimbursement provisions set forth in any Second Lien Document for the benefit of any “collateral agent” (or any other agent or similar representative) with respect to any exercise by the Directing Second Lien Collateral Agent of any of the rights or remedies under this Agreement, including any such exercise of any right or remedy with respect to any Collateral, or any other action or inaction by it in its capacity as the Directing Second Lien Collateral Agent.

SECTION 4.                         Payments.

4.1                               Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Obligor, any Collateral or any proceeds (whether in cash or otherwise) thereof received in connection with any Enforcement Action or other exercise of rights or remedies by any First Lien Collateral

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Agent or the other First Lien Claimholders (including any Disposition referred to in Section 5.1), shall be applied by the First Lien Collateral Agents to the First Lien Obligations in accordance with the terms of the First Lien Documents, including any other intercreditor agreement among the First Lien Collateral Agents. Upon the Discharge of First Lien Obligations, each First Lien Collateral Agent shall deliver to the Directing Second Lien Collateral Agent any remaining Collateral and proceeds thereof then held by it in the same form as received, with any necessary endorsements (such endorsements shall be without recourse and without representation or warranty) to the Directing Second Lien Collateral Agent, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Collateral Agents to the Second Lien Obligations in accordance with the terms of the Second Lien Documents.

4.2                               Payments Over.

(a)                                 So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Obligor, any Collateral or proceeds thereof (including any assets or proceeds subject to Liens that have been avoided or otherwise invalidated), any assets or proceeds subject to Liens referred to in Section 2.3, any amounts referred to in the last sentence of Section 6. 3(b) or any other distribution (whether or not expressly characterized as such) in respect of the Collateral (including in connection with any Disposition of any Collateral) received by any Second Lien Collateral Agent or any other Second Lien Claimholders in connection with any Enforcement Action or other exercise of any right or remedy (including set-off or recoupment) relating to the Collateral in contravention of this Agreement, or received by any Second Lien Collateral Agent or any other Second Lien Claimholders in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), in each case, shall be held in trust and forthwith paid over to the Directing First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

(b)                                 Except as otherwise set forth in Section 6.3, so long as the Discharge of First Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding any Second Lien Collateral Agent or any other Second Lien Claimholders shall receive any distribution of money or other property in respect of or on account of the Collateral (including any assets or proceeds subject to Liens that have been avoided or otherwise invalidated or any amounts referred to in the last sentence of Section 6. 3(b)), such money, other property or amounts shall be held in trust and forthwith paid over to the Directing First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements. Any Lien received by any Second Lien Collateral Agent or any other Second Lien Claimholders in respect of any of the Second Lien Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

(c)                                  Until the Discharge of First Lien Obligations occurs, each Second Lien Collateral Agent, for itself and on behalf of its Related Second Lien Claimholders, hereby irrevocably constitutes and appoints the Directing First Lien Collateral Agent and any officer or agent of the Directing First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Lien Collateral Agent or any such Second Lien Claimholder or in the Directing First Lien Collateral Agent’s own name, from time to time in the Directing First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 4.2, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

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SECTION 5.                         Other Agreements.

5.1                               Releases.

(a)                                 In connection with any Enforcement Action by the Directing First Lien Collateral Agent or any other exercise by the Directing First Lien Collateral Agent of rights or remedies in respect of the Collateral (including any Disposition of any of the Collateral by any Obligor, with the consent of the Directing First Lien Collateral Agent, after the occurrence and during the continuance of an “event of default” under the First Lien Documents), in each case, prior to the Discharge of First Lien Obligations, the Directing First Lien Collateral Agent is irrevocably authorized (at the cost of the Obligors in accordance with the terms of the applicable First Lien Financing Document and without any consent, sanction, authority or further confirmation from the Directing Second Lien Collateral Agent, any other Second Lien Claimholder or any Obligor): (i) to release any of its Liens on any part of the Collateral or any other claim over the asset that is the subject of such Enforcement Action, in which case the Liens or any other claim over the asset that is the subject of such Enforcement Action, if any, of any Second Lien Collateral Agent, for itself or for the benefit of the other Second Lien Claimholders, shall be automatically, unconditionally and simultaneously released to the same extent as the Liens or other claims of the Directing First Lien Collateral Agent and each other First Lien Collateral Agent are so released (and the Directing First Lien Collateral Agent is irrevocably authorized to execute and deliver or enter into any release of such Liens or claims that may, in the discretion of the Directing First Lien Collateral Agent, be considered necessary or reasonably desirable in connection with such releases); and (ii) if the asset that is the subject of such Enforcement Action consists of the equity interests of any Obligor, to release (x) such Obligor and any subsidiary of such Obligor from all or any part of its First Lien Obligations, in which case such Obligor and any subsidiary of such Obligor shall be automatically, unconditionally and simultaneously released to the same extent from its Second Lien Obligations, and (y) any Liens or other claims on any assets of such Obligor and any subsidiary of such Obligor, in which case the Liens or other claims on such assets of each Second Lien Collateral Agent, for itself or for the benefit of its Related Second Lien Claimholders, shall be automatically, unconditionally and simultaneously released to the same extent as such Liens of the Directing First Lien Collateral Agent and each other First Lien Collateral Agent are so released (and the Directing First Lien Collateral Agent is irrevocably authorized to execute and deliver or enter into any release of such Liens or claims that may, in the discretion of the Directing First Lien Collateral Agent, be considered necessary or reasonably desirable in connection with such releases). Each Second Lien Collateral Agent, for itself or on behalf of its Related Second Lien Claimholders, promptly shall execute and deliver to the Directing First Lien Collateral Agent or such Obligor such termination statements, releases and other documents as the Directing First Lien Collateral Agent or such Obligor may request to effectively confirm the foregoing releases upon delivery to the Second Lien Collateral Agents of copies of such termination statements, releases and other documents used to effect such releases with respect to the Collateral securing the First Lien Obligations from a Responsible Officer of the requesting party. In the case of any Disposition of any of the Collateral that is subject to this Section 5.1(a) by the Directing First Lien Collateral Agent or by any Obligor with the consent of the Directing First Lien Collateral Agent (the party so Disposing of such Collateral being called the “Disposing Party”), the Disposing Party shall take reasonable care (as determined in the reasonable credit judgment of the Directing First Lien Collateral Agent or the reasonable business judgment of such Obligor, as the case may be) to obtain a fair market price under the prevailing market conditions and, if the Disposing Party is an Obligor, to conduct such Disposition in a commercially reasonable manner (it being understood that the Disposing Party shall have no obligation to postpone any such Disposition in order to achieve a higher price, and that any Disposition approved by any bankruptcy court in any Insolvency or Liquidation Proceeding shall be conclusively presumed to be made at a fair market price and to have been conducted in a commercially reasonable manner). The proceeds of any such Disposition shall be applied in accordance with Section 4.1.

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(b)                                 If in connection with any sale, lease, exchange, transfer or other disposition (collectively, a “Disposition”) of any Collateral by any Obligor permitted under the terms of both the First Lien Financing Documents and the Second Lien Financing Documents (other than in connection with an Enforcement Action or other exercise of any First Lien Collateral Agent’s rights or remedies in respect of the Collateral, which shall be governed by Section 5.1(a) above), the Directing First Lien Collateral Agent or any other First Lien Collateral Agent, for itself or on behalf of any of the other First Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases any Obligor from its obligations under its guaranty of the First Lien Obligations, in each case other than in connection with, or following, the Discharge of First Lien Obligations, then the Liens, if any, of each Second Lien Collateral Agent, for itself or for the benefit of its Related Second Lien Claimholders, on such Collateral, and the obligations of such Obligor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released; provided that such release by such Second Lien Collateral Agent, for itself or for the benefit of its Related Second Lien Claimholders, shall not extend to or otherwise affect any of the rights of the Second Lien Claimholders to the proceeds from any such Disposition. Each Second Lien Collateral Agent, for itself or on behalf of its Related Second Lien Claimholders, promptly shall execute and deliver to the Directing First Lien Collateral Agent or such Obligor such termination statements, releases and other documents as the Directing First Lien Collateral Agent or such Obligor may request to effectively confirm the foregoing releases upon delivery to the Second Lien Collateral Agents of copies of such termination statements, releases and other documents used to effect such release with respect to the Collateral securing the First Lien Obligations from a Responsible Officer of the Top Borrower or the Directing First Lien Collateral Agent and an officer’s certificate of a Responsible Officer of the requesting party stating that such disposition has been consummated in compliance with the terms of the Second Lien Credit Agreement.

(c)                                  Until the Discharge of First Lien Obligations occurs, each Second Lien Collateral Agent, for itself and on behalf of its Related Second Lien Claimholders, hereby irrevocably constitutes and appoints the Directing First Lien Collateral Agent and any officer or agent of the Directing First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Lien Collateral Agent or such Second Lien Claimholders or in the Directing First Lien Collateral Agent’s own name, from time to time in the Directing First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(d)                                 Until the Discharge of First Lien Obligations occurs, to the extent that any First Lien Collateral Agent or the other First Lien Claimholders (i) have released any Lien on Collateral or any Obligor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any additional guarantees from any Obligor or any subsidiary of Holdings, then each Second Lien Collateral Agent, for itself and on behalf of its Related Second Lien Claimholders, shall be granted an additional guaranty.

5.2                               Insurance and Condemnation Awards. Until the Discharge of First Lien Obligations has occurred, the Directing First Lien Collateral Agent (acting at the direction of, or pursuant to authority granted by, the Required First Lien Claimholders shall have the sole and exclusive right, subject to the rights of the First Lien Obligors under the First Lien Financing Documents, to settle or adjust claims over any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Until the Discharge of First Lien Obligations has occurred, and subject to the rights of the First Lien Obligors under the First Lien Financing Documents, all proceeds of any such policy and any

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such award (or any payments with respect to a deed in lieu of condemnation) in respect of the Collateral shall be paid to the Directing First Lien Collateral Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Documents, including any other intercreditor agreement among the First Lien Collateral Agents (including, without limitation, for purposes of cash collateralization of commitments, First Lien Letters of Credit and obligations under First Lien Hedge Agreements governing any First Lien Secured Hedging Obligations) and thereafter, if the Discharge of First Lien Obligations has occurred, and subject to the rights of the Second Lien Obligors under the Second Lien Financing Documents, to the Directing Second Lien Collateral Agent for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Collateral Documents, and thereafter, if the Discharge of the Second Lien Obligations has occurred, to the owner of the subject property, as directed by the Top Borrower or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if any Second Lien Collateral Agent or any other Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Directing First Lien Collateral Agent in accordance with the terms of Section 4.2.

5.3                               Amendments to First Lien Financing Documents and Second Lien Financing Documents.

(a)                                 The First Lien Financing Documents may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with their terms, and the First Lien Financing Documents and any First Lien Obligations thereunder may be Refinanced, in each case, without notice to, or the consent of any Second Lien Collateral Agent or any other Second Lien Claimholder, all without affecting the Lien subordination or other provisions of this Agreement; provided that the holders of such Refinancing debt bind themselves in a writing addressed to the Second Lien Collateral Agents and the other Second Lien Claimholders to the terms of this Agreement or another intercreditor agreement that is reasonably satisfactory to the First Lien Collateral Agents and the Second Lien Collateral Agents, and any such amendment, restatement, amendment and restatement, supplement, modification or Refinancing shall not, without the consent of the Directing Second Lien Collateral Agent (acting at the direction of the Required Second Lien Claimholders), contravene the provisions of this Agreement; provided, that notwithstanding the provisions of this Section 5.3(a) and for the avoidance of doubt, the First Lien Financing Documents may be amended, restated, amended and restated, supplemented or otherwise modified and/or Refinanced from time to time in accordance with their terms in order to effect the making or provision of (x) any First Lien Incremental Facility, (y) any First Lien Replacement Term Loan or First Lien Replacement Revolving Facility or (z) any Extended Term Loans, Extended Revolving Loans or Extended Revolving Credit Commitment (each as defined in the First Lien Credit Agreement as in effect on the date hereof), in each case, as and to the extent provided in the First Lien Credit Agreement as in effect on the date hereof, without notice to, or the consent of, any Second Lien Collateral Agent or any other Second Lien Claimholder.

(b)                                 The Second Lien Financing Documents may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with their terms, and the Second Lien Financing Documents and any Second Lien Obligations thereunder may be Refinanced, in each case, without notice to, or the consent of any First Lien Collateral Agent or the other First Lien Claimholders (in each case, except to the extent such notice to or consent is otherwise expressly required under the First Lien Financing Documents), all without affecting the Lien subordination or other provisions of this Agreement; provided that the holders of such Refinancing debt bind themselves in a writing addressed to the First Lien Collateral Agents and the other First Lien Claimholders to the terms of this Agreement and prior to the Discharge of First Lien Obligations no such amendment, restatement, amendment and restatement, supplement, modification or Refinancing shall, without the consent of the Directing First Lien

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Collateral Agent (acting at the direction of the Required First Lien Claimholders), contravene the provisions of this Agreement or:

(1)                                 (x) change to an earlier date any date upon which regularly scheduled amortization payments of principal or interest on the Second Lien Obligations are due under the Second Lien Credit Agreement or a Refinancing thereof or any other Second Lien Financing Document or a Refinancing thereof or increase the amount of any such scheduled amortization in excess of that applicable to the term loans under the Second Credit Agreement as in effect on the date hereof (provided that nothing herein shall prohibit any optional prepayments under the Second Lien Credit Agreement or other Second Lien Financing Documents to the extent otherwise permitted by the terms of the First Lien Financing Documents) or (y) shorten the scheduled final maturity date of any principal amount of Second Lien Obligations under the Second Lien Credit Agreement or a Refinancing thereof or any other Second Lien Financing Document or a Refinancing thereof, in each case under clauses (x) or (y), other than for administrative reasons;

(2)                                 add or modify any limitation on the optional or mandatory prepayment of the loans under the First Lien Credit Agreement or any other First Lien Financing Document or of the disbursements under the First Lien Letters of Credit;

(3)                                 add any financial maintenance covenant in the Second Lien Credit Agreement or any other Second Lien Financing Document, unless, in each case, the Top Borrower has provided written notice thereof to each First Lien Collateral Agent and has offered to make (and, at the request of such First Lien Collateral Agent, the Top Borrower has made) a corresponding addition to the applicable First Lien Financing Documents (subject to customary “cushions” in favor of the First Lien Claimholders);

(4)                                 provide for new negative covenants (for the avoidance of doubt, other than financial maintenance covenants, which are the subject of clause (3) above), modifications of existing exceptions and baskets in negative covenants that are more restrictive on the Second Lien Obligors or new events of defaults, unless, in each case, the Top Borrower has provided written notice thereof to each First Lien Collateral Agent and has offered to make (and, at the request of such First Lien Collateral Agent, the Top Borrower has made) a corresponding change to the applicable First Lien Financing Documents (with the same percentage “cushion” applicable to such covenants or events of default as in effect on the date hereof or, in the case of any Second Lien Financing Document entered into after the date hereof, as corresponds to the percentage “cushion” applicable to covenants or events of default as in effect on the date entered into); or

(5)                                 increase the Effective Yield in a manner that would result in the total Effective Yield thereon to exceed by more than 3.00% per annum the Effective Yield on the relevant Indebtedness thereunder as in effect on the date hereof (excluding, for the avoidance of doubt, (v) any fluctuations in any “base” rate component or other underlying reference rate of such interest rate, (w) any increases resulting from the accrual of interest at the default rate, (x) any arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to any agent, arranger, underwriter, trustee or similar Person (or an Affiliate of any of the foregoing) in their respective capacities as such, (y) any increase in the “Applicable Rate,” “applicable margin,” yield or similar component of interest rate as a result of the borrowing or issuance of Indebtedness in connection with any Second Lien Incremental Facility or pursuant to the provisions of Section 2.21 or 9.02(c) of the Second Lien Credit Agreement as in effect on the date hereof (or the equivalent provisions of any Additional Second Lien Obligations Agreement or any document governing a Refinancing of any of the foregoing) or (z) as part of any Refinancing of any of the

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foregoing that constitutes unsecured Indebtedness or is secured by Liens on the Collateral that are junior to the Second Lien Obligations).

provided, further, that notwithstanding the provisions of this Section 5.3(b) and for the avoidance of doubt, the Second Lien Financing Documents may be amended, restated, amended and restated, supplemented or otherwise modified and/or Refinanced from time to time in accordance with their terms in order to effect the making or provision of (x) any Second Lien Incremental Facility, (y) any Second Lien Replacement Term Loan or (z) any Extended Term Loans (each as defined in the Second Lien Credit Agreement as in effect on the date hereof), in each case, as and to the extent provided in the Second Lien Credit Agreement, without notice to, or the consent of, any First Lien Collateral Agent or any other First Lien Claimholder.

(c)                                  In the event that any First Lien Collateral Agent enters into any amendment, restatement, amendment and restatement, supplement or other modification in respect of or replaces any of the First Lien Collateral Documents for purposes of adding to, or deleting from, or waiving or consenting to any departures from any provisions of any First Lien Collateral Document or changing in any manner the rights of the applicable First Lien Collateral Agent, the First Lien Claimholders, or any Obligor thereunder (including the release of any Liens on the Collateral securing the First Lien Obligations), then such amendment, restatement, amendment and restatement, supplement or other modification in a manner that is applicable to all First Lien Claimholders and all First Lien Obligations shall apply automatically to any comparable provisions of each comparable Second Lien Collateral Document without the consent of any Second Lien Collateral Agent, Second Lien Claimholder or any Obligor; provided, however that (1) such amendment, restatement, amendment and restatement, supplement or other modification does not (A) remove assets subject to any Liens on the Collateral securing any of the Second Lien Obligations or release any such Liens, except to the extent such release is permitted or required by Section 5.1 and provided there is a concurrent release of the corresponding Liens securing the First Lien Obligations, (B) affect the rights or duties of any Second Lien Collateral Agent without its consent or (C) otherwise materially adversely affect the rights of the applicable Second Lien Claimholders or the interest of the applicable Second Lien Claimholders in the Collateral and not the First Lien Collateral Agent or the First Lien Claimholders that have a Lien on the affected Collateral in a like manner, and (2) written notice of such amendment, restatement, amendment and restatement, supplement or other modification shall have been given to each Second Lien Collateral Agent within 10 Business Days of the effectiveness thereof (it being understood that the failure to deliver such notice shall not impair the effectiveness of any such amendment, restatement, amendment and restatement, supplement or other modification).

5.4                               Confirmation of Subordination in Second Lien Collateral Documents. Each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, agrees that each Second Lien Collateral Document shall include the following language (or language to similar effect approved by the Directing First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of May 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Connolly Intermediate Inc., Connolly Corporation and the other Borrowers party thereto, Goldman Sachs Bank USA, as First Lien Credit Agreement Collateral Agent and Royal Bank of Canada as Second Lien Credit Agreement Collateral Agent, and certain other Persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

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5.5                               Gratuitous Bailee/Agent for Perfection; Shared Collateral Documents.

(a)                                 Each Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Collateral being the “Pledged Collateral”) as gratuitous bailee on behalf of and for the benefit of each other Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) solely for the purpose of perfecting, or improving the priority of, the security interest granted under the First Lien Collateral Documents and the Second Lien Collateral Documents, as applicable, subject to the terms and conditions of this Section 5.5; provided that, in the case of any such possession or control by any Second Lien Collateral Agent, the foregoing shall not be deemed to be a waiver of any restriction set forth herein on such possession or control or of any breach by such Second Lien Collateral Agent of any terms of this Agreement in respect of such possession or control.

(b)                                 Until the Discharge of First Lien Obligations has occurred, each First Lien Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First Lien Financing Documents as if the Liens of any Second Lien Collateral Agent under the Second Lien Collateral Documents did not exist. The rights of each Second Lien Collateral Agent shall at all times be subject to the terms of this Agreement and to each First Lien Collateral Agent’s rights under the First Lien Financing Documents.

(c)                                  No Collateral Agent shall have any obligation whatsoever to any Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Obligors or to preserve rights or benefits of any Person with respect thereto except as expressly set forth in this Section 5.5 or, in the case of any Second Lien Collateral Agent, the other provisions hereof (including the turnover provisions set forth in Section 4.2). The duties or responsibilities of each Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.5 and, in the case of any First Lien Collateral Agent, delivering the Pledged Collateral to the Directing Second Lien Collateral Agent upon a Discharge of First Lien Obligations as provided in paragraph (e) below or, in the case of any Second Lien Collateral Agent, delivering the Pledged Collateral to the Directing First Lien Collateral Agent in accordance with the provisions hereof (including the turnover provisions set forth in Section 4.2).

(d)                                 Each Collateral Agent, for itself and on behalf of its Related Claimholders, hereby waives and releases each other Collateral Agent and each other Claimholder from all claims and liabilities arising pursuant to any Collateral Agent’s role under this Section 5.5 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral; provided that, in the case of any possession or control of any Pledged Collateral by any Second Lien Collateral Agent, the foregoing shall not be deemed to be a waiver of any restriction set forth herein on such possession or control or of any breach by such Second Lien Collateral Agent of any terms of this Agreement in respect of such possession or control. None of the First Lien Collateral Agents or any other First Lien Claimholders shall have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, the Shared Collateral Documents, this Agreement or any other document, a fiduciary relationship in respect of any Second Lien Collateral Agent or any other Second Lien Claimholder, and it is understood and agreed that the interests of the First Lien Collateral Agents and the other First Lien Claimholders, on the one hand, and the Second Lien Collateral Agents and the other Second Lien Claimholders, on the other hand, may differ and that the First Lien Collateral Agents and the other First Lien Claimholders shall be fully entitled to act in their own interest without taking into account the interests of the Second Lien Collateral Agents or the other Second Lien Claimholders.

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(e)                                  Upon the Discharge of First Lien Obligations, each First Lien Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) (or proceeds thereof) together with any necessary endorsements (such endorsement shall be without recourse and without any representation or warranty), first, to the Directing Second Lien Collateral Agent, to the extent the Discharge of Second Lien Obligations has not occurred and second, upon the Discharge of Second Lien Obligations, to the Obligors to the extent no Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. Following the Discharge of First Lien Obligations, each First Lien Collateral Agent further agrees to take, at the expense of the Obligors (which expense reimbursement shall be subject to the provisions of the applicable First Lien Document), all other actions reasonably requested by the Directing Second Lien Collateral Agent in connection with the Directing Second Lien Collateral Agent obtaining a first-priority interest in the Pledged Collateral.

5.6                               When Discharge of First Lien Obligations Deemed to Not Have Occurred. If, substantially concurrently with or after the Discharge of First Lien Obligations having occurred, the Borrowers or any other First Lien Obligor enters into any Refinancing of any First Lien Financing Document evidencing a First Lien Obligation, which Refinancing is permitted hereby and by the terms of the Second Lien Financing Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of the First Lien Financing Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the New First Lien Agent shall be a First Lien Collateral Agent (and, if applicable in accordance with the definition of such term, the Directing First Lien Collateral Agent) for all purposes of this Agreement. Upon receipt of a notice from the Top Borrower or any other First Lien Obligor stating that a Borrower or such other First Lien Obligor has entered into a Refinancing of any First Lien Financing Document (which notice shall include the identity of the new first lien collateral agent (such agent, the “New First Lien Agent”)), each Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to, or amendment and restatement of, this Agreement) as the Borrowers, such other First Lien Obligor or the New First Lien Agent shall reasonably request in order to provide to the New First Lien Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, and (b) in the case of each Second Lien Collateral Agent only, deliver to the New First Lien Agent (if it is the Directing First Lien Collateral Agent) any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New First Lien Agent to obtain control of such Pledged Collateral). The New First Lien Agent shall agree in a writing addressed to the other Collateral Agents and the other Claimholders to be bound by the terms of this Agreement, for itself and on behalf of its Related First Lien Claimholders.

5.7                               Purchase Right.

(a)                                 Without prejudice to the enforcement of any of the First Lien Claimholder’s rights or remedies under this Agreement, any other First Lien Financing Documents, at law or in equity or otherwise, each First Lien Collateral Agent, on behalf of its Related First Lien Claimholders, agrees that at any time following (i) an acceleration of all the First Lien Obligations in accordance with the terms of the First Lien Financing Documents or (ii) the commencement of any Insolvency or Liquidation Proceeding with respect to any Obligor, the First Lien Claimholders will offer each Second Lien Claimholder the option to purchase at par the entire aggregate outstanding amount of the First Lien Obligations (and to assume the entire amount of unfunded commitments under the First Lien Financing Documents), at the Purchase Price (together with the deposit of cash collateral as set forth below), without warranty or representation or recourse except as provided in Section 5.7(c), on a pro rata basis among the First Lien Claimholders. The “Purchase Price” will equal the sum of: (1) the principal amount of all loans, advances or similar extensions of credit included in the First Lien Obligations (including the unreimbursed

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amount of all issued letters of credit (including First Lien Letters of Credit), but excluding the undrawn amount of then outstanding letters of credit (including the undrawn amount of then outstanding First Lien Letters of Credit), all accrued and unpaid interest (including Post-Petition Interest) thereon through the date of purchase and any prepayment penalties or premiums that would be applicable upon prepayment of the First Lien Obligations, (2) the net aggregate amount then owing to counterparties under First Lien Hedge Agreements governing the First Lien Secured Hedging Obligations and First Lien Banking Services Agreements, including, in the case of such First Lien Hedge Agreements, all amounts owing to the counterparties as a result of the termination (or early termination) thereof, and (3) all accrued and unpaid fees, expenses and other amounts owed to the First Lien Claimholders under the First Lien Documents on the date of purchase. The Purchase Price shall be accompanied by delivery to the Directing First Lien Collateral Agent of cash collateral in immediately available funds, to be deposited under the sole dominion and control of the Directing First Lien Collateral Agent, in such amount as the Directing First Lien Collateral Agent determines is reasonably necessary to secure the First Lien Claimholders in connection with any issued and outstanding First Lien Letters of Credit under the First Lien Financing Documents but in any event not to exceed 105% of the sum of (x) the aggregate undrawn amount of all such First Lien Letters of Credit outstanding pursuant to the First Lien Financing Documents and (y) the aggregate facing and similar fees which will accrue thereon through the stated maturity of the First Lien Letters of Credit (assuming no drawings thereon before stated maturity). It is understood and agreed that (i) at the time any facing or similar fees are owing to an issuer with respect to any First Lien Letter of Credit, the Directing First Lien Collateral Agent may apply amounts deposited with it as described above to pay same and (ii) upon any drawing under any First Lien Letter of Credit, the Directing First Lien Collateral Agent shall apply amounts deposited with it as described above to repay the respective unpaid drawing. After giving effect to any payment made as described above in this paragraph (a), those amounts (if any) then on deposit with the Directing First Lien Collateral Agent as cash collateral, described in this paragraph (a) which exceed 105% of the sum of the aggregate undrawn amount of all then outstanding First Lien Letters of Credit and the aggregate facing and similar fees (to the respective issuers) which will accrue thereon through the stated maturity of the then outstanding First Lien Letters of Credit (assuming no drawings thereon before stated maturity), shall be returned to the respective purchaser or purchasers, as their interests appear. Furthermore, at such time as all First Lien Letters of Credit have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above have been made, any excess cash collateral then on deposit with the Directing First Lien Collateral Agent as described above in this paragraph (a) (and not previously applied or released as provided above) shall be returned to the respective purchaser or purchasers, as their interests appear.

(b)                                 The Second Lien Claimholders shall irrevocably accept or reject such offer within 30 days of the receipt thereof by the Directing Second Lien Collateral Agent and the parties shall endeavor to close promptly thereafter. The Second Lien Claimholders shall only be permitted to acquire the entire amount of the First Lien Obligations pursuant to this Section 5.7, and may not acquire less than all of such First Lien Obligations. If any Second Lien Claimholders timely accept such offer, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Collateral Agents and the relevant Second Lien Collateral Agents. If the Second Lien Claimholders reject such offer (or do not so irrevocably accept such offer within the required timeframe), the First Lien Claimholders shall have no further obligations pursuant to this Section 5.7 and may take any further actions in their sole discretion in accordance with the First Lien Documents and this Agreement. Each First Lien Claimholder will retain all rights to indemnification and expense reimbursement provided in the relevant First Lien Documents for all claims and other amounts relating to periods prior to the purchase of the First Lien Obligations pursuant to this Section 5.7. Upon the consummation of the purchase and sale of the First Lien Obligations, each First Lien Collateral Agent shall, at the request of the Directing Second Lien Collateral Agent, resign from its role in accordance with the applicable First Lien Document (and comply with any provisions contained therein with respect to successors to such role or the powers granted in connection with such role) and cooperate with an orderly transition of Liens in the Collateral.

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(c)                                  The purchase and sale of the First Lien Obligations under this Section 5.7 will be without recourse and without representation or warranty of any kind by the First Lien Claimholders, except that the First Lien Claimholders shall severally and not jointly represent and warrant to the Second Lien Claimholders that on the date of the purchase, immediately before giving effect to such purchase:

(1)                                 the principal of and accrued and unpaid interest on the First Lien Obligations, and the fees, expenses and other amounts in respect thereof owed to the respective First Lien Claimholders, are as stated in any assignment agreement prepared in connection with the purchase and sale of the First Lien Obligations;

(2)                                 each First Lien Claimholder owns the First Lien Obligations purported to be owned by it free and clear of any Liens; and

(3)                                 that such First Lien Claimholder has the right to assign the First Lien Obligations being assigned by it and its assignment has been duly authorized and delivered.

SECTION 6.                         Insolvency or Liquidation Proceedings.

6.1                               Finance and Sale Issues.

(a)                                 Until the Discharge of First Lien Obligations has occurred, if any Obligor shall be subject to any Insolvency or Liquidation Proceeding and the Directing First Lien Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code or any similar Debtor Relief Law) on which the First Lien Collateral Agents or any other creditor has a Lien or to permit any Obligor to obtain financing, whether from the First Lien Claimholders or any other Person, under Section 364 of the Bankruptcy Code or any similar Debtor Relief Law (“DIP Financing”), then each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, agrees that it and its Related Second Lien Claimholders will raise no objection to, or oppose or contest (or join with or support any third party opposing, objecting or contesting), such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to the Directing First Lien Collateral Agent) and it and its Related Second Lien Claimholders will be deemed to have consented to such Cash Collateral use or DIP Financing (including such proposed orders), and to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, each Second Lien Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all obligations relating thereto and any customary “carve-out” agreed to on behalf of the First Lien Claimholders by the Directing First Lien Collateral Agent) and to all adequate protection Liens granted to the First Lien Claimholders on the same basis as the Liens securing the Second Lien Obligations are subordinated to the Liens securing the First Lien Obligations under this Agreement and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the Directing First Lien Collateral Agent or to the extent permitted by Section 6.3); provided that (i) the aggregate principal amount of Indebtedness for borrowed money under the DIP Financing plus the aggregate outstanding principal amount of Indebtedness for borrowed money under the First Lien Financing Documents (which, for the avoidance of doubt, excludes any First Lien Other Obligations) plus the aggregate face amount of any First Lien Letters of Credit (except any portion thereof that is no longer available for drawing as a result of any disbursement thereunder that has been reimbursed) does not exceed the Cap Amount, and (ii) the Second Lien Collateral Agents and the Second Lien Secured Parties retain the right to object to any ancillary agreements or arrangements regarding the use of Cash Collateral or the DIP Financing that require a specific treatment of a claim in respect of the Second Lien Obligations for purposes of a plan of reorganization.

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(b)                                 Each Second Lien Collateral Agent, for itself and on behalf of its Related Second Lien Claimholders, agrees that it and its Related Second Lien Claimholders will not seek consultation rights in connection with, and will raise no objection or oppose or contest (or join with or support any third party objecting, opposing or contesting), a motion to sell, liquidate or otherwise Dispose of Collateral under Section 363 of the Bankruptcy Code if the requisite First Lien Claimholders have consented to such sale, liquidation or other Disposition; provided that (1) to the extent the net cash proceeds of such sale or other Disposition are used to pay the principal amount of Indebtedness for borrowed money constituting First Lien Obligations, or to reimburse disbursements under, or cash collateralize the face amount of, the First Lien Letters of Credit constituting First Lien Obligations, the Liens of the Second Lien Secured Parties shall attach to any remaining proceeds and (2) such motion does not impair the rights of the Second Lien Claimholders under Section 363(k) of the Bankruptcy Code; and further provided, however, that the Second Lien Claimholders may assert any objection with respect to any proposed orders to retain professionals or set bid or related procedures in connection with such sale, liquidation or Disposition that may be raised by an unsecured creditor of the Obligors.

6.2                               Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders agrees that none of them shall (a) seek (or support any other Person seeking) relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any of the Collateral, in each case without the prior written consent of the Directing First Lien Collateral Agent, or (b) oppose (or support any other Person in opposing) any request by any First Lien Collateral Agent for relief from or modification of such stay.

6.3                               Adequate Protection.

(a)                                 Each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(i)                                     any request by any First Lien Collateral Agent or the other First Lien Claimholders for adequate protection under any Debtor Relief Law; or

(ii)                                  any objection by any First Lien Collateral Agent or the other First Lien Claimholders to any motion, relief, action or proceeding based on such First Lien Collateral Agent or the other First Lien Claimholders claiming a lack of adequate protection with respect to the Collateral.

(b)                                 Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(i)                                     if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral in connection with any use of Cash Collateral or DIP Financing, then each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such use of Cash Collateral or DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing the First Lien Obligations under this Agreement; and

(ii)                                  the Second Lien Collateral Agents and the other Second Lien Claimholders shall only be permitted to seek adequate protection with respect to their respective rights in the Collateral

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in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral; provided that as adequate protection for the First Lien Obligations, each First Lien Collateral Agent, on behalf of itself and its Related First Lien Claimholders, is also granted a Lien on such additional collateral that is senior to any Lien granted to the Second Lien Collateral Agents and the other Second Lien Claimholders; (B) replacement Liens on the Collateral; provided that as adequate protection for the First Lien Obligations, each First Lien Collateral Agent, on behalf of itself and its Related First Lien Claimholders, is also granted replacement Liens on the Collateral that are senior to any Lien granted to the Second Lien Collateral Agents and the other Second Lien Claimholders; (C) an administrative expense claim; provided that as adequate protection for the First Lien Obligations, each First Lien Collateral Agent, on behalf of itself and its Related First Lien Claimholders, is also granted an administrative expense claim that is senior and prior to the administrative expense claim of the Second Lien Collateral Agents and the other Second Lien Claimholders; and (D) cash payments with respect to current fees and expenses; provided that (1) as adequate protection for the First Lien Obligations, each First Lien Collateral Agent, on behalf of itself and its Related First Lien Claimholders, is also granted cash payments with respect to current fees and expenses and (2) each First Lien Collateral Agent may object to the amounts of fees and expenses sought by the Second Lien Collateral Agents and the other Second Lien Claimholders; and (E) cash payments with respect to interest on the Second Lien Obligations; provided that (1) as adequate protection for the First Lien Obligations, each First Lien Collateral Agent, on behalf of itself and its Related First Lien Claimholders, is also granted cash payments with respect to interest on the First Lien Obligation represented by it, (2) such cash payments do not exceed an amount equal to the interest accruing on the principal amount of Second Lien Obligations outstanding on the date such relief is granted at the interest rate under the applicable Second Lien Documents and accruing from the date the applicable Second Lien Collateral Agent is granted such relief and (3) such cash payments are held in the Escrow Account as described below. If any Second Lien Claimholder is entitled by order of a court of competent jurisdiction to receive or receives adequate protection payments for post-petition interest in an Insolvency or Liquidation Proceeding (“Second Lien Adequate Protection Payments”), then all such payments shall be payable or transferred to, and held in, an escrow account (the “Escrow Account”) pursuant to terms mutually satisfactory to the Directing First Lien Collateral Agent and the Directing Second Lien Collateral Agent, in each case until the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding. If the First Lien Claimholders do not receive payment in full in cash of all First Lien Obligations upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then an amount contained in the Escrow Account shall be paid over to the First Lien Claimholders (the “Pay-Over Amount”) equal to the lesser of (x) the Second Lien Adequate Protection Payments received by the Second Lien Claimholders and (y) the amount of the short-fall (the “Short Fall”) in payment in full of the First Lien Obligations; provided that to the extent any portion of the Short Fall represents payments received by the First Lien Secured Parties in the form of promissory notes, equity or other property equal in value to the cash paid in respect of the Pay-Over Amount, the First Lien Claimholders shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, to the applicable Second Lien Claimholders pro rata in exchange for the Pay-Over Amount. Upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, any amounts remaining in the Escrow Account after application of amounts provided for above shall be paid to the Second Lien Claimholders as their interests may appear. It is understood and agreed that nothing in this Section 6.3(b) shall modify or otherwise affect the other agreements by or on behalf of the Second Lien Collateral Agents and the other Second Lien Claimholders set forth in this Agreement (including the agreements to raise no objection to, or oppose or contest, that are set forth in Section 6.01). To the extent the First Lien Collateral Agents are not granted such adequate protection in the applicable form, any

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amounts recovered by or distributed to any Second Lien Collateral Agent or any other Second Lien Claimholder pursuant to or as a result of any such additional collateral, any such replacement Lien, any such administrative expense claim or any such cash payment shall be subject to Section 4.2.

6.4                               No Waiver. Subject to Section 6.7(b), nothing contained herein shall prohibit or in any way limit any First Lien Collateral Agent or any other First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Lien Collateral Agent or any other Second Lien Claimholders, including the seeking by any Second Lien Collateral Agent or any other Second Lien Claimholders of adequate protection or the asserting by any Second Lien Collateral Agent or any other Second Lien Claimholders of any of its rights and remedies under the Second Lien Financing Documents or otherwise. Without limiting the foregoing, notwithstanding anything herein to the contrary, the First Lien Claimholders shall not be deemed to have consented to, and expressly retain their rights to object to, the grant of adequate protection in the form of cash payments to the Second Lien Claimholders made pursuant to Section 6.3(b).

6.5                               Reinstatement. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Obligor any amount paid in respect of First Lien Obligations (a “Recovery”), then such First Lien Claimholder shall be entitled to a reinstatement of its First Lien Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of First Lien Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by any Second Lien Collateral Agent or any other Second Lien Claimholder on account of the Second Lien Obligations after the termination of this Agreement shall, upon a reinstatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the Directing First Lien Collateral Agent for the benefit of the First Lien Claimholders, for application to the reinstated First Lien Obligations. This Section 6.5 shall survive termination of this Agreement.

6.6                               Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7                               Post-Petition Interest.

(a)                                 Each Second Lien Collateral Agent, for itself and on behalf of its Related Second Lien Claimholders, agrees that neither it nor its Related Second Lien Claimholders shall oppose or seek to challenge (or join with any other Person opposing or challenging) any claim by any First Lien Collateral Agent or any other First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of Post-Petition Interest. Regardless of whether any such claim for Post-Petition Interest is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement expressly is intended to include, and does include the “rule of explicitness,” and is intended to provide the First Lien Claimholders with the right to receive payment of all Post-Petition Interest through distributions made pursuant to the provisions of this Agreement even though

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such Post-Petition Interest may not be not allowed or allowable against the bankruptcy estate of the Borrowers or any other Obligor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Debtor Relief Law.

(b)                                 Subject to Section 6.3(b), none of any First Lien Collateral Agent nor any of its Related First Lien Claimholders shall oppose or seek to challenge any claim by any Second Lien Collateral Agent or any other Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of any Second Lien Collateral Agent, on behalf of the Second Lien Claimholders, on the Collateral (after taking into account the amount of the First Lien Obligations).

6.8                               Waivers. (a) Each Second Lien Collateral Agent, for itself and on behalf of its Related Second Lien Claimholders, waives any claim it or its Related Second Lien Claimholders may hereafter have against any First Lien Claimholder arising out of (a) the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code or (b) any cash collateral or financing arrangement, or any grant of a security interest in connection with the Collateral, in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of this Agreement.

(b)                                 Each Second Lien Collateral Agent, for itself and on behalf of its Related Second Lien Claimholders, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law senior to or on a parity with the Liens securing the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral.

6.9                               Separate Grants of Security and Separate Classification. Each Second Lien Collateral Agent, for itself and on behalf of its Related Second Lien Claimholders, and each First Lien Collateral Agent, for itself and on behalf of its Related First Lien Claimholders, acknowledges and agrees that:

(a)                                 the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute, and, in the case of the Shared Collateral Documents, are intended to constitute, two separate and distinct grants of Liens; and

(b)                                 because of, among other things, their differing rights in the Collateral (including the Shared Collateral), the Second Lien Obligations are fundamentally different from the First Lien Obligations and must, subject to applicable law, be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral (including the Shared Collateral) constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Obligors in respect of the Collateral (including the Shared Collateral) (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the First Lien Documents arising from or related to a default, regardless

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of whether any such claim is allowed or allowable in any Insolvency or Liquidation Proceeding, before any distribution is made in respect of the claims held by the Second Lien Claimholders with respect to the Collateral (including the Shared Collateral), with each Second Lien Collateral Agent, for itself and on behalf of its Related Second Lien Claimholders, hereby acknowledging and agreeing to turn over to the Directing First Lien Collateral Agent, for itself and on behalf of the First Lien Claimholders, Collateral (including the Shared Collateral) or proceeds of Collateral (including the Shared Collateral) or any other distribution (whether or not expressly characterized as such) in respect of the Collateral, otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders.

6.10                        Effectiveness in Insolvency Proceedings. The parties acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code and under comparable provisions of any other applicable Debtor Relief Law, which will be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. All references in this Agreement to any Obligor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding.

SECTION 7.                         Reliance; Waivers; Etc.

7.1                               Reliance. Other than any reliance on the terms of this Agreement, each First Lien Collateral Agent, on behalf of itself and its Related First Lien Claimholders, acknowledges that it and its Related First Lien Claimholders have, independently and without reliance on any Second Lien Collateral Agent or any other Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the First Lien Documents (as applicable) and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the First Lien Documents or this Agreement. Each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, acknowledges that it and its Related Second Lien Claimholders have, independently and without reliance on any First Lien Collateral Agent or any other First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Documents or this Agreement.

7.2                               No Warranties or Liability.

(a)                                 Each First Lien Collateral Agent, on behalf of itself and its Related First Lien Claimholders, acknowledges and agrees that, except as set forth in Section 8.14, no Second Lien Collateral Agent or other Second Lien Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Claimholders will be entitled to manage and supervise their respective extensions of credit under the Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

(b)                                 Each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, acknowledges and agrees that, except as set forth in Section 8.14, no First Lien Collateral Agent or other First Lien Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Claimholders will be entitled to manage and supervise their respective

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loans and extensions of credit under the First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

(c)                                  The Second Lien Collateral Agents and the other Second Lien Claimholders shall have no duty to the First Lien Collateral Agents or any of the other First Lien Claimholders, and the First Lien Collateral Agents and the other First Lien Claimholders shall have no duty to the Second Lien Collateral Agents or any of the other Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Obligor (including the First Lien Financing Documents and the Second Lien Financing Documents, but in each case other than this Agreement), regardless of any knowledge thereof which they may have or be charged with.

7.3                               No Waiver of Lien Priorities.

(a)                                 No right of the First Lien Collateral Agents or any other First Lien Claimholders, or any of them, to enforce any provision of this Agreement or of any First Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any First Lien Collateral Agent or any other First Lien Claimholder, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Documents or any of the Second Lien Documents, regardless of any knowledge thereof which the First Lien Collateral Agents or the other First Lien Claimholders, or any of them, may have or be otherwise charged with.

(b)                                 Without in any way limiting the generality of the foregoing paragraph (a) (but subject to the rights of the First Lien Obligors under the First Lien Documents and subject to the provisions of Section 5.3(a)), the First Lien Collateral Agents and the other First Lien Claimholders, or any of them, may at any time and from time to time in accordance with the First Lien Documents and/or applicable law, without the consent of, or notice to, any Second Lien Collateral Agent or any other Second Lien Claimholders, without incurring any liabilities to any Second Lien Collateral Agent or any other Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Second Lien Collateral Agent or any other Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(1)                                 make loans and advances to any Obligor or issue, provide or obtain First Lien Letters of Credit for account of any Obligor or otherwise extend credit to any Obligor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(2)                                 change the manner, place or terms of payment of, or change or extend the time of payment of, or amend, renew, exchange, increase or alter the terms of, any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of any Obligor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by any First Lien Collateral Agent or any of the other First Lien Claimholders, the First Lien Obligations or any of the First Lien Documents;

(3)                                 sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of any Obligor to

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any First Lien Collateral Agent or any other First Lien Claimholders, or any liability incurred directly or indirectly in respect thereof;

(4)                                 settle or compromise any First Lien Obligation or any other liability of any Obligor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order;

(5)                                 exercise or delay in or refrain from exercising any right or remedy against any Obligor or any security or any other Person or with respect to any security, elect any remedy and otherwise deal freely with any Obligor or any First Lien Collateral and any security and any guarantor or any liability of any Obligor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof; and

(6)                                 release or discharge any First Lien Obligation or any guaranty thereof or any agreement or obligation of any Obligor or any other Person or entity with respect thereto.

(c)                                  Until the Discharge of First Lien Obligations, each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4                               Waiver of Liability.

(a)                                 Each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, agrees that the First Lien Collateral Agents and the other First Lien Claimholders shall have no liability to any Second Lien Collateral Agent or any other Second Lien Claimholders, and each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, hereby waives any claim against any First Lien Collateral Agent or any other First Lien Claimholder, arising out of any and all actions which any First Lien Collateral Agent or any other First Lien Claimholders may take or permit or omit to take with respect to: (i) the First Lien Documents (including, without limitation, any failure to perfect or obtain perfected security interests in the First Lien Collateral), (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other Disposition of, any First Lien Collateral. Each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, also agrees that the First Lien Collateral Agents and the other First Lien Claimholders have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise. Neither the First Lien Collateral Agents nor any other First Lien Claimholder nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise Dispose of any Collateral upon the request of any Obligor or upon the request of any Second Lien Collateral Agent, any other Second Lien Claimholder or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Without limiting the foregoing, each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, agrees that neither any First Lien Collateral Agent nor any other First Lien Claimholder (in directing the First Lien Collateral Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell or otherwise Dispose of all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshaling or otherwise, that would maximize the return to any First Lien Claimholders or any Second Lien Claimholders, notwithstanding that the order and timing of any such realization, sale or

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other Disposition may affect the amount of proceeds actually received by such Claimholders from such realization, sale or other Disposition.

(b)                                 With respect to its share of the First Lien Obligations, Goldman Sachs shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other Claimholder, all as if Goldman Sachs were not the First Lien Collateral Agent. With respect to its share of the Second Lien Obligations, Royal Bank shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other Claimholder, all as if Royal Bank were not the Second Lien Credit Collateral Agent. The term “Claimholders” or any similar term shall, unless the context clearly otherwise indicates, include Goldman Sachs and Royal Bank, each in its individual capacity as a Claimholder. Goldman Sachs, Royal Bank and their respective Affiliates may lend money to, and generally engage in any kind of business with, the Obligors or any of their Affiliates as if Goldman Sachs were not acting as the First Lien Collateral Agent and Royal Bank were not acting as the Second Lien Collateral Agent and without any duty to account therefor to any other Claimholder.

7.5                               Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agents and the other First Lien Claimholders and the Second Lien Collateral Agents and the other Second Lien Claimholders, respectively, hereunder (including the Lien priorities established hereby) shall remain in full force and effect irrespective of:

(a)                                 any lack of validity or enforceability of any First Lien Documents or any Second Lien Documents;

(b)                                 any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Document or any Second Lien Document;

(c)                                  any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guaranty thereof;

(d)                                 the commencement of any Insolvency or Liquidation Proceeding in respect of any Obligor; or

(e)                                  any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of any First Lien Collateral Agent, any other First Lien Claimholder, the First Lien Obligations, any Second Lien Collateral Agent, any other Second Lien Claimholder or the Second Lien Obligations in respect of this Agreement.

SECTION 8.                         Miscellaneous.

8.1                               Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Documents or the Second Lien Documents, the provisions of this Agreement shall govern and control.

8.2                               Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing

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agreement of Lien subordination and each of the First Lien Claimholders and the Second Lien Claimholders may continue, at any time and without notice to any Second Lien Collateral Agent or any other Second Lien Claimholder or any First Lien Collateral Agent or any other First Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of any Obligor constituting First Lien Obligations or Second Lien Obligations in reliance hereon. Each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. Each First Lien Collateral Agent, on behalf of itself and its Related First Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Obligor shall include such Obligor as debtor and debtor-in-possession and any receiver, trustee or similar Person for any Obligor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a)                            with respect to any First Lien Collateral Agent, the other First Lien Claimholders and the First Lien Obligations, upon the Discharge of First Lien Obligations, subject to Section  5.6 and the rights of the First Lien Claimholders under Section 6.5; and

(b)                            with respect to any Second Lien Collateral Agent, the other Second Lien Claimholders and the Second Lien Obligations, upon the Discharge of Second Lien Obligations.

Notwithstanding the foregoing, such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

8.3                          Amendments; Waivers. Neither this Agreement nor any provision hereof may be amended, modified or waived except pursuant to an agreement or agreements in writing entered into by each First Lien Collateral Agent and each Second Lien Collateral Agent then party hereto; provided that (a) the Directing First Lien Collateral Agent and the Directing Second Lien Collateral Agent may, at the reasonable expense of the Obligors and without the written consent of any other First Lien Claimholder, any other Second Lien Claimholder or any Obligor, agree to any amendment to or other modifications of this Agreement for the purpose of giving effect to Section 8.21 or any Refinancing of any First Lien Obligations or Second Lien Obligations and (b) additional Obligors may be added as parties hereto upon the execution and delivery of a counterpart of the Intercreditor Joinder Agreement in the form of Exhibit B hereto in accordance with the provisions of Section 8.18. Each of the Directing First Lien Collateral Agent and the Directing Second Lien Collateral Agent shall execute and deliver an amendment or other modification of this Agreement at the other’s request to permit new creditors to become a party hereto as set forth in the proviso to the immediately preceding sentence. Notwithstanding the provisions of any other First Lien Document or Second Lien Document, the Directing First Lien Collateral Agent and the Directing Second Lien Collateral Agent may, with the consent of the Top Borrower, make any amendments, restatements, amendment and restatements, supplements or other modifications to this Agreement to correct any ambiguity, defect or inconsistency contained herein without the consent of any other Person. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties owed to such party in any other respect or at any other time. Notwithstanding the foregoing, no Obligor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except (x) to the extent such Obligor’s rights are directly and adversely affected by such amendment, modification or waiver or (y) to the extent applicable to such Obligor, with respect to any provision identified in Section 8.16; provided, however, that the Borrower shall

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be given notice of any amendment, modification or waiver of this Agreement promptly after the effectiveness thereof (it being understood that the failure to deliver such notice to the Borrower shall in no way impact the effectiveness of any such amendment, modification or waiver).

8.4                               Information Concerning Financial Condition of the Obligors and its Subsidiaries. Each of the First Lien Collateral Agents and the other First Lien Claimholders, on the one hand, and the Second Lien Collateral Agents and the other Second Lien Claimholders, on the other hand, shall be responsible for keeping themselves informed of (a) the financial condition of the Obligors and their subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Collateral Agents and the other First Lien Claimholders shall have no duty to advise any Second Lien Collateral Agent or any other Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any First Lien Collateral Agent or any of the other First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any Second Lien Collateral Agent or any other Second Lien Claimholder, it or they shall be under no obligation:

(i)                                     to make, and such First Lien Collateral Agent and such First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(ii)                                  to provide any additional information or to provide any such information on any subsequent occasion;

(iii)                               to undertake any investigation; or

(iv)                              to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5                               Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any Second Lien Collateral Agent or any other Second Lien Claimholder pays over to the Directing First Lien Collateral Agent or the other First Lien Claimholders under the terms of this Agreement, such Second Lien Collateral Agent or such other Second Lien Claimholder shall be subrogated to the rights of each First Lien Collateral Agent and the other First Lien Claimholders; provided that each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, hereby agrees that neither it nor its Related Second Lien Claimholders shall assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. Each Obligor acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by any Second Lien Collateral Agent or the other Second Lien Claimholders and paid over to the Directing First Lien Collateral Agent or the other First Lien Claimholders pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Second Lien Obligations under the Second Lien Documents.

8.6                               Application of Payments. All payments received by any First Lien Collateral Agent or the other First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations as the First Lien Claimholders, in their sole discretion, deem appropriate. Each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, consents to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release

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of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7                               SUBMISSION TO JURISDICTION; WAIVERS.

(a)                                 EACH PARTY HERETO (IN THE CASE OF EACH COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF ITS RELATED CLAIMHOLDERS) HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS (AND THEIR) PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT OR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO (IN THE CASE OF EACH COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF ITS RELATED CLAIMHOLDERS) AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENTS BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO (IN THE CASE OF EACH COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF ITS RELATED CLAIMHOLDERS) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO (IN THE CASE OF EACH COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF ITS RELATED CLAIMHOLDERS) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)                                 TO THE EXTENT PERMITTED BY LAW, EACH PARTY HERETO (IN THE CASE OF EACH COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF ITS RELATED CLAIMHOLDERS) HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 8.8. EACH PARTY HERETO (IN THE CASE OF EACH COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF ITS RELATED CLAIMHOLDERS) HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)                                  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES (IN THE CASE OF EACH COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF ITS RELATED CLAIMHOLDERS), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT (OR THEY) MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY

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OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY FIRST LIEN DOCUMENT OR SECOND LIEN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (IN THE CASE OF EACH COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF ITS RELATED CLAIMHOLDERS) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.8                               Notices. All notices to the First Lien Claimholders and the Second Lien Claimholders permitted or required under this Agreement shall also be sent to the related First Lien Collateral Agent and the related Second Lien Collateral Agent, respectively (and, for this purpose, the Directing First Lien Collateral Agent shall be deemed to be an agent for the First Lien Secured Hedging Obligations and the First Lien Banking Services Obligations, and the Directing Second Lien Collateral Agent shall be deemed to be an agent for the Second Lien Secured Hedging Obligations and the Second Lien Banking Services Obligations). Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, sent by facsimile or sent by other electronic transmission or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or other electronic transmission, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9                               Further Assurances. Each First Lien Collateral Agent, on behalf of itself and its Related First Lien Claimholders, and each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, and each Obligor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Directing First Lien Collateral Agent or the Directing Second Lien Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.10                        CHOICE OF LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.11                        Binding on Successors and Assigns. This Agreement shall be binding upon each First Lien Collateral Agent, the other First Lien Claimholders, each Second Lien Collateral Agent, the other Second Lien Claimholders and their respective successors and permitted assigns. If any First Lien Collateral Agent or any Second Lien Collateral Agent resigns or is replaced pursuant to the First Lien Documents or the Second Lien Documents, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement.

8.12                        Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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8.13                        Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile or other electronic transmission (including “.pdf” or “.tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.14                        Authorization; Binding Effect on Claimholders. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each First Lien Claimholder and each Second Lien Claimholder, by its acceptance of the benefits of the First Lien Documents and Second Lien Documents, as the case may be, shall be deemed to have agreed to be bound by the agreements made herein, including the agreements made by any Collateral Agent on its behalf.

8.15                        Exclusive Means of Exercising Rights under this Agreement.

(a)                                 The First Lien Claimholders shall be deemed to have irrevocably appointed the Directing First Lien Collateral Agent as their exclusive agent hereunder. Consistent with such appointment, the First Lien Claimholders further shall be deemed to have agreed that only the Directing First Lien Collateral Agent (and not any individual claimholder or group of claimholders) as agent for the First Lien Claimholders, or any of the Directing First Lien Collateral Agent’s agents, shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement); provided that (i) holders of the First Lien Secured Hedging Obligations and the First Lien Banking Services Obligations may exercise customary netting and set off rights under the First Lien Hedge Agreements and First Lien Banking Services Agreements to which they are, respectively, a party, (ii) cash collateral may be held pursuant to the terms of the First Lien Documents (including any relating to First Lien Hedge Agreements) and any such individual First Lien Claimholder may act against such cash collateral in accordance with the terms of the relevant First Lien Document or applicable law and (iii) the First Lien Claimholders may exercise customary rights of setoff against depository or other accounts maintained with them in accordance with the terms of the relevant First Lien Document or applicable law. Specifically, but without limiting the generality of the foregoing, no First Lien Claimholder or group of First Lien Claimholders, other than the Directing First Lien Collateral Agent (acting at the direction of, or pursuant to a grant of authority by, the Required First Lien Claimholders), shall be entitled to take or file, and shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement), except solely as provided in the proviso in the immediately preceding sentence.

(b)                                 The Second Lien Claimholders shall be deemed to have irrevocably appointed the Directing Second Lien Collateral Agent as their exclusive agent hereunder and to have authorized the Directing First Lien Collateral Agent to act as gratuitous agent for the Directing Second Lien Collateral Agent under any Shared Collateral Document in accordance with Section 5.5. Consistent with such appointment, the Second Lien Claimholders further shall be deemed to have agreed that only the Directing Second Lien Collateral Agent (and not any individual claimholder or group of claimholders) as agent for the Second Lien Claimholders, or any of the Directing Second Lien Collateral Agent’s agents (including the Directing First Lien Collateral Agent acting as gratuitous agent for the Second Lien Collateral Agent under any Shared Collateral Document), shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement); provided that, subject to the limitations, restrictions

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and other agreements set forth herein, (i) holders of the Second Lien Secured Hedging Obligations and the Second Lien Banking Services Obligations may exercise customary netting and set off rights under the Second Lien Hedge Agreements and Second Lien Banking Services Agreements to which they are, respectively, a party, (ii) cash collateral may be held pursuant to the terms of the Second Lien Documents (including any relating to Second Lien Hedge Agreements) and any such individual Second Lien Claimholder may act against such cash collateral in accordance with the terms of the relevant Second Lien Document or applicable law and (iii) the Second Lien Claimholders may exercise customary rights of setoff against depository or other accounts maintained with them in accordance with the terms of the relevant Second Lien Document or applicable law. Specifically, but without limiting the generality of the foregoing, each Second Lien Claimholder or group of Second Lien Claimholders, other than the Directing Second Lien Collateral Agent (acting at the direction of, or pursuant to a grant of authority by, the Required Second Lien Claimholders), shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement), except solely as provided in the proviso in the immediately preceding sentence.

8.16                        No Third Party Beneficiaries; Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Claimholders and the Second Lien Claimholders. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Collateral Agent and the other First Lien Claimholders, on the one hand, and the Second Lien Collateral Agent and the other Second Lien Claimholders, on the other hand. None of the Obligors shall have any rights hereunder and no Obligor may rely on the terms hereof, other than any provision hereof expressly preserving any right of, or directly affecting, any Obligor under this Agreement, any First Lien Document or any Second Lien Financing Document, including Section 3.1 (as to the definition of “Standstill Period”), 4.1, 5.1, 5.2, 5.3, 5.4, 5.6, 5.7, 5.8, 6.1, 6.2, 7.1, 8.1, 8.2, 8.3, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.13, 8.14, 8.15, this Section 8.16, Section 8.17, 8.18, and 8.21. Nothing in this Agreement is intended to or shall impair the obligations of the Obligors, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.17                        No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action; provided, that notwithstanding the foregoing, nothing in this Section 8.17 shall be deemed to limit the right of any party hereto to vote on any plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan in any Insolvency or Liquidation Proceeding to the extent not inconsistent with the terms of this Agreement.

8.18                        Obligors; Additional Obligors. It is understood and agreed that Holdings, the Borrowers and each other Obligor on the date of this Agreement shall constitute the original Obligors party hereto. The original Obligors hereby covenant and agree to cause each subsidiary of Holdings which becomes a “Subsidiary Guarantor” as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement (or any similar term in any other First Lien Financing Document or Second Lien Financing Document) after the date hereof to become a party hereto (as an Obligor) by duly executing and delivering a counterpart of the Intercreditor Joinder Agreement in the form of Exhibit B hereto to the Directing First Lien Collateral Agent in accordance with the relevant provisions of the relevant First Lien Financing Documents and/or Second Lien Financing Documents, as applicable. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding

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sentence, each Person which becomes a “Subsidiary Guarantor” as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement (or any similar term in any other First Lien Financing Document or Second Lien Financing Document) at any time shall be subject to the provisions hereof as fully as if same constituted an Obligor party hereto and had complied with the requirements of the immediately preceding sentence.

8.19                        Right of First Lien Collateral Agent to Continue. Any Person serving as First Lien Collateral Agent shall be entitled to continue, including to continue to perform his, her or its rights, obligations and duties, as the First Lien Collateral Agent, notwithstanding whether any such Person has served or is serving as a Second Lien Collateral Agent. Without limiting the generality of the preceding sentence of this Section 8.19, any Person serving as a First Lien Collateral Agent shall be entitled to continue to so serve in such capacity (including to continue to perform any of such First Lien Collateral Agent’s rights, obligations, and/or duties) even if any such Person has resigned as a Second Lien Collateral Agent, but such resignation has not become effective for any reason, including because a successor Second Lien Collateral Agent has not been appointed or has accepted such appointment, without any liability to any of the Second Lien Claimholders by virtue of any such resignation and any of the circumstances relating in any manner whatsoever to such resignation.

8.20                        Second Lien Claimholders. Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that this Agreement only applies to the Second Lien Claimholders in their capacities as holders of the Second Lien Obligations. Without limiting the foregoing, this Agreement does not restrict or apply to the Second Lien Claimholders in their capacities as holders of any Indebtedness or other obligations of the Obligors other than the Second Lien Obligations, or in their capacities as holders of equity interests of the Obligors.

8.21                        Additional Lien Obligations. Subject to the terms and conditions of this Agreement, the Obligors will be permitted from time to time to designate as an additional holder of First Lien Obligations and/or Second Lien Obligations hereunder each Person that is, or that becomes or is to become, the holder of any Additional Lien Obligations (or the Additional Liens Obligations Agent in respect of such Additional Liens Obligations). Upon the issuance or incurrence of any such Additional Lien Obligations:

(a)                                 The Top Borrower shall deliver to each of the First Lien Collateral Agents and the Second Lien Collateral Agents a certificate of a Responsible Officer stating that the applicable Obligors intend to enter or have entered into an Additional Lien Obligation Agreement and certifying that the issuance or incurrence of such Additional Lien Obligations and the Liens securing such Additional Lien Obligations are permitted by the First Lien Financing Documents, the Second Lien Financing Documents and each then existing Additional First Lien Obligations Agreement and Additional Second Lien Obligations Agreement. Each of the Additional Lien Obligations Agents, the First Lien Collateral Agents and the Second Lien Collateral Agents shall be entitled to rely conclusively on the determination of the Top Borrower that such issuance and/or incurrence is permitted under the First Lien Financing Documents, the Second Lien Financing Documents and each then existing Additional First Lien Obligations Agreement and Additional Second Lien Obligations Agreement if such determination is set forth in such officer’s certificate delivered to the First Lien Collateral Agents and the Second Lien Collateral Agents; provided, however, that such determination will not affect whether or not the Obligors have complied with their undertakings in the First Lien Financing Documents, the Second Lien Financing Documents or any then existing Additional First Lien Obligations Agreement or Additional Second Lien Obligation Agreement;

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(b)                                 the Additional Liens Obligations Agent for such Additional Lien Obligations shall execute and deliver to the First Lien Collateral Agent and the Second Lien Collateral Agent a joinder agreement in form and substance reasonably satisfactory to the Directing First Lien Collateral Agent and the Directing Second Lien Collateral Agent acknowledging that such Additional Liens Obligations and the holders of such Additional Liens Obligations shall be bound by the terms hereof to the extent applicable to the First Lien Claimholders or the Second Lien Claimholders, as applicable, and

(c)                                  each existing First Lien Collateral Agent and Second Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments, restatements, amendments and restatements, supplements or other modifications to this Agreement) as any existing First Lien Collateral Agent or existing Second Lien Collateral Agent (but no other First Lien Claimholder or Second Lien Claimholder) or the Additional Lien Obligations Agent may reasonably request in order to provide to it the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Agreement; provided that, for the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, it is understood and agreed that any such amendment, restatement, amendment and restatement, supplement or other modification to this Agreement requested pursuant to this clause (c)  may be entered into by the existing First Lien Collateral Agents and the existing Second Lien Collateral Agents without the consent of any other First Lien Claimholder or Second Lien Claimholder to effect the provisions of this Section 8.21 and may contain additional intercreditor terms applicable solely to the holders of such Additional Lien Obligations vis-à-vis the holders of the relevant obligations hereunder or the holders of such Additional Lien Obligations vis-à-vis the Directing First Lien Collateral Agent and the First Lien Claimholders or the Directing Second Lien Collateral Agent and the Second Lien Claimholders, as applicable.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Obligor to incur additional Indebtedness unless otherwise permitted by the terms of each applicable First Lien Financing Document, Second Lien Document and each then existing Additional First Lien Obligations Agreement and Additional Second Lien Obligations Agreement.

8.22        Additional Intercreditor Agreements.

(a)                                 Each party hereto agrees that the First Lien Claimholders (as among themselves) and the Second Lien Claimholders (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the applicable First Lien Collateral Agents or Second Lien Collateral Agents, as the case may be, governing the rights, benefits and privileges as among the First Lien Claimholders in respect of any or all of the First Lien Collateral, this Agreement and the First Lien Collateral Documents or as among the Second Lien Claimholders in respect of any or all of the Second Lien Collateral, this Agreement or the Second Lien Collateral Documents, as the case may be, including as to the application of proceeds of any Collateral, voting rights, control of any Collateral and waivers with respect to any Collateral, in each case so long as the terms thereof do not violate or conflict with the terms of this Agreement or the First Lien Documents or the Second Lien Documents, as applicable. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other First Lien Document or Second Lien Document, and the provisions of this Agreement and the other First Lien Documents and Second Lien Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

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(b)                                 In addition, in the event that the Top Borrower or any of its subsidiaries incurs any obligations in respect of Indebtedness that is permitted by the First Lien Documents and the Second Lien Documents to be secured by a Lien on any Collateral that is junior to the Liens thereon securing any First Lien Obligations and all Second Lien Obligations and such obligations are not designated by the Top Borrower as Second Lien Obligations, then the First Lien Collateral Agents and/or the Second Lien Collateral Agents shall upon the request of the Top Borrower enter into a Market Intercreditor Agreement (as defined in the First Lien Credit Agreement and the Second Lien Credit Agreement on the date hereof and/or, in each case, any similar term in any First Lien Document and/or any Second Lien Document, as applicable) or another intercreditor agreement that is reasonably satisfactory to the First Lien Collateral Agents and the Second Lien Collateral Agents with the holders of such other obligations (or their agent, trustee or other representative) to reflect the relative Lien priorities of such parties with respect to the Collateral (or the relevant portion thereof) and governing the relative rights, benefits and privileges as among such parties in respect of such Collateral, including as to application of the proceeds of such Collateral, voting rights, control of such Collateral and waivers with respect to such Collateral, in each case, so long as such secured obligations are not prohibited by, and the terms of such intercreditor agreement do not violate or conflict with, the provisions of this Agreement or any of the First Lien Documents or Second Lien Documents, as the case may be. If any such intercreditor agreement (or similar arrangement) is entered into, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any First Lien Documents or Second Lien Documents, and the provisions of this Agreement, the First Lien Documents and the Second Lien Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the respective terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)) and in the event of any conflict between the terms of this Agreement and the terms of such other intercreditor agreement as it related to the First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand, the provisions of this Agreement shall govern and control.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GOLDMAN SAChs Bank USA,
as First Lien Credit Agreement Collateral Agent

By:
	Name:	Robert Ehudin
	Title:	Authorized Signatory

Address for Notices:
Attention:
Tel.:
Email:

[Signature Page to Intercreditor Agreement]

ROYAL BANK OF CANADA,
as Second Lien Credit Agreement Collateral Agent

By:
	Name:	Yvonne Brazier
	Title:	Manager, Agency

Address for Notices:
Attention:
Tel.:
Email:

[Signature Page to Intercreditor Agreement]

Acknowledged and Agreed to by:

Holdings

CONNOLLY INTERMEDIATE, INC.

By:
	Name:	Steve Senneff
	Title:	Chief Financial Officer and Treasurer

Borrowers

CONNOLLY PARENT, INC.

After giving effect to the Parent Merger: CONNOLLY CORPORATION

BLUEFIN TUNA MERGER SUB, INC. BLUEFIN TUNA FINANCE SUB 1, INC.

After giving effect to the Finance Sub 1 Merger: CONNOLLY INTERNATIONAL HOLDINGS, INC.

BLUEFIN TUNA FINANCE SUB 2, INC.

After giving effect to the Finance Sub 2 Merger: CONNOLLY, LLC

By:
Name: Steve Senneff
Title: Chief Financial Officer and Treasurer

[Signature Page to Intercreditor Agreement]

After giving effect to the Parent Merger and the Conversion:

IHEALTH TECHNOLOGIES, INC.

By:
Name: Jonathan Olefson
Title: Assistant Secretary

[Signature Page to Intercreditor Agreement]

Other Obligors

CONNOLLY DOMESTIC HOLDINGS, INC.

By:
	Name:	Steve Senneff
	Title:	Chief Financial Officer and Treasurer

CARE MANAGEMENT INTERNATIONAL, INC.

ECOM CLAIMS SERVICES, LLC

ECOM PPO ADVISORS, LLC

IHT CLINICAL SERVICES, LLC

IHT GOVERNMENT SERVICES, LLC

IHT HOLDINGS, LLC

IHT IP, LLC

IHT PROFESSIONAL SERVICES, LLC

IHT SERVICES, LLC

INPATIENT CLAIMS REVIEW SERVICES, LLC

TEXAS POLICY MANAGEMENT, LLC

By:
	Name:	J. Douglas Williams
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Intercreditor Agreement]

FORM OF INTERCREDITOR JOINDER AGREEMENT

Reference is made to the Intercreditor Agreement dated as of May [•], 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Inter-creditor Agreement”), among GOLDMAN SACHS BANK USA, in its capacity as the First Lien Credit Agreement Collateral Agent and ROYAL BANK OF CANADA as the Second Lien Credit Agreement Collateral Agent (in each case, as defined therein), each other FIRST LIEN COLLATERAL AGENT that is from time to time party thereto and each other SECOND LIEN COLLATERAL AGENT that is from time to time party thereto and acknowledged and agreed to by CONNOLLY CORPORATION, the other Borrowers party thereto, CONNOLLY INTERMEDIATE CORPORATION and the other OBLIGORS (as defined therein) from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

This Intercreditor Joinder Agreement, dated as of [•] [•], 201[•] (this “Joinder Agreement”), is being delivered pursuant to requirements of the Intercreditor Agreement.

1.                                      Joinder. The undersigned, [•], a [•], hereby agrees to become party to the Inter-creditor Agreement as an Obligor thereunder for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

2.                                      Agreements. The undersigned Obligor hereby agrees, for the enforceable benefit of all existing and future First Lien Claimholders and all existing and future Second Lien Claimholders that the undersigned is bound by the terms, conditions and provisions of the Intercreditor Agreement to the extent set forth therein.

3.                                      Counterparts. This Joinder Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Joinder.

4.                                      Governing Law. THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.                                      Miscellaneous. The provisions of Section 8 of the Intercreditor Agreement shall apply with like effect to this Joinder Agreement.

[Signature Pages Follow]

A-1

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed by its authorized representative, and each Collateral Agent has caused the same to be accepted by its authorized representative, as of the day and year first above written.

[NAME OF OBLIGOR],
as an Obligor

By:
Name:
Title:

Acknowledged and Agreed to by:

GOLDMAN SACHS BANK USA,
as First Lien Credit Agreement Collateral Agent,

By:
Name:
Title:

ROYAL BANK OF CANADA,
as
Second Lien Credit Agreement Collateral Agent,

By:
Name:
Title:

A-2